As filed with the Securities and Exchange Commission on February 5, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zoomcar Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7510	99-0431609
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Anjaneya Techno Park, No.147, 1st Floor

Kodihalli, Bangalore, India 560008
+91 99454-8382

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Douglas Ellenoff, Esq.
Matthew Bernstein, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Telephone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to completion, dated February 5, 2024

Preliminary Prospectus

ZOOMCAR HOLDINGS, INC.

18,603,584 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling security holders identified in this prospectus (such selling security holders and their permitted transferees, the “Selling Holders”) of up to an aggregate of 18,603,584 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Zoomcar Holdings, Inc., a Delaware corporation (the “Company” “we,” “us” and “our”), consisting of: (i) up to 1,200,000 shares of Common Stock that were issued in lieu of payment of deferred underwriting commissions in an aggregate amount of $12,100,000, or an effective price of $10.08 per share, pursuant to that certain fee modification agreement (the “Fee Modification Agreement”), dated as of December 28, 2023, by and among the Company, Cantor Fitzgerald & Co. (“Cantor”) and J.V.B. Financial Group, LLC (“J.V.B.”), in connection with the Closing of the Business Combination (as defined herein), (ii) up to 1,666,666 shares of Common Stock that were issued at a price of $3.00 per share pursuant to that certain fee agreement (the “MWE Fee Agreement”), dated as of December 28, 2023, by and between McDermott Will & Emery LLP (“MWE”) and the Company, in connection with payment of Business Combination transaction expenses, (iii) up to 466,666 shares of Common Stock that the Company is contractually bound to issue at a price of $3.00 per share pursuant to that certain fee modification agreement (the “EGS Fee Agreement”), dated as of December 27, 2023, by and among Zoomcar, Inc., the Company and Ellenoff Grossman & Schole LLP (“EGS”), in connection with payment of Business Combination transaction expenses, (iv) up to 20,000 shares of Common Stock that were issued at a price of $3.00 per share pursuant to that certain marketing services agreement (the “OTB Agreement”), dated as of September 28, 2023, between a subsidiary of the Company and Outside the Box Capital Inc. (“OTBC”), in connection with the Closing of the Business Combination, (v) up to 1,071,506 shares of Common Stock that were issued to Ananda Small Business Trust (“Ananda Trust”), an affiliate of the Sponsor (as defined herein), for an aggregate purchase price of $10,000,000, or approximately $9.33 per share, in connection with the Closing of the Business Combination, (vi) up to 1,666,666 shares of Common Stock that were issued to Ananda Trust at a price of $3.00 per share in connection with the Closing of the Business Combination, and (vii) up to 12,512,080 shares of Common Stock issuable to ACM Zoomcar Convert LLC (“ACM”) or its registered assigns upon the conversion of a promissory note (“Note”) held by ACM, which such Note is convertible at (x) a conversion price of $10.00 per share, subject to adjustment as described therein and subject to a floor price of $0.25 per share (the “Conversion Price”), in any amount, in ACM’s discretion, and (y) the Amortization Conversion Price, up to an amount equal to 25% of the highest trading day value of shares of Common Stock on a daily basis during the 20 trading days preceding the applicable conversion date, or a greater amount upon obtaining the Company’s prior written consent. “Amortization Conversion Price” for purposes of the Note means the lower of (i) the Conversion Price, and (ii) a 7.5% discount to the lowest VWAP over the 20 trading days immediately preceding the applicable payment date or other date of determination, subject to the terms of the Note.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The securities registered for resale by the Selling Holders in the registration statement of which this prospectus forms a part represent approximately 29.59% of our total shares outstanding (assuming conversion in full of the Note at the floor price and issuance of the shares pursuant to the EGS Fee Agreement) and will therefore constitute a considerable percentage of our public float which may be available for immediate resale upon effectiveness of the registration statement, and for so long as such registration statement remains available, subject to the expiration of the Lock-Up Periods (as defined below), as applicable. The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock by the Selling Holders or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. Sales of our Common Stock by the Selling Holders, or the perception that such sales may occur, may also cause the market price of our Common Stock to drop significantly, even if our business is doing well. See “Risk Factors.”

Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject transfer restrictions that may prevent the Selling Holders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities. Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and certain of our warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the symbol “ZCARW.” On January 26, 2024, the closing price of our Common Stock as reported by The Nasdaq Stock Market LLC was $3.10 per share and the closing price of our Public Warrants as reported by Nasdaq was $0.0975. Each of our Public Warrants is exercisable for one share of Common Stock at an exercise price of $11.50 per share.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 2 of this prospectus.

Investing in our Common Stock and warrants involves a high degree of risk. See the section titled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission (the “SEC”) nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 pursuant to which the Selling Holders may, from time to time, sell up to an aggregate of 18,603,584 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell our securities, and it is not soliciting an offer to buy our securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On December 28, 2023 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022 (as amended, the “Merger Agreement”), by and among Innovative International Acquisition Corp., a Cayman Islands exempted company (“IOAC”), Innovative International Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of IOAC (“Merger Sub”), Zoomcar, Inc., a Delaware corporation (“Zoomcar, Inc.”), and Greg Moran, solely in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) (collectively, the “Business Combination”). The consummation of the Business Combination (the “Closing”) involved (i) prior to the Closing, the continuation of IOAC into the State of Delaware so as to become a Delaware corporation (the “Domestication”) and (ii) the merger of Merger Sub with and into Zoomcar, Inc., with Zoomcar, Inc. continuing as the surviving corporation (the “Merger”), as well as the other transactions contemplated in the Merger Agreement. As a result of the Merger, the Company owns 100% of the outstanding common stock of Zoomcar, Inc. In connection with the closing of the Business Combination, the Company changed its name from “Innovative International Acquisition Corp.” to “Zoomcar Holdings, Inc.”

Unless the context indicates otherwise, references to the “Company,” “we,” “us” and “our” refer to Zoomcar Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing of the Business Combination, and references to “Zoomcar” refer to Zoomcar, Inc. and its consolidated subsidiaries before the Closing the Business Combination and Zoomcar Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

In this document:

“ACM” means ACM Zoomcar Convert LLC.

“Board” means the board of directors of the Company. References herein to the Company will include its subsidiaries to the extent reasonably applicable.

“Business Combination” means the business combination of the IOAC and Zoomcar pursuant to the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the date of this prospectus.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date of this prospectus.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of IOAC, prior to the Closing of the Business Combination.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of IOAC, prior to the Closing of the Business Combination.

“Closing” means the closing of the Business Combination.

“Closing Date” means December 28, 2023.

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company.

“Company” means Zoomcar Holdings, Inc., a Delaware corporation, following the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Founder Shares” means Class B Ordinary Shares initially purchased by the Sponsor in the private placement prior to the IPO, and the shares of Common Stock issued upon the conversion thereof at the Closing.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Incentive Plan” means the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Insider Letter” means the letter agreement, dated October 26, 2021, by and among IOAC, its officers and directors as of the date thereof, and the Sponsor.

“IOAC” means the Company prior to the Closing.

“IPO” means the initial public offering of IOAC’s Units at a public offering price of $10.00 per Unit that it consummated on October 29, 2021.

“Merger” means the merger of Merger Sub with and into Zoomcar, with Zoomcar continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, as amended by the Post-Closing Amendment, by and among IOAC, Zoomcar, Merger Sub and the Seller Representative.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Note” means the unsecured convertible promissory note, dated December 28, 2023, issued by the Company and Zoomcar, Inc. to ACM in the principal amount of $8,434,605, in connection with certain transaction expenses associated with the Business Combination.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

“Post-Closing Amendment” means the amendment to the Merger Agreement, dated as of December 29, 2023.

“Private Placement Shares” means the Class A ordinary shares issued by IOAC to the Sponsor, Cantor and CCM in a private placement simultaneously with the closing of the IPO.

“Public Warrants” or “Warrants” means one (1) whole redeemable warrant that was included in as part of each Unit, entitling the holder thereof to purchase one (1) share of Common Stock after the Business Combination at a purchase price of $11.50 per share.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of December 28, 2023, by and among the Company, the Sponsor, certain shareholders of IOAC and certain stockholders of Zoomcar.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the securities purchase agreement, dated as of December 28, 2023, by and among the Company, Zoomcar, Inc. and ACM.

“Selling Holders” means the selling security holders identified in this prospectus and their permitted transferees.

“Sponsor” means Innovative International Sponsor I LLC, a Delaware limited liability company.

“Trust Account” means the trust account of IOAC, established at the time of our IPO, containing the net proceeds of the sale of the Units in the IPO, including from overallotment securities sold by IOAC’s underwriters, and the sale of the Private Placement Shares, following the closing of the IPO.

“Units” means the units issued in the IPO consisting of one (1) Class A Ordinary Share and one-half (1/2) of one Public Warrant.

“Warrant Agent” means Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).

“Warrant Agreement” means that certain Warrant Agreement, dated October 26, 2021, between IOAC and the Warrant Agent.

“Zoomcar Common Stock” means, collectively, the shares of common stock, par value $0.0001 per share, of Zoomcar, Inc. prior to the Business Combination.

“Zoomcar, Inc.” means Zoomcar, Inc., a Delaware corporation. References herein to Zoomcar will include its subsidiaries to the extent reasonably applicable.

“Zoomcar India” means Zoomcar India Private Limited, an Indian limited liability company and subsidiary of Zoomcar.

“Zoomcar Stockholders” means security holders of Zoomcar prior to the Closing, including holders of outstanding shares of Zoomcar India.

MARKET AND INDUSTRY DATA

This prospectus includes industry position and industry data and forecasts that were obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above. Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed, and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Our internal reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding us and the future held by our management team and the products and markets, future financial condition, expected future performance and market opportunities of our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, forward-looking statements may be identified by the use of words such as “estimate,” “continue,” “could,” “may,” “might,” “possible,” “predict,” “should,” “would,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, which could cause the actual results to differ materially from the expected results. The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements contained in this prospectus:

●	our ability to execute our anticipated business plans and strategy;

●	the risk that the Business Combination disrupts our plans and operations as a result of the consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain its reputation, increase the numbers of Hosts, Guests and registered vehicles on our platform, maintain relationships with Hosts and Guests and retain our management and key employees;

●	the impact of the COVID-19 pandemic on our business;

●	our limited operating history under our current business model and history of net losses;

●	our ability to obtain additional capital;

●	our reliance on key technology providers and payment processors facilitating payments to and by our customers;

●	unfavorable interpretations of laws or regulations or changes in applicable laws or regulations;

●	the possibility that we may be adversely affected by other economic, business, regulatory, and/or competitive factors;

●	our estimates of future bookings, revenues and capital requirements;

●	the evolution of the markets in which we compete;

●	political instability associated with operating in current and future emerging markets we have entered or may later enter;

●	risks associated with our ability to obtain and maintain inadequate insurance to cover risks associated with business operations now or in the future;

●	our ability to implement its strategic initiatives and continue to innovate our platform technology and features;

●	our ability to adhere to legal requirements with respect to the protection of personal data and privacy laws;

●	cybersecurity risks, data loss and other breaches of our network security and the disclosure of personal information or the infringement upon our intellectual property by unauthorized third parties;

●	risks associated with the performance or reliability of infrastructure upon which we rely, including, but not limited to, internet and cellular phone services;

●	the risk of regulatory or other lawsuits or proceedings relating to our platform or the peer-to-peer car sharing we facilitate;

●	increased compliance risks associated with operating in multiple foreign jurisdictions at once, including regulatory and accounting compliance issues; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements are not guarantees of performance. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock or Warrants. You should read this entire prospectus carefully, including the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Company Overview

Zoomcar, headquartered in Bangalore, India, is a leading emerging market-focused online car sharing marketplace, based on the number of current vehicles and active users on our platform. Our platform enables Hosts and Guests to connect and share the use of a Host’s car, made available to Guests at mutually convenient locations.

Founded in 2012, our growing online platform facilitates mobility in emerging markets, where convenient, cost-efficient transportation options are limited. Guests on our platform browse and choose from a range of available car models, makes, sizes and price points to book vehicles listed on our platform by Hosts. Hosts, in turn, can turn underutilized vehicles into revenue-generating opportunities by sharing their cars with individuals who require a car to satisfy leisure, work or other short to medium-term transportation needs.

We believe our business model is particularly well-suited to emerging markets because of the transportation challenges faced by urban residents in these areas. In the markets that Zoomcar serves, the costs of car ownership can be prohibitively high relative to average personal income levels, with less than ten percent of persons in these markets owning a car. At the same time, these individuals typically lack access to alternative transportation modalities that are sufficiently convenient or affordable. These same markets also have growing middle classes, rapidly urbanizing metropolitan areas, and vast numbers of young, tech-fluent citizens. In total, these overarching demographic trends all contribute to management’s estimated total addressable market (“TAM”) of $90 billion by 2025, as further described in the section entitled “Business - Market Opportunity.”

Already present in over 50 cities across three countries, we plan to continue evolving our platform offerings to meet Guests’ mobility needs in ways that are convenient, modern and cost-efficient, providing both transportation solutions and entrepreneurship opportunities within the communities where we operate. Our business model has evolved since our inception, as our platform originally offered short-term rental of vehicles owned or leased directly by Zoomcar. Between 2018 and 2020, we began shifting the focus of our technology and product development efforts towards capabilities relevant to our current “asset-light” business model focused on our digital platform for peer-to-peer car sharing. We completed our business model shift during the second half of 2021. Until October 2021, we operated exclusively in India, but have since expanded into Egypt (October 2021), and Indonesia (March 2022). Over time, we have expanded our platform’s functionality, and we continue to evolve our offerings as consumer preferences change.

Our Platform

Zoomcar’s marketplace is 100% asset-light; all vehicles available through the platform are provided by third-party “Hosts” who are able to earn money by sharing their vehicles for use by “Guests” who book rentals on the platform. Since Zoomcar’s inception, approximately 7 million bookings have been completed on its platform. This platform-based, peer-to-peer business model, through which revenues are allocated between Zoomcar and vehicle hosts, is broadly similar to disruptive business models being employed in the hospitality, real estate and other industries to facilitate cost-effective, efficient and user-friendly ways to connect people and resources to solve problems.

Industry and Consumer Preferences

Our platform is designed around consumer preferences and aims to provide smart transportation solutions within urban communities across emerging market countries. Mobility options are currently limited in the markets we serve and the transportation options that are currently available are often outdated, expensive and, in many cases, inflexible and inconvenient for short-term needs. Our business model and platform offerings continue to evolve with changing consumer expectations and the observable shift in emerging market populations toward personalized, digitized goods and services offered on-demand. We believe that our positioning in most major cities in the three countries in which we currently operate, together with our scalable technology and platform features, make Zoomcar well-positioned to continue attracting customers from addressable markets with few parallels in terms of scale and size. As further in the “Business” section, based on publicly available population and economic data published by the United Nations, Fitch and other sources, coupled with Zoomcar management estimates informed by professional experience, we estimate that by 2025, our platform will have a serviceable addressable market (“SAM”) of approximately $20 billion, assuming a penetration rate of less than 25% among potential customers expected to fall within certain demographic parameters, and a TAM of $90 billion, assuming broader adoption across a potential customer base that includes Hosts and Guests across the 25 countries we identify as our core target markets.

Corporate Information

Zoomcar Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at Zoomcar’s principal executive office is located at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008, and our telephone number is +91 99454-8382. Our principal website address is www.zoomcar.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an EGC until the last day of the fiscal year following the fifth anniversary of the consummation of our IPO, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an EGC as of December 31 of the applicable year. We also would cease to be an EGC if we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Common Stock or Warrants and result in a loss of all or a portion of your investment:

●	We have recently transitioned to our current peer-to-peer car sharing business model, as a consequence of which it is difficult to predict our future operating results or compare our performance to historical results;

●	We have a history of operating losses and negative cash flow and we anticipate that we will need to raise additional funds to finance operations;

●	Our operating and financial forecasts are subject to various known and unknown contingencies and factors outside of our control and may not prove accurate, and we may not achieve results consistent with management’s expectations;

●	Various factors, some of which are outside of our control, which may adversely affect our business operations, our competitive standing, and the market price of our Common Stock;

●	The market for online platforms for peer-to-peer car sharing is relatively new, competitive, and rapidly evolving;

●	We will require additional capital to support the growth of our business, which may not be available on terms acceptable to us, or at all;

●	While we have taken significant steps to build and improve our brand and reputation, failure to maintain or enhance our brand and reputation will cause our business to suffer;

●	Cybersecurity breaches or infringement of our intellectual property could negatively impact our business;

●	Our business depends on attracting and retaining capable management, technology development and operating personnel;

●	We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures;

●	We are in the process of remediating identified material weaknesses in our internal controls and if we fail to remediate these weaknesses or otherwise fail to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies;

●	Geographic areas in which Zoomcar operates and plans to operate in the future have been and may continue to be subject to political and economic instability, and certain laws and regulations in the jurisdictions where Zoomcar operates are currently evolving;

●	We may incur liability for the activities of Hosts or Guests;

●	Our management team has limited experience managing a public company;

●	We will incur significant increased expenses and administrative burdens as a public company;

●	If we fail to comply with the listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our securities;

●	We are an “emerging growth company” within the meaning of the Securities Act, and, if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors;

●	A portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future;

●	Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition; and

●	Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

THE OFFERING

We are registering the offer and sale, from time to time, by the Selling Holders of (i) up to 1,200,000 shares of Common Stock that were issued in lieu of payment of deferred underwriting commissions in an aggregate amount of $12,100,000, or an effective price of $10.08 per share, pursuant to the Fee Modification Agreement, in connection with the Closing of the Business Combination, (ii) up to 1,666,666 shares of Common Stock that were issued at a price of $3.00 per share pursuant to the MWE Fee Agreement in connection with payment of Business Combination transaction expenses, (iii) up to 466,666 shares of Common Stock that the Company is contractually bound to issue at a price of $3.00 per share pursuant to the EGS Fee Agreement in connection with payment of Business Combination transaction expenses, (iv) up to 20,000 shares of Common Stock that were issued at a price of $3.00 per share pursuant to the OTB Agreement in connection with the Closing of the Business Combination, (v) up to 1,071,506 shares of Common Stock that were issued to Ananda Trust for an aggregate purchase price of $10,000,000, or approximately $9.33 per share, in connection with the Closing of the Business Combination, (vi) up to 1,666,666 shares of Common Stock that were issued to Ananda Trust at a price of $3.00 per share in connection with the Closing of the Business Combination, and (vii) up to 12,512,080 shares of Common Stock issuable to ACM or its registered assigns upon the conversion of the Note, at a conversion price of (x) the Conversion Price, in any amount, in ACM’s discretion, and (y) the Amortization Conversion Price, up to an amount equal to 25% of the highest trading day value of shares of Common Stock on a daily basis during the 20 trading days preceding the applicable conversion date, or a greater amount upon obtaining the Company’s prior written consent.

The following information is as of January 29, 2024 and does not give effect to issuances of our Common Stock, warrants or options to purchase shares of our Common Stock after such date, or any exercise of warrants or options after such date.

Issuer	Zoomcar Holdings, Inc.

Shares of our Common Stock outstanding as of the date hereof	62,874,774

Shares of Common Stock offered by the Selling Holders	18,603,584

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Holders.

Lock-Up

Subject to certain customary exceptions, the 1,200,000 shares of Common Stock issued to Cantor and J.V.B. pursuant to the Fee Modification Agreement (the “Modified Fee Shares”) are subject to certain restrictions on transfer as follows: i) as to the first one-third of each holder’s Modified Fee Shares, six (6) months after the Closing, (ii) as to the second one-third of such holder’s Modified Fee Shares, nine (9) months after the Closing, and (iii) as to all remaining Modified Fee Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all Modified Fee Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

Subject to certain customary exceptions, the 1,666,666 shares of Common Stock issued to MWE under the MWE Fee Agreement (the “MWE Shares”) are subject to certain restrictions on transfer as follows: (i) as to the first one-third of the MWE Shares, six (6) months after the Closing, (ii) as to the second one-third of the MWE Shares, nine (9) months after the Closing, and (iii) as to all remaining MWE Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all MWE Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

The 20,000 shares of Common Stock issued to OTBC under the OTB Agreement (the “OTBC Shares”) are subject to a lock-up period ending six months from the Closing Date.

The 2,738,172 shares of Common Stock issued to Ananda Trust (the “Ananda Trust Shares” and, together with the Modified Fee Shares, MWE Shares and OTBC Shares, the “Lock-Up Shares,” and such lock-up periods, the “Lock-Up Periods”) in connection with the Closing of the Business Combination are subject to a lock-up period terminating upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

See “Securities Act Restrictions on Resale of Securities - Lock-Up Agreements” for further discussion.

Nasdaq Ticker Symbols	Common Stock: “ZCAR” Warrants: “ZCARW”

MARKET PRICE, TICKER SYMBOLS AND DIVIDEND INFORMATION

Market Price and Ticker Symbols

Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and our Warrants commenced trade on the Nasdaq Capital Market under the symbol “ZCARW.”

The closing price of our Common Stock and Warrants as reported by Nasdaq on January 26, 2024, was $3.10 and $0.0975, respectively.

Holders

As of January 29, 2024, there were 347 holders of record of our Common Stock and one holder of record of our Warrants.  A substantially greater number of holders are “street name” or beneficial holders, whose shares of record are held by banks, brokers, and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time.

RISK FACTORS

An investment in our Common Stock and Warrants involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock and Warrants could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of our securities could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks related to our Business and Operations

Our current business model’s limited operating history and financial results make our future results, prospects and the risks we may encounter difficult to predict.

Although Zoomcar commenced operating in 2013, we have recently transitioned from a prior business model to our current business model, consisting of our asset-light online platform for peer-to-peer car sharing. As a result of this transition, certain components of our financial statements have experienced variation, and our operating history may not be indicative of our future growth or financial results. The limited history of our current business model makes predicting our future operating and other results difficult, if not impossible, and there is no assurance that we will be able to grow our revenues in future periods. Our results of operations are impacted by a number of factors, some of which are beyond our control, and we may suffer adverse impacts to our further development as a result of circumstances which include decreasing customer demand, increasing competition, declining growth of the car sharing industry in general, insufficient supply of vehicles on our platform, or changes in government policies or general economic conditions. We will continue to develop and improve the features, functions, technologies and other offerings on our platform to increase our Guest and Host bases and volume of bookings on our platform. However, the execution of our business plan is subject to uncertainty and bookings may not grow at the rate we expect. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our common stock could decline.

Potential investors should also consider the risks and uncertainties that a company with a limited history, such as ours, will face in the evolving personal mobility solutions market. In particular, there can be no assurance that we will:

●	successfully execute on our business plan;

●	facilitate sufficient bookings to become profitable in the near-term if at all;

●	attract increasing numbers of Hosts and Guests within our current markets and future potential additional markets;

●	increase penetration within our current markets through continued improvements in vehicle density, platform features and strategic marketing efforts;

●	enable us to successfully execute our business plans;

●	enhance our brand recognition and awareness;

●	acquire new Hosts and Guests by increasing our market penetration with deeper market coverage and a broader geographical reach;

●	develop new platform functionality and features that enhance our ability to retain Guests and Hosts;

●	develop, improve or innovate our proprietary technology that allows for a sustainable competitive advantage;

●	attract, retain, and manage a sufficient staff of management and technology personnel; or

●	respond effectively to competitive pressures.

We have a history of operating losses and negative cash flow, and we anticipate that we will need to raise additional funds to finance operations.

We have a history of operating losses and expect to continue incurring operating losses in the foreseeable future as we continue to develop our current business model and enhance our platform offerings and we will require additional funds to support the growth of our business. Our operations have consumed substantial amounts of cash, and we have incurred operating losses since we began operating in 2013. While our cash consumption has been reduced following our business transition from short-term rental of vehicles owned by or leased to Zoomcar to an online platform for peer-to-peer car sharing, we have consumed significant amounts of cash in effecting such transition in terms of technology and platform innovation, and our cash consumption has varied over time. Our cash needs will depend on numerous factors, including our revenues, upgrade and innovation of our peer-to-peer car sharing platform, customer and market acceptance and use of our platform, and our ability to reduce and control costs. We expect to devote substantial capital resources to, among other things, fund operations, continue improvement, upgrading or innovation of our platform, and expand our international outreach. If we are unable to secure such additional financing, it will have a material adverse effect on our business, and we may have to limit operations in a manner inconsistent with our development.

Our operating and financial forecasts are subject to various known and unknown contingencies and factors outside of our control and may not prove accurate, and we may not achieve results consistent with management’s expectations.

Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate in the future. During any given period, our operating and financial results may be influenced by numerous factors, many of which are unpredictable or are outside of our control. Additionally, our limited operating history with our current peer-to-peer car sharing business model makes it difficult for us to forecast our future results and subjects us to a number of uncertainties, including our ability to plan for and anticipate future growth. As a result, you should not rely upon our past quarterly and annual operating results as indicators of future performance. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving markets, such as the risks and uncertainties described herein.

The market for online platforms for peer-to-peer car sharing is relatively new and rapidly evolving. If we fail to successfully adapt to developments in our market, or if peer-to-peer car sharing online platforms do not achieve general acceptance, it could adversely affect our business, financial condition and operating results.

The market for online peer-to-peer car sharing platforms is relatively new and unproven and the data and research available regarding the market or the industry may be limited and unreliable. It is uncertain whether the peer-to-peer car sharing market will continue to develop or if our platform will achieve and sustain a level of demand and market acceptance sufficient for us to generate meaningful revenue, net income, and cash flow. Our success will depend to a substantial extent on the willingness of Hosts and Guests to use our platform to identify car sharing opportunities. Some Hosts may be reluctant or unwilling to make their vehicles available for use on our platform because of concerns which may include, but are not limited to, potential decline in the value of their vehicle if listed on our platform, uncertainty of economic benefits from platform usage, ability to recover losses associated with lost or damaged property, compliance with our platform’s terms of use, data privacy and security concerns, or other reasons.

In addition, our success also requires utilization of our platform by Guests to book vehicles. Guests’ willingness to utilize our platform may depend, among other factors, on Guests’ belief in the ease-of use, integrity, quality, availability, safety, cost-effectiveness, convenience and reliability of our platform and the vehicles listed by Hosts for bookings thereon. Any shift in Guest preferences in the markets in which we operate could have a material adverse effect on our business. Additionally, Guests may be reluctant or unwilling to use a platform requiring Guests to provide personally identifiable information, payment information and driver’s license details, or have their driving behaviors monitored during bookings. Further, Guests may be reluctant to book vehicles containing GPS-enabled tracking or monitoring devices accessible by Zoomcar, or to use our platform at all due to the perception of the use of such devices.

If we do not retain existing Hosts, or attract and maintain new Hosts, or if Hosts fail to provide an adequate supply of high-quality vehicles, our business, financial condition, and results of operations may be negatively impacted.

Our success in a given geographic market depends on our ability to establish and grow the scale of our platform in that market by attracting Hosts and Guests to our platform. We depend upon having Hosts register high quality vehicles on our platform, maintain the safety and cleanliness of their vehicles, and ensure that the descriptions and availability of their vehicles on our platform are accurate and up-to-date. These practices are beyond our direct control and the number of vehicles shared by Hosts and resulting bookings options available to Guests on our platform may decline based on a number of factors including, among other things, public health and safety concerns, including pandemics/epidemics; economic, social, and political factors; state laws and regulations regarding car sharing, or the absence of such laws and regulations, challenges obtaining, insuring, financing and servicing vehicles to list on the platform, some of which may be exacerbated by infrastructure challenges in the emerging market where we operate our business. If Hosts register and offer fewer high-quality vehicles to Guests on our platform, our bookings and revenues may decline, and our results of operations could be materially adversely affected. Further, if Hosts with available vehicles choose not to offer their vehicles through our platform because competitive carsharing platforms emerge that Hosts find more attractive than our platform, Hosts may be unwilling to continue registering vehicles or making them available for bookings through the platform. For example, Hosts may cease or reduce vehicle registrations or the periods of time they make cars available for bookings for any number of reasons, such as competitor platforms having more Guests making bookings, risk of vehicle damage for which Hosts may not be able to recoup damages from Zoomcar or hesitancy to install the IoT GPS-enabled tracking device we require Hosts to affix to vehicles upon platform registration or for any other reason, we may lack sufficient supply of vehicles to attract Guests to utilize our platform. If Hosts do not share sufficient numbers of vehicles, or if the vehicles they register to our platform are less attractive to Guests than vehicles offered by competitors, our revenue would likely decline and our business, financial condition, and results of operations could be materially adversely affected.

Hosts are not required to make their vehicles available on our platform for a minimum sharing period or number of bookings and Hosts may choose not to share their vehicles on our platform at all if we cannot generate sufficient demand for their vehicles or if bookings through our platform are not sufficiently attractive to Hosts to retain and attract Hosts to use the platform. While we continue to invest in tools and resources to support Hosts, the pricing features and other capabilities of our platform may not be as attractive to Hosts as those developed by our competitors, and Hosts may not share their vehicles on our platform as a result. If Hosts perceive that listing vehicles on our platform may be insufficiently remunerative to, for example, offset any leasing, financing, parking, registration, maintenance, and repair costs of vehicles registered to the platform, we may lose or fail to attract Hosts and may not be able to make a sufficient number of vehicles available for use by our Guests.

If we fail to retain existing Guests, or attract and maintain new Guests, our business, financial condition, and results of operations may be negatively impacted.

Our business model depends on our ability to retain and attract Guests to make bookings on our platform. There are a number of trends in and aspects of Guest preferences which have an impact on us and the car sharing industry as a whole. These include, among others, preferences for types of vehicles, convenience of online bookings, and monetary savings associated with car sharing and platform bookings relative to other possible transportation solutions. Any shift in Guest preferences, which are susceptible to change, in the markets in which we operate could have a material adverse effect on our business. For example, if the vehicles registered to our platform are not popular or of sufficient quality or are not available at locations convenient for Guests, Guests may lose interest in utilizing our platform. Additionally, if Guests find our platform not to be user-friendly or to lack functions that Guests expect from a carsharing or other online platform, Guests may decrease or stop using our platform. Our competitiveness therefore depends on our ability to predict and quickly adapt to Guest trends, exploiting profitable opportunities for platform development, innovation and upgrades without alienating our existing Guest base or focusing excessive resources or attention on unprofitable or short-lived trends. If we are unable to respond on a timely and appropriate basis to changes in demand or Guest preferences, our business may be adversely affected.

Additionally, if we are unable to compete with other carsharing platforms and other mobility solutions in the markets in which we operate, our bookings will decrease, and our financial results will be adversely affected. Guests desiring to book vehicles through our platform must pay booking fees, which include, among other fees, “upfront booking fees,” less any applicable discounts and credits, and “value added” or trip-protection fees payable at the time of a booking; other charges may also be incurred by Guests after a booking, such as trip cancellation fees, gasoline fees, late fees and other charges. Many of these fees are generated through our platform functions and some of the fees are selected by Guests from a range of options presented to them at the time of a booking. If our booking and trip-related fees are not competitive, or our platform functionality is not appealing or outdated, or negative reviews or publications are released in connection with our platform, Guests may stop or reduce their use of our platform, our business, results of operations, reputation, and financial condition may be adversely affected.

If we are unable to introduce new or upgraded platform features that Hosts or Guests recognize as valuable, we may fail to retain and attract such users to our platform and our operating results would be adversely affected.

To continue to retain and attract Hosts and Guests to our platform, we will need to continue to introduce new or upgraded features, functions and technologies that add value for Hosts and Guests that differentiate us from our competitors. Developing and delivering these new or upgraded features, functions and technologies is costly, and the success of such features, functions and technologies depends on several factors, including the timely completion, introduction, and market acceptance of such features, functions and technologies. Moreover, any such new or upgraded features, functions and technologies may not work as intended or may not provide intended value to Hosts and Guests. If we are unable to continue to develop new or upgraded features, functions and technologies, or if Hosts and Guests do not perceive value in such new or upgraded features, functions and technologies, Hosts and Guests may choose not to use our platform, which would adversely affect our operating results.

We have made substantial investments to develop new or upgraded features, functions and technologies, and we intend to continue investing significant resources in developing new technologies, tools, features, services and other platform offerings. If we are unable to attract/retain and pay qualified technical staff required to continue our platform feature development efforts, we may not realize the expected benefits of our developments.

There can be no assurance that the new developments will exist or be sustained at the levels that we expect, or that any of these new developments will gain sufficient traction or market acceptance to generate enough revenue to offset any new expenses or liabilities associated with these new investments. Our development efforts with respect to new features, functions and technologies on our platform could distract management from current operations and will divert capital and other resources from our more established functions and technologies. Even if we are successful in developing new features, functions or technologies, or otherwise update or upgrade our platform, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing the new features, functions, technologies, updates or upgrades of our platform. If we are unable to adapt in a cost-effective and timely manner in response to the changing market conditions or platform users’ preferences, either for technical, legal, financial or other reasons, our business, financial condition and results of operations may be materially and adversely affected.

We will require additional capital to support the growth of our business, which may not be available on terms acceptable to us, or at all.

To continue to effectively compete, we will require additional funds to support the growth of our business. Our operations have consumed substantial amounts of cash, and we have incurred operating losses, since we began operating in 2013. While our cash consumption has been reduced following our business transition from short-term rental of vehicles owned by or leased to Zoomcar to an online platform for peer-to-peer car sharing, we have consumed significant amounts of cash in effecting such transition in terms of technology and platform innovation, and our cash consumption has varied over time.

Further, as a result of the consummation of the Business Combination, we expect our expenses to increase substantially in connection with actions and efforts we will need to take in preparing for and operating as a public company. Moreover, we expect our expenses to increase significantly in connection with our ongoing activities, including the continuing increase in our technological capabilities with respect to IoT, machine learning, and artificial intelligence and particularly to the extent that we may, in the future, decide to expand our operations into jurisdictions outside of the three countries in which we currently operate. We do not currently have sufficient cash resources to fully execute our business plan and we expect to continue to raise additional capital. Additionally, circumstances could cause us to consume capital more rapidly than we currently anticipate and if our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities or identify and secure additional sources of capital. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and governmental regulations in different jurisdictions in which we currently operate our business. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. In addition, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders. If we need to secure additional financing, such additional fundraising efforts may divert our management from its day-to-day duties and activities, which may affect our ability to execute on our business plan. If we do not raise additional capital when required or in sufficient amounts and on acceptable terms, we may need to:

●	significantly delay, scale back or discontinue certain business initiatives, such as our international expansion;

●	significantly delay key investments in IoT, advanced computer vision, machine learning and related artificial intelligence technology; or

●	significantly delay our consumer brand-building initiatives, thereby delaying our broader expansion.

Our future funding requirements, both short-term and long-term, depend on many factors, including but not limited to:

●	our ability to successfully scale our business within the markets in which we currently operate, including by increasing the number and quality of Host vehicles and attracting and retaining more Guests to use our platform to meet a broader variety of mobility needs;

●	our ability to successfully expand and scale our operations into additional emerging markets as opportunities to grow our operations become available to us;

●	the pace of technological development in core focus areas such as IoT, computer vision, machine learning, and artificial intelligence;

●	the cost to establish, maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make in preparing, filing, prosecution, defense and enforcement of any intellectual property rights;

●	the effect of competing technological and market developments; and

●	market acceptance of our platform and the functionality it provides to facilitate peer-to-peer car sharing.

If lack of available capital prevents us from proceeding with the execution of our business plan, our ability to become profitable will be compromised and our business will be harmed.

Future sales of our securities may affect the market price of the Common Stock and result in material dilution, including triggering the most favored nation features of our Convertible Notes.

We expect to finance our cash needs through equity offerings, debt financings or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements. We will require substantial funding to fund our business. Investors in the Zoomcar 2023 Private Financing (“Financing Investors”) received most favored nation exchange right provisions (the “MFN Noteholder Rights”) with respect to their convertible notes (“Convertible Notes”), and such provisions may survive the Closing. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, the MFN Noteholder Rights may be triggered, and the terms of the newly issued securities may include liquidation or other preferences that adversely affect your rights.

Under certain circumstances, in the event that we sell securities at a price per share or conversion price lower than the conversion price of the Convertible Notes, the conversion price may be reduced. Any future adjustments to the conversion price of the Convertible Notes (or additional issuances to make the Financing Investors whole) may have a negative impact on the trading price of our Common Stock. Additionally, raising additional capital with new investors may be difficult as a result of the MFN Noteholder Rights. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could materially adversely affect the market price of the Common Stock and may make it more difficult for you to sell your securities at a time and price which you deem appropriate.

Certain of our debt financing arrangements are currently in default and we have delayed certain other payments to lenders, which may restrict our current and future business and operations.

Since November 2023, we are in violation of our scheduled monthly installment payment obligations on our lease with Leaseplan India Private Limited (“Leaseplan”). As of the date hereof, Leaseplan has notified us that we are in default of our September 2023 payment, but we have not received a waiver from Leaseplan in relation to this default. If we are unable to obtain continued forbearance from Leaseplan on this loan and if the overdue amount remains unpaid after 60 days from the date of default, an additional simple interest of 1.5% per month is levied for the subsequent 30 days. Should the default persist beyond this extended period, it will be deemed a breach of the agreement, possibly resulting in (a) the entire outstanding debt becoming due and payable, (b) Leaseplan repossessing of all vehicles from Zoomcar which were financed from Leaseplan, and (c) the withdrawal of a conditional waiver of $1.2 million which was given during a prior restructuring and will become immediately due and payable with interest of 1.5% per month. Such outcomes may have a material adverse impact on our business, operations or financial condition. Additionally, we are in various stages of deferment with our other lenders with regards to the November 2023, December 2023 and January 2024 scheduled loan payments. However, we have not received any formal notice of default from other lenders, but such lenders have not formally extended or provided waivers of such overdue payments. The Zoomcar Board and Zoomcar management are evaluating options to improve liquidity and address Zoomcar’s long-term capital structure, however, there can be no assurance that any such option or plan will be available on favorable terms, or at all.

The COVID-19 global health pandemic (“COVID-19”) and the impact of actions taken to mitigate COVID-19 have negatively impacted and will continue to negatively impact our business, financial condition, and results of operations.

In response to the COVID-19 pandemic, many governments around the world, including those in our markets in Southeast Asia, have implemented, and continue to implement, a variety of measures to reduce the spread of COVID-19, including quarantines, shelter-in-place orders, travel restrictions and bans, and instructions to residents to practice social distancing, mandatory closures of non-essential businesses and additional restrictions on businesses, which have led to an economic downturn and increased market volatility. These government mandates have also disrupted the normal operations of businesses like ours that depend on travel and mobility. In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, we do not believe it is possible to predict with precision COVID-19’s cumulative and ultimate impact on our future business operations, liquidity, financial condition, or financial results. The extent of COVID-19’s impact on our business and financial results will depend largely on future developments, including the extent and duration of the spread of COVID-19 globally and within the markets in which we currently operate and may operate in the future, the efficacy of vaccines against COVID-19 and the speed with which those vaccines are developed and distributed, the emergence of new and potentially more contagious variants of COVID-19, the prevalence of local, national, and international travel restrictions, the impact on capital and financial markets, foreign currencies exchange, governmental or regulatory orders that impact our business, and whether the impacts may result in permanent changes to our platform users’ behaviors. To the extent COVID-19 continues to negatively affect our business, financial condition, and results of operations, it may also have the effect of amplifying many of the other risks described in these “Risk Factors” or causing other undesirable effects that are not currently foreseeable.

In response to COVID-19, we implemented and may in the future continue to implement cost reduction measures. For example, in 2020, we announced a furlough of contract staff and certain other employees for a 6- to 8-month period. Additionally, we instituted deferred salaries of our senior employees for a similar period. As we have modified our operations to embrace a fully remote working environment, it is possible that such arrangements may have a materially negative impact on our business plans and operations, along with the possibility of low productivity and availability of key personnel and other employees necessary to conduct our business, or otherwise cause operational failures as a result of changes to our usual business operations required by COVID-19 and related governmental actions. Additionally, similar impacts may be felt by third-party vendors who perform services critical to our business. It is possible that widespread remote work arrangements may also cause potential delays or slower responses in providing assistance from our customer support centers, which could have a negative impact on our business operations. Remote work arrangements may also result in privacy, cybersecurity and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities regarding COVID-19, and legal or regulatory changes or challenges in the jurisdictions where we operate currently or will operate in the future.

Since 2020, various waves of COVID-19 infections emerged in various regions of Southeast Asia. In response, certain governments implemented anti-COVID measures and protocols, and it is difficult to predict how these local outbreaks and relevant remedial measures and lockdown policies may affect our business operations or our ability to realize our business plan.

As the severity, magnitude, and duration of the COVID-19 pandemic, the resulting public health responses, and its economic consequences remain uncertain and difficult to predict, the pandemic’s impact on our business, financial condition and operating results, as well as its impact on our ability to successfully execute our business strategies and initiatives, also remains uncertain and difficult to predict. As the countries in which we operate have reopened, the recovery of the economy and our business has fluctuated and varied by geography. Further, the ultimate impact of the COVID-19 pandemic on the Guests and Hosts, as well as our employees, business, financial condition and operating results, depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transport and modified workplace activities); the impact of the pandemic and actions taken in response thereto on local or regional economies, travel and economic activity; the speed and efficacy of vaccine distribution; the availability of government funding programs; evolving laws and regulations regarding COVID-19, including those related to disclosure and notification; general economic uncertainty in key markets and financial market volatility; volatility in global economic conditions and levels of economic growth; the duration of the pandemic; the extent of any virus mutations or new variants of COVID-19; and the pace of recovery when the COVID-19 pandemic subsides.

Our success depends upon our ability to maintain favorable customer reviews and ratings, and if our reputation suffers, our business, financial condition and operating results may be adversely affected.

We have a customized rating and review system connected to our search-and-ranking-base algorithm in order to provide a more holistic, more relevant overall search experience for the Guests. By combining Host ratings and reviews into the overall sort algorithm, our platform is able to highlight particular Hosts who are more likely to receive bookings. The reliable and trustworthy ratings and reviews of our Hosts and Guests are crucial to our business, which will to a substantial extent affect our Hosts and Guests’ determination as to whether to utilize the platform to book cars.

Monitor the rating and review system on an ongoing basis to enforce quality standards and build trust among members of our community. We have procedures in place to combat fraud or abuse of our rating and review system, but there is no assurance that these procedures are or will be effective, or at all. Further, Hosts and Guests can leave reviews or ratings on third-party platforms or websites, which are out of our control and off platform reviews and ratings or other statements about the platform, or a business or brand may have adverse impact on our business operations. If any Hosts and Guests leave negative ratings and reviews, it may not only cause a decrease in the number of existing Hosts and Guests, but also may negatively affect acquisitions of new Hosts and Guests, which may adversely affect our business, financial conditions and results of operations. Unreliable ratings and reviews could also make it more difficult for us to enforce quality standards, which could damage our reputation and reduce trust within our community.

Additionally, our ability to attract and retain Hosts and Guests is dependent in part on our ability to provide high-quality customer support services. Hosts and Guests depend on our customer support centers to resolve any issues relating to our platform both during and after their trips. As we continue to grow our business and improve our platform, we will face challenges related to providing high-quality support services at scale. In addition, as we continue to grow our international business and the number of international users on our platform, our customer support organization will face additional challenges, including those associated with delivering support in additional languages and locations. Any failure to maintain high-quality support, or a market perception that we do not maintain high-quality support, could harm our reputation and adversely affect our ability to scale our platform and business, our financial condition, and results of operations.

A former consultant to Zoomcar has commenced a lawsuit against Zoomcar asserting that he is entitled to compensation in connection with prior Zoomcar transactions and the Business Combination.

Effective May 1, 2020, Zoomcar executed an engagement letter with a consultant (the “Former Consultant”) pursuant to which the Former Consultant agreed to provide a variety of business development services including arranging and negotiating a potential merger or similar reorganization which Zoomcar intended to evaluate or enter into soon after executing the engagement letter. No such transaction occurred during the term of the engagement letter, and Zoomcar terminated the engagement letter in January 2022 (the “Engagement Letter Termination”). Subsequent to the Engagement Letter Termination, Zoomcar engaged in other transactions and entered into the Merger Agreement with IOAC. On August 4, 2023, the Former Consultant filed a complaint against Zoomcar in the United States District Court for the Southern District of New York. The complaint contains breach and anticipatory breach of contract claims arising from the Former Consultant’s engagement letter, which the Former Consultant alleges entitles him to compensation relating to prior transactions in which Zoomcar has engaged and further compensation upon consummation of the Business Combination. The complaint seeks declaratory relief affirming the Former Consultant’s alleged continuing right to payment under the terminated engagement letter, together with attorneys’ fees, costs and interest, as well as punitive damages. Zoomcar disputes the allegations, is exploring its legal options, and intends vigorously to defend itself; the case remains pending. If the claims and pleas for declaratory relief set forth in compliant are not promptly and fully dismissed or successfully resolved in Zoomcar’s favor (including by binding and enforceable settlement or final judicial determination, without an ability to appeal, to the extent applicable), the Former Consultant’s actions, claims and pleas for damages could have material negative consequences to Zoomcar. Additionally, there can be no assurance that any efforts or actions that Zoomcar takes in defending against legal actions by the Former Consultant related to the matters described in the complaint will be successful; moreover, any such efforts or actions by Zoomcar may be time-consuming, costly, distracting to Zoomcar management and have reputational and other negative effects on Zoomcar its business.

A former employee of Zoomcar India has instituted a wrongful termination suit and claims that certain Zoomcar options have vested.

In February 2023, a former employee of Zoomcar India instituted a suit before the City Civil and Sessions Judge at Mayo Hall, Bengaluru against Zoomcar India, Zoomcar and IOAC challenging his termination, claiming damages and claiming that 100,000 options to purchase shares of Zoomcar have vested. On March 3, 2023, the City Civil and Sessions Judge at Mayo Hall, Bengaluru, issued an interim injunction to restrain each of Zoomcar and IOAC from “alienating or dealing” the 100,000 shares of Zoomcar claimed by the former employee while the suit is pending. Zoomcar believes that such claims are baseless and is attempting to have the interim order vacated. In addition, Zoomcar India filed an application in the former employee’s suit, seeking that IOAC be deleted from the array of parties in the suit, inter alia since (i) IOAC is neither a necessary nor a proper party to the suit; (ii) no reliefs have been sought by the former employee from IOAC; and (iii) there is no cause of action against IOAC. The matter is presently being heard on the issue of deletion. There can be no assurance that Zoomcar India and Zoomcar will be successful in their efforts to have the matter vacated or IOAC deleted from the parties, and such efforts may be time-consuming, costly and may have reputational and other negative effects on Zoomcar.

If the pre-programmed IoT devices distributed to our Hosts to affix to registered cars, which IoT devices enable GPS tracking and data collection by Zoomcar and keyless, digital access to booked vehicles by Guests, do not function as they are intended to function, our business, financial condition, and results of operations could be adversely affected.

As part of our vehicle registration process, all Hosts are provided with customized software-enabled IoT devices which must be installed on all vehicles registered to our platform at service locations pre-approved by Zoomcar. These devices, which Zoomcar obtains from several suppliers and then programs prior to distribution to Hosts, serve multiple functions, including enabling Guests to access Host vehicles by digitized keyless access and start and end bookings using Zoomcar’s mobile app, The IoT devices also facilitate GPS monitoring by Zoomcar of in-trip vehicles, which serves a data collection function that is important to Zoomcar and also enables us to facilitate arranging roadside assistance services for Guests if required during a trip booked through our platform.

We have no control over the quality or functionality of the IoT devices distributed to Hosts and such devices may not function as intended or may be out of service during the course of a booking or while a Guest is attempted to access a booked vehicle. Failures to provide the seamless keyless functions may deny or delay Guests’ quick access to the vehicles, thus reducing Guests’ interest in utilizing our platform. If GPS tracking and data collection features are not in working order, Guests could access to our roadside connectivity assistance services which, in turn, could lead to a less favorable customer experience by Guests particularly in the event of an in-booking emergency. Hosts, in turn, may rely on Zoomcar’s customer support functionality to facilitate connecting Guests to emergency services in the event of a vehicle accident or other situation that, if unresolved, could result in damage to a Host vehicle. If Zoomcar is unable to help Guests that encounter problems during bookings connect with roadside assistance, result damages to Host vehicles or trip cancellations could result in complaints and negative reviews from both Hosts and Guests, and higher incidents of damages claims to Zoomcar by Hosts, leading to adverse consequences to our reputation, brand, business, prospects, and operating results.

We do not have long term contracts with the third-party suppliers of the IoT devices distributed to our Hosts and such suppliers can reduce quantities or terminate their sales of IoT devices to us at any time. Any adverse changes in such supply or the costs of such products or services may adversely affect our operations.

We collaborate with third-party suppliers who regularly provide products and services, including but not limited to IoT devices and software integrations, to us. We do not have long term purchase agreements in place with our current suppliers of the IoT devices that we program and require our Hosts to affix to vehicles that they register to our platform and our suppliers could reduce the quantity of or discontinue providing IoT devices suitable for our needs. While we do not currently anticipate material challenges to identifying replacement suppliers if shortages of IoT devices occur, we are reliant on third parties to provide such devices and unanticipated shortages or an inability to identify new suppliers if our existing suppliers cease to be willing or able to provide the IoT devices on terms and at costs acceptable to Zoomcar may occur. Any such shortages, reductions or terminations in IoT device supply arrangements could have a material adverse impact on our revenues, profits and financial condition. Additionally, if the market prices for IoT devices that are suitable for our needs goes up, we may need to purchase the devices at a comparatively higher price, which may materially and adversely affect our business, financial condition and results of operations.

We have limited control over the operations of our suppliers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our supplier’s production facilities could cause delay or termination of shipment of the IoT devices to us, which may, in turn, reduce or delay our ability to pre-program and distribute such devices to Hosts. If Hosts cannot obtain and affix GPS-enabled IoT devices to their vehicles, they may terminate vehicle registration processes and their vehicles will not be available for bookings on our platform. If we could not solve the impact of the interruptions of operations of our suppliers, our business operations and financial results may be materially and adversely affected.

As our operations continue to scale and grow, we anticipate needing increased numbers of IoT devices, and our demand therefor may exceed the capabilities of our existing suppliers. If our suppliers cease to supply adequate numbers of IoT devices to us, or if we need alternative sources of supply for any other reason, those devices may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and the installation of such devices on vehicles which Hosts wish to add to our platform may be delayed. We may not be able to find adequate alternative or additional suppliers in a reasonable period of time or on commercially acceptable terms, if at all. An inability to obtain sufficient supply of IoT devices which we can program for platform use may delay installation of such devices on vehicles that would otherwise become registered or more promptly registered to our platform, harm our relationships with Hosts, or force us to curtail or cease operations, which could adversely affect our business, financial condition and results of operations.

Maintaining and enhancing our brand and reputation is critical to our business prospects. While we have taken significant steps to build and improve our brand and reputation, failure to maintain or enhance our brand and reputation will cause our business to suffer.

As our platform continues to scale and becomes increasingly interconnected, resulting in increased media coverage and public awareness of our brand, future damage to our brand and reputation could have an amplified effect on our platform offerings. Our brand and reputation may also be harmed by events outside of our control, including by perceptions of our business or our platform which are subjective in nature. For example, if Hosts misrepresent the features or safety of their vehicles in platform listings or otherwise provide diminished quality of vehicles, Guests may not have positive experiences with bookings and may not return to the platform for future transportation needs. If Guests, in turn, do not treat Host vehicles with care, engage in reckless driving or other malfeasance during booked trips or violate platform terms and conditions or use Host vehicles in the commission of crimes or illegal acts, their actions could cause Hosts to withdraw vehicles from our platform or pursue damages claims against Zoomcar. Events ranging from unanticipated litigation involving Zoomcar to trip cancellations by Guests may affect perceptions of our business by individual Hosts and Guests or of larger numbers of persons or groups of persons about our platform and the perceived benefits or risks to booking cars through our platform. Because our ratings and review system encourages and facilitates public sharing of Hosts’ and Guests’ experience with bookings and with our platform, platform users have a forum to express describe their individual, subjective experiences with Host vehicles, bookings and any other aspect of our business, which may not always be favorable. Although we monitor usage of our platform review and ratings systems, we cannot control behaviors of our customers and from time to time, platform features designed to encourage productive information sharing may lead to dissemination of information which is misleading, misrepresentative, false and which may be damaging to our reputation. Any of the foregoing, among other facts and circumstances, may result in unfavorable press coverage about Zoomcar and our reputation and, consequently, our business may be harmed.

The acceptance of our brand will depend partially on maintaining a good reputation, minimizing the number of safety incidents, continuing an improved culture and workplace practices, improving existing functions, feature and technologies, developing new functions, features and technologies of our platform, maintaining a high quality of customer service and ethical behavior and continuing our marketing and public relations efforts. Our brand promotion, reputation building, and media strategies involve and will continue to involve significant costs, yet may not be successful. We anticipate that other competitors and potential competitors will scale and expand their business, which will make maintaining and enhancing our reputation and brand increasingly more difficult and expensive. If we fail to successfully maintain our brand in the current or future competitive environment or if events occur in the future which negatively affect public perception of our company, our brand and reputation would be further damaged, and our business may suffer.

The impact of adverse or changing economic conditions, including the resulting effects on consumer spending or mobility patterns, may adversely affect our business, financial condition, and results of operations.

Our business depends on the overall demand for vehicle bookings. Any significant weakening of the economy in our operating jurisdictions or of the global economy, including the current macroeconomic downturn, more limited availability of credit, economic uncertainty, inflation, financial turmoil affecting the banking system or financial markets, increased unemployment rates, restrictions and reduction in domestic or international travel, fluctuations in the price or availability of gasoline, and other adverse economic or market conditions may adversely impact our business and operating results. Global economic and political events or uncertainty may cause some of our current or potential Hosts and Guests to curtail their use of our platform. In addition, travel has been disproportionately impacted by COVID-19 and may further be disproportionately impacted by a macroeconomic downturn. In response to such downturns, Hosts and Guests may not use or spend on our platform at rates we expect, even after the economic effects of COVID-19 subside, thus further reducing demand for vehicle bookings. These adverse conditions, including the macroeconomic downturn caused by COVID-19, have in the past resulted, and could in the future result, in reductions in consumer spending, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown, including the current macroeconomic downturn, or any subsequent recovery generally. In addition, increases in inflation may cause Guests to decrease travel or choose alternative or lower cost methods of transportation versus utilizing our platform. If the conditions in the general economy significantly deviate from present levels and continue to deteriorate as a result of COVID-19 or otherwise, our business, financial condition, and results of operations could be adversely affected.

Increases in, labor, energy, and other costs could adversely affect our operating results.

Factors such as inflation, increased labor and employee benefit costs, and increased technology upgrade and update costs, as well as other inflationary pressure, may increase our operating costs. Many of the factors affecting such costs are beyond our control cause these increased costs may cause us to pass costs on to Hosts and Guests by increasing certain fees paid by them to us, which may cause booking volume to decline which would harm our business and operating results.

Our workforce and operations have grown substantially since our inception, and we expect that they will continue to do so. If we are unable to effectively manage that growth, our financial performance and future prospects will be adversely affected.

Since our inception, we have experienced significant growth in the scale of our operations and our workforce has also grown substantially. This expansion increases the complexity of our business and places significant strains on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, increase our costs, and negatively affect our results of operations. In addition, as our operations have expanded, our headcount has increased significantly over time, and we have increased reliance on third-party suppliers of IoT devices and other providers, which introduces additional complexities, including increasingly complex and expanding reporting structures. Our business is becoming increasingly complex, and this complexity and our rapid growth have demanded, and will continue to demand, substantial resources and attention from our management.

We expect to continue increasing our headcount and hiring more specialized personnel in the future as we grow our business. We will need to continue to hire, train, integrate, and manage additional qualified website developers, software engineers, account services personnel, government relations, legal and compliance personnel, and sales and marketing staff, and improve and maintain our technology to properly manage our growth. If our new hires do not perform as expected or take longer than expected to ramp up, if we are unsuccessful in hiring, training, integrating, and managing these new employees, or if we are not successful in retaining our existing employees, our business may be harmed.

Further, to accommodate our expected growth, we must improve and maintain our platform, technology, systems, and network infrastructure. Failure to effectively upgrade our technology or network infrastructure to support the expected increased traffic on our platform could result in unanticipated system disruptions, slow response times, or poor experiences for Hosts and Guests. To manage the expected growth of our operations and personnel and to support financial reporting requirements, we will need to improve our transaction processing and reporting, operational and financial systems and reporting, procedures, and controls. These improvements will be particularly challenging to realize if we acquire new operations with different systems or if we continue to rely on manual financial reporting practices. Our current and planned personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to expand our operations, improve our financial reporting processes, and hire additional qualified personnel in an efficient manner, it could adversely affect our business, customer and investor satisfaction, compliance with regulations and laws, and cause our expenses to grow disproportionately relative to our revenue, and our financial performance and future prospects will be adversely affected.

Breaches and other types of security incidents of our networks or systems, or those of our third-party service providers, could negatively impact our business, our brand and reputation, our ability to retain existing Hosts and Guests and attract new Hosts and Guests, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

In the regular course of our business, we collect, use, store, transmit, and process data and information about Hosts, Guests, employees, and others, some of which may be sensitive, personal, or confidential and make us an attractive target and potentially vulnerable to cyberattacks, computer viruses, electronic break-ins or similar disruptions. Any actual or perceived unauthorized access to or use of such data and information, or breach of our security measures or those of our third-party service providers, could adversely affect our business, operations, and future prospects. While we have taken steps to mitigate our cyberattack risks and protect the confidential information that we have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our Hosts and Guests could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected. Additionally, if we fail to protect confidential information, we may be susceptible to potential claims such as breach of contract, negligence or other claims. Such claims will require significant time and resources to defend and there can be no assurances that favorable final outcomes will be obtained.

An increasing number of organizations, including large online and offline merchants and businesses, other large Internet companies, financial institutions, and government institutions have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform, but which could mistakenly be attributed to us and our system and platform. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing and ransomware attacks are becoming increasingly common, and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect. If a third party or employee circumvents any of our security measures or those of our third-party service providers, they may access, misappropriate, delete, alter, publish, or modify this information, which could cause interruptions in our business and operations, fraud or loss to third parties, regulatory enforcement actions, litigation, indemnity obligations, competitive harm, and other possible liabilities, as well as negative publicity. Widespread negative publicity may also result from real, threatened, or perceived security compromises (or lack of adequate security measures) of our industry, competitors, Hosts, and Guests. Concerns regarding privacy and data security could cause some Hosts and Guests to stop using our services, and for employees to be less satisfied with their employment with us and potentially leave the company or institute claims against us. This discontinuance in use and the potential failure to acquire new Hosts and Guests, and similar personnel issues, could substantially harm our business, results of operations, financial condition, and future prospects.

Our information technology systems, internal computer systems, cloud-based computing services, and those of our current and any future third-party service providers are vulnerable to interruption and intrusion. Cyberattacks and other malicious internet-based activity, such as insider threats, computer malware, hacking, and phishing attempts continue to increase. Any cybersecurity incident or material disruption or slowdown of our systems could cause outages or delays in our services, which could harm our brand and adversely affect our operating results. Our failure to implement adequate cybersecurity protections could subject us to claims for any breach of security, particularly if it results in disclosure of information relating to our Hosts or Guests. If changes in technology cause our systems to become obsolete, or if our systems are inadequate to facilitate our growth, we could lose Hosts or Guests, and our business and operating results could be adversely affected. From time to time, and most recently in 2018, we have experienced security incidents or attempted attacks, and in some instances, individuals have had their personal information compromised. We conduct investigations when we become aware of such incidents and/or attempted attacks (although our investigations may not be able to determine the method of attack) and may notify affected persons, as necessary. In addition to traditional computer “hackers” employing malicious code (such as viruses, worms, and ransomware) to breach our systems and platform, we are susceptible to and monitor for social engineering, cyber extortion, and personnel theft or misuse.

We may also be the subject of denial of service attacks, server malfunction, software or hardware failures, loss of data or other computer assets, adware, or other similar issues. Threat actors, nation states, and nation state-supported actors engage in cyberattacks, including for geopolitical reasons, continued opportunistic monetary reasons, and in connection with military conflicts and operations. During times of war and other major conflicts, we and our third-party service providers may be vulnerable to these attacks, including cyberattacks that could materially disrupt our systems, platform and operations. While we have security measures in place to protect customer information and prevent data loss, service interruption, and other security breaches, we cannot guarantee that our security measures or our third-party service providers’ security measures will be sufficient to protect against unauthorized access to, or other compromise of, personal information, confidential information, or proprietary information or of disruptions or damage to our systems. The techniques used to sabotage or to obtain unauthorized access to our platform, systems, networks, and/or physical facilities in which data is stored or through which data is transmitted change frequently, and we may be unable to anticipate such techniques or implement adequate preventative measures or stop security breaches that may arise from such techniques. As a result, our safeguards and preventive measures may not be adequate to prevent current or future cyberattacks and security incidents, including security breaches that may remain undetected for extended periods of time, which can substantially increase the potential for a material and adverse impact resulting from the breach.

We are required to comply with laws, rules, industry standards, and regulations that require us to maintain the security of personal information in the jurisdictions where we operate. We may also have contractual and other legal obligations to notify relevant stakeholders of security breaches. Failure to prevent or mitigate cyberattacks could result and has in the past resulted in unauthorized access to such data, including personal information. The jurisdictions in which we operate have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain partners may require us to notify them in the event of a security breach. Such disclosures are and could be costly, could lead to negative publicity, may cause Hosts and Guests to lose confidence in the effectiveness of our security measures and to not use our services, and may require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. In addition, the costs to respond to a cybersecurity event or to mitigate any identified security vulnerabilities could be significant, including costs for remediating the effects of such an event, paying a ransom, restoring data from backups, and conducting data analysis to determine what data may have been affected by the breach. In addition, our efforts to contain or remediate a security breach or any system vulnerability may be unsuccessful, and our efforts and any related failures to contain or remediate any breach or vulnerabilities could result in interruptions, delays, loss in customer trust, harm to our reputation, and increases in our insurance premiums.

We do not currently have insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees, and other impacts that arise out of incidents or breaches. While we may obtain cyber liability insurance in the future, we cannot assure you that such insurance coverage will adequately cover liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. The successful assertion against us of one or more large claims that exceeds available insurance coverage, or that results in changes to insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. Our risks are likely to increase as we continue to expand, grow our Host and Guest base, and process, store, and transmit increasingly large amounts of confidential, proprietary and sensitive data.

We face competition and could lose market share to competitors, which could adversely affect our business, financial condition and operating results.

We face and expect to continue to face competition from ride sharing companies, car rental and taxi companies. The car sharing market in particular is intensely competitive and is characterized by rapid changes in technology, shifting guest needs and preferences, and frequent introductions of new services and offerings. We expect competition to increase, both from existing competitors and new entrants in the markets in which we operate or plan to operate, and such competitors may be well-established and enjoy greater resources or other strategic advantages. If Zoomcar is unable to anticipate or successfully react to these competitive challenges in a timely manner, Zoomcar’s competitive position could weaken, or fail to improve, and Zoomcar could experience a decline in revenue or growth stagnation that could adversely affect Zoomcar’s business, financial condition and operating results.

Certain of our current and potential competitors may have greater financial, technical, marketing, research and development skills and other resources, greater name recognition, longer operating histories or a larger global user base than we do. Such competitors may be able to devote greater resources to the development, promotion and sale of offerings, and they may be able to offer lower prices in certain markets than we do, which could adversely affect our business, financial condition and operating results. These and other factors may allow our competitors to derive greater revenue and profits from their existing user bases, attract and retain Hosts and Guests at lower costs or respond more quickly to new and emerging technologies and trends. Current and potential competitors may also establish cooperative or strategic relationships, or consolidate, amongst themselves or with third parties, which may further enhance their resources and offerings relative to ours.

We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including but not limited to:

●	acceptance of car-sharing and the use of our platform to solve transportation needs in the emerging markets in which we operate;

●	our ability to attract and retain Guests and Hosts to use our platform;

●	the popularity and perceived utility, ease of use, performance and reliability of our platform;

●	our brand strength and recognition;

●	our pricing models and the prices of our offerings;

●	our ability to manage our business and operations during the ongoing COVID-19 pandemic and related travel restrictions;

●	our ability to continue developing platform features which appeal to changing customer preferences;

●	our ability to continue leveraging and enhancing our data collection and analytics capabilities;

●	our ability to establish and maintain relationships with strategic partners and third-party suppliers or providers;

●	changes mandated by legislation, regulatory authorities or litigation, including settlements, judgments, injunctions and consent decrees, as well as changes that we may elect to make ourselves in the face of potential litigation, legislation, or regulatory scrutiny;

●	our ability to attract, retain and motivate talented employees; and

●	our ability to raise additional capital as needed.

If we are unable to compete successfully, our business, financial condition and operating results could be adversely affected.

We rely on mobile operating systems and application marketplaces to make its platform available to Hosts and Guests, and failure to effectively operate with or receive favorable placements within such application marketplaces could adversely affect Zoomcar’s business, financial condition and operating results.

We depend in part on mobile operating systems, such as Android and iOS, and their respective app marketplaces, to make our app available to Hosts and Guests. Any changes in such systems and app marketplaces that degrade the functionality or popularity of our app could adversely affect our platform’s usage on mobile devices and may adversely affect our user ratings and reviews in app marketplaces. If such mobile operating systems or app marketplaces limit or prohibit us from making our app available to Hosts and Guests, or if such systems or marketplaces make changes that degrade the functionality of our app, slow the rollout of our app on other app marketplaces, increase the cost of using our app, impose terms of use that are unsatisfactory to us, require users to opt in to enable marketing or advertising features, or modify their search or ratings algorithms in ways that are detrimental to us, our Guest growth may be negatively affected. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

Our business depends on attracting and retaining capable management, technology development and operating personnel.

Our success depends in large part on our ability to attract and retain high-quality management, technology development and operating personnel. Competition for qualified employees is intense in our industry. There can be no assurance that members of our management team will continue to work for Zoomcar, or that we will be able to continue to attract or retain employees focused on technology development or other important aspects of our business and operations. Our employees, including members of our management team, could leave our company with little or no prior notice and would be free to work for a competitor. The loss of even a few qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees required to carry out our business plans, all of which may be more difficult during the COVID-19 pandemic, could harm our operating results and impair our ability to grow. If we were to lose key members of our management or technology teams, we would need to replace them with qualified individuals in a timely manner or else our business, results of operations and financial condition could be adversely impacted. Additionally, certain of our executive officers and directors may allocate their time to other businesses, thereby causing potential conflicts of interests which could have a negative impact on our business operations.

We also do not maintain “key person” life insurance on any of our employees. The departure of one or more of our senior management team members or other key employees could be disruptive to our business until we are able to hire qualified successors.

To attract and retain key personnel, we use various measures, including an equity incentive program for key executive officers and other employees. These measures may not be enough to attract and retain the personnel we require to operate and grow our business effectively. If we fail to identify, hire, train and retain the qualified management or technology personnel in the future, it may materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit or debit cards, or digital payment alternatives like UPI (in India) or other country specific digital wallet platforms. As our payment policies are subject to change from time to time in accordance with evolving legal requirements and market availability of mobile and other payment systems in different jurisdictions where we operate, we offer new payment options to Hosts and Guests from time to time, subject to additional regulations, compliance requirements, and fraud risks. For certain payment methods, including credit and debit cards, we pay interchange and other fees that may increase over time and raise our operating costs and lower profitability.

We rely on third-party payment processors to process payments, refunds, and reimbursements. Under our commercial agreements with these third parties, they may terminate the relationships with us at any time in their sole discretions. If one of these third parties terminates its relationship with us, including as a result of COVID-19-related impacts to its business and operations or for competitive reasons, or refuses to renew its agreement with us on commercially reasonable terms, we could incur substantial delays and expenses in locating and integrating an alternative payment service provider to process payments from Hosts and Guests, and the quality and reliability of any such alternative payment service provider may not be comparable. Further, the software and services provided by these third parties may not meet our expectations, may contain errors or vulnerabilities, and could be compromised or experience outages. Additionally, payment processing software is complex and involves automated processes implemented by us and the third parties that we engage. Therefore, the payment processing software can be misinterpreted and may be susceptible to errors. These risks could cause us, to lose our ability to accept and account for online payment or other payment transactions, make timely payments to Hosts, or result in over- or underpayments to Hosts, any of which could disrupt our business for an extended period of time, make our platform less convenient and attractive to users, expose user information to unauthorized disclosures and abuse, and adversely affect our ability to attract and retain Hosts and Guests, or materially adversely affect our business, financial condition, ability to forecast accurately, and results of operations.

If we are unable to maintain our chargeback or refund rates at levels that credit or debit card issuers, or payment processors deem acceptable, these entities may increase fees for chargeback transactions or for many or all categories of transactions; they may also increase the rates of declining transactions or terminate their relationships with us. Any increases in fees could adversely affect our operating results, particularly if we elect not to raise the prices for transactions on our platform to offset the increase. The termination of our ability to process payments on any major credit or debit cards or through certain online payment service providers or payment processors could significantly impair our ability to operate our business.

We may also be subject to, or may voluntarily comply with, a number of other laws and regulations relating to money laundering, money transmission, international money transfers, privacy and information security, and electronic fund transfers. If we are found to be in violation of such applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments processing services or otherwise make changes to our business practices.

Any major disruption or failure of our information technology systems, or our failure to successfully implement new technology effectively, could adversely affect our business and results of operations or the effectiveness of internal controls over financial reporting.

We rely on various information technology systems, owned by us and third parties, to manage our operations. Over the last several years, we have been and continue to implement modifications and upgrades to our systems, including making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and acquiring new systems with new functionality. These activities subject us to inherent costs and risks associated with replacing and upgrading these systems, including impairment of our ability to fulfill trip bookings, maintain books and records, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new or upgraded systems or of integrating new or upgraded systems into our current systems. Our system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, the difficulties with implementing new or upgraded technology systems may cause disruptions in our business operations and may have an adverse effect on our business and operations if not anticipated and appropriately mitigated.

The successful operation of our business depends upon the performance and reliability of internet, mobile, and other infrastructures that are not under our control.

Our business depends on the efficient, uninterrupted and reliable operations of internet, mobile, and other infrastructures that are not under our control. We may operate in jurisdictions with limited internet connectivity, particularly as we expand internationally. Internet access and access to a mobile device are frequently provided by companies with significant market power, which could result in corporate action that degrades, disrupts, or increases the cost of users’ ability to access our platform. Failure to effectively upgrade our technology or internet infrastructure to support the expected increased utilization of our platform by larger numbers of Hosts and Guests could result in unanticipated system disruptions, slow response times, or poor experiences for Hosts and Guests. In addition, the internet infrastructure that we and users of our platform rely on in any particular geographic area may be unable to support the demands placed upon it. Any such failure in internet or mobile device or computer accessibility, even for a short period of time, could interfere with the speed and availability of our platform. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile internet access fees or other charges to internet users increase, consumer traffic may decrease, which in turn may cause our revenue to significantly decrease. If our platform is unavailable when users attempt to access it, or if our platform does not load as quickly as users expect, Hosts and Guests may not return to our platform as often in the future, or at all, and may use our competitors’ products, services, or offerings more often. Although we have attempted to prepare for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient, and we do not carry business interruption insurance. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems in the jurisdictions where we operate, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our platform, our app and website, and loss of data and business interruption for us and our Hosts and Guests. Any of these events could damage our reputation, significantly disrupt our operations and subject us to liability, which could materially and adversely affect our business, financial condition and results of operations.

Our business operations may result in losses for which we are not insured.

Our current business model consists of a peer-to-peer car-sharing platform which facilitates sharing of vehicles between Hosts and Guests. In this context, we are a facilitator of vehicle bookings but disclaim legal responsibility for cars owned by Hosts and for actions by Hosts and Guests on our platform and during bookings. Our platform terms and conditions, applicable across all jurisdictions in which we currently operate, inform Hosts and Guests that booking, sharing and using cars through the platform is undertaken at their own risk; the lease agreement entered into between Hosts and Guests prior to each booking that occurs in India also disclaims our responsibility for Host and Guest property and for other damages incurred in relation to bookings. We also include in our platform terms and conditions a limit on our overall liability equal to the greater of the booking value of each trip and USD $150.00. However, we cannot be certain of the extent to which such disclaimers and limitations would be upheld as legally enforceable in every jurisdiction or circumstance. We regularly receive communication from Hosts (and from time to time, Guests) asserting that we are responsible, and requesting reimbursement, for damages to vehicles, lost property and other losses. All of our Guests pay a “value added” trip protection fee as part of a booking, which fees we apply, in our discretion, to the costs of reimbursement of Hosts for vehicle damages or repairs resulting from accidents or other events during bookings. However, the amount available to us from Guest trip protection fees is not sufficient to offset the amounts requested to cover the cost of all damages claims, nor do we attempt to offset all such requests to cover vehicle damage. As a result, we often remain at a risk of residual claims that we may have to absorb in absence of a third-party insurance. For further information regarding the trip protection fees and related matters, please review information contained in this prospectus under the heading “Business - Other Matters.”

Further, we currently do not carry any insurance to protect against third-party damage claims tied to death, personal injury, Host vehicle damages, or Guest or Host theft or other losses, or third-party property damage. Although Hosts may insure their own vehicles to varying extents and are required to do so by law, we do not carry out independent verification of Host insurance coverage, nor does Host vehicle insurance coverage, to the extent it exists, insulate us, in full or in part, from all types of damages claims or claims for third-party indemnification associated with damages. We may therefore be subject to claims of significant liability based on any of the foregoing or based on other events or circumstances which occur during a booking or relate in some other manner to our platform or our business. We do not maintain balance sheet reserves to cover costs of defending, disputing, adjudicating, satisfying or settling any such claims if they are asserted against us and we may not be able to succeed in any such actions, should they materialize and be determined to result in liability to us. While we intend to expand our insurance coverage in the future, there can be no guarantee that we will be able to obtain additional insurance coverage in the future, and even if we are able to obtain additional coverage, we may not carry sufficient insurance coverage to satisfy potential claims. As our business continues to grow, incidences of such claims may also increase and, unless we obtain insurance coverage for such matters, we may choose or be required to absorb larger parts of such uninsured claims to avoid becoming subject to legal proceedings that could be resolved against us, which could lead to business losses and adversely affect our business, financial conditions and results of operations. Should uninsured losses occur, they could adversely affect our business, results of operations and financial condition. Further, our being subject to claims of liability, we may be subject to negative publicity and incur additional expenses, which could harm our business, financial condition, and operating results.

We are in the process of remediating identified material weaknesses in our internal controls and if we fail to remediate these weaknesses, or if we experience additional material weaknesses in the future, or otherwise fail to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in the Company and the market price of our stock.

Zoomcar has identified certain material weaknesses in Zoomcar’s internal controls over financial reporting. These material weaknesses primarily relate to the following matters that are relevant to the preparation of our consolidated financial statements: (a) lack of sufficiency of resources with an appropriate level of technical accounting and SEC reporting experience, (b) lack of sufficient financial reporting policies and procedures that are commensurate with U.S. GAAP and SEC reporting requirements, (c) lack of evidence of controls over financial statement close process and (d) lack of design and operating effectiveness of IT general controls for information systems that are relevant to the preparation of consolidated financial statements. Zoomcar is in the process of designing and adopting plans and procedures in order to remediate these weaknesses, which it has begun implementing and expects to continue to develop and refine in the near term.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we are required to disclose changes made in its internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of its internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert Zoomcar’s management’s attention from other matters that are important to the operation of Zoomcar’s business. Additionally, when evaluating Zoomcar’s internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. Investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected if any of the following occurs: (i) we identify any material weaknesses in its internal control over financial reporting; (ii) we are unable to comply with the requirements of Section 404 in a timely manner; (iii) we assert that our internal control over financial reporting is ineffective; or (iv) our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company. We could also become subject to investigations by the SEC, the stock exchange on which its securities are listed or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate and we could face restricted access to capital markets.

If we do not adequately protect our intellectual property and our data, our business, results of operations, and financial condition could be materially adversely affected.

We rely on a combination of trademark, copyright, domain names, trade names and trade secret laws, international treaties, our terms of service, other contractual provisions, user policies, restrictions on disclosures, and confidentiality agreements with our employees and consultants to protect our intellectual property rights from infringement and misappropriation. We currently have 20 registered trademarks, 4 pending trademark applications, 4 pending patent applications in India and 7 domain names.

There is no assurance that our pending or future trademark, patent, and copyright applications will be approved. Furthermore, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business and some of the platform features and other customization of software that is important to our operations is not protected by registered intellectual property rights. There can be no assurance that others will not offer technologies, functions, features, or concepts that are substantially similar to ours and compete with our business, or copy or otherwise obtain, disclose and/or use our brand, platform features, design elements, our search-and-ranking algorithms and machine-learning and artificial intelligence-enhanced tools and capabilities or other information that we consider proprietary without authorization. We may be unable to prevent third parties from seeking to register, acquire, or otherwise obtain trademarks, copyrights or domain names that are similar to, infringe upon or diminish the value of our trademarks, copyrights, and our other proprietary rights. Third parties may obtain or misappropriate certain of our data through website scraping, robots, or other means to launch copycat sites, aggregate our data for their internal use, or to feature or provide our data through their respective websites, and/or launch businesses monetizing this data. While we routinely employ technological and legal measures in an attempt to divert, halt, or mitigate such operations, we may not always be able to detect or halt the underlying activities as technologies used to accomplish these operations continue to rapidly evolve.

If the protection of our proprietary rights and data is inadequate to prevent unauthorized use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished and our competitors may be able to more effectively mimic our technologies, offerings, or features or methods of operations. Even if we do detect violations or misappropriations and decide to enforce our rights, litigation that may be necessary to enforce our rights may not be pursued by us, as it may be time-consuming and expensive, and divert our management’s attention. Additionally, a court of a competent jurisdiction may determine that certain of our intellectual property rights are unenforceable. If we fail to protect our intellectual property and data in a cost-effective and meaningful manner, our competitive standing could be harmed; our Hosts, Guests, other consumers, and corporate and community partners could devalue the content of our platform; and our brand, reputation, business, results of operations, and financial condition could be materially adversely affected.

We have been, and may in the future be, subject to claims that we or others violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations, and financial condition.

The internet and technology industries are characterized by significant creation and protection of intellectual property rights and by frequent litigation based on allegations of infringement, misappropriation, or other violations of such intellectual property rights. There may be intellectual property rights, including registered or pending patents, trademarks, and copyrights, and applications of the foregoing, held by others that they allege cover significant aspects of our platform, technologies, content, branding, or business methods. Moreover, companies in the Internet and technology industries are frequent targets of practicing and non-practicing entities seeking to profit from royalties in connection with grants of licenses.

We have received communications alleging unauthorized use of third-party trademarks in the past, and may receive in the future, communications from third parties, including practicing and non-practicing entities, claiming that we have infringed, misused, or otherwise misappropriated their intellectual property rights. Additionally, we have been, and may in the future be, involved in claims, suits, regulatory proceedings, and other proceedings involving alleged infringement, misuse, or misappropriation of third-party intellectual property rights, or relating to our intellectual property holdings and rights. Intellectual property claims against us, regardless of merit, could be time consuming and expensive to litigate or settle and could divert our management’s attention and other resources.

Claims involving intellectual property could subject us to significant liability for damages and could result in our having to stop using certain technologies, content, branding, or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding, or business methods, which could require significant efforts and expenses and make us less competitive. Any of these results could materially adversely affect our business, results of operations, and financial condition.

We may introduce new platform offerings or changes to existing platform offerings or make other business changes, including in areas where we currently do not compete, which could increase our exposure to patent, copyright, trademark, and other intellectual property rights claims from competitors, other practicing entities, and non-practicing entities. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may continue to lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, and potentially, our business.

As we started our business in 2013 and have expand our business across over 50 cities in three countries, with an anticipation to further expand internationally, our performance is affected by global economic conditions as well as geopolitical issues and other conditions with international reach. Macroeconomic weakness and uncertainty make it more difficult for us to manage our operations and accurately forecast financial results. As a result of the recent movement of Russian military units into provinces in Ukraine, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our platform and our business, financial condition and result of operations. In addition, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions. Our business and reputation could be adversely affected if the authorities of United States, the European Union, the United Nations, or other jurisdictions were to determine that any of our activities constitutes a violation of the sanctions they impose or provides a basis for a sanction designation of us.

However, as of the date of this prospectus, we do not have any business, operation or assets in Russian or Ukraine, nor do we have any direct or indirect business or contracts with any Russian or Ukraine entity as a supplier or Host or Guest. Additionally, we do not have any knowledge as to whether our Hosts or Guests have any business, operation or assets in Russia or Ukraine, or have any direct or indirect business or contracts with any Russian or Ukrainian entity. Consequently, we do not expect that Russia’s invasion of Ukraine will have any material impact on our business operations, including but not limited to our platform and consumer demand. Additionally, we believe the cybersecurity risks are not material to our business, and there is no new or heightened risk of potential cyberattacks on the Company by state actors or others since Russia’s invasion of Ukraine.

The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military actions or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks related to International, Regulatory and Legal Matters

Our business is subject to certain laws and regulations in the jurisdictions in which it operates, many of which are currently evolving, and the risk of unfavorable interpretations or failure to comply with such laws and regulations could harm Zoomcar’s business, financial condition and results of operations.

Our platform currently operates across 50 cities in three countries. We are subject to differing, and sometimes conflicting, laws and regulations in the various jurisdictions in which we operate our business, which are evolving and may change from time to time, which may give rise to inconsistent or ambiguous interpretations among local, regional, or national laws or regulations applicable to our business. Compliance with laws and regulations of different jurisdictions imposing varying standards and requirements is burdensome for businesses like ours, imposes added cost, increases potential liability to our business, and makes it difficult to realize business efficiencies and economies of scale.

Relative to India, which is the location of our headquarters and the market where we currently have the largest number of bookings, we operate as an asset-light peer-to-peer carsharing business based on an interpretation of current legal and regulatory requirements. The operation of our business is informed by a regulatory framework which includes but is not limited to, the India Motor Vehicle Act, 1988 (“MVA”), which informs how we operate and the ways in which we promote our business. However, there can be no assurance that our interpretation of relevant Indian laws and regulations, including the MVA, is complete or correct, or that transportation authorities in India will interpret the MVA or other applicable regulations the same way that we do. In the event that the MVA or other applicable laws and regulations are interpreted in a manner unfavorable to us, we could become the subject of investigations and could potentially face fines, duties, judgments or other negative consequences, which could materially adversely affect our business and results of operations. Additionally, as our business continues to grow and evolve, laws and regulations will be amended to address the evolution of our business, resulting in new and unpredictable legal and regulatory obligations in emerging markets. It may be difficult for us to comply with the new laws and regulations that will be developed to address changes in our industry and business, and we cannot guarantee that we will be able to comply with such new laws and regulations. If our current or future business models are determined to be noncompliant with the national, regional, and local laws and regulations, we may be required to make costly adjustments to our business model, which could result in negative consequences, many of which may be outside of our control and impossible to predict.

In Indonesia, the relevant transport authorities enforce mandatory requirements wherein the car owners in ride hailing business have to register to an “existing cooperative society” or establish a “new cooperative society.” These cooperatives function like taxi unions/associations which usually cater to concerns of ride hailing taxi service providers. Local authorities might take a conservative view and mandate such registration requirements for us or our Hosts, which could lead to host dissatisfaction as well as adverse impact on vehicle supply on our platform. In the event of non-compliance of such registration, both Zoomcar and the Hosts may become susceptible to negative judicial/administrative actions, including but not limited to fines, penalties, suspension of the registration of the vehicles, suspension of our business license, restrictions on business activities or altogether a revocation of our business activities, which could have an adverse impact on our business, financial conditions, and results of operation.

In addition to laws and regulations directly applicable to the peer-to-peer car sharing businesses, we are subject to laws and regulations governing other aspects of our business practices, including laws and regulations relating to use of the Internet, e-commerce, and electronic devices, as well as those relating to taxation, online payments, automobile-related liability, consumer privacy and data protection, pricing, content, advertising, discrimination, consumer protection, protection of intellectual property rights, distribution, messaging, mobile communications, environmental matters, labor and employment matters, claims management, electronic contracts, communications, Internet access, securities and public disclosure, corruption and anti-bribery, and unfair commercial practices. In addition, climate change and greater emphasis on sustainability could lead to regulatory efforts to address the carbon impact of transportation and mobility, which could have a negative impact on our business.

In addition, the jurisdictions in which we have business operations may in the future enact new laws and regulations relating to emissions and other environmental matters associated with peer-to-peer car sharing operations, the peer-to-peer car sharing industry generally, and the operation of our business. The interpretation and enforcement of such laws may involve significant uncertainties. New laws and regulations that affect our existing and proposed future businesses may also be applied retroactively in ways that we cannot predict with certainty.

We cannot predict the effect that the interpretation of existing or new laws or regulations may have on our business. Any of the foregoing or similar occurrences or developments could significantly disrupt our business operations and restrict us from conducting a substantial portion of our business operations in these jurisdictions, which could adversely affect our business, financial condition or operating results.

Any failure or perceived failure to comply with existing or new laws and regulations, including the ones described in these risk factors, or with orders of any governmental authority, including changes to or expansion of their interpretations, may subject us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets or enforcement actions in one or more jurisdictions. This failure or perceived failure could also result in the imposition of additional compliance and licensure requirements on us, as well as increased regulatory scrutiny of our business. In addition, we may be forced to restrict or change our operations or business practices, make updates or upgrades of our platform, or delay planned launches or improvements of new features, functions and technologies. Any of the foregoing could materially adversely affect our brand, reputation, business, financial condition, and results of operations.

Geographic areas in which Zoomcar operates and plans to operate in the future have been and may continue to be subject to political and economic instability.

We have historically conducted all of our business operations in India and have only recently expanded our platform into Egypt and Indonesia. Our growth strategy is premised on the rapid expansion of our platform into emerging markets. Several of the countries in which we operate or plan to operate our business have previously, and in the future may be, subject to instances of political instability, civil unrest, hostilities, terrorist activities and economic volatility. Any such events may lead to, among other things, declines in Host and Guest demand for our platform, whether arising from safety concerns, a drop in consumer confidence, a general deterioration of economic conditions, currency volatility, adverse changes to the political and regulatory environment, or otherwise. Any such developments and any other forms of political or economic instability in our markets may harm our business, financial condition and operating results.

We are subject to risks associated with operating in rapidly evolving emerging markets.

To continue growing our business, we plan, in the future, to strengthen our operations and presence in existing emerging markets and to expand into other emerging markets, which may include, without limitation, markets in Southeast Asia, Middle East/North Africa, and Latin America. We have limited experience operating in jurisdictions outside India and plan to continue our efforts to expand into other jurisdictions. Business operations in multiple jurisdictions and markets is difficult, time consuming and expensive, and any international expansion efforts that we may undertake may not be successful. In addition, conducting international operations subjects us to risks associated with operating in emerging markets, including but not limited to the following:

●	operational and compliance challenges caused by distance, language, and cultural differences, including but not limited to the additional cost and resources required to localize our services, the translation of our mobile app, website and platform into foreign languages, and the adaptation of our operations to local cultures and practices, and any changes in such cultures and practices;

●	unexpected and more restrictive laws and regulations, as amended from time to time, including those laws and regulations governing internet activities, peer-to-peer car sharing platforms, leasing or renting cars, insurance requirements, licensing and usage of vehicles, employment, tax, licensing and permitting, identify verification and screening, email and text messaging, collection and use of personal information, privacy and data protection, payment processing, currency regulation, auto insurance scores, or other third-party data sources for trust and safety screening purposes, and other activities important to our online business practices;

●	differing levels of technological compatibility with our platform and social acceptance of our brand and platform, and competition with companies that understand the local market better than we do or that have preexisting relationships with potential Hosts and Guests in those markets;

●	legal uncertainty regarding our liability for the actions of Hosts and Guests, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

●	dependency on third-party suppliers for the provision of essential business products/services including but not limited to IoT devices and software integrations in different jurisdictions.

●	difficulties in managing and staffing international operations, including uncertainties and difficulties related to our foreign employees’ membership in labor unions and work councils, as well as complexities associated with foreign employees’ entry into collective bargaining agreements that require less oversight and training by Zoomcar;

●	fluctuations in currency exchange rates;

●	higher levels of credit risk and payment fraud;

●	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

●	increased financial accounting and reporting burdens, in addition to complexities and difficulties relating to the implementation and maintenance of adequate internal controls;

●	difficulties in implementing and maintaining the financial systems and processes needed to enable compliance across multiple offerings and jurisdictions;

●	public health concerns or emergencies, such as the COVID-19 pandemic and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate;

●	managing operations in markets in which cash transactions are favored over credit or debit cards;

●	political, social, and economic instability abroad;

●	terrorist attacks, including data breaches and security concerns;

●	breakdowns in infrastructure, utilities, and other services;

●	exposure to a business culture in which improper business practices may be prevalent;

●	compliance with various anti-bribery laws; and

●	reduced or varied protection of intellectual property rights in some countries.

While we believe that the present regulatory environment in our target markets is generally favorable, this could and may change over time. If the regulatory environment in our target markets becomes more unfavorable for car sharing businesses, this could have a negative impact on our operations in these markets and could adversely impact our ability to achieve sustainable profitability in these markets.

Political changes in the Government of India could delay or affect the further liberalization of the Indian economy and materially and adversely affect economic conditions in India, generally, and our business, in particular.

Our business could be significantly influenced by economic policies adopted by the government of India. Since 1991, successive governments have pursued policies of economic liberalization and financial sector reforms. The government has at various times announced its general intention to continue India’s current economic and financial liberalization and deregulation policies. However, protests against such policies, which have occurred in the past, could slow the pace of liberalization and deregulation. The rate of economic liberalization could change, and specific laws and policies affecting foreign investment, currency exchange rates and other matters affecting investment in India could change as well. While we expect any new government to continue the liberalization of India’s economic and financial sectors and deregulation policies, there can be no assurance that such policies will be continued.

The government of India has traditionally exercised and continues to exercise influence over many aspects of the economy. Our business may be affected by interest rates, changes in policy, taxation, social and civil unrest and other political, economic or other developments in or affecting India.

A change in the government’s economic liberalization and deregulation policies could disrupt business and economic conditions in India generally, and specifically our business and operations, as substantially all of our business and operations are located in India. This could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may incur liability for the activities of Hosts or Guests, which could harm our reputation, increase our operating costs, and adversely affect our business, financial condition and operating results.

We may be found to be subject to liability for the activities of Hosts and Guests on our platform. For example, we have in the past received, and expect to continue to receive, complaints from Hosts regarding damage to, or loss, theft, or impounding of, their vehicles and requests for damage reimbursement, and from Guests regarding quality or serviceability of the vehicles, other safety and security issues, and actual or perceived discrimination in connection with Hosts declining trips and requests for reimbursement of their trip fees, as well as actual or threatened legal action against us if no reimbursement or perceived incomplete reimbursement is made. In addition, some of our Hosts may list or have listed vehicles on our platform in violation of their lease or financing agreements or personal automobile insurance policies, or in violation of applicable legal restrictions on subleasing. Except for the examination of vehicle registration certificates at the time of the Host onboarding and listing process, we do not screen vehicles for compliance with safety standards or make efforts to determine whether they are legally registered to be driven on public roads, and it is possible that some vehicle registration certificates may be forged, or some of our Hosts may list or have listed vehicles on our platform that fail to meet basic safety or legal requirements for a vehicle. Our trust and safety checks and qualification procedures may not be capable of identifying all quality and safety issues, including safety recalls, and our systems are not designed to identify legal, quality, and safety issues that may occur after initial sign-up. Consequently, we could be and have been subject to liabilities incurred from local or state regulators and courts regarding the activities of Hosts and Guests on our platform or related legal, safety, and security issues.

If we are found to be subject to liability or claims of liability relating to the acts of Hosts or Guests, or for failure to pay fees, fines, or taxes owed by them, we may be subject to negative publicity or other reputational harm, even if we are not found to be subject to such liability, and this may cause us to incur additional expenses, which could harm our business, results of operations, and financial condition.

Host, Guest, or third-party actions that are criminal, violent, inappropriate, dangerous, or fraudulent may undermine the trust and safety or perception of trust and safety of our marketplace and our ability to attract and retain Hosts and Guests, which could materially and adversely affect our reputation, business, results of operations, and financial condition.

We have no control over or ability to predict the actions of our Hosts, Guests, and other third parties, such as additional passengers in, or drivers of, vehicles booked on our platform, and we cannot guarantee the safety of our Hosts, Guests, and such third parties. From time to time, we may be subject to legal proceedings, including personal injury suits, claims, arbitrations, administrative proceedings, and government investigations or enforcement actions in the ordinary course of business. The actions of Hosts, Guests, and other third parties may result in fatalities, injuries, other bodily harm, assault, fraud, invasion of privacy, property damage, trespass, theft, including cases in which we are unable to recover the vehicle, discrimination, harassment, and libel, among other negative impacts, which could create potential legal or other substantial liabilities for us, Hosts, or Guests. For example, Hosts may incur and have incurred liability due to the unlawful actions of their Guests or other third parties Guests allow in the vehicle, such as traffic violations or other legal violations, and Guests may incur and have incurred liability due to the unlawful actions of their Hosts, such as vehicle or registration violations. In addition, there have been rare instances where Guests were pulled over or detained by police because the vehicles they were driving had been reported as stolen by the vehicle owner. Depending on the circumstances, Hosts or Guests may also attempt to assert liability on the part of Zoomcar for unlawful actions stemming from the use of vehicles available on our platform. Such liabilities could materially and adversely affect our reputation, business, results of operations, and financial condition.

In addition, we do not, and may not in the future, undertake to independently verify the safety, suitability, quality, and compliance with our policies or standards of our Hosts’ vehicles. We have created policies and standards to respond to certain issues reported with listings, but certain bookings may pose heightened safety risks to individual users because the underlying issues had never been reported to us. We rely, at least in part, on Hosts and Guests to investigate and enforce many of our policies and standards and report any issues with listings to us, and we cannot guarantee that they will do this promptly or accurately.

Moreover, we cannot conclusively verify the identity of all Guests, nor do we verify or screen third parties who may be present during a trip using a vehicle booked through our platform. While we do some limited screening of Hosts, our trust and safety processes focus primarily on Guests to reduce the risk of vehicle theft and motor vehicle accidents. Our identity verification processes rely on, among other things, information provided by users at onboarding and booking, and our ability to validate that information and we do not require users to re-verify their identity following their successful completion of the initial verification process or require Guests to provide documentation or notification of any updates regarding their driving record or license status. We may not identify instances of identity fraud where a Guest books a vehicle under another person’s identity for criminal or other unlawful purposes. Furthermore, we do not conduct criminal background checks or any other screening processes on Guests and their invitees in a vehicle booked through our platform. Given this ambiguity or potential change, it is possible that we are not now, or may not be in the future, compliant with those laws. Further, the use of criminal background checks or credit checks in our marketplace may open us up to allegations of discrimination. Therefore, we may be subject to negative publicity and incur additional expenses, which could harm our business, results of operations, and financial condition.

Our exposure to exchange rate fluctuations and the translation of local currency results into U.S. dollars could negatively impact our results of operations.

All of our business is transacted and/or denominated in foreign currencies, and fluctuations in currency exchange rates could have a significant impact on our results of operations, financial condition and cash flows. Increased currency volatility, particularly in the Indian Rupee, could also positively or negatively impact our foreign-currency-denominated costs, assets and liabilities. In addition, any devaluation of the Rupee relative to other foreign currencies could increase our operating expenses, adversely affecting our results of operations. Any of these factors could adversely affect our financial condition and results of operations in the future.

The effective tax rates governing car rental and car subscription in India could change.

The tax environment continues to evolve in India on a routine basis and remains relatively fluid compared to other more mature markets. The indirect tax rates associated with the Goods and Services Tax (GST) have changed on multiple occasions since the GST’s introduction in 2017. Any further increase in these indirect tax rates could result in a reduction in the Company’s operating cash flow, which could impair our future profitability.

The Indian government could reduce highway infrastructure investments, thereby making car travel significantly less appealing.

The Indian government is currently investing significantly in expanding the country’s underdeveloped network of interstate highways and expressways. Compared to more mature markets, the Indian civil infrastructure is under-invested across its 28 states and 8 Union territories. The development of new highways and expressways makes personal car transportation considerably more desirable, as new highway infrastructure could potentially reduce travel time and overall traffic congestion. These new highways and expressways also have the potential to mitigate low-speed vehicle intrusions on highways, which could potentially improve overall road safety. In the event that the Indian government slows down this investment due to macroeconomic considerations, our business could observe a negative impact on overall customer demand, which could reduce our future profitability.

We may have exposure to materially greater than anticipated tax liabilities.

The tax laws applicable to our business activities are subject to uncertainty and can be varied in the jurisdictions where we operate. Like many other multinational companies, we are subject to tax in diverse jurisdictions and have structured our operations to reduce our effective tax rate. The taxing authorities of the jurisdictions in which we operate have in the past, and may in the future, examine or challenge our methodologies for valuing developed technology, which could increase our worldwide effective tax rate and harm our financial position and operating results. Furthermore, our future income taxes could be adversely affected by earnings being lower than anticipated in jurisdictions that have lower statutory tax rates and higher than anticipated in jurisdictions that have higher statutory tax rates, changes in the valuation of our deferred tax assets and liabilities, or changes in tax laws, regulations, or accounting principles. We are subject to regular review and audit by the tax authorities in the jurisdictions where we operate, and currently face numerous income and other tax claims pending appeals before higher authorities in India. Any adverse outcome of such appeals could have an adverse effect on our financial position and operating results. In addition, the determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment by our management, and we have engaged in many transactions for which the ultimate tax determination remains uncertain. The ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Our tax positions or tax returns are subject to change, and therefore we cannot accurately predict whether we may incur material additional tax liabilities in the future, which could impact our financial position.

Our business is subject to extensive government regulation and oversight relating to the provision of payment and financial services.

The jurisdictions in which we operate and jurisdictions we may enter may have laws that govern payment and financial services activities. These laws govern, among other things, money transmission, prepaid access instruments, electronic funds transfers, anti-money laundering, counter-terrorist financing, banking, systemic integrity risk assessments, and cyber-security of payment processes. Our business operations, including our payments to Hosts and Guests, may not always comply with these financial laws and regulations. Regulators in certain jurisdictions may determine that certain aspects of our business are subject to these laws and could require us to obtain licenses to continue to operate in such jurisdictions. We have evaluated and will continue to critically evaluate our options for seeking applicable licenses and approvals in the jurisdictions where we operate to optimize our payment solutions and support the future growth of our business. Laws related to money transmission and online payments are evolving, and changes in such laws could affect our ability to provide payment processing on our platform in the same form and on the same terms as we have historically, or at all.

Historical or future non-compliance with these laws or regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions. Costs associated with fines and enforcement actions, as well as reputational harm, changes in compliance requirements, or limits on our ability to expand our product offerings, could harm our business.

Further, our payment system may be susceptible to illegal and improper uses, including money laundering, terrorist financing, fraudulent transactions, and payments to sanctioned parties. We have invested and will continue to invest substantial resources to comply with applicable anti-money laundering and sanctions laws, and conduct appropriate risk assessments and implement appropriate controls. Government authorities may seek to bring legal action against us if our payment system is used for improper or illegal purposes or if our enterprise risk management or controls are not adequately assessed, updated, or implemented appropriately, and any such action could result in financial or reputational harm to our business.

Our reported financial results may be adversely affected by changes in accounting principles.

The accounting for our business is complicated, particularly in the area of revenue recognition, and is subject to change based on the evolution of our business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in SEC or other agency policies, rules, regulations, and interpretations, of accounting regulations. Changes to our business model and accounting methods could result in changes to our financial statements, including changes in revenue and expenses in any period, or in certain categories of revenue and expenses moving to different periods, may result in materially different financial results, and may require that we change how we process, analyze, and report financial information and our financial reporting controls.

We are subject to privacy laws and regulations, and compliance with these laws and regulations could impose significant compliance burdens.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet have recently come under increased public scrutiny. The European Union’s privacy and data security regulation, the General Data Protection Regulation (“GDPR”), that went into effect in May 2018, requires companies to implement and remain compliant with regulations regarding the handling of personal data, including its use, protection and the ability of persons whose data is stored to correct or delete such data about themselves. Other countries in Asia, Europe and Latin America have passed or are considering similar privacy regulations, resulting in additional compliance burdens and uncertainty as to how some of these laws will be interpreted.

We receive, collect and store a large volume of personally identifiable data by processing car sharing transactions on our platform. This data is increasingly subject to legislation and regulations in numerous jurisdictions around the world.

For example, the Indian Information Technology Act, 2000, as amended, would subject us to civil liability to compensate for wrongful loss or gain arising from any negligence by us in implementing and maintaining reasonable security practices and procedures with respect to sensitive personal data or information that we possess in our computer systems, networks, databases and software. India has also implemented privacy laws, including the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, which impose limitations and restrictions on the collection, use and disclosure of personal information. The Digital Personal Data Protection Bill was proposed on November 18, 2022, which may have impact on the current regulatory environment with respect to the lawful use of personal data, cross border data transfers and additional compliances that may be invoked for organizations collecting and/or processing personal data. This bill is currently open for public consultation and if this or similar legislation is enacted, it may affect us in ways that we are currently unable to predict.

In Egypt, law entitled Protection of Personal Data (“Egyptian Data Protection Law”) issued under Resolution No. 151 of 2020 was enforced on July 13, 2020. This new law is still in a nascent stage and is pending release of the executive regulations for implementation of the data privacy obligation on entities and is also impending establishment of the Data Privacy Authority as envisaged under the law. Should these executive regulations and the Data Protection Centre (as contemplated in the Egypt Data Protection Law) be established in the near future, it may increase our burden of compliance.

Indonesia also witnessed ratification of the Personal Data Protection Act by enacting the Law No. 27 of 2022 on the Personal Data Protection (the “Indonesian PDP Law”) in September 2022, requiring entities (whether public or private) that handle the processing of personal data to ensure the protection of the data in their systems, both inside and outside of the Republic of Indonesia, in certain circumstances. The Indonesian PDP Law also imposes sanctions for the mishandling of personal data by an oversight body (yet to be set-up) through administrative and criminal sanctions against both individuals and even corporate entities (including but not limited to its management, controller, promoter, beneficial owner). It also places additional checks and measures on entities for cross border transfer of data.

Any liability we may incur for violation of such laws and regulations and related costs of compliance and other burdens may adversely affect our business and profitability. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition.

Failure to comply with labor laws and regulations may cause us to incur additional costs, which may affect our business, financial conditions and results of operations.

Our business operations are governed by various labor laws, regulations and government policies in multiple jurisdictions. The requirements for labor law compliance, may change from time to time in each jurisdiction. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

For example, in Egypt, an employer is required to deduct the relevant taxes from the salary of its employees and remit the same to the tax authorities. Our Egypt subsidiary is currently in the process of remitting these taxes as deducted to the local tax authorities. Any delay of remittance may make us susceptible to penalty, notice and administrative action from tax authorities. Our Egypt subsidiary is also required to make social insurance registration with the local authorities and is currently in the process of registration. Any delay or failure to register may subject us to penalty, notice and administrative action from relevant local authorities.

In India, provisions were released between 2019 and 2021 relating to the contribution of provident fund, employee state insurance, and professional taxes by employers for the certain employees. Any delay or failure to make such contribution may result in penalties, interests, notices or other administrative actions by the relevant local authorities in India. As of February 1, 2023, Zoomcar India has incurred a penalty of less than USD $40,000 (based on the foreign exchange rates as of February 1, 2023) for failure to make timely contribution, which Zoomcar India plans to remit, with associated interest due, as instructed by the relevant local authority. This outstanding penalty and interest will continue to accrue unless paid in full, which could adversely affect our business, financial conditions and results of operations.

We may be responsible for withholding taxes in connection with the issuance of shares as consideration in the Merger to certain Zoomcar India Stockholders, which obligation may be significant.

We have determined, and are continuing to assess, the possibility that the issuance by IOAC of securities as consideration to certain Zoomcar Stockholders that hold interests in Zoomcar India may result in a withholding tax obligation which, unless otherwise satisfied, may result in a significant liability to the Company which is not reflected in the pro forma financial statements included in this prospectus. The amount of the associated withholding tax is currently being evaluated by us and by representatives of applicable Zoomcar Stockholder(s). The Merger Agreement provides that shares deposited in the Zoomcar India Escrow Account at Closing shall be disbursed to applicable Zoomcar India holders upon satisfactions of the relevant conditions set forth therein, which include satisfaction of withholding tax obligations. However, there can be no assurance that affected stockholders will timely make the withholding tax payments, if any, or that they will not dispute the amounts of withholding taxes that are required to be paid in connection with the issuance of Stockholder Merger Consideration to such holders, in which case we may be held liable for some or all of such withholding tax obligations, which could be material and which, if unsatisfied, could have material adverse consequences to Zoomcar’s reputation, financial condition and results of operations.

Uncertain global macro-economic and political conditions could materially and adversely affect our results of operations and financial condition.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, war, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential business and consumer members may delay or decrease spending on our products and services sold through our platform as their business and/or budgets are impacted by economic conditions. The inability of current and potential business and consumer members to pay us for products and services sold through our platform may adversely affect our earnings and cash flows.

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer member confidence and spending to decrease, which could adversely impact our operations.

We may in the future make acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.

In order to expand our business, we have made and expect to continue to make acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Any acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

●	difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;

●	diversion of our management’s attention from normal daily operations of our business;

●	our inability to maintain the key business relationships and the reputations of the businesses we acquire;

●	uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

●	our inability to increase revenue from an acquisition;

●	increased costs related to acquired operations and continuing support and development of acquired products;

●	our responsibility for the liabilities of the businesses we acquire;

●	potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

●	adverse tax consequences associated with acquisitions;

●	changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles (“GAAP”), including arrangements that we assume from an acquisition;

●	potential negative perceptions of our acquisitions by consumer and business members, financial markets or investors;

●	failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

●	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

●	potential loss of key employees of the companies we acquire;

●	potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

●	difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

●	ineffective or inadequate controls, procedures and policies at the acquired company;

●	inadequate protection of acquired IP rights; and

●	potential failure to achieve the expected benefits on a timely basis or at all.

Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, difficulties in integrating personnel and human resource programs, integrating technology systems and other infrastructures under our control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). There is no guarantee that our acquisitions will increase our profitability or cash flow, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur debt under credit agreements or otherwise. We may seek to obtain additional cash to fund any acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity, convertible debt or other equity-linked securities, our existing stockholders will experience ownership dilution. The incurrence of debt may subject us to financial or other covenants, or other constraints on our business. The occurrence of any of the foregoing risks associated with acquisitions could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully grow our business if we fail to compete effectively with others to attract and retain our executive officers and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, military service, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly-qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly-qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

Risks Related to Our Operations as a New Public Company

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified independent board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of Nasdaq and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company and in this prospectus, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

We may have increasing difficulty attracting and retaining qualified outside independent board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. The SEC and Nasdaq have also imposed higher independence standards and certain special requirements on directors of public companies. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our Board.

Stock trading volatility could impact our ability to recruit and retain employees.

Volatility or lack of appreciation in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested equity have not significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results, and financial condition could be adversely affected.

Members of our management team have limited or no prior experience managing a public company.

Most of the members of our senior management team have no experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company, which will subject us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts, investors and regulators. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We are an Emerging Growth Company, making comparisons to non-Emerging Growth companies difficult or impossible.

We are an Emerging Growth Company (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken and expect to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, registrations statements and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. This exemption may make comparison of our financial statements with other public companies that are neither EGCs nor EGCs that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We may be exposed to risk if we cannot enhance, maintain, and adhere to our internal controls and procedures.

As a public company trading on Nasdaq, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business accounting, auditing and regulatory requirements and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still early in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, and harm our operating results.

Matters impacting our internal controls may cause us to be unable to report our financial information in an accurate manner or on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of Nasdaq rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our common stock.

As a public company, we have incurred and expect to continue to incur increased expenses associated with the costs of being a public company.

We have and expect to continue to face a significant increase in insurance, legal, auditing, accounting, administrative and other costs and expenses as a public company that we did not currently incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 of that Act, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”), the SEC and Nasdaq, impose additional reporting and other obligations on public companies. Compliance with public company requirements have and will continue to increase our costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities that we have not done previously. For example, we recently created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements have and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our independent registered accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. Being a public company has and may in the future make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance. We may ultimately be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage in the future. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies has and is expected to continue to increase legal and financial compliance costs and the costs of related legal, auditing, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

To the extent we incur indebtedness in the future, such indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and our ability to pay our debts and could divert our cash flow from operations for debt payments.

In the future, we may have a material amount of indebtedness and leverage. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

●	impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

●	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

●	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

Zoomcar has no operating history as a publicly traded company, and its historical financial information is not necessarily representative of the results we would have achieved as a publicly traded company and may not be a reliable indicator of its future results.

The historical financial information included in this prospectus from Zoomcar’s operation as a private company prior to the Business Combination does not necessarily reflect the results of operations and financial position we would have achieved as a publicly traded company during the periods presented, or those that we will achieve in the future. This is primarily because of the following factors:

●	Prior to the Business Combination, we operated as a private company. Our historical financial information reflects allocations of corporate expenses as a private company. These allocations may not reflect the costs we will incur for similar services in the future as a publicly traded company.

●	Our historical financial information does not reflect changes that we expect to experience in the future as a result of becoming a publicly traded company, including changes in the financing, insurance, cash management, operations, cost structure and personnel needs of our business. As a publicly traded entity, we may be unable to purchase goods, services and technologies, such as insurance and health care benefits and computer software licenses, or access capital markets, on terms as favorable to us as those we obtained as a private company prior to the Business Combination, and our results of operations may be adversely affected.

We also face additional costs and demands on management’s time associated with being a publicly traded company, including costs and demands related to corporate governance, investor and public relations and public reporting. Stockholder activism, the current political and social environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which Zoomcar operates its business in ways we cannot currently anticipate. For additional information about our past financial performance, see “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus.

The Company may be subject to securities litigation, which is expensive and could divert management’s attention.

Following the Business Combination, the per share price of the Common Stock has been and may continue to be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

Risks Related to Ownership of Our Common Stock

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

We may issue our securities if we need to raise capital in connection with a capital expenditure, working capital requirement or acquisition. The number of shares of our Common Stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, the Incentive Plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Incentive Plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

There can be no assurance that we will continue to be able to comply with the continued listing standards of Nasdaq.

Our continued eligibility to maintain the listing of our Common Stock and Public Warrants on Nasdaq depends on a number of factors, including the price of our Common Stock and Public Warrants and the number of persons that hold our Common Stock and Public Warrants. If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Common Stock could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Common Stock is a “penny stock,” which will require brokers trading the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, markets, revenue streams, and competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding our shares of common stock, or provide relatively more favorable recommendations with respect to competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, and future agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of the Board. The Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as the Board may deem relevant. As a result, you may not receive any return on an investment in the Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

Our stockholders may experience dilution in the future.

The percentage of shares of the Common Stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees, or the exercise of Warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of the Common Stock.

Our Warrants may have an adverse effect on the market price of our Common Stock.

In connection with the Business Combination, we assumed from IOAC, Warrants to purchase 11,500,000 shares of our Common Stock, each exercisable to purchase one share of Common Stock at $11.50 per share. Such Warrants, when and if exercised, will increase the number of issued and outstanding shares of Common Stock and may reduce the value of the Common Stock.

A significant number of shares of our Common Stock will be available for public resale by the Selling Holders and, subject to the Lock-Up Periods in the case of the Lock-Up Shares, may be sold into the market in the future upon effectiveness of the registration statement of which this prospectus forms part. Sales of our Common Stock by the Selling Holders, or the perception that such sales may occur, may cause the market price of our Common Stock to decline, perhaps significantly, even if our business is doing well.

As of the date of this prospectus, we have 62,874,774 shares of Common Stock outstanding and we are registering up to an aggregate of 18,603,584 shares for resale (including up to 12,978,746 shares that are issuable upon conversion of Note or pursuant to contractual obligations), representing approximately 29.59% of the total number of shares outstanding (including up to 12,978,746 shares that are issuable upon conversion of Note or pursuant to contractual obligations). The securities registered for resale by the Selling Holders in the registration statement of which this prospectus forms a part will therefore constitute a considerable percentage of our public float and will be available for immediate resale upon effectiveness of the registration statement and for so long as such registration statement remains available, subject to the expiration of the Lock-Up Periods, as applicable. The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock by our Selling Holders or the perception that such sales may occur. Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. The sale of shares of our Common Stock pursuant to this prospectus or the perception that sales may occur, could cause the market price of our securities to drop significantly.

Future sales, or the perception of future sales, by us or our stockholders in the public market following could cause the market price for the Common Stock to decline.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the us to sell equity securities in the future at a time and at a price that it deems appropriate.

As of the date of this prospectus we have a total of 62,874,774 shares of Common Stock outstanding (i) without giving effect to any awards that may be issued under the Incentive Plan and (iii) assuming no exercise of the outstanding Warrants. All shares currently held by Public Stockholders and all of the shares issued in the Business Combination to former Zoomcar Stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including our directors, executive officers and other affiliates.

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of Zoomcar, Inc., who collectively own approximately 35.0% of the outstanding Zoomcar, Inc. preferred stock and common stock at the time of the execution of the Merger Agreement (on an as converted to Common Stock basis), entered into the Lock-Up Agreements with IOAC. Pursuant to the Lock-Up Agreements, such Zoomcar stockholders agreed to subject certain shares of Common Stock held by them to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Each Zoomcar stockholder party to the Lock-Up Agreements agreed not to, without the prior written consent of the Zoomcar Board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by it immediately after the Closing or issued or issuable to it in connection with the Merger (including Common Stock acquired as part of any financing agreements or issued in exchange for, or on conversion or exercise of, any securities issued as part of any financing agreements), any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Common Stock held by it immediately after the Closing (collectively, the “Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (a) six months after the Closing and (b) subsequent to the Merger, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

In addition, the shares of Class A Company Common Stock reserved for future issuance under the Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. A total of 9,431,116 shares of Common Stock have been reserved for future issuance under the Incentive Plan. We intend to filed a registration statement on Form S-8 under the Securities Act to register shares of the Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to the Incentive Plan. Accordingly, shares to be registered under such registration statement will be available for sale in the open market upon the effectiveness of the registration statement.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of the Common Stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of the Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, references in this “Unaudited Pro Forma Condensed Combined Financial Information” to “Zoomcar” are intended to refer to Zoomcar, Inc. and its consolidated subsidiaries, and references to “New Zoomcar” are intended to refer to Zoomcar Holdings, Inc. following the Business Combination.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of IOAC and Zoomcar adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of IOAC was derived from the audited financial statements as of December 31, 2022, as well as the unaudited financial statements as of March 31, 2023, and September 30, 2023. The historical financial information of Zoomcar was derived from the audited financial statements of Zoomcar as of March 31, 2023, and the unaudited financial statements as of September 30, 2023. This information should be read together with IOAC’s and Zoomcar’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IOAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Zoomcar” and other financial information included elsewhere herein.

The Business Combination is accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, IOAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Zoomcar issuing stock for the net assets of IOAC, accompanied by a recapitalization. The net assets of IOAC will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Domestication of IOAC.

Zoomcar was determined to be the accounting acquirer based on evaluation of the following facts and circumstances with regard to New Zoomcar immediately after the Closing:

●	Zoomcar’s stockholders, prior to the Business Combination, have the largest voting interest in the post-combination company;

●	Zoomcar, prior to the Closing, appointed the majority of the New Zoomcar board of directors (effective upon the Business Combination, the New Zoomcar Board consists of seven (7) directors, including two (2) directors designated by IOAC prior to the Closing and five (5) directors designated by Zoomcar, prior to the Closing; four (4) of the New Zoomcar directors immediately after the Closing have been determined to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and The Nasdaq Stock Market LLC;

●	The executive officers of Zoomcar became the initial executive officers of New Zoomcar after the Business Combination;

●	Zoomcar is the larger entity, in terms of substantive operations and employee base;

●	Zoomcar will comprise the ongoing operations of the combined entity; and

●	The combined entity will continue under the name of Zoomcar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023, and six months ended September 30, 2023, give pro forma effect to the Business Combination as if it had occurred on April 1, 2022. IOAC and Zoomcar have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

I.	The Business Combination

On October 13, 2022, IOAC entered into the Merger Agreement with Zoomcar, Merger Sub, and Greg Moran, in his capacity as Seller Representative.

Pursuant to and in accordance with the terms of the Merger Agreement, (i) prior to the Closing, IOAC completed the Domestication and (ii) at the Closing of the Business Combination, and following the Domestication, the Merger occurred, with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of IOAC, with each Zoomcar stockholder receiving shares of IOAC common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Trust, an affiliate of the Sponsor, completed the Ananda Trust Signing Investment (as defined elsewhere herein), in exchange for the Ananda Trust Note. At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Note were offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of New Zoomcar common stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

Additionally, in accordance with the terms of the Merger Agreement, between March and August 2023, Zoomcar consummated closings of transactions qualifying as “Private Financing Transactions” under the Merger Agreement (collectively, the “Zoomcar 2023 Private Financing Transactions”), involving the issuance by Zoomcar of securities consisting of Zoomcar Convertible Notes (in an aggregate principal amount of approximately $21.3 million) and Zoomcar Warrants. The Zoomcar Convertible Notes issued in the Zoomcar 2023 Private Financing Transactions, pursuant to their terms, converted automatically (at a discount) into shares of Zoomcar common stock prior to the consummation of the Business Combination; the Zoomcar Warrants issued in the Zoomcar 2023 Private Financing Transactions (which include Zoomcar Warrants issuable by Zoomcar to the placement agent for the Zoomcar 2023 Private Financing Transactions), which are exercisable for shares of Zoomcar common stock, were assumed by IOAC at the Closing, following adjustments to the terms thereof in accordance with the terms of the Merger Agreement.

As consideration for the Merger, Zoomcar security holders (including holders of Zoomcar India Shares, as further described below) received, in the aggregate, a number of shares of New Zoomcar common stock with an aggregate value equal to (a) $350,000,000, plus (b) the sum of the aggregate exercise prices of (i) all vested Zoomcar Options and (ii) all Zoomcar Warrants outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”), plus (c) the aggregate amount of the Zoomcar 2023 Private Financing Transactions (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment), minus (d) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of all Zoomcar preferred stock to Zoomcar common stock prior to the Effective Time), a number of shares of New Zoomcar common stock equal to (i) the quotient of the Merger Consideration divided by the number of then- outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all holders of Zoomcar common stock and Zoomcar India Shares (collectively, the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock and the Zoomcar India Shares, but excluding Merger Consideration payable in respect of Zoomcar Options and Zoomcar Warrants, the “Stockholder Merger Consideration”). At Closing, each outstanding and unexercised Zoomcar Option was, without any further action on the part of the holder thereof, assumed by New Zoomcar and automatically converted into the right to receive an option to acquire shares of New Zoomcar with substantially the same terms and conditions as the Zoomcar Options, subject to adjustment in accordance with the Merger Agreement. Each outstanding and unexercised Zoomcar Warrant was automatically, without any action on the part of the holder thereof, assumed by New Zoomcar and converted into a warrant to purchase that number of shares of New Zoomcar common stock equal to the product of (x) the number of shares of Zoomcar common stock subject to such warrant multiplied by (y) the Conversion Ratio (the “Assumed Warrants”).

As additional consideration for the acquisition of Zoomcar securities, at the Closing, the Earnout Shares were deposited by IOAC into an escrow account to be established prior to the Closing pursuant to the Earnout Escrow Agreement, to be released from escrow and distributed to the Zoomcar Stockholders, together with any dividends, distributions or other income earned thereon upon delivery of instructions in accordance with the Earnout Escrow Agreement (the “Earnout Escrow Distribution Instructions”). The Merger Agreement, prior to the Closing, reflected certain trading price-based terms and conditions that would have been required to be satisfied in accordance with these “Earnout Terms” during a five-year period after the Closing. On the day after the Closing, an amendment to the Merger Agreement was adopted and took effect, which modified the Earnout Terms and, concurrently therewith, the Earnout Escrow Distribution Instructions were delivered to earnout escrow agent and the Earnout Shares became distributable to Zoomcar Stockholders, as further described elsewhere herein.

The following table summarizes the pro forma New Zoomcar common stock outstanding upon completion of the merger transaction:

Number of Pro Forma Ownership	Number of Shares	Percent Outstanding
Former IOAC Public Shares	182,377	0.3%
Former IOAC Sponsor Shares	4,740,000	7.5%
Cantor and CCM	1,300,000	2.1%
Ananda Trust	7,008,172	11.1%
New Zoomcar shares issued in Business Combination	47,326,892	75.3%
Others	2,317,333	3.7%
Total shares outstanding	62,874,774	100.0%

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023, and the year ended March 31, 2023, are based on the historical financial statements of IOAC and Zoomcar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET AS OF SEPTEMBER 30, 2023

	IOAC (Historical)	ZOOMCAR, INC. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	23,213	3,846,543	(253,154)	(c)	9,440,283
			5,000,000	(f)
			823,682	(q)
Accounts receivable, net of allowance for doubtful accounts		217,345			217,345
Receivable from government authorities		3,070,822			3,070,822
Other current assets		1,092,161			1,092,161
Prepaid expenses	34,047	276,582	333,333	(b)	643,962
Short term investments with related parties		164,583			164,583
Other current assets with related parties		46,089			46,089
Assets held for sale		847,759			847,759
Total current assets	57,260	9,561,884	5,903,860		15,523,004
Other noncurrent assets					-
Property and equipment, net of accumulated depreciation		2,111,490			2,111,490
Operating lease right-of-use assets		1,508,120			1,508,120
Intangible assets, net		22,295			22,295
Long term investments		216,713			216,713
Long term investments with related parties		98,233			98,233
Receivable from government authorities		1,041,543			1,041,543
Other non-current assets		412,003			412,003
Investments held in Trust Account	30,733,473		(29,057,133)	(a)	-
			162,625	(m)
			261,216	(n)
			(1,276,500)	(t)
			(823,682)	(q)
Total assets	$30,790,733	$14,972,281	$(24,829,613)		$20,933,401

Current liabilities
Accounts payable and accrued liabilities	7,987,368	6,552,234	13,648,035	(b)	14,342,883
			(13,775,796)	(c)
			(68,958)	(m)
Current portion of long-term debt		1,583,856			1,583,856
Current portion of long-term debt from related parties		989,820			989,820
Current portion of operating lease liabilities		459,725			459,725
Current portion of finance lease liabilities		1,842,645			1,842,645
Contract Liabilities		879,768			879,768
Current portion of pension and other employee obligations		170,457			170,457
Promissory Note	3,027,625		231,583	(m)	2,027,840
			(1,231,368)	(o)
Other current liabilities		2,697,192			2,697,192
Other current liabilities towards related parties	61,935	18,019			79,954
Total current liabilities	11,076,928	15,193,716	(1,196,504)		25,074,140
Long-term debt, less current portion		2,104,194			2,104,194
Operating lease liabilities, less current portion		1,121,615			1,121,615
Finance lease liabilities, less current portion		4,206,010			4,206,010
Pension and other employee obligations, less current portion		543,853			543,853
Preferred stock warrant liability		770,446			770,446
Convertible promissory note		11,940,183	(11,940,183)	(k)	-
ACM Zoomcar Convert LLC promissory note			6,570,642	(c)	10,167,194
			1,231,368	(o)
			2,365,184	(x)
Senior Subordinated Convertible Promissory Notes		47,258,369	(47,258,369)	(l)	-
Derivative financial instruments		24,410,231	49,515,533	(s)	73,925,764
Deferred underwriting fee payable	12,100,000		(12,100,000)	(e)	-
Total liabilities	$23,176,928	$107,548,617	$(12,812,329)		$117,913,216

Class A ordinary shares subject to possible redemption, 2,710,421 shares at redemption value of $11.34 per share at September 30, 2023	$30,733,473		$(29,057,133)	(a)	$-
			423,841	(n)
			(2,100,182)	(p)
Redeemable non controlling interest		25,114,751	(25,114,751)	(i)	-

Preferred stock, $0.0001 par value		168,974,437	(168,974,437)	(i)

Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,060,000 issued and outstanding	106		(106)	(d)	-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,050,000 shares issued and outstanding	805		(805)	(d)	-
Common stock, $0.0001 par value, 220,000,000 authorized, 16,987,064 shares issued and outstanding		1,699	(1,699)	(j)	-
Common Shares			232	(c)	4,270
			48	(j)
			425	(l)
			2,260	(i)
			107	(k)
			167	(f)
			911	(d)
			120	(e)
			18	(p)
Additional paid-in capital		22,758,771	6,951,768	(c)	279,065,783
			12,099,880	(e)
			4,999,833	(f)
			47,257,944	(l)
			1,651	(j)
			194,086,928	(i)
			11,940,076	(k)
			(23,120,579)	(g)
			1,265,828	(h)
			2,100,164	(p)
			(1,276,500)	(t)
Accumulated deficit	(23,120,579)	(311,185,699)	(13,314,702)	(b)	(377,809,571)
			23,120,579	(g)
			(1,265,828)	(h)
			(162,625)	(n)
			(2,365,184)	(x)
			(49,515,533)	(s)
Accumulated other comprehensive income		1,759,705			1,759,705
Total shareholders’ equity (deficit)	(23,119,668)	(286,665,524)	212,805,377		(96,979,814)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$30,790,733	$14,972,281	$(24,829,613)		$20,933,401

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2023

	IOAC (Historical) for the six months ended September 30, 2023	ZOOMCAR, INC. (Historical) for the six months ended September 30, 2023	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Revenues from services		5,295,626			5,295,626
Total revenue		5,295,626			5,295,626

Cost and Expenses
Cost of revenue		6,348,468			6,348,468
Technology and development		2,246,738			2,246,738
Sales and marketing		3,859,994			3,859,994
General and administrative	2,045,733	4,642,103	753,783	(v)	7,441,619
Total costs and expenses	2,045,733	17,097,303	753,783		19,896,819
Loss from operations before income tax	(2,045,733)	(11,801,677)	(753,783)		(14,601,193)
Other costs (income)
Interest income	(801,044)		801,044	(u)	—
Finance costs		29,884,357			29,884,357
Finance costs to related parties		25,777			25,777
Other income, net		(522,716)			(522,716)
Other income from related parties		(5,676)			(5,676)
Total other costs (income)	(801,044)	29,381,742	801,044		29,381,742
Loss before taxes	(1,244,689)	(41,183,419)	(1,554,827)		(43,982,935)
Provision for income taxes
Net income (loss)	$(1,244,689)	$(41,183,419)	$(1,554,827)		$(43,982,935)

Weighted average shares outstanding, redeemable Class A ordinary shares	2,916,598
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.10)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	16,987,064			62,874,774
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.10)	$(2.42)			(0.70)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2023

	IOAC (Historical) for the twelve months ended March 31, 2023	ZOOMCAR, INC. (Historical) for the year ended March 31, 2023	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Income from rentals		165,834			165,834
Revenues from services		8,586,785			8,586,785
Other revenues		73,587			73,587
Total revenue		8,826,206			8,826,206

Cost and Expenses
Cost of revenue		20,675,611	39,410	(w)	20,715,021
Technology and development		5,176,391	115,733	(w)	5,292,124
Sales and marketing		6,734,205	13,775	(w)	6,747,980
General and administrative	6,335,153	12,695,839	13,314,702	(v)	33,442,604
			1,096,910	(w)
Total costs and expenses	6,335,153	45,282,046	14,580,530		66,197,729
Loss from operations before income tax	(6,335,153)	(36,455,840)	(14,580,530)		(57,371,523)
Other costs (income)
Interest income	(4,414,489)		4,414,489	(u)	—
Finance costs		27,570,752	2,365,184	(x)	79,451,469
			49,515,533	(y)
Finance costs to related parties		64,844			64,844
Other income, net		(2,043,556)			(2,043,556)
Other income from related parties		(15,804)			(15,804)
Total other costs (income)	(4,414,489)	25,576,236	56,295,206		77,456,953
Income (loss) before taxes	(1,920,664)	(62,032,076)	(70,875,736)		(134,828,476)
Provision for income taxes
Net income (loss)	$(1,920,664)	$(62,032,076)	$(70,875,736)		$(134,828,476)

Weighted average shares outstanding, redeemable Class A ordinary shares	$19,119,380
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.07)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	16,987,064			62,874,774
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.07)	$(3.65)			(2.14)

Note 1. Basis of Presentation

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, IOAC will be treated as the “accounting acquiree” and Zoomcar as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Zoomcar issuing shares for the net assets of IOAC, followed by a recapitalization. The net assets of IOAC will be stated at historical cost. Operations prior to the Business Combination will be those of Zoomcar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The period is presented on the basis of Zoomcar as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

●	IOAC’s unaudited balance sheet as of September 30, 2023, and the related notes, included elsewhere in this prospectus; and

●	Zoomcar’s unaudited condensed consolidated balance sheet as of September 30, 2023, and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

●	IOAC’s unaudited statement of operations for the six months ended September 30, 2023, and the related notes, included elsewhere in this prospectus; and

●	Zoomcar’s unaudited statement of operations for the six months ended September 30, 2023, and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2023, has been prepared using, and should be read in conjunction with, the following:

●	Zoomcar’s audited condensed statement of operations for year ended March 31, 2023.

●	On May 30, 2023, the board of directors of IOAC approved a change to IOAC’s fiscal year end from December 31 to March 31, in accordance with the IOAC amended and restated articles of association. As a result of the change in fiscal year end, transition report filed by IOAC as on June 9, 2023 reflects IOAC Transition Report on Form 10-Q for the period from January 1, 2023 through March 31, 2023. IOAC’s next fiscal year will run from April 1, 2023 through March 31, 2024.

●	IOAC’s statement of operations for the year ended December 31, 2022 and the related notes, as well as statements of operations for the three month periods ended March 31, 2023 and 2022, and the related notes, included elsewhere in this prospectus, which were respectively added to and subtracted from the results of operations for the year ended December 31, 2022 to obtain results of the operations for twelve months comparable to results of the operations of Zoomcar’s for the twelve months ended March 31, 2023, and in line with SEC S-X article 11 which allows one quarter difference in reporting periods.

Included in the shares outstanding and the weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 62,874,774 shares of Common Stock shown as issued to the Innovative International Acquisition Corp at Closing in accordance with the terms of the Business Combination Agreement.

The pro forma adjustments reflecting the consummation of the Business Combination is based on certain currently available information and certain assumptions and methodologies that IOAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. IOAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of IOAC and Zoomcar.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the New Zoomcar. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). IOAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that New Zoomcar will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Zoomcar filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Zoomcar’s shares outstanding, assuming the Business Combination occurred on April 1, 2022.

1)	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(a)	Reflects an adjustment to reflect redemption of 2,528,044 public shares redeemed subsequent to September 30, 2023, for the total amount of $29.1 million, at the average redemption price of $11.49 per share redeemed.

(b)	Represents an aggregate of $13.6 million of costs related to the transaction, which includes $11.8 million of costs that are incurred through the closing of the transaction which consists of estimated legal, financial advisory and other professional fees, as well as $1.8 million of D&O insurance liability, related to the Business Combination incurred by IOAC ($1.4 million) and Zoomcar ($12.2 million) subsequent to September 30, 2023. As of September 30, 2023, there is prepaid D&O insurance in the amount of $0.3 million and $0.8 million of amortization for the six months ended September 30, 2023 and corresponding accumulated deficit for Zoomcar and additional paid in capital for IOAC. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees, and amortization of D&O insurance of approximately $13.3 million is included in the pro forma results of the operations for the twelve months period ended March 31, 2023, and corresponding accumulated deficit for Zoomcar and additional paid in capital for IOAC.

(c)

Reflects the settlement of $13.8 million in accounts payables and accrued liabilities as of the merger date involves a cash payment of $0.3 million, issuance of common shares totaling $7.0 million to vendors, as well as settling the remaining $6.5 million liability on behalf of the Company through direct payout to vendors for transaction costs. To facilitate the vendor’s payout, the Company has issued convertible promissory notes and 164,000 common shares with estimated fair value of $10.2 million, and $0.5 million respectively. The convertible promissory notes are classified as liability in the pro-forma balance sheet as of September 30, 2023, and financing cost on the issuance amounting to $2.4 million is incorporated into the pro-forma statement of operations for the six months ending September 30, 2023, categorized under finance costs. The amounts referred to in this note are based on the Company’s preliminary estimates and may change upon finalization of valuations.

(d)	Reflects the conversion of 1,060,000 of IOAC Class A Ordinary Shares and 8,050,000 of IOAC Class B Ordinary Shares held by the Sponsor and underwriters into 9,110,000 shares of common stock, on a one-for-one basis, upon the Domestication.

(e)	Settlement of the deferred underwriting fees of the SPAC through issue of 1,200,000 common shares.

(f)	Represents the funding of $5.0 million received from Ananda Small Business Trust against which the Company has issued 1,666,666 common shares in accordance with Subscription agreement.

(g)	Represents elimination of IOAC accumulated deficit.

(h)	This adjustment represents the cancellation by Zoomcar prior to the Closing of an aggregate of 15,282,617 options to purchase Zoomcar shares issued under Zoomcar’s 2012 incentive plan according to provisions of the Merger Agreement. The compensation cost of these unvested options amounting to $1,265,828 is being expensed in accordance with the provisions of ASC 718-20-35-9. But for their cancellation, these outstanding options would have otherwise been assumed by New Zoomcar at the closing of the business combination.

(i)	The issuance of 22,597,337 shares of common stock to holders of Zoomcar’s Preferred Stock prior to the Closing, classified as Redeemable non-controlling interest in historical balance sheet of Zoomcar. Prior to the Effective Time, Zoomcar amended its governing documents to create in its charter an appropriate mechanism for automatic conversion of Preferred Stock into Common Stock in connection with the Business Combination. In connection with the Business Combination, Preferred Stock issued by Zoomcar’s Indian subsidiary was converted into rights to receive common stock of New Zoomcar issued in the Business Combination through a two-step mechanism: initially into shares of Preferred Stock of Zoomcar exchanged for shares of New Zoomcar common stock in the Merger, which shares of New Zoomcar common stock were deposited into the Zoomcar India Escrow Account (or the Earnout Escrow Account, as applicable) at the Closing. For the purposes of this pro forma it is assumed that all of the Zoomcar’s Preferred Stock is converted into the common shares of New Zoomcar through the process described above.

(j)	Represents conversion of the existing common stock of Zoomcar into shares of common stock (including shares granted under provisions of earn-out agreement) of New Zoomcar.

(k)	Ananda Trust’s payment obligation under the Ananda Trust Signing Subscription Agreement is offset against the repayment obligations of Zoomcar under the Ananda Trust Note. The repayment obligation of Zoomcar under the Ananda Trust Note (including interest accrued through the date of the Merger) are settled by issuance of IOAC shares prior to the Merger in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

(l)	The entry reflects the conversion of the Zoomcar Convertible Notes (including interest accrued through the date of the merger) included in the Zoomcar 2023 Private Financing Transactions into shares of Zoomcar common stock prior to the Effective Time of the Merger in accordance with the terms of such notes. The shares of Zoomcar common stock into which the Zoomcar Convertible Notes were converted prior to the Effective Time, were exchanged, at the Closing, for rights to receive 4,248,178 New Zoomcar shares.

(m)	Represents drawings under SPAC’s Sponsor promissory notes prior to the Closing for the purposes of extension contribution into trust account and payment of current expenses.

(n)	Represents accretion to the liability for the redeemable common stock of IOAC subsequent to September 30, 2023 reflecting interest accrued and monthly extension payments made in the Trust Account.

(o)	Represents settlement of $1.2 million as partial amount of liability related to promissory notes issued to the Sponsor of the SPAC. This settlement was executed through a direct payout to the promissory note holder by ACM Zoomcar Convert LLC. Refer footnote (c). As discussed elsewhere in this registration statement Existing Notes to Anada Trust were converted into the New Ananda Trust Note on December 18, 2023, which remained outstanding at the date of the Merger. The conversion feature included in the New Ananda Trust Note does not meet definition of the derivative instrument.

(p)	Represents transfer of 182,377 remaining non-redeemed public shares of IOAC into equity of the New Zoomcar in connection with consummation of the Business Combination.

(q)	Represents closing of the Trust Account subsequent to the merger.

(r)	The Company has issued a total of 20,000,311 shares under the provisions of earn-out arrangement. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

(s)	As per the Merger agreement, the Company is required to issue 16,505,178 additional common shares to the Zoomcar warrant holders, which are recorded under “derivative financial instruments”.

(t)	Represents payment to the non-redeeming shareholders as per terms of non-redemption agreement referenced elsewhere in this registration statement.

2)	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(u)	Reflects elimination of investment income and unrealized gain on marketable securities held in the Trust Account.

(v)

For year ended March 31, 2023 represents an adjustment of $13.3 million of the direct, incremental costs of the Business Combination, ($11.8 million of the general and administrative costs and $1.5 million for the D&O insurance), expected to be incurred after September 30, 2023, assuming those adjustments were made as of April 1, 2022 and as such should be recorded in the year ended March 31, 2023. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination, with the exception of tail D&O insurance which is amortized over coverage period of 6 years. For the six months ended September 30, 2023, represents an adjustment of $0.8 million for the amortization of the tail D&O insurance.

(w)	Costs related to cancellation of out-of-the-money vested and unvested options as describe in the footnote (h) above.

(x)	The entry reflects finance costs associated with the arrangement entered by the Company, as described in entry (c) and (o) above, including $2.4 million of cost related to the ACM Zoomcar Convert LLC convertible promissory note.

(y)	The entry reflects finance costs associated with the arrangement entered by the Company, as described in footnote(s) arrangement.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented. The unaudited pro forma condensed combined financial information has been prepared for the six months ended September 30, 2023, and the year ended March 31, 2023:

	For the six months ended September 30, 2023	For the year ended March 31, 2023
Pro forma net loss	$(43,982,935)	$(134,828,476)
Weighted average shares outstanding of common stock – basic and fully diluted	62,874,774	62,874,774
Net loss per share – basic and fully diluted	$(0.70)	$(2.14)

Excluded securities (1):
Public Warrants	11,500,000	11,500,000
Zoomcar Warrants Outstanding	39,057,853	39,057,853
Common Shares Issuable to Zoomcar Warrant holders under provisions of earn-out agreement	16,505,178	16,505,178
Total	67,063,031	67,063,031

Note 5. IOAC’s statements of operations

The following tables presents reconciliation of the historical statements of operations of IOAC to its statement of operations for the 12 months ended March 31, 2023, included in the unaudited pro forma condensed statement of operations for the year ended March 31, 2023 above:

	For the year ended			For the twelve months ended
	December 31, 2022	March 31, 2023	March 31, 2022	March 31, 2023
Formation and operating costs	$8,009,751	$1,113,042	$2,787,640	$6,335,153
Loss from operations	(8,009,751)	(1,113,042)	(2,787,640)	(6,335,153)
Other income:
Interest income – bank	56	1	21	36
Interest earned on cash held in Trust Account	3,383,887	1,054,190	23,624	4,414,453
Other income	3,383,943	1,054,191	23,645	4,414,489
Net loss	(4,625,808)	(58,851)	(2,763,995)	(1,920,664)
Weighted average shares outstanding, redeemable Class A ordinary shares	23,000,000	7,905,891	23,000,000	19,119,380
Basic and diluted net loss per share, redeemable Class A ordinary shares	(0.14)	(0.00)	(0.09)	(0.07)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	9,110,000	9,110,000	9,110,000
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	(0.14)	(0.00)	(0.09)	(0.07)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and our unaudited condensed consolidated financial statements for the six months ended September 30, 2023 and 2022, our audited financial statements as of the years ended March 31, 2023 and March 31, 2022, and other information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Zoomcar,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of Zoomcar Holdings, Inc. and its consolidated subsidiaries, and (ii) prior to the Business Combination, Zoomcar, Inc. (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

Overview

During our fiscal year ended March 31, 2022, Zoomcar’s business model shifted from a prior business model, in which we owned and leased vehicles to our customers, to our current online peer-to-peer car sharing platform which connects Hosts with Guests. Although our platform technology was already under development for several years prior this transition and we began on-boarding Hosts to our platform before the transition was complete, until our business model changed, most of our revenue was derived from what we refer to as “short-term car rentals” and “vehicle subscriptions,” whereas, beginning in December 2021, a shift in our revenue recognition model occurred in connection with which “facilitation revenues” generated from bookings on our marketplace platform began to represent an increasing proportion of our total revenues. Our results of operations should be read and considered in light of this change, as the transition in our business model impacts the relevance and magnitude of the comparisons between the years ended March 31, 2022 and March 31, 2023, respectively, particularly in light of the fact that, under our current business model, as compared to our previous model, while our total number of bookings has increased, we also share revenues with our Hosts with respect to a larger proportion of our bookings, whereas under our prior business model, we had fewer bookings but revenue per booking to Zoomcar was higher.

Standard Booking Flow

We operate a peer-to-peer car sharing platform in emerging markets across three countries and generate revenues from bookings by Guests of vehicles listed on our platform by Hosts. Zoomcar receives a portion of the associated booking fee charged to the Guest (less any credits or discounts applied), as well as platform fees charged to Guests and Hosts and trip protection fees (which we refer to as “value-added fees”) charged to Guests; as further described below, other fees charged to Guests, such as fuel charges, are paid fully to Hosts, who also receive a revenue share equal to approximately 60% of booking fees and between 0% and 40% of certain other charges. We use our customized algorithm to price trips dynamically on the platform, leveraging our data from the millions of miles driven on our platform to intelligently price the risks of trips and the market, incorporating information about Guests informed by data we collect and Zoomcar management’s professional experience. While Hosts can opt to offer bookings at prices that are different from those the platform generates as recommendations, most Hosts tend to select the algorithmically derived pricing for their bookings. The functionality enabled by our customized pricing tools is reflected in both Guest booking fees and in the trip protection or “value-added fees” charged to Guests, who are presented with three algorithmically derived damage protection pricing options from which to choose. The revenue- generating components of a trip booked on our peer-to-peer car sharing platform include:

●	Charges to Guests: For each booking on our platform, the aggregate amount we charge the Guest consists of the upfront booking fee, value-added fees, the Guest platform fees, and certain other charges (e.g., late fees, trip extension fees, etc.). We refer to these fees collectively as the “gross booking value.” The booking fee and trip protection fees are determined algorithmically by our system at the time of booking inception, while other fees may be charged during or after the trip, depending on events arising during the trip.

●	Charges to Hosts: For each booking on our platform, we charge a “revenue share” to the Host based on a percentage of the booking fee plus other fees that are transferable to the Host. The average revenue share that Zoomcar receives from a booking on our platform is approximately 40%, with the Host retaining the remaining 60%. A typical trip on our platform may also involve reimbursements to the Host for incidental charges such as low fuel, which are charged directly to the Guest. We also provide Hosts incentives in the form of discounts related to specific factors such as listing periods and minimum host ratings. We charge Hosts minimum marketplace fees to offset the costs of installed devices.

The table below shows the fees charged to the Guest in an illustrative booked trip and the allocation of such fees to Zoomcar and the Host, respectively:

Fees Charged to Guest:	Percentage to Zoomcar:	Percentage to Host:
Upfront booking fee (less discounts and credits, incl. taxes)	Approximately 40%	Approximately 60%
Value-added fees (trip protection)	100%	0%
Guest platform fees	100%	0%
Other fees (late fees, fuel charges, trip extension)	Approximately 0 – 40%	Approximately 60 – 100%

Guest(1)

Upfront booking fee (less discounts and credits, incl taxes)	58.6
(+) Value added fees (Trip protection)	3.6
(+) Guest platform fees	0.7
(+) Other fees (Late fees, fuel charges, trip extension)	13.1
Total collected from guest (GBV)	75.9
(-) Host revenue share	-43.4
(-) Other uncollected fees(3)	-6.6
(-) Taxes	-4.7
Net Collections from Guest	21.2

Host(1)

Upfront booking fee (less discounts and credits, incl taxes)	58.6
(+) Other fees (fuel charges, trip extension, cancellation fees)	13.1
(+) Host incentives and other bonuses	3.0
(+) Host reimbursements/refunds	0.9
(-) Revenue share to Zoomcar	28.3
(-) Host marketplace fees	-1.1
Total paid to Host	46.2

Zoomcar(1)

Revenue share to Zoomcar	28.3
(+) Guest platform fee	0.7
(+) Host marketplace fees	1.1
(+) Value added fees (Trip protection)	3.6
(-) Host incentives offset against revenue	-2.3
(-) Host reimbursements/refunds	-0.9
(-) Other uncollected fees(4)	-1.6
(-) Taxes	-4.7
Total Net Revenue	24.1

Notes

(1)	Unit economics at a booking level calculated only using data from the India market. Time period considered is July to October 2022 averaged using weighted average using bookings as weights for the respective months.

(2)	For illustrative purposes it is assumed that 75% of the Host incentive is treated as a contra-revenue, with the remaining 25% treated as marketing expense consistent with GAAP treatment.

(3)	The Host’s portion of uncollected fees are transmitted to the Host.

(4)	Assumed 25% of $6.6 uncollected fees treated as an offset to Revenue, remainder in Cost of Revenue.

Key Business Metrics

In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way.

	Year ended March 31,		Six months ended September 30,
(in thousands)	2023	2022	2023	2022
Booking Days	813	493	347	434
Gross Booking Value	$33,160	$21,571	$14,008	$17,721

Booking Days

We define “Booking Days” as total days (24 hours measured in minutes) that a vehicle is booked by Guests on our platform in a given period, for trips ended, net of total days relating to cancelled bookings in that period. We believe Booking Days is a key business metric to help investors and others understand and evaluate our results of operations in the same manner as our management team, as it represents a standardized unit of transaction volume on our platform in any given time period.

(1)	Refers to calendar quarters (i.e., Q2-20 = April 1 to June 30, 2020).

For the fiscal year ended March 31, 2023, Booking Days increased to approximately 813,000, compared to approximately 493,000 during the fiscal year ended March 31, 2022. This was a reflection of significantly higher trip volume on our platform during the fiscal year ended March 31, 2023, as we continued to increase our available vehicle supply after transitioning to our peer-to-peer sharing model in the prior year. Additionally, during the second calendar quarter of 2021 we saw depressed demand due to the COVID- induced shutdowns in India. The increase in Q4-22 Booking Days reflects seasonally high holiday demand, followed by a drop off in Q1-23 and a subsequent recovery in Q2-23 reflecting increased investments in brand marketing during April-June 2023. The decline in Q3-23 booking days vs. Q2-23 reflects a seasonal decline as Q2 demand typically benefits from the pre-summer holiday season in India.

Gross Booking Value

We define Gross Booking Value, or GBV, as the total dollar value of Booking Days booked on our platform, including upfront booking fee (less discounts and credits), value-added fees (i.e., trip protection fees), Guest and Host platform fees, and other charges. GBV includes applicable pass-through taxes and other fees required to be remitted to local authorities, which are excluded from net revenue. GBV is driven by the number of Booking Days and related trip pricing. Revenue from bookings is recognized ratably over the duration of the trip; accordingly, we consider GBV a “leading indicator” of revenue.

(1)	Refers to calendar quarters (i.e., Q2-20 = April 1 to June 30, 2020).

(2)	Booking days and GBV for bookings ended, excludes cancelled bookings.

(3)	GBV presented on a constant FX basis over time period presented.

The trend in GBV reflects the trend in Booking Days observed above. During the fiscal year ended March 31, 2023, GBV increased to $33.09 million, compared to $21.57 million for the fiscal year ended March 31, 2022. This was a reflection of significantly higher trip volume on our platform during the fiscal year ended March 31, 2023, as we continued to increase our available vehicle supply after transitioning to our peer-to-peer sharing model in the prior year. Additionally, during the second calendar quarter of 2021, we saw depressed demand due to the COVID-induced shutdowns in India.

Our Q2-22 GBV increase reflects the seasonal uptick in summer demand reflected in Booking Days, however Q4-22 GBV decreased versus Q3-22 despite an increase in Booking Days, due to lower realized pricing. The reduction in Q1-23 GBV also reflects the impact of lower Booking Days, and a subsequent recovery in Q2-23 GBV is driven by higher booking days due to increased investments in brand marketing during the April-June 2023 timeframe. The decline in Q3-23 GBV vs. Q2-23 reflects the sequential decline in booking days explained above.

Components of results of operations Net revenue

During the fiscal year ended March 31, 2022, we began offering a peer-to-peer car sharing platform, which enables Hosts to connect with Guests. We act as an agent under this model and thus, our primary revenue source is from recording facilitation revenue (on a net basis) for those trips fulfilled by Host vehicles. Prior to August 2021, vehicles available on our platform consisted solely of company-owned or leased vehicles that we offered for short-term rental or longer-term subscription.

Our revenue for the six months ended September 30, 2023 consists of only facilitation revenue, while revenue for the six months ended September 30, 2022 consists of short-term vehicle rentals and vehicle subscriptions in addition to facilitation revenue.

Our revenue for the years ended March 31, 2023 and March 31, 2022 consists of facilitation revenue, short-term vehicle rentals and vehicle subscriptions.

Facilitation Revenue

Support and facilitation services include assistance with execution of a lease agreement, payment facilitation, vehicle delivery, on-road assistance, prospective renter diligence and vehicle usage/location tracking (in cases of loss or theft).

Facilitation revenue consists of our share of GBV. The fees that are components of GBV are charged as a percentage of the value of certain components of the gross booking value, excluding taxes. Facilitation revenue consists of our share of the service fees charged to the Hosts, net of incentives and refunds. We collect these fees from the Guest and share a portion of the booking fee, all late fees and trip extension with the Host. On a daily basis we, or our third-party payment processors, disburse a portion of the GBV to the Host, less the fees due from the Host to us. The amounts charged for the booking fee vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Revenue is recognized ratably over the trip period as we satisfy our performance obligations.

We also require our Guests to choose one of three trip protection options. A per-trip amount (included in the booking fee) is charged for trip protection, which is collected upon the booking. We recognize revenue from trip protection charges over the trip completion period.

Short-Term Rentals and Vehicle Subscriptions

Prior to August 2021, vehicles available on our platform consisted solely of company-owned or leased vehicles that we offered for short-term rental or longer-term subscription. Such vehicles were available for short-term rental or for “subscription” over longer periods, from one to 24 months, in a transaction resembling a lease. The subscription amount for each month was fixed based on number of months and vehicle type subscribed. The subscription model permitted subscribers to list back the vehicle on our platform, upon which we would offer the vehicle for short-term rental and share the resulting revenue with the subscriber.

Others

We exclude from revenue taxes assessed by governmental authorities that are imposed on specific revenue- producing transactions and collected from customers/subscribers.

Cost of Revenue

Cost of revenue primarily consists of, (1) personnel-related compensation costs of local operations teams and teams that provide phone, email and chat support to users, (2) repair and maintenance expenses of vehicles, (3) vehicle site rental costs, (4) vehicle and device depreciation, (5) power and fuel charges, (6) software support and maintenance, and (7) other direct expenses. We expect that cost of revenue will continue to increase on an absolute dollar basis for the foreseeable future to the extent that we continue to see growth on the platform. However, cost of revenue may vary as a percentage of revenue from year to year based on activity on the platform.

Technology and Development

Technology and development expense primarily consists of personnel-related compensation expenses for technology, product, and engineering teams, as well as expenses associated with our information technology and data science platforms. We expect that our technology and development expense will increase on an absolute dollar basis, but vary from period to period as a percentage of net revenue for the foreseeable future as we continue to invest in technology and development activities relating to ongoing improvements to and maintenance of our platform, including the potential hiring of additional personnel to support these efforts.

Sales and Marketing

Sales and marketing expenses primarily consist of online marketing expenses, marketing promotion expense, marketing partnerships with third parties, sales and marketing personnel compensation expenses and certain incentives and referral bonuses paid to Hosts. Sales and marketing expenses also include allocated overhead. We expect that our sales and marketing expenses will increase on an absolute dollar basis, but vary from period to period as a percentage of net revenue for the foreseeable future.

General and Administrative

General and administrative expense primarily consists of personnel-related expenses for executive management and administrative functions, including finance and accounting, legal, and human resources. General and administrative expenses also include certain travel expenses, professional service fees, including legal expenses, rent expenses, office expenses, repairs and maintenance and other expenses. We expect to incur additional general and administrative expense as a result of operating as a public company, including expenses to comply with SEC and Nasdaq listing rules and regulations, as well as increased expenses for corporate insurance, director and officer insurance, investor relations and professional services costs. We expect general and administrative expenses to increase on an absolute dollar basis but vary as a percentage of net revenue from period to period.

Finance Costs

Finance costs consist primarily of interest on vehicle loans and finance leases, note issue expenses and other borrowing costs. Costs recognized on account of fair valuation of senior subordinated convertible promissory notes and associated warrant instruments are included. In addition, it also includes cost on account of fair value of convertible note and interest on convertible note issued to Ananda small business trust in October 2022.

Gain on Troubled Debt Restructuring

Gain on troubled debt restructuring relates to gains booked in regard to restructuring our existing debt agreements with lenders.

Other Income and (Expense), Net

Other income and (expense), net consists primarily of interest income (expense), change in the fair value of preferred stock warrant, gain on modification/ termination of leases, gain (loss) on sale of assets & assets held for sale, gain(loss) on foreign currency transactions and balances, Provisions written back, payable to customers written back and other expenses.

Results of Operations

The following table sets forth our results of operations for the periods presented:

	Year ended March 31,		Six Months Ended Sep 30,
	2023	2022	2023	2022
Net revenue	8,826,206	12,797,041	5,295,626	3,811,649
Costs and expenses
Cost of revenue	20,675,611	25,282,282	6,348,468	14,163,264
Technology and development	5,176,391	4,233,860	2,246,738	2,393,391
Sales and marketing	6,734,205	9,326,356	3,859,994	4,481,557
General and administrative	12,695,839	10,533,993	4,642,103	6,269,897
Total costs and expenses	45,282,046	49,376,491	17,097,303	27,308,109
(Loss) income from operations	(36,455,840)	(36,579,450)	(11,801,677)	(23,496,460)
Finance costs	27,570,752	3,351,077	29,884,357	1,566,257
Finance costs to related parties	64,844	110,714	25,777	68,407
Gain on troubled debt restructuring	-	(7,374,206)		-
Other income, net	(2,043,556)	(1,605,023)	(522,716)	(1,660,176)
Other income from related parties	(15,804)	(16,860)	(5,676)	(9,729)
(Loss) income before provision for income taxes	(62,032,076)	(31,045,152)	(41,183,419)	(23,461,219)
Provision for income taxes			-	-
Net (loss) income	(62,032,076)	(31,045,152)	(41,183,419)	(23,461,219)

The following table sets forth our results of operations as a percentage of net revenue:

	Year ended March 31,		Six Months Ended Sep 30,
	2023	2022	2023	2022
Net revenue	100%	100%	100%	100%
Costs and expenses
Cost of revenue	234%	198%	120%	372%
Technology and development	59%	33%	42%	63%
Sales and marketing	76%	73%	73%	118%
General and administrative	144%	82%	88%	164%
Total costs and expenses	513%	386%	323%	716%
(Loss) income from operations	-413%	-286%	-223%	-616%
Finance costs	312%	26%	564%	41%
Finance costs to related parties	1%	1%	0%	2%
Gain on troubled debt restructuring	0%	-58%	0%	0%
Other income, net	-23%	-13%	-10%	-44%
Other income from related parties	0%	0%	0%	0%
(Loss) income before provision for income taxes	-703%	-243%	-778%	-616%
Provision for income taxes	0%	0%	0%	0%
Net (loss) income	-703%	-243%	-778%	-616%

Comparison for the six months ended September 30, 2023 and six months ended September 30, 2022

Net Revenue

	Six Months Ended Sep 30,
	2023	2022	2023 to 2022 $ change	2023 to 2022 % change
Net Revenue	5,295,626	3,811,649	1,483,977	39%
Income from rentals	-	255,785	(255,785)	-100%
Revenues from facilitation services	5,295,626	3,471,350	1,824,276	53%
Other revenues	-	84,514	(84,514)	-100%

Our total net revenue for the six months ended September 30, 2023 and the six months ended September 30, 2022 was $5.30 million and $3.81 million, respectively, representing an increase of $1.48 million, or 39%. This increase primarily reflected higher revenue from facilitation services (platform bookings) in the six months ended September 30, 2023. While the number of bookings served decreased to 201,613 in the six months ended September 30, 2023 as compared to 391,787 in the six months ended September 30, 2022, Net Revenue for the six months ended September 30, 2023 still increased as the prior period was negatively impacted by higher incentive costs recorded as contra-revenue (i.e. incentive payments recorded as contra-revenue totaled $0.41 million in the six months ended September 30, 2023, as compared to $3.68 million in the six months ended September 30, 2022).

During the six months ended September 30, 2023, we did not record any income from rentals and we do not expect to record any rental revenue going forward as we have completely phased out our asset-owned rental and subscription businesses during 2022.

Costs and Expenses

(Amounts in USD)

	six months ended September 30,
	2023	2022	2023 to 2022 $ change	2023 to 2022 % change
Cost of revenue	6,348,468	14,163,264	(7,814,796)	-55%
Technology and development	2,246,738	2,393,391	(146,653)	-6%
Sales and marketing	3,859,994	4,481,557	(621,563)	-14%
General and administrative	4,642,103	6,269,897	(1,627,794)	-26%
Total costs and expenses	17,097,303	27,308,109	(10,210,806)	-37%

Cost of Revenue

Cost of revenue was $6.35 million during the six months ended September 30, 2023, as compared to $14.16 million during the six months ended September 30, 2022, a decrease of $7.81 million, or 55%. This decrease was driven by our overall company-wide efforts to drive greater operational efficiency, specifically due to $2.93 million lower personnel costs (driven by headcount reductions during the current six months period quarter), $0.94 million lower vehicle repair and maintenance costs, $0.91 million lower power and fuel costs, and $0.14 million lower rent costs.

Other costs of revenue, decreased by $3.03 million, or 77%, primarily driven by $1.35 million lower expenses related to outsourced call center costs, which was negligible in the six months ended September 30, 2023. Uncollected billings reduced by $1.24 million, or 64%, in the six months ended September 30, 2023 primarily due to policy changes resulting in the elimination of fuel reimbursements, toll fees and other guest charges which have historically contributed to high non-collection rates. Outsourced manpower costs for entities other than India has reduced by $0.13 million, or 77% in the six months ended on September 30, 2023 due to cost and efficiency initiatives.

Technology and Development

Technology and development expenses were $2.25 million during the six months ended September 30, 2023, as compared to $2.39 million during the six months ended September 30, 2022, a decrease of $0.15 million, or 6%. This decrease was primarily on account of IT platforms support costs driven by vendor rationalization efforts amounting to $0.10 million and IT and engineering headcount costs reductions of $0.05 million.

Sales and Marketing

Sales and marketing expense was $3.86 million during the six months ended September 30, 2023, as compared to $4.48 million during the six months ended September 30, 2022, a decrease of $0.62 million, or 14%. The overall decrease in the current six months period versus the prior six months period was driven by a reduction of $0.44 million, or 49%, in marketing related personnel costs and a reduction of $0.40 million, or 86%, in referral bonus costs, which were substantially reduced during the six months ended September 30, 2023.

The reductions above were offset by a $0.22 million, or 7%, increase in marketing and promotion expenses in the six months ended September 30, 2023 versus six months ended September 30, 2022 driven by additional brand marketing investments in the current period.

General and Administrative

General and administrative expenses were $4.64 million during the six months ended September 30, 2023, as compared to $6.27 million during the six months ended September 30, 2022, a decrease of $1.63 million, or 26%. This reduction was primarily due to $1.39 million reduction in ESOP costs during the six months ended September 30, 2023 and $0.51 million reduction in personnel costs driven by headcount reduction in customer support and G&A teams. In addition to the above, there is a reduction of $0.17 million related to amortization and depreciation other than vehicles, travel, operating lease cost, power and fuel, office expenses and repairs and maintenance during the six months ended September 30, 2023.

The cost reductions above were offset by an increase of $0.68 million, or 107%, in professional fees (legal and financial advisory) related to the deSPAC transaction incurred during the six months ended September 30, 2023.

Finance Costs

	Six Months Ended Sep 30,
	2023	2022	2023 to 2022 $ change	2023 to 2022 % change
Finance costs	29,884,357	1,566,257	28,318,100	1808%
Finance costs to related parties	25,777	68,407	(42,630)	-62%

Finance costs increased by $28.32 million, or 1,808%, for the six months ended September 30, 2023, as compared to the six months ended September 30, 2022, primarily due to charges of $16.66 million related to the change in fair value of senior subordinated convertible promissory notes, $10.04 million in charges related to the change in fair value of derivative warrant liability, note issuance expense of $1.56 million, and $1.0 million related to change in the fair value of convertible promissory note. These charges are all non-cash charges related to the issuance of additional tranches of our senior subordinated convertible promissory notes in the six months ended September 30, 2023. There were no such costs recorded in the prior period.

During the six months ended September 30, 2023, we recorded zero expense related to the change in fair value of preferred stock warrants, for which we had recorded a charge of $0.63 million during the six months ended September 30, 2022. During the current six months ended September 30, 2023, there was a gain associated with the change in fair value of preferred stock warrants, which was recorded in other income and expense.

Interest expense on finance leases and vehicle loans was lower by $0.34 million, or 40%, in the six months ended September 30, 2023, as compared to the six months ended September 30, 2022, due to lower loan balances and average interest rates.

Other (income) and expense, net

	Six Months Ended Sep 30,
	2023	2022	2023 to 2022 $ change	2023 to 2022 % change
Other income, net	(522,716)	(1,660,176)	1,137,460	-69%
Other (income) - from related parties	(5,676)	(9,729)	4,053	-42%

Other income decreased by $1.14 million for the six months ended September 30, 2023, as compared to the six months ended September 30, 2022, primarily due to gains of $1.47 million on sale of assets held for sale and $0.17 million related to foreign currency remeasurements both of which occurred in the six months ended September 30, 2022 that were negligible in the current six months ended September 2023 This decrease in other income, net was offset by a gain of $0.42 million on account of change in fair value of preferred stock warrant recorded in the six months ended September 30, 2023, as compared to no such gain during the six months ended September 30, 2022.

Comparison for Years Ended March 31, 2022 and March 31, 2023 Net Revenue

	Year ended March 31,
	2023	2022	2022 to 2023 $ change	2022 to 2023 % change
Short term rental revenue	165,834	12,057,401	(11,891,567)	-99%
Facilitation revenue (net)	8,586,785	589,331	7,997,454	1,357%
Other revenues	73,587	150,309	(76,722)	-51%
Net Revenue	8,826,206	12,797,041	(3,970,835)	-31%

Our total net revenue for the fiscal year ended March 31, 2023, was $8.83 million, compared to $12.80 million for the fiscal year ended March 31, 2022, a decrease of $3.97 million, or 31%.

Total revenue during the year ended March 31, 2023 is primarily comprised of facilitation revenue of $8.59 million, (net of $3.71 million in incentives paid to Hosts and Guests which are treated as reductions in facilitation revenue), as compared to facilitation revenue of $0.59 million in the year ended March 31, 2022, as our peer-to-peer platform was launched in August 2021, and a significant portion of 2022 bookings were served by self-owned inventory. Revenue from short-term rentals was $0.17 million for the year ended March 31, 2023, as compared to $12.06 million for the year ended March 31, 2022, a decrease of $11.89 million, or 99%, as substantially all the bookings during the fiscal year ended March 31, 2023 were served by Host-owned vehicles.

Other revenue was $0.07 million for the year ended March 31, 2023, as compared to $0.15 million for the year ended March 31, 2022, a decrease of $0.08 million or 51%, due to reduction in corporate booking ($0.02 million reduction) and E-Bike rentals ($0.06 million reduction) as a result of our migration to the marketplace model.

Costs and Expenses

	Year ended March 31,
			2022 to 2023	2022 to 2023
	2023	2022	$ change	% change
Cost of revenue	20,675,611	25,282,282	(4,606,671)	-18%
Technology and development	5,176,391	4,233,860	942,531	22%
Sales and marketing	6,734,205	9,326,356	(2,592,151)	-28%
General and administrative	12,695,839	10,533,993	2,161,846	21%
Total costs and expenses	45,282,046	49,376,491	(4,094,445)	-8%

Cost of Revenue

Cost of revenue was $20.68 million for the year ended March 31, 2023, as compared to $25.28 million for the year ended March 31, 2022, a decrease of $4.61 million, or 18%. This decline was driven by lower vehicle depreciation expense, which reduced to $0.34 million for the year ended March 31, 2023, as compared to $3.06 million for the year ended March 31, 2022, a decrease of $2.72 million, or 89%, and insurance costs which declined by 0.93 million, or 96% in the same period, both due to the sale and retirement of the vast majority of our self-owned vehicle fleet over the course of the year ended March 31, 2022. Other cost reductions resulted from efforts to streamline and consolidate our business operations resulting in decreases of $0.83 million in personnel costs, $2.15 million in rent expenses, $1.09 million in power and fuel costs, $0.74 million reduction in rates and taxes, and a $0.28 million reduction in repair and maintenance costs.

The cost savings above were offset by increases in India of $2.18 million on account of uncollected billings recorded as cost of revenue and $0.90 million higher call center expenses reclassified to cost of revenue in the current period, offset by a decrease in telematics cost by $0.19 million.

Our international operations (Vietnam, Egypt and Indonesia) together contributed to an increase of $1.00 million on account of call center, fleet and other telematics costs, as well as $0.17 million in technology (cloud) infrastructure costs and $0.15 million in payment gateway charges since all of these entities commenced operations during the year ending March 31, 2022 and the year ended March 31, 2023 represents a full operating year.

Technology and Development

Technology and development expenses were $5.18 million during the year ended March 31, 2023, as compared to $4.23 million during the year ended March 31, 2022, an increase of $0.94 million, or 22%. The increase consisted primarily of an increase in IT and engineering personnel expense of $0.59 million, as well as an increase of $0.36 million for our IT platforms support and infrastructure costs reflecting continued investments in our peer-to-peer sharing platform and increased global scale of operations in the year ended March 31, 2023.

Sales and Marketing

Sales and marketing expenses were $6.73 million during the year ended March 31, 2023, as compared to $9.33 million during the year ended March 31, 2023, a decrease of $2.59 million, or 27.8%. The decrease was primarily due to a decrease of $3.38 million in Host and Guest incentive costs and marketing and promotional activities in the year ended March 31, 2023, as compared to the prior year when we were investing in the launch of our peer-to-peer sharing platform in India and other geographies. This reduction was offset by $0.53 million in referral bonus expense in the year ended March 31, 2023, as compared to zero in the prior period, as well as a $0.25 million increase in marketing personnel expenses.

General and Administrative

General and administrative expenses were $12.70 million during the year ended March 31, 2023, as compared to $10.53 million during the year ended March 31, 2022, an increase of $2.16 million, or 21% The increase primarily reflected an increase in personnel costs of $1.06 million relating to the recruitment of executive management personnel, as well as individual country leadership teams as we launched and scaled up our peer-to-peer sharing platform business in India and other countries. Operating lease costs increased to $0.54 million during the year ended March 31, 2023 as compared to $0.05 million in the prior period. Professional fees increased by $0.15 million in the year ended March 31, 2023 versus the prior period driven by deSPAC related legal and advisory costs. Amortization and depreciation (other than vehicles) increased by $0.27 million and office expenses increased by $0.16 million, respectively, in the year ended March 31, 2023 versus the prior period.

Finance Costs

	Year ended March 31,
			2022 to 2023	2022 to 2023
	2023	2022	$ change	% change
Finance costs	27,570,752	3,351,077	24,219,675	723%
Finance costs to related parties	64,844	110,714	(45,870)	-41%

Finance costs increased by $24.22 million, or 723%, for the year ended March 31, 2023, as compared to the year ended March 31, 2022, primarily due to charges of $10.27 million related to the change in fair value of senior subordinated convertible promissory notes, $11.98 million in charges related to the change in fair value of derivative warrant liability and $2.40 million in note issuance discounts, all accounting (non-cash) charges associated with the issuance of senior subordinated convertible promissory notes and related warrants in March 2023. There were no such costs in the prior period.

Finance costs were offset by lower cash interest charges for vehicle loans and finance leases of $1.34 million, or 48%, for the year ended March 31, 2023 versus the year ended March 31, 2022, while finance costs to related parties decreased by $0.05 million, or 41%, over the same period primarily due to lower interest charges due to reduced outstanding loan principal balances. There were zero charges related to the change in fair value of preferred stock warrant in the year ended March 31, 2023, as compared to $0.46 million of such costs in the year ended March 31, 2022.

Gain on troubled debt restructuring

	Year ended March 31,
			2022 to 2023	2022 to 2023
	2023	2022	$ change	% change
Gain on troubled debt restructuring	—	7,374,206	(7,374,206)	-100%

Gain on troubled debt restructuring decreased to zero for the year ended March 31, 2023, as compared to $7.37 million for the year ended March 31, 2022 due to instances of loan restructuring or conversion into one-time settlements resulting in modification/restructuring gains in the prior period. There were no such gain in the current period.

Other Income and (Expense), Net

	Year ended March 31,
			2022 to 2023	2022 to 2023
	2023	2022	$ change	% change
Other income, net	2,043,556	1,605,023	438,533	27%
Other income from related parties	(15,804)	(16,860)	1,056	-6%

Other income increased by $0.44 million for the year ended March 31, 2023, as compared to the year ended March 31, 2022, primarily due to an increase in gain of $0.67 million on sale of assets including assets held for sale, $0.42 million on account of gain on account of change in fair value of preferred stock warrant offset by increase in foreign currency remeasurement cost by $0.30 million and decrease in gain on modification of finance lease and interest income by $0.24 million and $0.11 million respectively.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP financial measures help us to evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes.

We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered as a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. Because of these limitations, we consider, and you should consider, our non-GAAP financial measures alongside other financial performance measures presented in accordance with GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The following table summarizes our non-GAAP financial measures, along with the most directly comparable GAAP measure, for each period presented below.

	Year ended 31 March		Six Months Ended Sep 30,
	2023	2022	2023	2022
Gross profit /(loss)	$(11,849,405)	$(12,485,241)	$(1,052,842)	$(10,351,615)
Contribution (loss) profit	(14,227,150)	(10,911,834)	(1,289,235)	(11,999,783)
Gross margin	-134%	-98%	-20%	-272%
Contribution margin	-161%	-85%	-24%	-315%
Net (loss) income	(62,032,076)	(31,045,152)	(41,183,419)	(23,461,219)
Adjusted EBITDA	(32,105,321)	(29,510,265)	(10,673,165)	(20,543,767)

Contribution Profit (Loss) and Contribution Margin

We define contribution profit (loss) as our gross profit plus (a) depreciation expense included in cost of revenue, (b) stock-based compensation expense included in cost of revenue, (c) other general costs included in cost of revenue (rent, software support, insurance, travel); less (i) Host incentive payments and (ii) marketing and promotional expenses (excluding brand marketing).

We use contribution profit (loss) and contribution margin as indicators of the economic impact of a new booking on our platform, as they capture the direct expenses attributable to a new booking on our platform and the cost required to generate revenue. While certain contribution profit (loss) adjustments may not be non-recurring, non-cash, non-operating, or unusual, contribution profit (loss) is a metric our management and board of directors find useful, and we believe investors may find useful, in understanding the costs most directly associated with our revenue-generating activities.

Our contribution loss reduced significantly to a loss of $1.29 million during the six months ended September 30, 2023, as compared to a loss of $12.00 million during the six months ended September 30, 2022. This was a result of our overall focus on operational efficiency which reduced fulfillment costs, lower sales, marketing and incentive costs, combined with higher average trip durations which resulted in a significant reduction in per booking contribution loss.

Our contribution loss increased in the year ended March 31, 2023, as compared to the year ended March 31, 2022, primarily due to lower revenue, partially offset by reduced Host incentive payments and marketing costs associated with expanding our peer-to-peer sharing platform business in India and in other countries.

Contribution profit (loss) and contribution margin are non-GAAP financial measures with certain limitations regarding their usefulness; they should be considered as supplemental in nature and are not meant as substitutes for gross profit and gross margin, which are measures prepared in accordance with GAAP. For purposes of calculating the non-GAAP financial measures, we utilize the GAAP financial measure of gross profit, which is defined as revenue minus cost of revenue, each of which is presented in our consolidated statements of operations. Our definitions of contribution profit (loss) and contribution margin may differ from the definitions used by other companies in our industry and, therefore, comparability may be limited. In addition, other companies may not publish these or other similar metrics. Further, our definition of contribution profit (loss) does not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our contribution profit (loss) should be considered in addition to, not as a substitute for or in isolation from, gross profit prepared in accordance with GAAP.

The following tables present reconciliations of gross profit to contribution (loss) profit and gross margin to contribution margin for each of the periods indicated:

Contribution Profit / (Loss)

	Year ended 31 March		Six Months Ended Sep 30,
	2023	2022	2023	2022
Net revenue	$8,826,206	$12,797,041	$5,295,626	$3,811,6489
Cost of revenue	$20,675,611	$25,282,282	$6,348,468	$14,163,264
Gross Profit	$(11,849,405)	$(12,485,241)	$(1,052,842)	$(10,351,615)
Add: Depreciation and amortization	337,010	3,059,096	419,370	204,024
Add: Stock-based compensation	575,662	732,792	83,035	514,063
Add: Overhead costs in COR (rent, software support, insurance, travel)	1,840,149	4,859,629	739,295	940,231
Less: Host Incentives and Marketing costs (excl. brand marketing)	5,130,566	7,078,110	1,478,093	3,306,485
Less: Host incentives	2,143,199	3,463,287	275,045	1,459,254
Less: Marketing costs (excl. brand marketing)	2,987,367	3,614,823	1,203,048	1,847,231
Contribution Profit / (Loss)	(14,227,150)	(10,911,834)	(1,289,235)	(11,999,782)
Contribution margin	-161%	-85%	-24%	-315%

Adjusted EBITDA is a non-GAAP financial measure that represents our net income or loss adjusted for (i) provision for income taxes; (ii) other income and (expense), net; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) gains on troubled debt restructuring; and (vi) finance costs.

We use adjusted EBITDA in conjunction with net income or loss, its corresponding GAAP measure, as a performance measure that we use to assess our operating performance and operating leverage in our business. The above items are excluded from our adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, or they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful.

We believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Moreover, we have included adjusted EBITDA because it is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

Our adjusted EBITDA loss has improved to a loss of $10.67 million during the six months ended September 30, 2023, as compared to a loss of $20.54 million during the six months ended September 30, 2022. This is a result of reduced fulfillment costs, lower sales, marketing and incentive costs, and greater operational efficiency. In addition, we undertook a head count rationalization exercise which reduced our overall corporate headcount and reduced overhead costs contributing to the improved EBITDA loss during the six months ended September 30, 2023, as compared the six months ended September 30, 2022.

Our adjusted EBITDA loss has increased in the year ended March 31, 2023, as compared to the year ended March 31, 2022, due to lower revenue, partially offset by lower depreciation expense and reduced Host incentive payments and marketing costs.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	Adjusted EBITDA does not reflect other income (expense), net, which includes interest income on cash, cash equivalents, and restricted cash, net of interest expense, and gains and losses on foreign currency transactions and balances;

●	Adjusted EBITDA excludes certain recurring non-cash charges, such as depreciation of property and equipment and amortization of intangible assets; although these are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;

●	Adjusted EBITDA excludes gains on restructuring transactions, as these are non-recurring in nature;

●	Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; and

●	Adjusted EBITDA excludes all finance charges.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

The following is a reconciliation of adjusted EBITDA to the most comparable GAAP measure, net income (loss):

Adjusted EBITDA

	Year ended 31 March		Six Months Ended Sep 30,
Adjusted EBITDA	2023	2022	2023	2022
Net (Loss) / Income	$(62,032,076)	$(31,045,152)	$(41,183,419)	$(23,461,219)
Add/ (deduct)

Depreciation and amortization	740,422	3,189,567	510,607	313,360
Stock-based compensation	3,610,097	3,879,618	617,905	2,639,333
Finance costs	27,570,752	3,351,077	29,884,357	1,566,257
Finance costs to related parties	64,844	110,714	25,777	68,407
Gain on troubled debt restructuring	-	(7,374,206)	-	-
Other income, net	(2,043,556)	(1,605,023)	(522,716)	(1,660,176)
Other income from related parties	(15,804)	(16,860)	(5,676)	(9,729)
Adjusted EBITDA	$(32,105,321)	$(29,510,265)	$(10,673,165)	$(20,543,767)

Liquidity and Capital Resources

During the six months ended September 30, 2023 and 2022, respectively, we generated negative cash flows from operations of $10.21 million and $21.86 million, respectively, reflecting greater operating cost efficiencies and reduced overhead expenditures. During the years ended March 31, 2023 and 2022, we generated negative cash flows from operations of $36.27 million and $31.66 million, respectively, resulting primarily from expenses associated with our investment in the new platform business model and its expansion.

As of September 30, 2023 our cash and cash equivalents totaled $3.85 million, consisting of cash on hand, fixed deposits and other bank balances. As of March 31, 2023 and 2022, our cash and cash equivalents were $3.69 million and $26.78 million, respectively, consisting of cash on hand, fixed deposits and other bank balances.

Our primary uses of cash are to fund our operations as we continue to grow and expand our business in additional geographies. We will require a significant amount of cash for product development as we invest in our technology. We expect that our sales and marketing, general and administrative, and research and development expenses will continue to increase as we increase our sales volume, expand our marketing efforts, increase our internal sales force to drive increased sales of our technology and continue research and development efforts to further enhance our products.

In October 2022, we entered into a Business Combination Agreement (BCA) for merger with Innovative International Acquisition Corp. In October 2022, we entered into a note purchase agreement with Ananda small business trust, an affiliate of the SPAC sponsor. Ananda small business trust has purchased notes worth $10 million. Additionally, pursuant to signing the BCA, the Company has entered into a warrant and convertible note agreement in February 2023 with new investors and has raised a total of $21.28 million (before fees) as of August 16, 2023 (which will convert at a discount in the deSPAC or in a qualified financing) and the company is in the process of raising additional funds via the same convertible note.

Our future capital requirements will depend on many factors, including, but not limited to, our growth, our ability to attract and retain Hosts and Guests, and the scope of future sales and marketing activities.

Our ability to fund our operations and capital expenditures will depend on our ability to generate cash from operating activities, which is subject to future operating performance, as well as general economic, financial, competitive, legislative, regulatory, and other conditions, some of which may be beyond our control. We anticipate raising adequate liquidity via our deSPAC process to adequately fund future capital needs.

Financing Arrangements

We have financed our operations through revenue generated from sales, borrowings, and issuance of senior subordinated convertible promissory notes, convertible preferred stock and convertible notes.

Series E Preferred Stock and Warrants

During March 2021, we had an initial closing of our private placement offering and issued 14,994,152 shares of Series E preferred stock and warrants to purchase 14,994,152 shares of common stock at a combined price of $2.50 per unit. Subsequently, in April 2021 and May 2021, we further issued 15,005,368 shares of Series E preferred stock and warrants to purchase 15,005,368 shares of common stock at a combined price of $2.50 per unit.

Series E-1 Preferred Stock

On August 17, 2021, we issued 5,020,879 shares of Series E-1 preferred stock at a price of $3.50 per share.

Debentures and Other Borrowings from Financial Institutions

We have obtained loan facilities from various financial institutions during earlier time periods, which remained outstanding as of September 30, 2023.

Convertible Promissory note

On October 13, 2022, we raised $10,000,000 by issue of a convertible promissory note.

Senior Subordinated Convertible Promissory Note (‘SSCPN’) and Warrants

During March 2023, we have raised $8,109,954 against issuance of SSCPN and Warrants, Subsequently, during the six months ended September 30, 2023 the company raised $ 13,175,027 against issuance of SSCPN and Warrants.

The following table summarizes our cash flows for the periods presented:

	Year ended 31 March		Six Months Ended Sep 30,
Statements of Cash Flows Data:	2023	2022	2023	2022
Net cash (used in) provided by operating activities	(36,269,517)	(31,655,048)	(10,214,140)	(21,862,662)
“Net cash flows generated/(used) from investing activities”	3,904,131	2,591,230	(73,180)	3,278,215
Net cash generated/(used) from financing activities”	9,586,814	26,832,929	10,602,899	(4,227,038)
Effect of foreign exchange on cash and cash equivalents.	(318,478)	(47,367)	(155,777)	(397,231)
Net increase/(decrease) in cash and cash equivalents	(22,778,572)	(2,230,889)	315,579	(22,811,485)

Operating Activities

Net cash used in operating activities was $10.21 million and $21.86 million for the six months ended September 30, 2023 and September 30, 2022, respectively. The decrease in cash utilized for the six months ended September 30, 2023 as compared to the six months ended September30, 2022 resulted primarily from:

(a)	An increase in revenue from operations of approximately 39%

(b)	Lower operating expenses for sales, marketing, incentives and lower corporate overheads.

(c)	Net decrease (benefit) in working capital of $0.86 million in the six months ended September 30, 2023, as compared to a $0.52 million increase (cost) in working capital in the six months ended September 30, 2022.

Net cash used in operating activities was $36.27 million and $31.66 million for the years ended March 31, 2023 and March 31, 2022, respectively. The increase in cash utilized for the year ended March 31, 2023 compared March 31, 2022 resulted primarily from:

(a)	A decrease in revenue from operations of approximately 31%, which was only partially offset by reductions in operating expenses (excluding depreciation and amortization).

(b)	Net increase (cost) in working capital of $2.36 million, as compared to a net decrease (benefit) in working capital of $0.68 million in the prior year.

Investing Activities

Net cash used in investing activities totaled $0.07 million for the six months ended September 30, 2023 as compared to net cash generated of $3.28 million for the six months ended September 30, 2022. The decrease is largely attributable to negligible proceeds from sales of legacy vehicle, property, plant & equipment in the most recent six months versus $3.25 million of inflows from vehicle sales in the six months ended September 30, 2022 and lower proceeds of $ 0.07 million from maturity of fixed deposits for the six months ended September 2023 as compared to $0.34 million for the six months ended September 2022, offset by $0.15 million lower investments in fixed deposits and $ 0.07 million proceeds from sale of assets in the most recent six months ended September 30, 2023 versus in the six months ended September 30, 2022.

Net cash generated from investing activities totaled $3.90 million and $2.59 million for the years ended March 31, 2023 and March 31, 2022, respectively. The increase in cash generated for the year ended March 31, 2022, compared to March 31, 2022 is largely attributable to higher proceeds from legacy vehicle sales and lower purchases of property and equipment.

Financing Activities

Net cash generated in financing activities was $10.60 million for the six months ended September 30, 2023 as compared to negative $4.23 million for the six months ended September 30, 2022. The increase was primarily due to net inflows of $13.18 million from issuance of senior subordinated convertible promissory notes in the six months ended September 30, 2023, versus. zero issuances in the six months ended September 30, 2022. Additionally, during the six months ended September 30, 2023 we repaid only $1.01 million of debt and lease obligations, versus $4.23 million in the six months ended September 30, 2022 offset by $ 1.56 million payments towards note issuance cost for the six months ended September 30, 2023 versus no payment towards issuance cost in the six months ended September 30, 2022

Net cash generated in financing activities was $9.59 million for the year ended March 31, 2023, as compared to $26.8 million for the year ended March 31, 2022. The decrease was primarily due to zero issuances of preferred securities, as compared to $48.4 million in the year ended March 31, 2022. During the year ended March 31, 2023, we raised approximately $10.0 million from issuance of a promissory note to Ananda Trust and $7.15 million in net proceeds from issuance of senior subordinated convertible promissory notes.

Contractual Obligations and Commitments

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business.

Below is a table that shows our contractual lease obligations as of September 30, 2023:

	Six months ended September 30, 2023
Maturities of lease liabilities are as follows:	Operating Leases	Finance Leases
2024	$240,258	$1,309,595
2025	457,525	2,078,417
2026	346,655	3,012,684
2027	363,508	664,370
2028	381,203	—
Thereafter	399,783	—
Total Lease Payments	2,188,932	7,065,066
Less : Imputed Interest	607,594	1,016,411
Total Lease Liabilities	$1,581,338	$6,048,655

 Borrowings

As at	September 30, 2023
Current
Non-convertible debentures
7.7% Debentures	$411,487
Term loans
- from non-banking financial companies (NBFCs)	1,172,369
- from related parties (NBFCs)	989,820
2,573,676
Non Current
Term Loans
- from non-banking financial companies (NBFCs)	$2,104,194
2,104,194

Total maturity as of September 30, 2023 is as follows:

Year ending March 31,

2024 (October 1, 2023 till March 31, 2024)	$2,124,904
2025	819,633
2026	488,161
2027	903,819
2028	341,354
$4,677,871

The contractual commitment amounts in the table above are associated with agreements that are enforceable and legally binding. Obligations under contracts that we can cancel without a material penalty are not included in the table above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change.

Claims filed against the Company by customers and third-parties not acknowledged as liability amounted to $4,854,413 and $4,639,473 as of September30, 2023 and March 31, 2023, respectively. These claims have been made for personal injuries (customer and/or third parties) and amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip. The Company has procured third-party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third-parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from these claims will be covered by the insurance. While uncertainties are inherent in the final outcome of these matters, the Company believes, that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates. The critical accounting policies requiring estimates, assumptions, and judgments that we believe have the most significant impact on our financials are described below.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of US GAAP, which requires compensation cost for grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company includes a forfeiture estimate in the amount of compensation expense being recognized based on the Company’s estimate of equity instruments that will eventually vest. The fair value of stock-based awards, granted or modified, is determined on the grant date at fair value, using appropriate valuation techniques.

The Company records stock-based compensation expense for service-backed stock options over the requisite service period, which ranges from 6 months to 4 years.

For stock options with service-based vesting conditions only, the valuation model, typically the Black- Scholes option-pricing model, incorporates various assumptions including expected stock price volatility, expected term, and risk-free rates. Stock options with graded vesting the fair-value-based measure is estimated of the entire award by using a single weighted-average expected term. The Company estimates the volatility of common stock on the date of the grant based on weighted-average historical stock price volatility of comparable publicly traded companies in its industry group. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term equal to the expected term. The Company estimates the term based on the simplified method for employee stock options considered to be “plain vanilla” options as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0.0% as the Company has not paid and does not anticipate paying dividend on its common stock.

The Company estimates a forfeiture rate on an annual basis for the purpose of computation of stock- based compensation expense. The rate is used consistently across the subsequent interim periods during the year.

Warrants

When the Company issues warrants, it evaluates the proper balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the condensed consolidated balance sheets. In accordance with ASC 815-40, Derivatives and Hedging — Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the condensed consolidated balance sheet at fair value with any changes in its fair value recognized currently in the condensed consolidated statement of operations.

During the year, the Company has issued warrants along with Notes as defined in “Convertible Promissory Notes and Senior Subordinated Convertible Promissory Note (SSCPN)” policy and also as consideration to placement agents for the issuance of SSCPN which are classified as derivative instruments, refer to note 32.

The Company also has preferred stock and common stock warrants (as described below) issued during the year ended March 31, 2022 and are classified as liabilities and equity respectively.

Each unit of Series E preferred stock issued by the Company consists of one Series E preferred stock and a warrant which entitle the holder to purchase one share of common stock of the Company on the satisfaction of certain conditions. Warrants are also issued to placement agencies of Series E and Series E1. Warrants issued to placement agencies include the following two categories: a) warrants to purchase common stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into common stock:

The Company’s warrants to purchase common stock are classified as equity on the condensed consolidated balance sheets. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the sale of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock:

The Company’s warrants to purchase convertible preferred stock are classified as a liability on the condensed consolidated balance sheets and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which is classified outside of stockholders’ deficits.

The warrant liability is subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of finance costs. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants.

Warrants issued along with SSCPN:

The warrants issued along with the SSCPN satisfy the definition of a derivative in accordance with ASC 815-10-15-83 since it contains an underlying, has payment provisions, can be net settled and has a very minimal initial net investment. Accordingly, the derivatives are measured at fair value and subsequently revalued at each reporting date. Refer to note 15.

Financial liabilities measured at fair value

Convertible Promissory notes and Senior Subordinated Convertible Promissory Note (SSCPN)

On April 1, 2022, the Company adopted Accounting Standards Update (“ASU”) 2020-06 that simplifies the accounting for convertible instruments. ASU 2020-06 (i) reduced the number of accounting models for convertible instruments, by eliminating the models that require separation of cash conversion or beneficial conversion features from the host and (ii) revised the derivative scope exception and (iii) provided targeted improvements for Earnings Per Share (“EPS”). The adoption of ASU 2020-06 did not have a material impact on the Company’s outstanding convertible debt instruments as of April 1, 2022.

The Company has issued convertible promissory notes and senior subordinated convertible promissory notes (“Notes”), it evaluates the balance sheet classification to determine whether the instrument should be classified either as debt or equity, and whether the conversion feature should be accounted for separately from the host instrument. According to ASC 480-10-25-14, the notes are classified as liabilities because the Company intends to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. The Company evaluates the conversion feature of notes would be separated from the instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. However, the Company has elected fair value option for all notes, as discussed below and thus does not bifurcate the embedded conversion feature.

Fair Value Option Election

The Company accounts for Convertible Promissory notes and Senior Subordinated Convertible Promissory Note and convertible promissory notes issued under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The convertible promissory notes accounted for under the FVO election are a debt host financial instruments containing conversion features which would otherwise be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, is recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of convertible promissory note” and “Change in fair value of senior subordinated convertible promissory note” in the accompanying condensed consolidated statement of operations. With respect to the above convertible promissory notes, as provided for by ASC 825-10-50-30(b), the estimated fair value adjustment is presented as a separate line item in the accompanying condensed consolidated statement of operations, since the change in fair value of the convertible promissory notes payable was not attributable to instrument specific credit risk.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted

In July 2023, the FASB issued ASU 2023-03 - Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). The ASU amends or supersedes various SEC paragraphs within the Codification to conform to past SEC announcements and guidance issued by the SEC. The ASU is effective immediately upon issuance and did not have a material impact on the Company’s condensed consolidated financial statements.

Accounting Pronouncement Pending Adoption

In March 2023, the FASB issued ASU 2023-01 — Leases (Topic 842): Common Control Arrangements, which provides a practical expedient for certain companies to consider the written terms and conditions to determine the existence of a lease and it’s corresponding accounting and classification, if any. The ASU also addresses the accounting for leasehold improvements associated with leases between companies of common control transactions which is applicable to all entities. The ASU is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted for both interim and annual financial statements that have not yet been issued. The Company is currently evaluating the impact of this ASU on its condensed consolidated financial statements.

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its condensed consolidated financial statements or disclosures.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business, which primarily relate to fluctuations in inflation and foreign currencies. Such fluctuations to date have not been significant.

Foreign Currency Exchange Risk

We transact business globally in multiple currencies, primarily Indian Rupees, U.S. Dollars, Singapore Dollars, Euros, Indonesian Rupiah and Vietnamese Dong. Revenue as well as costs and expenses denominated in foreign currencies expose us to the risk of fluctuations in foreign currency exchange rates against the U.S. Dollar. We are exposed to foreign currency risks related to our revenue and operating expenses, along with certain intercompany transactions, denominated in currencies other than the U.S. Dollar, primarily Indian Rupees. Accordingly, changes in exchange rates may negatively affect our future revenue and other operating results as expressed in U.S. Dollars. Our foreign currency risk is partially mitigated as our entities that primarily recognize revenue in currencies other than the U.S. Dollar incur expenses in the same underlying currencies and, as such, we do not believe that foreign currency exchange risk has had a material effect on our business, results of operations or financial condition. We have experienced, and will continue to experience, fluctuations in our net loss or income as a result of transaction gains or losses related to remeasurement of our asset and liability balances that are denominated in currencies other than the functional currency of the entities in which they are recorded. These items are presented within Other income (expense), net, in our consolidated statements of operations.

We are also exposed to foreign exchange rate fluctuations as we translate the financial statements of our foreign subsidiaries into U.S. Dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the financial statements of our foreign subsidiaries into U.S. Dollars would result in a gain or loss recorded as a component of accumulated other comprehensive income (loss), which is part of stockholders’ deficit.

BUSINESS

Mission

Zoomcar’s mission is to transform the urban mobility landscape across emerging market countries by connecting individuals with short and medium-term transportation needs with vehicle owners through the convenience of our scalable digital platform designed to provide persons seeking short-term vehicle use with personalized travel solutions while also providing entrepreneurial opportunities for vehicle owners to financially benefit from sharing their car within their community.

Overview

Zoomcar, headquartered in Bangalore, India, is a leading emerging market-focused online car sharing marketplace, based on the number of current vehicles and active users on our platform. Our platform enables Hosts and Guests to connect and share the use of a Host’s car, made available to Guests at mutually convenient locations.

Founded in 2012, our growing online platform facilitates mobility in emerging markets, where convenient, cost-efficient transportation options are limited. Guests on our platform browse and choose from a range of available car models, makes, sizes and price points to book vehicles listed on our platform by Hosts. Hosts, in turn, can turn underutilized vehicles into revenue-generating opportunities by sharing their cars with individuals who require a car to satisfy leisure, work or other short to medium-term transportation needs.

We believe our business model is particularly well-suited to emerging markets because of the transportation challenges faced by urban residents in these areas. In the markets that Zoomcar serves, the costs of car ownership can be prohibitively high relative to average personal income levels, with less than ten percent of persons in these markets owning a car. At the same time, these individuals typically lack access to alternative transportation modalities that are sufficiently convenient or affordable. These same markets also have growing middle classes, rapidly urbanizing metropolitan areas, and vast numbers of young, tech-fluent citizens. In total, these overarching demographic trends all contribute to management’s estimated total addressable market of $90 billion by 2025, as further described under the heading “Market Opportunity” below.

Already present in over 50 cities across three countries, we plan to continue evolving our platform offerings to meet Guests’ mobility needs in ways that are convenient, modern and cost-efficient, providing both transportation solutions and entrepreneurship opportunities within the communities where we operate. Our business model has evolved since our inception, as our platform originally offered short-term rental of vehicles owned or leased directly by Zoomcar. Between 2018 and 2020, we began shifting the focus of our technology and product development efforts towards capabilities relevant to our current “asset-light” business model focused on our digital platform for peer-to-peer car sharing. We completed our business model shift during the second half of 2021. Until October 2021, we operated exclusively in India, but have since expanded into Egypt (October 2021), and Indonesia (March 2022). Over time, we have expanded our platform’s functionality, and we continue to evolve our offerings as consumer preferences change.

Our technology is the backbone of our peer-to-peer car sharing platform. As of September 30, 2023, we employ a technical staff of approximately 79 persons to develop and refine the artificial intelligence and machine-learning algorithms that, among other things, help to optimize pricing models, determine appropriate damage coverage options for Guests, present Hosts and Guests with opportunities for ratings-based rewards and to monitor appropriate use of our platform. Our platform provides powerful tools for vehicle searching and discovery, Host and Guest chat and vehicle and driver tracking and ratings features. Highly-ranked Hosts with multiple vehicle offerings and highly rated prior hosting experiences can earn favorable placements for their vehicles on our platform. Guests can use the Host ratings and reviews shared on our platform to choose vehicles that best suit their needs and preferences. Our customized GPS-enabled vehicle tracking systems allow us to integrate Guest driving data into our computation of “driver scores” which comprise an important part of the feedback and review systems that collectively foster a trust-based community of Zoomcar platform users. We supplement our core platform technology through a software-enabled keyless entry application that is deployed across the vast majority of Host vehicles, thereby enabling Guests to access booked vehicles in a contactless fashion through their personal smartphones.

As of December 31, 2023, we had approximately 37,339 registered Host vehicles and 3.1 million active Guests (defined as Guests who have searched our platform for vehicles or bookings within the preceding twelve (12)-month period) participating in our marketplace. Over time, Zoomcar plans to further increase penetration within its existing markets and, in the future, to expand into additional countries.

How our Platform Works

Accessing Our Platform

●	Hosts: Our platform is designed to make it quick and easy for vehicle owners to create a “Host” account, complete our onboarding and registration process (i.e., add basic profile and vehicle information, which is then validated by Zoomcar), create attractive vehicle listings and connect with Guests seeking to book trips. Our platform includes AI and machine-learning- developed functionality that enable Hosts to manage their vehicle listings and rewards, pre-set booking parameters, optimize discretionary booking price elements and exchange messages with Guests as needed. Prior to listing a vehicle on the Zoomcar platform, the Host is encouraged to install a customized IoT device pre-programmed by Zoomcar to enable GPS tracking and data collection by Zoomcar and keyless, digital vehicle access by Guests.

●	Guests: Guests seeking vehicles establish an account on our platform by providing basic identification, driver’s license and payment information. Guests browse our vehicle catalogue to find cars sorted by a variety of criteria to meet their transportation needs. Our platform is intended to be both efficient and highly personalized, incorporating search-and ranking-based algorithms powered by back-end data science models that use historical bookings and recent search data, to offer the most personalized vehicle catalogue results to the Guest. Our platform functionality is constantly evolving and improving, often in response to feedback from Guests, whose ratings and reviews are at the core of the community-driven ethos of our platform.

Browsing and Selecting Vehicles

Our platform allows Guests to search listed vehicles in our catalogue across multiple criteria, including price, location, car type, rating, and other relevant parameters. Although listings on our platform change over time, there are generally a wide variety of vehicles available to Guests, including numerous options for compact cars, sedans, SUVs and oftentimes luxury, electric, or other premium vehicles; many listed vehicles have specific features, such as luggage racks, extra trunk storage, children’s car seats and other criteria that Guests find desirable for specific use cases (such as, for example, a weekend get-away trip, moving homes or a family vacation). The density of vehicles available to Guests across cities within our current markets, particularly in the largest urban areas, enables most Guests to identify and book vehicles at locations close to their homes or workplaces. The platform also allows certain highly-ranked Hosts to provide Guests an option of doorstep delivery, therein providing incremental last-mile convenience to the Guest. Guests can observe reviews by other Guests when choosing vehicles, which helps to further build out a community of trust and transparency between Guests and Hosts.

Bookings

Guests book and pay for the use of vehicles directly through our platform through our mobile applications (Android and iOS) or website. We refer to a scheduled trip or other vehicle use case (e.g., booking a car for a three-day leisure outing) as a “trip,” and a trip arranged through our platform as a “booking.” We consider a booking to be complete when a Guest selects a listed vehicle for a trip and pays Zoomcar the upfront portions of the total trip fees, as further described under the heading “Payments/Revenues” below. Guests can view upcoming and past bookings within our app and can also extend or modify bookings through the platform (with associated fees, as applicable). Guests can also start and end bookings remotely from their mobile app and have opportunities to accumulate or redeem rewards and incentives associated with trips they complete with booked vehicles, as further described below.

Trips

Once a Guest has booked a vehicle, the Guest receives information from our platform to access the vehicle and start their trip. To access the booked vehicle, the Guest most commonly unlocks the booked car through a keyless entry process connected to the in-vehicle hardware installed on the Host vehicle. Our mobile apps enable Guests and Hosts to communicate via messenger and email as necessary to coordinate any logistical details or answer any other related question. Once a trip is complete, the Guest must return the booked car in the same condition as when the trip commenced and pay any additional associated fees that were not due upon booking, such as fuel charges or vehicle damage penalties.

Payments/Revenues

Guests pay Zoomcar certain fees upon booking a vehicle. These fees typically include an “upfront booking fee” (less any applicable discounts and credits), a trip protection fee and a platform convenience fee. Other charges, such as fuel refilling or vehicle damage related charges, if incurred, are paid by Guests upon trip completion. We currently accept online payments via credit card debit card, online banking, and digital payment alternatives such as UPI (in India) and other country-specific digital wallet platforms. We plan to accept additional forms of payment as new digital payment modes become available in our markets.

We refer to the total payment from a Guest in respect of a completed trip as the “Gross Booking Value” or “GBV”; we use “Average Transaction Value,” or “ATV,” to refer to the average GBV per booking during a particular time period and “booking days” to refer to the total days (24 hours, measured in minutes) during a given measurement period that one or more vehicles on our platform is booked and used for a trip. Certain portions of the GBV associated with each trip are paid 100% to the Host (e.g., fuel costs) and other portions are retained 100% by Zoomcar (e.g., value added trip protection fees); the balance of fees paid by Guests are apportioned 60% to the Host and 40% to Zoomcar. For more information on allocation of revenue between Hosts and Zoomcar, please see the section titled “Management’s Discussion and Analysis - Standard Booking Flow.”

Rewards and Incentives

We utilize certain rewards and incentives to encourage repeat and incremental transactions on our platform. For example, Guests that refer new customers to Zoomcar receive redeemable credits when new users complete bookings; we also make similar referral benefits available to Hosts who refer new Hosts to the platform. We also have a “Z points” loyalty program, which involves discounts or credits offered to Guests that they can redeem when booking subsequent trips on our platform.

Industry and Consumer Preferences

Our platform is designed around consumer preferences and aims to provide smart transportation solutions within urban communities across emerging market countries. Mobility options are currently limited in the markets we serve and the transportation options that are currently available are often outdated, expensive and, in many cases, inflexible and inconvenient for short-term needs. Our business model and platform offerings continue to evolve with changing consumer expectations and the observable shift in emerging market populations toward personalized, digitized goods and services offered on-demand. We believe that our positioning in most major cities in the three countries in which we currently operate, together with our scalable technology and platform features, make Zoomcar well-positioned to continue attracting customers from addressable markets with few parallels in terms of scale and size. As further described below, based on publicly available population and economic data published by the United Nations, Fitch and other sources, coupled with Zoomcar management estimates informed by professional experience, we estimate that by 2025, our platform will have a serviceable addressable market of approximately $20 billion, assuming a penetration rate of less than 25% among potential customers expected to fall within certain demographic parameters, and a TAM of $90 billion, assuming broader adoption across a potential customer base that includes Hosts and Guests across the 25 countries we identify as our core target markets.

Limitations of Current Mobility Offerings in Emerging Markets

With the rapid transition to digitally-enabled consumer services, the limitations of the present mobility options in emerging markets have become more apparent:

●	Personal car ownership is expensive, inefficient and not scalable for most of the urban population. Publicly available predictive demographic data suggest that, by 2025, there will be an estimated population of 1.8 billion across “our target urban centers within these emerging market countries,” defined to include 25 countries located within Southeast Asia, countries situated in and around the Middle East and North Africa, Latin America and Central Asia (“MENA”), with corresponding vehicle ownership which we estimate (assuming a 5% compound annual growth rate) to exceed 200 million cars across our target emerging markets during the same time period. Even with this seemingly large number of cars, personal vehicle ownership rates currently remain below 10% across a majority of our target emerging markets economies. Further, in contrast to Western markets, owning a car in emerging markets can be prohibitively expensive relative to average incomes. High import duties and excise taxes in many emerging markets contribute to expensive upfront vehicle prices. At the same time, the used car market in emerging markets remains largely decentralized, unorganized and offline, thereby making it more challenging for consumers to obtain transparent, affordable pricing for quality vehicles. Additionally, the vehicle financing market remains largely undeveloped in our target emerging markets, as interest rates may be between 10% and 15%, with many financiers requiring down payments of 20% to 30% or higher. Additionally, even traditional car leasing options are in short supply in many emerging markets given the relatively high interest rate environment and lack of robust, reliable credit data, combined with other barriers to entry that may be presented by local regulatory considerations.

●	Ride sharing solutions (similar to Uber or other local market equivalent) cover very different consumer use cases and do not meet longer-distance travel requirements. Ride sharing solutions generally serve limited use cases that are focused on intra-city point-to-point travel. We believe the majority of ride sharing use cases are for trips under 15 miles, above which the pricing becomes unattractive to most consumers, as pricing models need to take into account the costs associated with the driver’s return trip, which we believe may add between 20-30% to the overall trip price. In addition to being a more cost-effective alternative to ride sharing, we believe that car sharing offers advantages relating to autonomy, privacy, convenience and comfort. Moreover, the range of vehicle options available through a car sharing platform greatly outweigh those options available under a ride-hailing option.

●	Traditional car rental and chauffer services in our target emerging markets are generally unorganized, largely offline, and oftentimes still come with a driver included. A collection of smaller, largely offline operators provides car rental services to the end consumers needing cars for personal use in our target emerging markets. In the absence of traditional car rental companies, these local “mom and pop” providers offer less standardized services that do not provide the driver with significant choice or price transparency (e.g., many still require an upfront cash deposit). Additionally, the offline providers typically do not have broad local presences and are thus unable to offer value added services like home delivery or flexible vehicle extensions. The unorganized rental providers also focus on offline fulfillment which is not digitally enabled and therefore require significant manual intervention to start the trip. A final key distinction with traditional car rental service providers in our target emerging markets is that many remain focused on providing the vehicle alongside a chauffeured driver, thereby adding to the expense of the car use.

Evolving Consumer Expectations

In parallel with the limitations of present mobility options in our target emerging markets, consumer expectations are also evolving, with discernable and dynamic shifts among tech-enabled emerging market populations. The following are some key developments that Zoomcar management views as shaping current evolutions in personal mobility:

●	Mobile-app-based, on-demand solutions offer improved levels of customer convenience and flexibility. Over the past decade, mobile technology usage has proliferated across our target emerging markets, and we believe consumers now expect digital access to a wide range of goods and services including dining, personal shopping, travel and tourism, hospitality and entertainment services. Industries that were once largely offline have become more digitally connected to their end consumers, thus creating expectation among consumers of on-demand access to transactions and services. Successful businesses have effectively leveraged technology to provide personalized, dynamic experiences that adjust to meet the ever-evolving needs of the consumer.

●	Consumers have come to expect seamless, frictionless mobility options as the default across our target emerging markets. We believe on-demand, hyper-local mobility options are becoming readily available, standard experiences for consumers. Micro-mobility options, such as scooters and point-to-point cab trips (ride-hailing) are examples of transportation services that have become or are becoming digitized across emerging market cities. As these trends continue, we believe consumers expect agile, convenient modes of transportation, in contrast to legacy chauffeur driven or traditional rent-a-car services. We believe that consumers are increasingly expecting a digitally enabled, frictionless travel experience representing a fundamental paradigm shift from just a decade ago when consumer travel experiences such as ride-hailing and car rental tended to occur primarily offline. The new mobility services of recent years help offer the consumer exceptional convenience with greater flexibility and affordability. We believe the fundamental insight behind these newer platforms is that today’s consumers value access over ownership and prefer to save time while also enjoying more personalized experiences.

●	Solutions combining micro-entrepreneurship and efficient use of assets at scale are gaining momentum. In recent years, we believe global technology platforms have consistently offered individuals more opportunities to participate in their “scale-up” journeys. Mobile apps focusing on consumer services offer individuals an opportunity to rent out or sell products as part of their broader marketplace participation. These platforms allow individuals to essentially grow and scale a business on the applicable platform. Combined with trends toward more flexible working arrangements following the COVID-19 pandemic and less commuting, individuals are able to leverage additional available time by collaborating with a technology platform on bespoke entrepreneurial arrangements.

●	As urban incomes across our target emerging markets rise, domestic tourism is also flourishing. Among the more pronounced macro trends across our target emerging markets during the past decade is what we believe to be the increasingly high urbanization rates in the largest emerging-market cities. During this time, populations in these cities have generally trended younger, with a strong emphasis on upward mobility. During the global COVID-19 period and ensuant periods of restrictions on mobility and public health concerns, more localized tourism within our target emerging markets has become popularized, perhaps bolstered by the pervasive popularity of social media and young tastemakers continuously highlighting domestic travel destinations that others visit for photo opportunities and short-term leisure trips. International travel restrictions tied to COVID-19 also played a powerful role in helping to shape this customer behavior as consumers tended to opt for local discovery rather than expensive travel abroad. Zoomcar believes that the trend towards domestic, short-term travel will continue, given the increased emphasis on domestic travel destinations for consumers across our target emerging markets.

Market Opportunity

Transportation ranks among the top household expenses across emerging markets, representing, in many cases, as much as 20% of average annual income per household. As a peer-to-peer car sharing platform that emphasizes convenience and affordability for Guests and income-generating potential for Hosts, we believe that our scalable platform is well-positioned to provide mobility solutions to Guests and Hosts across the markets in which we currently operate and those in which we may operate in the future. Zoomcar management evaluates potential revenue opportunity for our platform in terms of SAM, representing an estimate of total potential platform revenue opportunities, assuming, among other inputs, that a portion of the aggregate population meeting certain core demographic criteria described below engages in transaction on our platform, and TAM, representing an estimate of total potential platform revenue opportunities, assuming, among other inputs, that the entire population meeting the core demographic criteria engage in transactions on our platform. Our estimates of SAM and TAM are based on a number of assumptions, discussed in greater detail below, many of which are forward-looking and are premised on facts and circumstances that may or may not reflect actual results. In addition to incorporating Zoomcar management assumptions based on industry knowledge and professional experience, our addressable market estimates reflect publicly-available demographic, economic and transportation-related information published by the United Nations, Fitch and other sources.

Serviceable Addressable Market

We regard SAM as an indicator of our potential near-term or medium-term revenue potential based on our current platform offerings, subject to various contingencies and assumptions. Zoomcar management currently estimates our annual global SAM opportunity to be approximately $20 billion, taking into account publicly-available demographic and other predictive population data through 2025 and assuming that, within the same time period, our customer base expands to a total of 75 million Guests from among the total estimated population expected, by 2025, to have the following attributes (collectively, our “core demographic criteria”): residing in an urban center within one of Zoomcar’s 25 target emerging market countries; having annual reported income within the top 65th percentile within the country of residence; between 18 and 50 years of age; and holding active drivers licenses. Based on publicly-available demographic and economic data and Zoomcar management analysis, 310 million people across our target emerging markets are expected to meet these demographic criteria by 2025; we estimate, for purposes of SAM, that approximately 24% of this total population cohort, or 75 million persons, could book vehicles on our platform by 2025. We have also assumed, for purposes of estimating SAM, that, by 2025, our ATV will be $50 (representing a reduction in our ATV of $90 as of December 31, 2023, as we expect that, over time, a larger proportion of our total use cases will consist of shorter trips) and that Zoomcar’s revenue share of total GBV will be 40%. Our estimate of SAM is not a forecast or prediction of Zoomcar’s expected operating results and is merely an estimate of Zoomcar management’s view of our addressable market, assuming, among other things, availability of quality vehicles, participation in our platform by Guests and Hosts, consistency of economic, global health and other conditions that affect our business, our customers and the markets in which we operate.

Total Addressable Market

We view TAM as an estimate of our platform’s total revenue potential by 2025, reflecting publicly-available demographic and economic data, as well as management estimates informed by industry knowledge and professional experience. We estimate that, by 2025, our annual global TAM opportunity may expand to approximately $90 billion, using the same broad-based criteria and methodology as our estimate of SAM, and assuming, for purposes of estimating TAM, that all of the persons expected to meet our core demographic criteria in 2025 are Guests engaging in transactions on our platform. For Zoomcar to achieve results approaching this TAM would require, among other things, expansion of our current platform functions and capabilities to meet a broader range of mobility needs and use cases and significant increases in listed vehicles and density of listings, resulting in more bookings and increased booking days by customers within our target emerging markets. As with our estimate of SAM, Zoomcar management’s estimate of TAM is not a forecast or prediction of Zoomcar’s expected operating results but is intended solely as an estimate of the total market and revenues potentially available to us based on demographic data and management’s assumptions, informed by professional experience and industry knowledge, without attempting to take into consideration the numerous additional factors impacting our business, our customers and our target emerging markets.

Comparison to Western Markets

Compared to Western markets, we believe our addressable market, and by extension, our total potential for revenue generation, to be larger than if we operated in Western markets. Among the reasons for this belief, the infrastructure, traffic challenges and low vehicle ownership rates among emerging market cities and populations create a broader need for shorter-distance transportation solutions in emerging markets, where current offerings tend to be more expensive, less flexible and less personalized than booking a vehicle through our platform to meet specific travel needs.

Zoomcar’s Platform Solutions

We believe Zoomcar is positioned to lead a shift in emerging market mobility solutions to a digitally enabled, hyper-local, personalized service offering for end consumers. Through our car sharing marketplace, we are pioneering a form of mobility offering that connects Guests with a network of privately owned vehicles from which they can select cars and Hosts that align with specific, short and medium-term travel needs. Zoomcar’s hyper-local, peer-to-peer car sharing marketplace provides Guests with an affordable and flexible way to access the convenience of having a private car of their choosing without the expense of having to purchase or finance and maintain a vehicle. Our platform also provides Hosts with the ability monetize otherwise underutilized assets, thus facilitating micro-entrepreneurship through a socially-conscious, community-based asset-sharing model.

●	Economics: Affordable for Guests and Income-Generating for Hosts. For many Guests, we believe that owning a car is not economical, given prohibitive vehicle pricing in our target emerging markets, coupled with lack of financing opportunities and limited pre-owned vehicle markets. Instead of buying a car that, for most consumers is likely to sit idle during large portions of a day (e.g., in a parking lot during working hours), and even more likely to be underutilized among emerging market customers in view of constraints arising from prohibitive traffic patterns and poor infrastructure, our platform offers Guests the opportunity to temporarily use a car on an as-needed basis, paying only for use of a car as required. For Hosts, Zoomcar’s platform provides the chance to offset some of the cost of vehicle ownership through income generation opportunities. Our platform, through its flexible, multi-purpose technology, is also able to identify times when a Host is most likely to profit from car sharing and highlights these entrepreneurial opportunities to allow Hosts to optimize pricing for bookings, thereby assisting Hosts in maximizing income generation by listing vehicles on our platform.

●	Flexible Use Cases. Our platform allows Guests and Hosts to tailor and customize the way cars are used. Longer car trips (above 15 miles), which are not economical through ride sharing services, represent the vast majority of bookings on our platform. However, given the numerous listed vehicles distributed across nearly all parts of our most populous urban markets, our platform also enables users to book cars for shorter, intracity errands or short-duration leisure trips. Our platform also enables Guests to transition seamlessly from short duration usage to long duration usage depending on the Guests plans, thus removing the rigidity that comes with a rental car or chauffeured transaction.

●	Accessibility and Ease of Use. Our online, app-based platform allows Guests to set up accounts and transact in just minutes. Through a higher personalized search function, which can filter results by price, location, type of car, rating and other salient features, Guests are afforded the ability to bypass tedious phone calls with agents and waiting times that are associated with traditional car rental. Hosts are able to install our keyless entry devices within their vehicles at one of our authorized installers in under an hour and can effortlessly optimize their vehicle pricing and specific listing terms, thus becoming the Hosts’ “back office” for their car sharing.

Competitive Advantages

Zoomcar’s primary value proposition as a platform stem from the incredible depth and breadth of vehicles offered to Guests combined with an innate ability to provide consistent hyper-local convenience and flexibility across each transaction:

●	Unique Inventory. As of December 31, 2023, based on information provided by our Hosts, most of the approximately 37,339 registered Host vehicles are not shared with persons other than the car owner or used other than for personal use. We currently have approximately 460 vehicle models that are listed on our platform by Hosts at thousands of pick-up locations across India, Indonesia and Egypt. The number, size, model and makes of the vehicles listed by Hosts change from time to time but generally include a wide range of different vehicles, including SUVs, compact cars, sedans and electric vehicles. For the six months ended December 31, 2023, 39% of our GBV was generated by trips booked with SUVs or other premium-segment vehicles, 18% of GBV was generated from trips involving newer-model cars (manufactured in 2022 and 2023), and 83% of our GBV was generated from vehicles ranked among the 20 top-selling new vehicle models within the markets in which we currently operate. We believe that the volume and diversity of vehicles offered by Hosts through our platform is one of our greatest assets in attracting Guests, particularly when contrasted with the cars that tend to be available through many traditional car leasing businesses in our core markets, many of which offer a more limited selection of vehicles. By offering Guests greater choice, convenience, flexibility, and comfort, we are able to reinforce positive associations with our brand and are more likely to receive positive feedback from Guests, who, consequently, are more likely to remain loyal to our platform once they have had a positive experience with a first booking or initial trip.

●	Convenience. The number of Host vehicles available on our platform, as well as the high geographic concentration of such vehicles, particularly in the largest urban areas in which we operate, maximizes Guest convenience by reducing travel time to vehicle pick-up locations. Even if part of an individual’s travel plan involves other modes of transportation such as plane travel, Zoomcar’s substantial presence in the urban areas where we operate make our platform a good option for seamless last-mile connectivity. Further, our strong hyper-local proximity helps unlock a litany of shorter-duration, in-city use cases that encourage more frequent platform usage and complements robust organic demand for longer-duration, out-of-city travel. Strong vehicle density also helps enhance overall demand (particularly related to augmenting demand for shorter duration weekday use cases) for car sharing in our core markets, as it dramatically helps improve the convenience of the platform. As our platform increasingly benefits from network effects, we expect to further improve listed vehicle density in our largest cities (as shown below):

Hyderabad

Bangalore

Delhi NCR

*	Registered host vehicles as of November 30, 2022
**	Registered host vehicles as of December 31, 2023

●	Affordability. Compared to more traditional transportation offerings in our target emerging markets, such as chauffeured car services, we believe our platform offers an economically better value proposition to our Guests. For example, depending on the distance and use case, we estimate, based on our experience and customer feedback, that the cost of booking a mid-range priced car on our platform would cost significantly less than it would cost to rent a chauffeured car for the same trip. As our marketplace continues to grow, we believe that our platform’s affordability advantages over alternative mobility solutions will continue to improve, due to increasing numbers and varieties of vehicles being offered to Guests at a broader range of prices.

●	Customer Loyalty. We have a highly engaged community of Hosts and Guests, many of whom regularly share their feedback on our platform. We monitor platform feedback on an ongoing basis, and the input we receive from Hosts and Guests informs the ways in which we continue to evolve platform tools and functionality. We track Host and Guest bookings over time and use the data to determine incentives and rewards and to develop customized offerings upon subsequent bookings. Highly-ranked Hosts have access to particular benefits that are intended to reinforce their continued participation in our marketplace, including by opening to them additional price optimizing and revenue-earning features. Guests, in turn, also receive rewards and benefits based on repeat bookings. Our referral program, which is currently offered to Guests and Hosts, rewards existing customers for bringing new customers to our platform.

●	Culture and Team. Our team’s commitment to building a marketplace to facilitate better use of personal vehicles through car sharing is critical to our success. Our management team has deep domain experience across marketplaces in our core geographies and the largest addressable markets, including India and Southeast Asia. Over the years, we have been recognized by several publications for our employee-centric work culture, and we view our retention levels, particularly in technical roles, as an indicator of the strength and longevity of our team.

Our Technology

The backbone of Zoomcar’s peer-to-peer sharing platform is our technology - a mobile-focused platform that connects Hosts and Guests and enables them to transact in a customer feedback-informed marketplace designed to make better use of community resources. Our applications leverage data science, machine learning and advanced computer vision capabilities to offer Hosts real-time dynamic pricing capabilities, algorithmically designed ratings-based listing positioning and enhanced protection through image recognition technology, among other features. With Zoomcar, Hosts enjoy significant flexibility in listing their vehicles and dynamically adjusting availability and price. The platform also provides Hosts with powerful tools that help them to understand Guest demand at a granular, near-real-time level so they can better optimize their offering to prospective Guests. Guests, in turn, are able to search listings by vehicle type, location, price, trip types and other categories to identify cars to fit specific needs. Our platform does not restrict use cases and, instead, allows for a wide array of trip lengths ranging from a few hours up to several months.

Core Platform Technologies

Our platform technologies are comprised of several key elements that underpin the essence of the customer experience that our platform provides for Hosts and Guests:

Catalogue and Filtering. We structure our listed vehicle “catalogue” in a manner designed to allow Hosts to easily add new vehicle listings and which places listed vehicles in the categories designed to enables Guests to search for cars that meet their needs quickly and efficiently. The vehicle catalogue is highly personalized for each Guest based on previous booking and search history on the platform, thereby augmenting the likelihood of an ultimate booking conversion.

Search and Sort Relevance. Our search-and-ranking-based algorithms are powered by back-end data science models that take into consideration Guest preferences based on historical bookings, combined with most-recent search data. The overarching system goal is to improve Guests’ search experience to aid the platform to convert searches into bookings. Among the key variables that our search-and-ranking-based algorithms take into consideration are a Guest’s desired booking timeframe, location, vehicle category, duration, and price point.

Pricing. Our pricing engine is highly dynamic and is layered over our Host-selected pricing and discounting capabilities to create a more optimized overall Host earning experience. This dynamic pricing engine complements a core platform pricing structure that allows, and recommends, Hosts to set minimum and maximum prices for their platform listings. This pricing engine helps the host to maximize earnings on the platform and provides them with a powerful tool to best position their listing(s) relative to other Hosts on the platform.

Ratings and Review. Our rating and review system is connected back to our search-and-ranking-based algorithms in order to provide a more holistic, more relevant overall search experience for the Guest. By combining Host ratings and reviews into our overall search-and-ranking-based algorithms, the platform is able to highlight particular Hosts who are more likely to deliver a better overall booking experience to the Guest. Prominently featuring highly rated Hosts helps to ensure a high-quality assortment of options for Guests and helps inculcate more platform trust and transparency. In turn, this helps to improve the Guest’s booking conversion on the platform. By indexing strongly toward highly rated Host listings with positive reviews at the top of our search algorithm, Hosts are strongly incentivized to keep delivering a stellar booking experience for the Guest. We believe that incorporating ratings and reviews prominently into our search-and-ranking-based algorithms also creates an opportunity to build a stronger long term brand loyalty with the platform.

Payments. We accept payments from Guests through various third-party payment platforms, including debit cards, credit cards, online banking, and digital wallet-based payment methods, to book vehicles. Further, to account for occasional hold-ups in processing payments that occur from time to time in our target emerging markets, our back-end payment processing tools incorporate an automatic retry framework combined with a dynamic switching engine when payment success rates are low on a particular payment gateway. Regarding our Hosts, we have designed our payment system with a view towards prompt disbursement of funds, which Hosts usually opt to receive via direct deposit into the Host’s bank account. Hosts are generally paid promptly following the completion of a trip by a Guest.

Risk and Oversight. Our driver score combined with our machine-learning-based risk models help to customize and personalize the trip protection fee for each booking. Drivers scores for Guests also form the basis for our determination, from time to time, though infrequent, whether a Guest must be permanently expelled from our platform because of behavior that does not comport with our policies, terms and conditions or that may be detrimental to our trust-based community. Our customized computer vision capabilities also allow us to match images of a Guest based on multiple forms of government identification at the time of Guest onboarding, upon a Completed Booking and upon commencement of a trip or use case, which provides another safety and accountability “check” for the benefit of platform participants.

Communication. Our communication platform allows for a dynamic customer engagement through SMS, Whatsapp, push notification and email to connect with Guests and Hosts based on specific parameters developed based on customer segment data. Our platform also provides capabilities for direct communication between a Guest and a Host, which we believe increases overall trust on the platform and which can help maximize convenience if bookings require adjustment or, for example, if Guests have trouble locating or returning vehicles or in the event a repair or safety question arises.

Photos. Our platform encourages Hosts to take high-quality images of their vehicles in order to create compelling listings intended to attract bookings. Guidance and instruction on taking and uploading high-quality images and creating vehicle listing descriptions likely to attract Guests are provided to Hosts through our platform as part of the onboarding and listing process. The platform also shares Guest-sourced image-quality feedback directly to Hosts to help improve the overall quality of the images associated with particular vehicle listings.

Data and Tracking

At the core of our custom-built tools and machine-learning-driven insights is our proprietary data collected from millions of trips completed since inception. We use the data that we collect from Hosts and Guests to inform our evolving platform functionality to meet customer needs and preferences. For example, our platform provides Guests with personalized pricing and specific catalogue-based recommendations depending on the Guest’s prior search and booking history. For Hosts, Zoomcar offers specific pricing and discounting recommendations to help them maximize earnings on the platform.

Most of our driver data is collected via the customized software-enabled devices that we recommend to Hosts as part of the onboarding process. Zoomcar recommends the Host visits a Zoomcar pre-approved service location to affix the device prior to their vehicle listing.

The devices also facilitate 24/7 GPS monitoring by Zoomcar of in-trip vehicles. GPS tracking is critical to our ability to offer Guests roadside connectivity assistance services (as further described below) and to help identify and resolve problems in the event of an emergency or damage to a Host vehicle. Through this GPS monitoring, our propriety technology collects the driving data we use to customize, and continually improve, our platform tools and capabilities.

Platform Participants: Hosts and Guests

Zoomcar has built a leading sharing marketplace currently in our target emerging markets. Our peer-to-peer platform connects Hosts and Guests through our marketplace and enables Guests to book from a wide variety of vehicles that are conveniently located in their community. As of December 31, 2023 we had approximately 37,339 registered Host vehicles and 3.1 million active Guests (defined as Guests who have searched our platform for vehicles or bookings within the preceding twelve (12)-month period) participating in our marketplace.

Hosts

Our platform provides Hosts, whether they own a single car or several, to realize their entrepreneurial potential and obtain a new form of financial independence. We provide a way for Hosts to generate income from their underutilized vehicles. The following are some of the most typical categories of Hosts using our platform:

●	Retail Hosts. Many Hosts list a single car on the Zoomcar platform with the objective of using car-sharing income as a way to reduce their monthly costs associated with car ownership. We refer to such Hosts as “Retail” Hosts. For these Hosts, their monthly vehicle usage is generally low and, therefore, they look to monetize the vehicle’s downtime through listing on the Zoomcar platform. This provides them with an incremental monthly income to supplement their full-time employment. The majority of Zoomcar’s active hosts fall under the category of Retail Hosts.

●	Entrepreneurial Hosts. We refer to Hosts with two to 10 listed vehicles on the Zoomcar platform as “Entrepreneurial” Hosts. Many of these Hosts started out listing just one vehicle part-time and, over time, have come to regard our marketplace as a place where they can fulfill their entrepreneurial ambition and earn a consistent income. In many instances, these Hosts use the Zoomcar platform as an opportunity to build their own small business within their own neighborhoods and broader communities. Over time, Entrepreneurial Hosts may establish long-term “fleets” of vehicles and many Entrepreneurial Hosts may become experts in leveraging Zoomcar’s platform tools and recommendations to further maximize the income they can generate from the platform. While a minority of Zoomcar’s active hosts fall under the category of Entrepreneurial Hosts, these Hosts do contribute to a majority of Zoomcar’s bookings and overall business volume.

●	Professional Hosts. Professional Hosts list more than 10 cars at a time on our platform. Their participation in our marketplace often supplements a small offline rental car operation or a group of vehicles part of a prior rental business, most commonly in more tourist-centric locations. For these Hosts, Zoomcar’s marketplace allows them an opportunity to increase fleet utilization and earn incremental income on their broader vehicle portfolio. Professional Hosts do not typically start as retail or entrepreneurial Hosts and are typically onboarded through offline business development channels and use our platform as incremental lead generation. Less than 1% of all Zoomcar Hosts currently fall under the category of professional Hosts.

The following table Illustrates hypothetical potential earnings by a Retail Host living in India who lists one vehicle on the Zoomcar platform for a three-year period, during which time the car is booked fifty percent (50%) of listed hours. This example is not representative of all trips or use cases and incorporates a number of assumptions, including that, during the three-year example, ATVs remain consistent with current ATVs and the Host receives 60% of the GBV of each trip completed throughout the period. The example ties illustrative earnings information with hypothetical information about the listed vehicle, which is assumed to be a pre-owned car in good condition recently purchased for $12,000, with a 15% down payment, that is financed at 13% APR over a 48-month period.

Year	0	1	2	3
Host Revenue Share	$0	$6,270	$6,270	$6,270
Fixed costs		$(4,397)	$(4,555)	$(4,736)
Vehicle monthly payment		$(3,284)	$(3,284)	$(3,284)
Maintenance costs		$(1,050)	$(1,208)	$(1,389)
Device chargeback		$(63)	$(63)	$(63)
Vehicle Residual Value				$3,600
Loan Paydown				$(4,080)
Annual pre-tax cash flow	$(1,800)	$1,873	$1,715	$1,054
Cumulative pre-tax cash flow		$73	$1,788	$2,842
Payback		1 Year
IRR		77%
Cash-on-cash return		2.6x

In the above example, the Host would earn $18,810 on the platform over a three-year period, excluding the effects of any taxes and assuming no vehicle repairs or damages or material credits or discounts applied to Guest bookings. Based on the assumptions set forth above, including the initial acquisition cost of the listed vehicle, we estimate that the hypothetical Host could earn a cumulative pre-tax gain of $2,845 on the purchased vehicle through our platform over three years, representing a 2.6x return on the Host’s initial investment in the car, representing a 1-year payback and a 77% 3-year internal rate of return. Based the aforementioned assumptions, the Host would earn $1,700 to $1,800 per year via our platform, after factoring in vehicle loan payment costs of $3,284 per year and estimated annual maintenance and other costs such as insurance, cleaning, parking, delivery and IoT device fees of $1,113 in Year 1, rising to $1,451 in Year 3. Assuming that the Host sells the list vehicle at the end of the third year at a 25% residual value and pays off the remainder of the 48-month loan, the Host, at that point, would net a cumulative pre-tax profit over three years of $2,845.

All of the numerical information incorporated into the example above is for illustrative purposes only, and actual results and earnings from listings vary. Additional information regarding risks associated with our business model that may impact any individual use case can be found int the section titled “Risk Factors - Risks related to our business and industry,” however, are many risks and factors that impact GBV and earnings per Host from listings on our platform.

Benefits to Hosts

Our goal relative to Hosts is to make our platform as easy and efficient to use as possible, so that Hosts can quickly create new accounts, add vehicle listings and generate income from bookings. Following are key elements of the benefits our platform provides to Hosts:

●	Income Generation. Our platform represents a marketplace of engaged Guests to which Hosts gain access when they complete our on-boarding process. Instead of leaving vehicles idle, car-owners in the emerging markets in which we operate can monetize underutilized assets in a process designed to be seamless and frictionless for Hosts. As illustrated by the example set forth above, revenues to Hosts generated through our platform can accumulate quickly and, in many cases, may not only significantly offset the costs associated with owning a personal vehicle but also represent a major potential source of income when compared to average annual income per capita in certain of the emerging markets where we operate currently, such as India. In many instances, the Host’s earnings through the Zoomcar platform are able to supplement other earnings they might enjoy from participating in other shared economy platforms.

●	Scalability and Flexibility. Our platform is designed to allow Hosts flexibility, with increasing numbers of customizable tools and functionality to accommodate Host preferences and maximize opportunities for income generation and mutual benefit. Zoomcar allows Hosts to customize their pricing and vehicle listing preferences along with the vehicle specifications that Hosts include for listing in our catalogue. Hosts can list multiple vehicles simultaneously and manage listings and bookings by mobile app or on our website.

●	Ease of Use. As our business model depends on Hosts listing vehicles on our platform, making onboarding, listing and payment processes seamless and frictionless is a major focus of our development efforts. Our platform allows Hosts to begin monetizing their vehicles from the date they register on our platform. We also provide Hosts with information, updated as our technology continues to evolve, on how to build a successful business utilizing our platform.

●	Community Ecosystem. Our ratings and feedback processes, together with continuous monitoring of the usage of our platform, contribute to the sense of community and mutual trust that our platform participants value. We aim for continuous improvement and to be of service to the communities in which we operate by providing entrepreneurial pathways for Hosts and shared personal vehicles for Guests that did not previously exist.

Platform Features for Hosts

Our platform currently provides an Android mobile application, an iOS mobile application, a website, and other associated digital tools designed to facilitate our Hosts’ ability to earn income through our marketplace. Zoomcar continues to invest in efforts to enhance our capabilities and intends to keep building incremental tools and developing functionality that will provide value to our Hosts and improve their experience using our platform.

●	Seamless Onboarding. We aim to make the onboarding and listing process efficient and easy for Hosts to register on our site, have their profiles verified and then onboard, and ultimately listed, on the platform. Standardized IoT devices are provided by Zoomcar to Hosts to affix to vehicles to allow for a keyless, digital guest entry to more seamlessly fulfill bookings.

●	Listing Management. Our platform technology includes tools designed to help Hosts create and manage their listings in a seamless, frictionless manner. Currently available tools include timing selection, preferential bookings, optional messaging and other settings, discretionary pricing and reward selection programs. Listing management tools are a major focus of our continued development efforts and we offer regular updates to Hosts as new functionalities become available on a routine basis.

●	Pricing Optimization. Our core technology incorporates elements of dynamic pricing at an individual Guest search level, taking into account the duration, lead time and general locational-based supply and demand on the platform. More recently, our platform began offering Hosts the ability to set a minimum and maximum hourly booking price that adjusts based on the core parameters mentioned above as well as other variables. The platform’s technology provides a recommended booking pricing range based on historical data factoring in the car type, vehicle location, and Host rating. Along with this recommended pricing range, the platform also provides the Host with comprehensive pricing analytics and broader demand-based visualizations by location so that Hosts can better customize their pricing to maximize their earnings. In addition to this baseline pricing range, the platform also allows the Host to create flexible pricing offerings such as specific duration-based discounts and last-minute booking convenience charges. Hosts can manage pricing offerings for bookings on our mobile apps and website through their performance dashboard. This serves as a one-stop location for all host related analytics and performance metrics (for each respective vehicle).

Pricing Control
Suzuki Swift ZXI
More car information here
₹120/hr
High demand & short bookings
Low demand & long bookings
₹90/hr
Auto Pricing
Zoomcar will set the price
Factors impacting your pricing
Rating
Supply
Demand
4.0

Pricing Control
Suzuki Swift ZXI
More car information here
Min price/hr
₹
Auto Pricing
1
2
3
4
5
6
7
8
9
0

Suzuki Swift ZXI
More car information here
Suzuki Swift ZXI
More car information here

Pricing Control
Suzuki Swift ZXI
Your car price will vary as below
Auto Pricing
Factors impacting your pricing
4.0
CHANGE PRICE RANGE

Pricing Control
Suzuki Swift ZXI
Your car price will vary as below
Auto Pricing
Factors impacting your pricing
High Demand
CHANGE PRICE RANGE

●	Customizable Tools. We offer certain highly-ranked Hosts the ability to offer doorstep delivery to Guests, allowing an associated higher booking fee, when selected and, over time, we plan to introduce additional personalized services that Hosts can offer to Guests through our platform. We are also building tools to allow entrepreneurial Hosts the ability to offer features such as a flexible one-way drop-off to another city. We believe these additional personalized service offerings will be beneficial to Hosts and Guests alike and may help Zoomcar increase penetration and market share by offering further transportation options to a more diverse set of customers.

●	Entrepreneurial Host Support. Our platform provides Hosts with a suite of tools to build supportive ecosystems around their vehicle businesses with Zoomcar. These tools currently include performance analytics, Guest demand heat maps, sophisticated earnings calculators and vehicle recommendations based on the Host’s personalized earnings history. Select Hosts using our platform also qualify for specific vehicle financing, insurance, and second-hand purchase deals offered to them from time to time by Zoomcar’s preferred partners. This support in turn helps further grow the platform of Hosts.

●	Damage Protection. Each of our Guests is required to select a trip protection coverage package to be applied to the costs of repairs in the event a Host vehicle is damaged during a trip. Zoomcar uses these fees to offset damage claims by Hosts, who manage any necessary repairs themselves at pre-approved service centers and are subsequently reimbursed by Zoomcar in accordance with specific platform policies tied to damage repairs.

●	Host Support Services. Zoomcar offers 24-hour support to Hosts through customer support centers located in each country where we operate. The customer support particularly focuses on any potential dispute resolution between Guest and Host (usually focused on trip level charges or fees applied post booking) or any support in the event of an in-trip accident or breakdown. As an additional means of security, the pre-programmed devices Hosts affix to listed vehicles offer remote engine disengagement capabilities to help mitigate vehicle theft or attempted misuse. Regarding specific engagement, Hosts are notified in the event a Guest cancels or discontinues a trip or contacts Zoomcar for any specific emergency assistance.

●	Preferential Placements. Top-rated Hosts qualify for special placement within the Zoomcar vehicle catalogue, ensuring that their vehicles are more prominently and favorably displayed to Guests. In certain instances, highly-rated Hosts also qualify for certain platform badges and tags which raise further awareness of those Hosts and their listed vehicles among Guests searching our platform.

Guests

During the 12-month period ended December 31, 2023, over 429,000 Guests booked approximately 590,000 booking days on our platform, during which completed trips totaling approximately 100 million miles. The low average vehicle ownership rates across Zoomcar’s core addressable markets, present us with opportunities to solve a variety of Guests’ transportation needs through our platform. Guest “use cases” can be grouped as “in-city” and “outside-the-city” trips. Examples of typical in-city use cases include short errands, airport pickup, work-related tasks, travel to events and social gatherings, extended test drives and temporary vehicle repair replacement. Typical outside-the city use cases include vacation travel, religious pilgrimages, visits to other cities and work-related site visits.

Benefits to Guests

Our platform mission relative to Guests is to create a seamless, frictionless platform experience that makes account set-up and onboarding, browsing, booking and payment processes as convenient as possible for Guests, building upon our customers’ expectations of personalized travel solutions accessible through our digital platform. City dwellers in emerging markets currently face limited travel options, and we aim to provide community-based solutions built upon a system enhanced by peer reviews and 24/7 support functionality.

●	Convenient Access. Zoomcar currently has approximately 26,262 registered Host vehicles on our platform, with many of the densest urban areas in the locations where we operate providing Guests with cars to book at multiple convenient locations of their choosing. Given the infrastructure and traffic challenges in most of our core markets, our platform therefore offers travel solutions not currently available when contrasted with unorganized, offline traditional car leasing businesses that tend to require Guests to travel to a fixed destination that may be miles from where they live or work to even pick up the car that they want to use. Recently, some of our highly-ranked Hosts have begun offering doorstep delivery options; in the future we expect to offer one-way bookings where vehicles can be dropped off at a location other than the original pick-up location. The cars listed by Hosts on our platform also tend to include a variety of vehicle makes and models, with many including specific add-ons useful to Guests for particular trips needs; participation by our Entrepreneurial Hosts bolsters our ability to offer Guests an assortment of vehicles at consistent times. Instead of being restricted to pricing models, advanced reservation processes and limited selection more typical of old-fashioned leasing businesses, Zoomcar’s platform is more agile, personalized and suitable to the needs of emerging markets’ younger, tech-enabled urban populations who demand more choice, convenience and flexibility.

*	Dots represents registered host vehicles as of December 31, 2023, in both cities.

●	Choice. Our platform listings tend to include a wide variety of vehicle makes and models and participation by our Hosts bolsters our ability to offer Guests an assortment of vehicles at consistent times. While exact vehicle selection varies over time, our Hosts regularly list compact cars, sedans, SUVs, luxury, and electric vehicles, often with specific add-ons such as luggage or bicycle racks, extra storage, children’s car seats, USB cables or other features that meet Guests’ specific travel needs. This diverse range of vehicle options allows Guests to find the right vehicle for the right trip.

●	Community Input. Our platform is oriented around customer feedback and Guests are encouraged to provide reviews of their booking experiences, which we monitor and make public for the benefit of Hosts and other platform users. Transparency and trust are critical values to the Zoomcar community, and we strive to monitor use of the platform in keeping with these principles, cancelling platform access in cases of abuse of the platform or commission of bad acts during bookings. Consistently negative Guest inputs result in Hosts not receiving prominent placement within Zoomcar’s vehicle search catalogue. Over time, this will result in materially fewer bookings for that respective Host. We believe this is a strong inducement for the Host to perform their duties in accordance with the expectation of the broader Guest community.

●	Frictionless Experience. Our marketplace is set up to foster efficiencies of resource-sharing and maximize positive, frictionless experiences between Hosts and Guest. We promote these values, and protect the privacy of Guests and Hosts alike, through our keyless entry system and various communications features and settings. Hosts and Guests can exchange messages through our apps, to coordinate on certain details, but there is no need for prolonged exchanges or negotiations, as pricing and booking details are confirmed before a trip begins.

●	Flexibility. Our platform seeks to accommodate Guests’ changing travel needs through the design of our booking modification system, as well as an in-trip extension offering. These features help ensure that the Guest has access to the vehicle for the exact amount of time required, subject to vehicle availability. We also support a number of Guest payment options, including payment by credit card, debit card, online banking, digital wallet and various other payment platforms, subject to availability in relevant markets.

Platform Features for Guests

Our platform provides a number of capabilities and specific features to support Guests:

●	Accounts. We aim to make it easy for individuals in search of vehicles to join our platform, but we also require community members who want to use Host vehicles to provide basic identification and driver’s license information, which Zoomcar checks against publicly available information for verification purposes.

●	Vehicle Catalogue. Our platform is designed to provide vehicle-seekers with an exciting, engaging car browsing experience. Guests can search listed vehicles by a variety of criteria, including booking price, location, car type, prior ratings and other parameters. Hosts are provided with instructions and tips on taking and uploading high-quality images and preparing listing information so that Guests have information and choice at their fingertips when searching our catalogue of available vehicles.

●	Bookings. Guests select vehicles and pay for bookings directly through our platform on our mobile applications (Android and iOS) or website. We intend for our booking process to be easy to navigate, and convenient to complete and we aim to provide Guests with visibility and transparency into pricing, damage protection costs and the platform’s policies. We currently accept online payments via credit, debit card, online banking or digital payment alternatives like UPI (in India) or other country specific digital wallet providers. As part of our booking experience, Guests select from several trip protection options, at different price levels based on algorithmically-determined formulae. Hosts and Guests in India (but not in the other countries in which we operate currently) enter into a contractual lessor-lessee arrangement using “click-through” acceptance technology via our platform at the time of a booking.

●	Trips. Guests can view their upcoming and past trips within our app and can extend a trip or modify a booking based on their specific preferences. Guests can also start and end their booking remotely from their mobile app via a seamless keyless entry process through in-vehicle hardware equipped in the majority of Host vehicles. For airport bookings, Guests can request the vehicle at the terminal location. Select high-rated hosts can also offer the Guests a doorstep delivery option for an additional fee set by the Host.

●	Messaging. Guests can message Hosts through our app if additional information is required to complete a booking or if a mid-booking issue arises, which can help reduce overall process friction. In-app messaging also allows Guests to communicate special requests to the Host prior to the trip. Direct messaging between the Host and Guest help to dramatically smooth out any last mile challenges such as precise directions to the vehicle, starting the vehicle, specific vehicle control usage, among others.

●	Support. Our app provides Guests with instructions on our onboarding, booking (including booking modifications and extensions) and payment processes, along with frequently asked questions; we also offer real-time customer support 24 hours per day, seven days per week by telephone, email, social media, and, in some cases, direct chat. Connection to roadside assistance through most major providers in our core markets is available for Guests through our app and we track Guest locations during trips using our GPS-connected hardware devices.

Environmental, Social and Governance (“ESG”) Attributes

Among the benefits associated with our peer-to-peer car sharing model is our ability to make positive contributions to the communities in which we operate. At the core of our mission is helping emerging market populations make better use of underutilized and scare resources. We also provide our Hosts with micro-entrepreneurship opportunities and have established an international community built on shared benefits and feedback. Our business model is also inherently sustainability-focused, as we are demonstrating to our customers and other observers how smart car sharing is a viable and scalable solution to reduce the total number of vehicles necessary to meet transportation needs.

●	Community Impact. Our platform affords Hosts opportunities to independently generate income and establish small businesses in high growth economies where jobs and resources remain scarce relative to need. Further, becoming a Host requires relatively little time and effort and affords participants a certain level of autonomy and flexibility that resonates with individuals compared to more traditional ways to supplement household income. Additionally, given that most completed trips are relatively local and rarely international, the entrepreneurial opportunities we create generally result in income generated and spent largely locally, within Guests’ and Hosts’ own community or adjacent neighborhoods, thereby potentially further benefiting other local businesses.

●	Mobility Access. A significant portion of our Guests do not own a personal car, which we believe reflects, among other factors, the space and financial constraints affecting urban residents of many urban markets. Our car sharing approach provides a more economical solution than vehicle ownership for people who only need, or can only afford to obtain, access to a car on a short-term or intermittent basis.

●	Environmental Benefits. Traffic and air pollution are commonplace in many emerging markets and environmental conditions are expected to deteriorate further as population growth continues. Our fundamental proposition is to offer vehicle access to Guests who require it for a fixed, finite interval, which is inherently more efficient than a personal ownership model. A sharing model such as our platform, in which costs are directly correlated with utilization, discourages over-utilization of cars, thus reducing miles driven on a per capita basis. A 2017 study by Transport & Environment, a leading European clean transport campaign group, suggests that car sharing platforms may reduce the number of personal vehicles purchased by 5 to 15 cars per shared car in markets where car sharing becomes prevalent. Based on our approximately 26,262 Host vehicles currently registered, we believe our platform could have the estimated effect of reducing aggregate CO2 output by as much as 115,500 to 266,700 metric tons per annum. Additionally, should the proportion of electric vehicles on our platform increase, we expect such increased proportions, if any, would further impact the CO2 output that our platform can reduce. Furthermore, these positive effects would be amplified if we are able to add more and more dense cities globally (such as Dhaka, Lagos, São Paulo and others), as the usage per car per month on our platform would likely continue to increase.

The Zoomcar Network Effect

Our platform affords Hosts opportunities to independently generate income and establish small businesses in high growth economies where jobs and resources remain scarce relative to need. Further, becoming a Host requires relatively little time and effort and affords participants a certain level of autonomy and flexibility that resonates with individuals compared to more traditional ways to supplement household income. Additionally, given that most completed trips are relatively local and rarely international, the entrepreneurial opportunities we create generally result in income generated and spent largely locally, within Guests’ and Hosts’ own community or adjacent neighborhoods, thereby potentially further benefiting other local businesses.

Effects of COVID-19 on Our Business

While the onset of the global COVID-19 pandemic created considerable uncertainty in our business, as many countries begin to emerge from the COVID-19 pandemic or are experiencing gradual reductions in associated restrictions in personal activities, we are also benefiting from some of the associated changes we have observed in behavior and transportation preferences among residents of the emerging markets in which we currently operate. India, for example, after having imposed periodic lockdowns between early 2020 and mid-2021, witnessed considerable growth in domestic tourism since mid-2021, with domestic air travel, for example, eclipsing pre-pandemic levels by mid-2022. Zoomcar’s ATV for trips completed within India, in turn, increased from $43 per trip during the three-month period from January 1, 2022 to March 31, 2022, to $71 per trip during the three-month period from June 30, 2022 to September 30, 2022, without material changes to our pricing models during the same period. During 2022, when some of the effects of COVID-19 and attendant travel restrictions have begun to ease, Zoomcar has experienced a platform-wide increase in longer-duration trips, as Zoomcar has observed increasing prevalence of use cases that did not play a meaningful role in bookings prior to the pandemic. For example, during 2022, more Guests reported booking having booked vehicles on our platform than during prior periods because they were unable to find vehicles to purchase or because vehicles they owned were taking substantially longer than usual to repair due to supply chain shortages in the automotive industry. We believe that the year to date has been marked by an uptick in “try before you buy” use cases and in Guests generally reporting the flexibility of our platform as a major motivation for bookings. Moreover, during and in the aftermath of the COVID-19 pandemic, we observed an increase in demand for cars booked through car sharing platforms which we believe is partly due to the perceived health and hygiene benefits associated with driving a Host vehicle compared with transportation options such as taxis and public transit, where a rider is sharing space with strangers. While these changes in consumer preferences may have occurred in response to the effects of COVID-19, we believe that these trends reflect foundational behavior-based transformations that we expect will outlast the direct impact of COVID-19 global pandemic.

Trip-based Vehicle Protection

One of the concepts fundamental to our platform is that a Host should not be responsible for vehicle repair costs if the vehicle was damaged during a Guest booking. At the time of a booking, our Guests select from several possible trip protection options at different pricing levels. In these packages, Guest liability for vehicle damage costs is typically capped at a set amount depending on the coverage fee selected by the Guest, with Zoomcar bearing residual liability for costs of Host vehicle repairs. If damage to a listed vehicle occurs during a booking, the Host completes any necessary repairs at pre-approved service centers and is reimbursed by Zoomcar (provided the repair costs falls under a standardized pre-approved range). To date we have opted not to obtain third-party insurance for Host vehicle damage or for Guest or Host theft or other losses, as we believe it is more cost-effective to manage the associated costs in-house through the collection of the Guest’s trip protection fees. We will continue to assess this determination as our business grows and evolves over time.

Our Growth Strategy

Going forward, we plan to continue improving platform functionality and offerings to better serve the mobility needs of additional Hosts and Guests within our current core markets. Improvement of the core product combined with the development of additional features will likely provide the greatest sustainable growth lever to the platform. We believe that additional spending on sales and marketing efforts may be useful in these efforts, as most of our platform expansion to date has resulted from word-of-mouth and brand reputational effects, as opposed to dedicated marketing spend. Additionally, we believe our platform can operate successfully in urban areas in emerging markets beyond the three countries in which we operate currently. We will continue to assess expansion opportunities as they become available to us over time and, in the near term, plan to continue focusing on our efforts to provide high-quality experiences for Hosts and Guests, with expanding functionalities that we believe will, over time, further expand the variety of use cases for which Guests rely on our platform. Some of the key elements of our near-term growth strategy include:

●	Evolving Platform Functionalities to Capture Additional Bookings. We plan to continue improving our core product offering for both Guests and Hosts, incorporating enhancements to our core technology and data science platforms to improve functionality and convenience for Guests, while also further strengthening listing, monitoring, and customization experiences available to Hosts. We believe that such improvements will support increasing levels of organic traffic to the platform and, in turn, increased volumes of transactions on the marketplace.

●	Increasing High-Quality Listings. While the density of listed vehicles available in the largest urban areas where we currently operate has improved significantly during the past year, we believe there is considerable opportunity to further enhance our offerings in such areas. Robust future growth depends on our ability to continue attracting Hosts offering high-quality vehicles onto the platform. We plan to continue our efforts to reward and encourage highly-ranked Hosts and expect to continue growing our Host referral program.

●	Encouraging Post-Booking Engagement by Guests. At present, most Guests use our platform during discrete time periods, such as when planning a specific trip. In the future, we aim to achieve greater post-trip and between-booking engagement with our Guests. Through awareness building for a wider array of vehicle use cases (e.g., “try before you buy” and one-way bookings permitting, for example, pick-up near a suburban home and drop-off at the nearest airport), we believe that we can meaningfully deepen our Guest engagement following trips. Additionally, as our “supply” of high-quality Host vehicles improves over time, we believe it will become apparent to Guests that they can conveniently access cars in their neighborhood for a broader variety of purposes than just specific longer trips, hence stimulating further engagement and more frequent bookings. Going forward, we expect to rely more heavily on rewards and loyalty programs intended to further encourage post-booking engagement with our platform by Guests.

●	Expansion to Other Markets. We plan to expand the number of markets in which we operate beyond the three countries in which we have operated. We believe there are significant opportunities to expand into new countries in other large emerging markets and believe our platform capabilities make our business model readily scalable and applicable in such markets. The scalability of our business and platform has already been demonstrated by the fact that we currently operate across 50 cities in three different countries - India, Indonesia and Egypt - each with different regulatory environments and languages, as well as different infrastructures and economies. During the second quarter of 2023, we determined to commence, by way of court authorized bankruptcy procedures, to liquidate our business operations in Vietnam. As our operations in Vietnam have not, to date or currently, represented a material portion of our business operations or revenues generated to date, we do not believe that these developments will impact our business or results of operations in a material manner presently or going forward. Our platform can support multiple languages, currencies, and custom payment-related offerings, as demonstrated in the countries in which we currently operate. Accordingly, in the near to medium term, assuming availability of appropriate opportunities (including associated resources), our goal is to expand our present operations to urban areas within MENA and certain other areas of Southeast Asia; over a longer time period, we plan to also expand into Latin America and Sub-Saharan Africa. As we consider opportunities for future expansion, we may consider both organic market entry and potential acquisitions of local businesses, depending on the prevailing market conditions and the size and strength of prospective competitors in those respective markets.

●	Expanding Use Cases by Partnering with Adjacent Businesses. Considering the wide array of Guest use cases that our platform is able to facilitate, it is essential that we continue to focus on bolstering our brand’s awareness to the wider consumer community. As part of our strategy, we intend to explore an increasing number of strategic partnerships to improve our broader distribution with various potential customer segments. To enhance our prospective Guest acquisition efforts, we consider it important to associate with partners who have consistent access to key consumer segments. This will allow us to widen our reach and communicate more consistently with different audiences of prospective Guests. This will also help the platform to better serve the increasingly mixed-use cases that are likely to emerge as we continue to grow. Select prospective partners include, but are not limited to airlines, travel platforms, and accommodation providers.

Marketing and Sales

While our current principal sales and marketing activities are largely focused on encouraging incremental bookings and platform transactions among our existing Hosts and Guests, we also selectively invest in certain brand awareness and advocacy efforts, such as partnerships with adjacent brands and businesses, to help improve brand and platform awareness among new customers. For example, through our partnerships with dealerships and service centers, Hosts are offered preferential financing and service packages, among other benefits. We also view our efforts to encourage existing Hosts to share feedback with other platform users as part of our marketing efforts, together the with Host referral incentives. Additionally, we encourage supplemental and repeat vehicle listing by Hosts through the tools we offer to maximize pricing and revenue generation and by continually offering Hosts supplemental tips and instructions on creating successful vehicle listings so that they are likely to enjoy more frequent bookings and, consequently, earn more from the vehicles they list on our platform. We have a dedicated sales team that provides support to Hosts during the onboarding and vehicle registration process with a goal of ensuring a positive, seamless process for Hosts, thereby encouraging Hosts to maintain existing listings for longer periods and also to list new vehicles on our platform over time. In general, we view our efforts, including the creation of Guest ratings system and tags and badges (e.g., “Five Star” reviews) and other functionality to encourage highest-quality offerings and behavior by our Hosts as ultimately creating a self-perpetuating flywheel effect, as Hosts and Guests benefit mutually from increased platform transactions and high degrees of satisfaction by all participants in bookings through our platform. With respect to Guest-oriented sales and marketing efforts, we utilize certain paid media efforts, together with our Guest referral program, and new app installs and retargeting efforts, to attract and retain Guests to our platform. The overarching goals of our marketing and communications programs are growing brand awareness and creating Zoomcar advocates through the development and distribution of proprietary customer engagement content (e.g., destination/vehicle photography and social media posts) that helps communicate the platform’s value proposition for both Guests and Hosts. We also maintain a dedicated media and external communications team to help manage the brand’s reputation across the various public relations mediums in our operating markets.

As a platform, we remain intensely focused on our brand and our relative positioning across the ecosystem. As such, we rely extensively on user generated content from both Guests and Hosts to help tell the story of the platform and communicate our core value propositions for both customers respectively. From time to time, we partner with other third-party content creators to help further articulate our story to a wider audience of prospective customers. We expect to continue this practice in perpetuity since we believe this helps spread the most positive word of mouth for our brand.

Our People and Places

Zoomcar focuses on building and maintaining an open, diverse, and inclusive workplace that emphasizes a collaborative, cross-functional ethos that also reflects the inherent interconnectedness tied to our core customer offering.

As of December 31, 2023, we had approximately 205 full-time employees across three countries, including 79 employees in engineering and product, 107 employees in operations and support, and 19 employees in sales and marketing. We also from time to time engage contractors and consultants for various durations to collaborate with our more permanent staff on specific projects or matters.

As of December 31, 2023, approximately 20.9% of our overall global employees are identified as women, although none of the members of our senior management team are identified as women. Going forward, we are committed to introducing additional diversity into our broader team, particularly at the most senior levels of the company.

Our Culture and Values

At Zoomcar, the consistent focus on culture has resulted in the receipt of numerous awards over our history. We focus our workplace culture on adhering to “Five Commandments” that serve as our guiding principles:

-	Empathize always

-	Cross-train continuously

-	Experiment daily and measure holistically

-	Forget the fear of failure

-	Improve incessantly

We believe that by adhering to these core tenets, we help ensure a stronger employee bond as we consistently work toward achieving our broader mission. These guiding principles are also utilized to set employee performance ratings and compensation to further solidify the principles’ importance within the broader Zoomcar cultural hierarchy of importance. We also expect our employees to embrace these core company principles when thinking about our customers (e.g., particularly regarding empathy).

Along with a strong adherence to these core tenets, we also routinely solicit employee feedback through various engagement activities and through a quarterly employer net promoter score (“eNPS”) survey administered by an outside third-party service, in order to ensure impartiality. These outside eNPS surveys also contain qualitative inputs from employees which are reviewed by top management in conjunction with our head of human resources on the same quarterly basis.

Locations

Our corporate headquarters is located in Bangalore, India, where we lease approximately 19,200 sq ft within a multi-tenant building pursuant to a lease agreement that expires in June 2024. We also lease office space in Jakarta, Indonesia, Ho Chi Minh City, Vietnam, and Cairo, Egypt. We believe our facilities are adequate and suitable for our current needs, and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Competition

While we maintain a leading market share within digital car rental in our current operating markets, potential competitors and competitive businesses can be assessed in multiple ways and overall competition for our offerings increases dramatically if offline car rental and other non-car rental-based transportation alternatives are considered as among our competitors. As we look to expand our community globally, we believe that our primary “competition” lies in attracting and retaining Guests, while our prime challenge with Host acquisition and retention lies in building awareness around the entrepreneurial opportunities tied to vehicle Hosting on a digital car sharing marketplace.

Competition for Hosts

As an early mover and among the first to scale in our current markets, we do not currently compete with other digital platforms or marketplaces as it relates to attracting and retaining Hosts to share vehicles on our platform. Instead, our core challenge lies in building the initial brand awareness for the category so that relevant, qualified individuals take notice of the economic opportunity tied to sharing their vehicle on a digital platform such as Zoomcar. We believe that once individuals are made aware of the broader value proposition, our inherent platform strengths, including core technology and product offering along with our associated guest booking scale should help provide the necessary incentive for Hosts to join the platform and become part of our trusted community.

In certain markets, prospective hosts commercially share their vehicle in an offline format without benefit of an organized platform. Through targeted communication and outreach, we should be able to reach these potential users and communicate the platform’s core value proposition.

Competition for Guests

We compete to attract and retain Guests that might otherwise utilize a variety of different competitive sources, primarily from offline, unorganized car rental companies and from other transportation alternatives such as taxis and bus services. Compared to our offline, unorganized car rental competitors, our primary differentiating factors tie back to our stronger depth and breadth of vehicle choice that is situated in denser, more conveniently located urban environments. Combined with a wider range of pricing options and more personalized search and sorting, we believe that we are better positioned to match the right vehicle to the right guest for the right use case. Our ratings and review engine combined with 24/7 support provide an additional layer of support and reliability for our Guests compared to the offline, unorganized alternatives.

While global car rental operators like Hertz, Avis, Enterprise, Zipcar and Sixt do not currently operate in India, and may have limited operations in the other markets where we operate, it is possible that they might enter or expand in our markets, or that we may enter into their markets, at some time in the future.

Additionally, global car sharing marketplaces such as Turo and Getaround do not operate in our current markets. While their entry in our current markets is possible, at present, these companies’ core offerings tend to be less oriented towards emerging market customers, as compared to Western guests, and to our knowledge, they do not yet have specific product customizations that are focused on the emerging market consumer.

If any of the global operators mentioned above were to enter our core markets, we believe we would compare favorably to their customer offerings based on multiple factors, including that our platform permits localization and an easy-to-use customer experience, locally trained data models with personalized recommendation engines, and local team members who have spent their entire professional careers building similar businesses in our core geographies.

While we believe that we compare very favorably against the potential competitors described above, we believe that our strongest Guest-based competition comes in the form of other transportation alternatives such as mass transit, scooter/motorcycle, three-wheeler, or a chauffeur-driven car. We believe that our ability to offer a wide array of prices that can accommodate different prospective Guest segments is a major potential asset that we believe favors our platform over these alternatives. Moreover, the convenience that comes from our geographical density can also help attract prospective Guests who might otherwise consider other transport modes. Consequently, we believe that we can attract a meaningful number of new Guests from these various other transport modes in the future.

Government Regulation

We are subject to a variety of laws and regulations in the jurisdictions that we operate, which include, without limitation, motor vehicle related laws, regulations relating to e-commerce, as well as those relating to intellectual property, consumer protection, taxation, consumer privacy and data protection, pricing, content, advertising, discrimination, consumer protection, payments, distribution, messaging, mobile communications, environmental matters, labor and employment matters, claims management, and anti-corruption and anti-bribery. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies. However, uncertainties regarding legal and regulatory frameworks and their application to our business are compounded by the fact that our current peer-to-peer car sharing business model, which is facilitated through the use of our platform, is uncommon, if not unprecedented, in the jurisdictions in which we operate. See the section titled “Risk Factors - Legal and Regulatory Risks Related to Our Business,” as our business is subject to certain legal and regulatory risks that could have a material impact on our business.

Intellectual Property

Our business is dependent on a combination of trademarks, patents, copyrights, domain names, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights.

We currently have 20 registered and 4 pending trademark applications, 4 pending patent applications in India and 7 domain names.

Legal Proceedings

Except as described below, we are not currently subject to any material claims, lawsuits, arbitration proceedings, administrative actions, government investigations and other legal and regulatory disputes and proceedings (collectively, “Legal Proceedings”) and we are not subject to any pending Legal Proceedings in any of the jurisdictions where we operate other than in India. We have received communications relating to certain legal proceedings, as described in “Risk Factors - A former consultant to Zoomcar has commenced a lawsuit against Zoomcar asserting that he is entitled to compensation in connection with prior Zoomcar transactions and the Business Combination” and “Risk Factors - A former employee of Zoomcar India has instituted a wrongful termination suit and claims that certain Zoomcar options have vested.” We may become subject to other Legal Proceedings over time or from time to time, in the ordinary course of our business and as our business continues to grow and expand over time. Becoming involved with Legal Proceedings, regardless of the outcome, may result in substantial cost and diversion of our resources, including our management’s time and attention.

As a result of our business operations in India, we are regularly subject to legal proceedings, many of which are de minimis in nature and amount and the majority of which relate to local tax matters. Many of these tax and vehicle accident-related Legal Proceedings are pending before various forums in India and involve localized practices and interpretations of regulatory matters that make the ultimate outcomes or resolution of these Legal Proceedings inherently uncertain and difficult to predict. Management’s views and estimates related to these matters may change in the future, as new events and circumstances arise and the matters continue to develop.

On August 4, 2023, a former consultant to Zoomcar filed a complaint against Zoomcar in the United States District Court for the Southern District of New York. The complaint contains breach and anticipatory breach of contract claims arising from a letter agreement, effective as of May 2020, between Zoomcar and the former consultant, which engagement letter was terminated by Zoomcar in January 2022. The plaintiff alleges that the terms of the engagement letter entitle him to cash and warrants to purchase Zoomcar shares in relation to prior Zoomcar transactions and upon consummation of the proposed Business Combination. The complaint seeks declaratory relief affirming the plaintiff’s alleged continuing right to receive compensation from Zoomcar under the engagement letter, together with attorneys’ fees, costs and interests, as well as punitive damages. Zoomcar disputes the allegations, is exploring its legal options, and intends vigorously to defend itself; the case remains pending.

Other Matters

Zoomcar utilizes a set of Terms and Conditions (“T&Cs”) tailored specifically for each of the jurisdictions in which we operate which includes privacy policy, platform use policy, terms and conditions for Host and Guest. These T&Cs are in the form of a clickwrap agreement which lays down the duties, risks, and the liabilities of Zoomcar, Hosts and the Guests in relation to use of services rendered by Zoomcar through its Platform. These T&Cs inter alia cover the eligibility criteria for listing/leasing of vehicles, facilitation of booking, cancellation and incident reporting via the platform, processing of payments/refunds etc. and they further lay out the risks, rights and obligations of the Hosts and the Guests with respect to handling of the vehicles, responsibility for damage, accident, traffic violations and/or for any incidents in violation of applicable law.

In addition to the T&Cs, due to regulatory requirements in India, an additional lease agreement is executed between the Host and the Guest which encompasses the allocation of risks and responsibilities of the Hosts and Guests with respect to listing and use of the relevant vehicle. The execution of such lease agreement is facilitated through the Zoomcar Platform in the form of a clickwrap agreement.

Given that Zoomcar operates as a peer-to-peer carsharing marketplace which facilitates sharing of vehicles between the Hosts and Guests through its platform, the responsibility and liability of Zoomcar under the T&Cs is limited to being a facilitator of such transaction and the obligations for liabilities arising out of listing and/or use of the vehicle booked through the platform is on the Guests and the Hosts. The use of the Zoomcar platform and sharing of vehicle through the platform is undertaken by the Host and Guests entirely at their own risk. Zoomcar’s liability is further capped under the T&Cs at approximately $150 (across all jurisdictions). However, Zoomcar, as part of the facilitation services to Hosts and Guests, also provides for trip-based vehicle protection whereby Zoomcar collects and pools the “value-add” damage coverage fee to be applied to the costs of repairs or other damage or loss of vehicle in the event a Host vehicle is involved in an incident, such as an accident, during a trip and this value-add trip protection fee pool may not always help set off the damage claims. Therefore, Zoomcar often remains at a risk of residual claims that it may have to absorb in absence of a third-party insurance. See the section titled “Risk Factors - Insurance Risks Related to Our Business,” as our business is subject to certain risks in absence of third-party insurance cover that could have a material impact on our business.

MANAGEMENT

Executive Officers and Board of Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Greg Moran	38	Chief Executive Officer and Director
Geiv Dubash	45	Chief Financial Officer
Hiroshi Nishijima	47	Chief Operating Officer
Adarsh Menon	44	President
Non-Employee Directors
Mohan Ananda	77	Director and Chairman
Graham Gullans	38	Director
Madan Menon	43	Director
Evelyn D’An	61	Director
Swatick Majumdar	59	Director

Executive Officers

Mr. Gregory Moran co-founded Zoomcar in April 2012 and has served as its Chief Executive Officer since September 2012 and as its President since May 2015. As the first employee of Zoomcar, Mr. Moran oversaw Zoomcar’s growth and executed Zoomcar’s strategic vision from inception. Mr. Moran has spearheaded Zoomcar’s product evolution into a consumer focused, two-sided marketplace.

Prior to founding Zoomcar, Mr. Moran worked as an investment banking and private equity professional within the global energy and infrastructure industry across companies such as International Power (now Engie), Fieldstone Private Capital Group, and Cerberus Capital Management. Additionally, Mr. Moran also focused on creating long-term policy frameworks in sustainability for the City of New York. Mr. Moran holds a B.A. in International Relations from the University of Pennsylvania.

Mr. Geiv D. Dubash has been Zoomcar’s Chief Financial Officer since August 2021. Mr. Dubash has over twenty years of experience working with private and publicly traded companies and in the financial services sector. From November 2019 until August 2020, Mr. Dubash served as a senior director and Head of Strategic Finance at Plenty Unlimited Inc., a vertical farming company backed by investors such as Softbank, Walmart, and the JS Capital, the Soros Family Office, and participated in a $140 million Series D financing venture and negotiated a $250 million structured equity financing term sheet with certain major institutional investors. From September 2018 to October 2019, Mr. Dubash was a director of Strategic Finance of Bird Inc., a global micro-electric mobility company and assisted in executing a merger and acquisition transaction from Scoot Networks to Bird Inc. Prior to Bird, Mr. Dubash also worked at Sunrun Inc. (“Sunrun”) (Nasdaq: RUN), where he served as a director of Project and Corporate Finance from August 2015 to July 2018, a senior associate of Project and Corporate Finance and a senior associate of Project and Corporate Finance from August 2013 to July 2015 at. While at Sunrun, Mr. Dubash participated in Sunrun’s $250 million Credit Suisse AG (“Credit Suisse”) credit facility. Credit Suisse served as the underwriter of this credit facility during Sunrun’s 2015 initial public offering. Mr. Dubash was also an associate at the Investment Banking Division of Citigroup Inc. (“Citi”) in London from August 2010 to December 2013, an M&A Transaction Services senior associate at PricewaterhouseCoopers (“PwC”) from September 2005 to April 2008, and an audit associate and a senior audit associate at KPMG International Limited (“KPMG”) from April 2002 to August 2005. Mr. Dubash earned a Bachelor of Business Administration with a concentration in Finance and Accounting from the University of Texas at Austin in 2001 and a Master of Business Administration from Yale School of Management in 2010.

Mr. Hiroshi Nishijima has been Zoomcar’s Chief Operating Officer since May 2022. Mr. Nishijima has more than half a decade of experience in the app-based marketplace business, especially in the mobility sector. Prior to his current role at Zoomcar, from April 2020 to April 2022, Mr. Nishijima served as the Chief Executive Officer of Via Mobility Japan, K.K., a private on-demand ride sharing service providing cost-effective mobility solutions for public transportation. From January 2016 to April 2020, he served in multiple leadership positions at Grab Holdings Ltd (Nasdaq: GRAB), an app-based transportation, grocery, food, and Fintech services platform. Mr. Nishijima’s roles at Grab included being the Head of Transport Business of Grab Indonesia and the Deputy Chief of Staff to the Chief Executive Officer of Grab. Prior to working at Grab, Mr. Nishijima worked at Boston Consulting Group, Inc., first serving as Project Leader of its Japan office from December 2010 to December 2012, then transferred to its New Delhi office in 2013, and Singapore office in 2014 as a Principal. From April 2006 to November 2010, Mr. Nishijima was a Project Manager at Roland Berger’s Tokyo, Japan and Dusseldorf, Germany offices. At Boston Consulting Group and Roland Berger, Mr. Nishijima was a core member of teams which supported clients in automotive sector globally. From April 1999 to March 2005, he also served as a Project Leader at Honda Motor Ltd. Mr. Nishijima received a Bachelor’s of Law (LLB) from Keio University in 1999.

Mr. Adarsh Menon has been Zoomcar’s President since January 2024. is a seasoned industry leader with over 22 years of experience. He is joining the Company after eight and a half years at Flipkart India Private Limited, a company incorporated in Singapore (“Flipkart”), an Indian e-commerce company, where he served in various roles, including Vice President, Senior Vice President and Head of various departments from March 2015 to September 2023. Most recently, Mr. Menon headed Flipkart’s new and high-growth mandate comprised of independent diverse businesses newly acquired or launched by Flipkart, including ClearTrip (a travel e-commerce company), Shopsy (a hyper-value e-commerce company) and ReCommerce (a used goods e-commerce company). Prior to Flipkart, Mr. Menon served as General Manager, West India of Hindustan Unilever Limited (NSE: HINDUNILVR), an Indian consumer goods company, for 12 years. Mr. Menon has a strong track record of leading businesses in various life stages. He has extensive experience in scaling multi-billion dollar businesses by building strong revenue moats, profit pools, alliances, as well as leading mergers and acquisition transactions, including the acquisition by Flipkart of Walmart India & Yaantra, an electronics recommerce company. He has built and led large, high-performing, engaged and agile cross-functional teams and has partnered with several industry leaders, including Ms. Deepika Bhan (President, Packaged Foods, Tata Consumer Products (NSE: TATCONSUM)), Mr. Rakesh Krishnan (Vice President & Head of Marketplace, Flipkart), Mr. Hari Kumar (Vice President & Head of Grocery, Flipkart), Mr. Ankush Wadehra (Head, Skin Cleansing, Hindustan Unilever Limited (NSE: HINDUNILVR)). Mr. Menon enjoys solving the complex problems associated with scaling up businesses to positions of dominance in India. Mr. Menon is passionate about leveraging technology to solve problems for India and Indian customers. Mr. Menon holds an M.B.A. in Marketing & Human Resources from Faculty of Management Studies.

Directors

Mr. Mohan Ananda serves as our Chairman. Dr. Ananda was the founding Chairman, CEO, and President of Stamps.com (NASDAQ:STMP) and served on its board of directors. Stamps.com, established in 1996, is the leading provider of Internet-based mailing and shipping solutions and utilizes technology developed by Dr. Ananda and protected by a number of US patents. Dr. Ananda was instrumental in raising in excess of $400 million of capital for Stamps.com, which included multiple rounds of private raises, followed by its $55 million initial public offering on NASDAQ in 1999 and a $309.1 million follow-on public offering. In June 2021, Stamps.com agreed to settle claims in connection with a derivative suit brought by shareholders of Stamps.com in exchange for (i) payment of $30 million of insurance proceeds to Stamps.com on behalf of certain of the shareholders from D&O insurance policies purchased by Stamps.com for the benefit of its directors and officers and Stamps.com; and (ii) implementation of certain corporate governance changes by Stamps.com. n August 2021, Stamps.com agreed to pay $100 million to settle claims in connection with a class action lawsuit brought by investors alleging Stamps.com misled investors about Stamps.com’s relationship with the United States Postal Service to artificially inflate its stock price. Dr. Ananda also has been instrumental in entering into a definitive agreement for Stamps.com (STMP) to be acquired by Thoma Bravo, LP, a leading software investment firm, in an all-cash transaction that values Stamps.com at approximately $6.6 billion. Under the terms of the agreement, Stamps.com stockholders will receive $330.00 per share. Dr. Ananda was also the founder and director of a European-based investment firm, JAB Holdings Limited (“JAB”). JAB’s capital was raised through a public offering in the Alternative Investment Market of the London Stock Exchange in the United Kingdom. Dr. Ananda was also a founder of Envestnet, Inc. (NYSE:ENV) (“Envestnet”), which is a leading provider of solutions to financial advisors and institutions. Dr. Ananda served as a director on Envestnet’s board for a number of years. He is also the Chairman and CEO of Ananda Enterprises, Inc. a California company that provides technology and management consulting services. Dr. Ananda has been a managing partner in the law firm of Ananda & Krause, since 1986 and is the founding Chairman and CEO of Ananda Foundation (ananda-foundation.org). Ananda Foundation is a non-profit organization committed to bringing innovation in healthcare management to the lives of people by providing medical services online (telemedicine) for Neurology/Neurosurgery, Internal Medicine & Pediatric/Adolescent Medicine patients from all over the world. This includes clinical knowledge exchange, health technology implementation, and patient treatment in collaboration with the areas of telemedicine, tele-radiology services, and remote medical opinions/second opinions.

Dr. Ananda is also the Chairman of Paanini Foundation. The Paanini Foundation is focused on how technology can help employees do their jobs more innovatively and how human-machine collaboration can lead to a new paradigm of productivity. The Paanini Foundation’s mission is to prepare employees who may be impacted by AI and automation for the new opportunities that they will encounter. Dr. Ananda is also working with the Stanford Seed Transformation program organized by Stanford University though the Stanford Institute for Innovation in Developing Economies as a Seed Consultant assisting companies in India in the areas of improving management, growth, marketing and finances.

Dr. Ananda was the former Director of space systems at Jet Propulsion Laboratory, a NASA center from April 1970 to March 1980, and was the former Director of Research & Development for the Aerospace Corporation, a think tank for the US Air Force from March 1980 to December 1989 where Dr. Ananda was the primary architect for the development of the Global Positioning System (GPS) for the U.S. Department of Defense. Our board has determined that Dr. Ananda’s extensive experience qualifies him to serve as our Chairman, Chief Executive Officer, and a member of our board of directors.

Dr. Ananda received his B.S. degree with Honors in Mechanical Engineering from Coimbatore Institute of Technology, Coimbatore, India. He received his MS degree in Aeronautics from California Institute of Technology, Pasadena, California. He also obtained a Ph.D. from the University of California at Los Angeles in Astro-dynamics and Control. He also obtained his law degree, J.D. from the University of West Los Angeles and has been a member of the California Bar since 1986.

Mr. Graham Gullans has served as a director of Zoomcar since October 2013. Mr. Gullans has served as Vice President, Business and Corporate Development, at Superpedestrian, a Boston-based micromobility company, since February 2019. Prior to joining Superpedestrian, Mr. Gullans was Global Director of Customer Analytics at Hootsuite, a social media platform company, from February 2017 to August 2018, and co-founder and Chief Operating Officer of Liftmetrix, a developer of marketing and advertising analytics tools, from January 2014 until its acquisition by Hootsuite in February 2017. Mr. Gullans has a B.S. in business, finance and information systems from the Carroll School of Management at Boston College.

Mr. Madan Menon serves as a member of our Board. Mr. Menon is the CEO of Frientap Inc, a California headquartered Social Marketplace startup, navigating them through strategy and growth. Mr. Menon brings more than 17 years of startup and technology experience having worked with enterprises and startups in multiple capacities. Mr. Menon joined Xcinex Corporation as chief operating officer in 2017 and was responsible for Xcinex’s product development and fund raising. In 2016, Mr. Menon, as director of Orion Diagnostix Pvt Ltd, setup www.testmyblood.in, to bring professional home collection of blood tests that are carried out by the lab of the patient’s choice. He designed a scalable and resilient architecture that ensured minimal downtime and maximum uptime. Mr. Menon served as chief operating officer of Flowedge Financial Solutions (“Flowedge”), a fintech firm focused on the proprietary trading market, from February 2012 to July 2018. He also founded Virtu Technologies India, a private partnership managed service provider focused on the SMB market, servicing industries such as healthcare, finance, education and manufacturing, and he grew the company substantially year on year, ultimately leading the company to its exit. During his leadership, Mr. Menon grew the team, implemented cutting edge projects that saved customers a considerable amount of their annual IT budgets and improved operational efficiencies. In the non-profit sector, Mr. Menon serves on the board of directors of The International Wolf Center since December 2021. We believe Mr. Menon’s experience and expertise qualify him as our Chief Operating Officer and a member of our board of directors.

Mr. Menon earned his MBA in 2005 in marketing & operations from Great Lakes Institute of Management, a premier business School in India. He holds a B.S. in Physics and holds certificates in Marketing & Finance from The Wharton School, University of Pennsylvania and in Cybersecurity from New York University’s Tandon School of Engineering. He has investments in companies in India, the U.S., and Singapore and is passionate about startups.

Ms. Evelyn D’An has served as a Director of Zoomcar since April 2023 and will serve as a member of Zoomcar’s Board of Directors, chair of the Audit Committee and member of the Compensation Committee upon consummation of the Business Combination. Ms. D’An is an experienced Independent Board Director and experienced Chair of Audit, Compensation and Nominating/Governance committees. She is a Hispanic business leader, having served in various financial and operational leadership roles throughout her career. Ms. D’An was also a former audit partner with Ernst & Young, spending over 18 years serving clients across a variety of sectors including technology, retail and consumer products. Ms. D’An has served on numerous corporate boards since 2006.

Since August 2021, Ms. D’An has served on the board of Backblaze, Inc. (“Backblaze”) (NASDAQ:BLZE), a cloud storage and data backup company, where she chairs the Audit Committee and is a member of the Compensation Committee. Since March 2020, Ms. D’An has served on the board of directors of GHD Group Pty Ltd (“GHD”), an employee-owned global Australian based professional services firm specializing in engineering, advisory and digital services, with more than 12,000 employees across five continents. Ms. D’An is the chair of GHD’s Audit Committee and is also a member of GHD’s Global Inclusion & Diversity Council and Risk Committee.

From March 2018 until April 2021, Ms. D’An served on the board of directors of Enochian Biosciences Inc., (NASDAQ: ENOB), a pre-clincial stage biosciences technology start-up focused on clinical trials for HIV/AIDS and cancer and was a member of the audit committee, nominating and governance committee and compensation committee.

From November 2016 through June 2022, Ms. D’An served on the board of directors of Summer Infant, Inc., a formerly listed Nasdaq listed manufacturer of infant and juvenile products, with distribution into major retailers such as Target, Walmart and Amazon where she chaired the Compensation Committee and was a member of the Audit Committee. Summer Infant was sold in June 2022 to a private company.

Ms. D’An has extensive experience in corporate governance and brings a wealth of corporate governance, financial and accounting experience to the Zoomcar Board. Having graduated with a Bachelor of Science in Accounting from the State University of Albany, Ms. D’An was previously a licensed Certified Public Accountant in New York from July 9, 1990. She frequently speaks about governance topics and is currently chair of the Board of Florida National Association of Corporate Directors. We believe that Ms. D’An is qualified to serve as a member of our Board because of her extensive experience advising technology companies, including other public companies as both a director and executive.

Mr. Swatick Majumdar is a seasoned investment banker and venture capitalist. He possesses several decades of advising Indian companies on their US-India activities such as Pipavav Shipyard India, IDFC, Satyam Computer Services, Indian Infrastructure Opportunity Fund and Lava International Ltd. Most recently, Mr. Majumdar assisted in the capital raise for Zoomcar. His core expertise is in growth stage companies for capital raise, growth, product, and market fit.

Mr. Majumdar is currently serving as a Managing Director at Chatsworth Securities, LLC (“Chatsworth”). At Chatsworth, he directs all his attention to investment banking activities in the US-India corridor, assisting and advising in sectors such as Mobility, Technology, Media and Telecommunication, as well as Renewable Energy. He has been serving as a board advisor at Easy Energy Systems, a renewable energy company that is working to utilize waste to create energy in India, since January 2020. Mr. Majumdar is also a co-founder of Survive and Thrive Today, a three-day startup bootcamp and media company. Mr. Majumdar is also the President of Global Path Capital, a role in which he has served since August 2009. From January 2017 to March 2019, Mr. Majumdar was a board advisor at Rental Uncle, India (P) Ltd.

Previously, Mr. Majumdar served as a Venture Partner at Digital Entertainment Venture, a New York-based VC fund, from July 2013 to December 2021. From November 2002 to December 2005, Mr. Majumdar was the owner-operator of Riverhead Sports Management. He is a mentor at the CUNY Startup Accelerator and at the German Accelerator. He brings a wealth of global relationships, expertise, and operating history to companies. Mr. Majumdar has participated as a speaker, panelist, and a moderator at several industry related events in the US, India and the United Arab Emirates.

Mr. Madjumdar has a double master’s degree in Applied Economics from University of Lucknow, India and in Computer and Management Information Systems from University of Central Texas.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance

Composition of the Board of Directors

Our business and affairs are organized under the direction of the Board, which consists of seven (7) members. Mohan Ananda serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of the Charter, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that the Class I directors are appointed to an initial one-year term (and three-year terms subsequently), the Class II directors are appointed to an initial two-year term (and three-year terms subsequently) and the Class III directors are appointed to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Board is divided into the following classes:

●	Class I, which consists of Swatick Majumdar, whose term will expire at our first annual meeting of stockholders to be held after the completion of the Business Combination;

●	Class II, which consists of Mohan Ananda and Madan Menon, whose terms will expire at our second annual meeting of stockholders to be held after the completion of the Business Combination; and

●	Class III, which consists of Greg Moran, Graham Gullans and Evelyn D’An, whose term will expire at our third annual meeting of stockholders to be held after the completion of the Business Combination.

At our annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in our control or management.

Board Leadership Structure

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board has determined that each of Graham Gullans, Evelyn D’An and Madan Menon is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with Zoomcar and has with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

The standing committees of Company’s Board consists of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Evelyn D’An, Graham Gullans and Madan Menon, each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. Ms. D’An will initially serve as chair of the Audit Committee. The Company’s Board has determined that Ms. D’An qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee Zoomcar’s independent registered public accounting firm. Specific responsibilities of the audit committee include:

●	helping the Board oversee corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related person transactions; obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The Company’s Compensation Committee consists of Graham Gullans, Evelyn D’An and Madan Menon, each of whom is an independent director under Nasdaq’s listing standards, and Mr. Gullans will initially serve as chair of the Compensation Committee.

The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

●	reviewing and recommending to the board of directors the compensation of directors;

●	administering the equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee consists of Madan Menon, who is an independent director under Nasdaq’s listing standards, and Mr. Menon will initially serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, including nominees who will permit the Continuing Company to comply with applicable California and Nasdaq diversity standards, are specified in the Nominating and Corporate Governance Committee Charter.

Specific responsibilities of the nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;

●	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the Board;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

●	overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board.

Code of Ethics

We have adopted a have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.zoomcar.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to the Zoomcar website address does not constitute incorporation by reference of the information contained at or available through Zoomcar’s website, and you should not consider it to be a part of this prospectus.

Role of our Board in Risk Oversight/Risk Committee

One of the key functions of our Board is the informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our audit committee is responsible for overseeing the steps management has taken with respect to cybersecurity risk exposure. As part of this oversight, our audit committee will receive regular reports from our management on cybersecurity risk exposure and the actions management has taken to limit, monitor or control such exposures at its regularly scheduled meetings. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

Zoomcar believes these provisions in the Charter and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

We qualify as an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as Zoomcar’s principal executive officer and Zoomcar’s next two other most highly compensated officers at the fiscal year ended March 31, 2023, the most recently completed fiscal year as of our first public filing. Our named executive officers are:

Name	Principal Position
Greg Moran	Chief Executive Officer
Geiv Dubash	Chief Financial Officer
Hiroshi Nishijima	Chief Operating Officer

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to Zoomcar’s named executive officers for the fiscal year beginning April 1, 2022, and ended March 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Award ($)(3)	All Other Compensation ($)(4)		Total ($)
Greg Moran Chief Executive Officer	2022	292,600	-			15,400	43,729	(5)	351,729
Geiv Dubash Chief Financial Officer	2022	253,333	-		-	13,333	20,357	(6)	287,023
Hiroshi Nishijima(7) Chief Operating Officer	2022	265,643	40,000	(8)	428,735	7,935	20,768	(9)	763,081

(1)	The amounts in this column reflect the base salary actually paid to each named executive officer for the fiscal year ended March 31, 2023, which is paid in Indian Rupees and reported above based on a rate of 75.00 Indian Rupees to 1 USD.

(2)	The amounts in this column represent the aggregate grant-date fair value of stock option awards granted under the 2012 Equity Plan to each named executive officer during the fiscal year ended March 31, 2023, computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. See Note 28 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount. These amounts do not reflect the actual economic value that may be realized by our named executive officers.

(3)	The amounts in this column represent the amount of variable pay earned by each named executive officer in respect of the fiscal year ended March 31, 2023, which is paid in Indian Rupees and reported above based on a rate of 75.00 Indian Rupees to 1 USD.

(4)	All Other Compensation amounts reported for each named executive officer were paid in Indian Rupees and are reported above based on a rate of 75.00 Indian Rupees to 1 USD.

(5)	On behalf of Mr. Moran, Zoomcar made $23,512 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2023. Zoomcar paid $20,216 for a corporate apartment utilized by Mr. Moran during the fiscal year ended March 31, 2023.

(6)	On behalf of Mr. Dubash, Zoomcar made $20,357 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2023.

(7)	Mr. Hiroshi Nishijima assumed responsibilities as Zoomcar’s Chief Operating Officer in May 2022. Pursuant to the COO employment agreement, Mr. Nishijima’s annual salary is $285,000, with an annual performance bonus opportunity of $15,000.

(8)	Mr. Nishijima received two short-term retention incentives totaling $40,000 in respect of the fiscal year ended March 31, 2023.

(9)	On behalf of Mr. Nishijima, Zoomcar made $20,768 in contributions to India’s Provident Fund, a defined contribution plan, for the fiscal year ended March 31, 2023.

Narrative to Summary Compensation Table

Employment Agreements

For the fiscal year ended March 31, 2023, Zoomcar maintained employment agreements with its Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

Effective upon the Closing of the Business Combination, Zoomcar amended and restated the existing employment agreements with each of the Company’s CEO, CFO and COO. The amended and restated employment agreements governs the terms of continuing employment with Zoomcar India and also provide that each executive agrees to serve as an executive officer of the Company following the completion of the Business Combination without additional compensation. Below is a summary of the material updates to each of the amended and restated employment agreements.

Amended and Restated Agreement with Chief Executive Officer

The annual base salary for Mr. Moran is $332,500, plus an annual variable pay opportunity of up to $17,500. Mr. Moran will be eligible for a one-time supplemental bonus of $100,000, payable six months following the amended and restated employment agreement becoming effective. Subject to the approval of the compensation committee of the Company’s Board, Mr. Moran will be granted restricted stock units equal to 8% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with three-fourths of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-fourth of the RSUs vesting monthly thereafter, subject to Mr. Moran’s continued service with the Company through each vesting date.

Amended and Restated Agreement with Chief Financial Officer

The annual base salary for Mr. Dubash is $313,500, plus an annual variable pay opportunity of up to $16,500. Mr. Dubash will be eligible for a one-time supplemental bonus of $30,000, payable shortly following the amended and restated employment agreement becoming effective. Subject to the approval of the compensation committee of the Company’s Board, Mr. Dubash will be granted restricted stock units equal to 0.25% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with one-half of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-half of the RSUs vesting monthly thereafter, subject to Mr. Dubash’s continued service with the Company through each vesting date.

Amended and Restated Agreement with Chief Operating Officer

The annual base salary, annual variable pay opportunity, and supplemental bonus remains the same for Mr. Nishijima, as contracted in his May 2, 2022, employment agreement. Subject to the approval of the compensation committee of the Board, Mr. Nishijima will be granted restricted stock units equal to 0.25% of the aggregate number of Common Stock issued and outstanding immediately after the Business Combination. The RSUs will vest over three years, with one-half of the RSUs vesting on the first anniversary of the Closing Date and the remaining one-half of the RSUs vesting monthly thereafter, subject to Mr. Nishijima’s continued service with the Company’s through each vesting date.

Equity-Based Compensation

2012 Equity Plan

In 2012, the Zoomcar Board adopted, and Zoomcar’s stockholders approved, the Zoomcar, Inc. 2012 Equity Incentive Plan (the “2012 Equity Plan”). Each of the named executive officers hold stock options under the 2012 Equity Plan, as described below.

As the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan was approved by the Company’s stockholders and adopted by the Board, the 2012 Equity Plan will be terminated and no further awards will be granted under it.

The following describes the material terms of the 2012 Equity Plan.

Eligibility

Officers, employees, non-employee directors and consultants of Zoomcar and its subsidiaries, as selected from time to time by the plan administrator in its discretion, are eligible to participate in the 2012 Equity Plan.

Administration

The 2012 Equity Plan is administered by the compensation committee of the Zoomcar Board, the Zoomcar Board, or such other similar committee pursuant to the terms of the 2012 Equity Plan. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2012 Equity Plan.

Share Reserve

Subject to the adjustment provisions contained in the 2012 Equity Plan, 21,684,309 shares of Common Stock may be issued under the 2012 Equity Plan. Shares issuable under the 2012 Equity Plan may be authorized, but unissued, or reacquired shares of Common Stock.

Shares underlying any awards under the 2012 Equity Plan that are forfeited, cancelled, surrendered pursuant to an exchange program, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2012 Equity Plan.

Up to 21,684,309 shares of Common Stock may be issued upon the exercise of incentive stock options.

Types of Awards

The 2012 Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units (collectively, “awards”).

Stock Options. The 2012 Equity Plan permits the granting of both options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2012 Equity Plan will be nonstatutory stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Zoomcar and its subsidiaries. Nonstatutory stock options may be granted to any persons eligible to receive awards under the 2012 Equity Plan.

The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of Common Stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a ten percent stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash; check; a promissory note to the extent permitted by applicable law, or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionholder free of restrictions or were purchased in the open market; provided that accepting such shares will not result in any adverse accounting consequences to Zoomcar, as the plan administrator determines in its sole discretion. Subject to applicable law, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonstatutory stock options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionholder by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash, equal to the value of the appreciation in the stock price of Common Stock over the exercise price. The exercise price generally may not be less than 100% of the fair market value of Common Stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation right.

Restricted Stock. A restricted stock award is an award of Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time, or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with Zoomcar or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in Common Stock, cash, or a combination of the foregoing, as determined by the plan administrator.

Tax Withholding

Participants in the 2012 Equity Plan are responsible for the payment of any federal, state, or local taxes that Zoomcar or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may permit the participant to satisfy the tax withholding obligation, in whole or in part, by (i) paying cash; (ii) electing to have Zoomcar withhold otherwise deliverable shares having a fair market value equal to the minimum statutory amount required to be withheld; (iii) delivering to Zoomcar already-owned shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such shares will not result in any adverse accounting consequences, as the plan administrator determines in its sole discretion; or (iv) an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Zoomcar or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2012 Equity Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares of Common Stock covered by outstanding awards made under the 2012 Equity Plan.

Change in Control

In the event of any proposed change in control (as defined in the 2012 Equity Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if Zoomcar is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) termination of the award; (v) accelerated vesting of the award or lapse of any restrictions applicable to the award; or (vi) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). In the event that the successor corporation does not assume or substitute for an award under the 2012 Equity Plan, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse; and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Transferability

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

Term

The 2012 Equity Plan became effective when adopted by the Zoomcar Board and, unless terminated earlier, the 2012 Equity Plan will continue in effect for a term of ten years from the later of (i) the effective date of the plan, or (ii) the earlier of the most recent Zoomcar Board or stockholder approval of an increase in the number of shares reserved for issuance under the Plan.

Amendment and Termination

The Zoomcar Board may amend, alter, suspend, or terminate the 2012 Equity Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or termination of the 2012 Equity Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and Zoomcar. Approval of the stockholders shall be required for any amendment, where required by applicable law.

2023 Incentive Plan

The following is a summary of the material features of the Incentive Plan, which was adopted by the Company’s stockholders in January 2024.

Purpose

The purpose of the Incentive Plan is to enhance the ability of Zoomcar to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees, and consultants with those of stockholders by giving directors, employees and providing a means of recognizing their contributions to Zoomcar’s success. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Eligibility

Persons eligible to participate in the Incentive Plan will be officers, employees, non-employee directors, and consultants of Zoomcar and its subsidiaries as selected from time to time by the plan administrator in its discretion, including prospective officers, employees, non-employee directors and consultants. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with Zoomcar.

Administration

The Incentive Plan will be administered by the compensation committee of the Zoomcar Board, the Zoomcar Board, or such other similar committee pursuant to the terms of the Incentive Plan. The plan administrator, which initially will be the compensation committee of the Zoomcar Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more officers of Zoomcar, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

The number of shares of Common Stock that may be issued under the Incentive Plan is equal to 15% of the aggregate number of shares of Common Stock issued and outstanding immediately after the Business Combination (after giving effect to the Redemption). All of the shares initially available under the Incentive Plan may be issued upon the exercise of incentive stock options.

The number of shares available for issuance under the Incentive Plan also will include an automatic annual increase, or the evergreen feature, on the first day of each calendar year, beginning January 1, 2024 and ceasing as described below, equal to the lesser of:

●	a number of shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock issued and outstanding as of December 31 of the immediately preceding calendar year; or

●	such number of shares of Common Stock as the plan administrator may determine.

Shares issuable under the Incentive Plan may be authorized, but unissued, or reacquired shares of Common Stock.

Shares underlying any awards under the Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

Annual Limitation on Awards to Non-Employee Directors

The Incentive Plan contains a limitation whereby the value of all awards under the Incentive Plan and all other cash compensation paid by Zoomcar to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Zoomcar Board, and $500,000 in any other calendar year.

Types of Awards

The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other-stock based awards (collectively, “awards”). Unless otherwise set forth in an individual award agreement, each award shall vest over a four (4) year period, with one-quarter (1/4) of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options. The Incentive Plan permits the granting of both options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Zoomcar and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the Incentive Plan.

The exercise price of each option will be determined by the plan administrator. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock of Zoomcar on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of any option, the exercise price must be paid in full either in cash, check or, with approval of the plan administrator, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Common Stock, or cash, equal to the value of the appreciation in Zoomcar’s stock price over the exercise price, as set by the plan administrator. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of shares of Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with Zoomcar or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of Common Stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares of Common Stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted stock units to which they are payable.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Prohibition on Repricing

Except for an adjustment pursuant to the terms of the Incentive Plan or a repricing approved by shareholders, in no case may the plan administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Tax Withholding

Participants in the Incentive Plan are responsible for the payment of any federal, state, or local taxes that Zoomcar or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of Zoomcar or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of Zoomcar or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Zoomcar or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares of Common Stock covered by outstanding awards made under the Incentive Plan.

Change in Control

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if Zoomcar is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the plan administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all of the shares of Common Stock, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Transferability of Awards

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

Term

The Incentive Plan became effective upon adoption by the Board and, unless terminated earlier, the Incentive Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

The Zoomcar Board may amend or terminate the Incentive Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or termination of the Incentive Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and Zoomcar. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the Incentive Plan and (ii) to change the persons or class of persons eligible to receive awards under the Incentive Plan.

Form S-8

When permitted by SEC rules, Zoomcar intends to file with the SEC a registration statement on Form S-8 covering the shares of Common Stock issuable under the Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows, for each of Zoomcar’s named executive officers, all equity awards that were outstanding as of March 31, 2023.

	Option Awards
	Grant Date(1)	Vesting Start Date(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Greg Moran	01/21/2015	08/01/2014	600,000	-	-	$0.15	01/21/2025
CEO	01/08/2016	01/08/2016	500,000	-	-	$0.54	01/08/2026
	05/17/2018	02/15/2018	600,000	-	-	$0.84	05/17/2028
	09/07/2021	06/01/2021	3,666,667	4,333,333	-	$2.20	09/07/2031
Geiv Dubash	08/06/2021	08/06/2021	141,667	258,333	-	$2.20	08/06/2031
CFO
Hiroshi Nishijima	05/02/2022	05/02/2022	-	500,000	-	$2.30	05/02/2032
COO

(1)	Each equity award was granted subject to the terms of the 2012 Equity Plan.

(2)	Each option award has a four-year vesting schedule, with one quarter (25%) of the award vesting 12 months after the Vesting Start Date and one forty-eighth (1/48th) of the award vesting monthly thereafter, provided the optionholder continues to be a service provider to Zoomcar through such vesting date. Vesting will accelerate and the award will become fully vested in the event of a Change in Control (as defined in the 2012 Equity Plan) while the optionholder is a service provider to Zoomcar.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents the total compensation earned and paid to non-employee members (“Directors”) of the Zoomcar Board for the fiscal year beginning April 1, 2022, and ended March 31, 2023. Mr. Greg Moran, our Chief Executive Officer, did not receive any compensation for his service as a member of the Zoomcar Board during any period presented. Mr. Moran’s compensation for service as an employee is presented above under the heading “Summary Compensation Table.” In addition to the compensation outlined below, we reimburse Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of the Zoomcar Board or events attended on behalf of Zoomcar.

Name	Year	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)		Total ($)
Uri Levine, Chairman	2022	100,000	(2)	-	(3)	100,000
David Ishag(12)	2022	60,000	(4)	-	(5)	100,000
Graham Gullans	2022	-		-	(6)	-
Ramamurthy Mahadevan	2022	-		-	(7)	-
Lisbeth McNabb(8)	2022	-		-	(9)	-
Evelyn D’An(10)	2022	-		-	(10)	-
Swatick Majumdar(11)	2022	-		-	(11)	-

(1)	The amounts in this column represent cash compensation earned and paid during the fiscal year ended March 31, 2023, for services rendered by each Director.

(2)	Pursuant to an offer letter, dated March 2, 2021, between Zoomcar and Mr. Levine, Zoomcar has agreed to pay Mr. Levine annual cash compensation of $100,000 for his service as Chairman of the Zoomcar Board. Mr. Levine resigned from the Zoomcar Board, effective July 20, 2023.

(3)	In July 2021, Mr. Levine was granted an option to purchase 1,187,000 shares of Common Stock at an exercise price of $2.20 per share. The option vests monthly over a three-year period, with 1/36 of the option award vesting per month commencing on the March 2021 vesting start date. Vesting will accelerate and the option award will become fully vested in the event of a Change in Control (as defined in the 2012 Equity Plan) while the optionholder is a service provider to Zoomcar. As of March 31, 2023, the option had not been exercised and two-thirds of the option was vested. Mr. Levine did not hold any other outstanding Zoomcar equity awards.

(4)	Zoomcar has agreed to pay Mr. Ishag annual cash compensation of $60,000 for his service as an independent director of Zoomcar.

(5)	In July 2021, Mr. Ishag was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.20 per share. The option vests monthly over a three-year period, with 1/36 of the option award vesting per month commencing on the April 2021 vesting start date. Vesting will accelerate and the option award will become fully vested in the event of a Change in Control (as defined in the 2012 Equity Plan) while the optionholder is a service provider to Zoomcar. As of March 31, 2023, the option had not been exercised and two-thirds of the option was vested. Mr. Ishag did not hold any other outstanding Zoomcar equity awards.

(6)	As of March 31, 2023, Mr. Graham Gullans held a fully-vested, unexercised option to acquire 377,698 shares of Common Stock. Mr. Gullans did not hold any other outstanding Zoomcar equity awards.

(7)	As of March 31, 2023, Mr. Mahadevan did not hold any outstanding Zoomcar equity awards.

(8)	Ms. McNabb resigned from the Zoomcar Board effective April 18, 2023.

(9)	As of March 31, 2023, Ms. McNabb did not hold any outstanding Zoomcar equity awards.

(10)	Ms. D’An joined the Board in April 2023 and, as such, did not earn any fees in the fiscal year ended March 31, 2023.

(11)	Mr. Majumdar joined the Board in August 2023 and, as such, did not earn any fees in the fiscal year ended March 31, 2023.

(12)	On January 30, 2024, David Ishag tendered his resignation as a member of the Zoomcar Board. Mr. Ishag’s resignation was not in connection with any disagreements with the Company.

Narrative to Director Compensation Table

As of March 31, 2023, Zoomcar maintained written agreements with two of its then-Directors and had agreed to provide compensation to another Director pursuant to an unwritten arrangement.

Agreement with Mr. Uri Levine

Pursuant to a letter dated March 2, 2021, Zoomcar offered Mr. Uri Levine a position as Chairman of the Zoomcar Board. In addition to attendance and participation in all Zoomcar Board meetings, Mr. Levine is expected to provide regular advice and guidance to our Chief Executive Officer, as needed, and participate in weekly staff calls with our CEO, with a time commitment of up to 10 hours per week.

The letter provides that Mr. Levine will serve as a Director until the next annual meeting of Zoomcar stockholders and until a successor is duly elected and qualified. The letter provides that Mr. Levine will tender his resignation should he choose to do so at any time or at the request of the CEO. The letter provides that Zoomcar and the Chairman will reassess the designation and overall compensation structure after three months, with the understanding that a designation elevation to Executive Chairman of the Zoomcar Board would result in Zoomcar granting additional shares and cash consideration for the additional responsibility and time commitment, with the exact consideration determined at that future point of time.

Subject to approval by the Zoomcar Board, the letter promised an annual cash entitlement of $100,000, reimbursement of reasonable expenses related to service on behalf of Zoomcar, and a singular stock option award covering 750,000 shares of Common Stock under the 2012 Equity Plan. The option award has a 10-year term and vests monthly over three years, with vesting acceleration upon a change in control of Zoomcar; the Chairman’s resignation from the Zoomcar Board at the CEO’s request; or the Chairman’s involuntary removal from the Zoomcar Board, without cause, by the Zoomcar stockholders.

The letter also stated that Zoomcar and Mr. Levine will enter into Zoomcar’s standard form of director and officer indemnification agreement. Mr. Levine also acknowledged Zoomcar’s property rights in confidential and proprietary information provided to him.

Mr. Levine resigned from the Zoomcar Board, effective July 20, 2023.

Arrangement with Mr. David Ishag

In September 2021, Zoomcar agreed to pay Mr. David Ishag annual cash compensation of $60,000 for his service as an independent director of Zoomcar, with the compensation accruing from the date Mr. Ishag joined the Zoomcar Board.

January 30, 2024, Mr. Ishag tendered his resignation as a member of the Zoomcar Board. Mr. Ishag’s resignation was not in connection with any disagreements with the Company.

Director Compensation After the Business Combination

Upon the Closing, the Board approved a non-employee director compensation policy that became effective as of the Closing of the Business Combination. Under this policy, Zoomcar will pay non-employee directors a cash retainer for service on the Board and for service on each committee of which the director is a member. The chair of each committee will receive higher retainers for such service. These fees are expected to be payable in arrears in four equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board and no fee will be payable in respect of any period prior to the completion of the Business Combination.

In addition, under the new director compensation policy, each non-employee director will receive, upon his or her initial election or appointment to the Board, an initial equity award under the Incentive Plan in the form of RSUs with a value of $300,000 or, in the case of the Chairman of the Board, $400,000.  Further, it is expected that on the date of the annual meeting of stockholders, each non-employee director then serving on the Board who has not received an initial equity award in the 12-month period preceding the date of the annual meeting, will receive an annual equity award under the Incentive Plan in the form of RSUs with a value of $100,000.

Each initial equity award and annual equity award is expected to vest over a three-year period, with one-third to vest on the first anniversary of the grant date and then quarterly thereafter (provided that any initial equity award granted to a non-employee director of Zoomcar as of immediately following the Closing is expected to vest on the first anniversary of the Closing). In each case, vesting is subject to the non-employee director’s service as a director through the vesting date. Each initial equity award and annual equity award is also expected to accelerate in full upon a change in control of Zoomcar.

Non-Employee Director Fees
Annual Board Cash Retainer	$75,000
Additional Retainer for Chairman of the Board	$15,000
Retainers for Committee Members
● Audit	$10,000
● Compensation	$6,000
● Nominating and Corporate Governance	$4,000
Additional Retainers for Committee Chairs
● Audit	$10,000
● Compensation	$6,000
● Nominating and Corporate Governance	$4,000
Initial Equity Award	$300,000
Additional Initial Equity Award for Chairman of the Board	$100,000
Annual Equity Award	$100,000

Zoomcar will also reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which they serve.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

IOAC

Founder Shares

On April 17, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. On September 20, 2021, IOAC effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 founder shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The underwriter fully exercised its over-allotment option on October 29, 2021, so no founder shares were forfeited.

The Sponsor, IOAC’s officers and directors agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) the date on which IOAC completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor, IOAC’s officers and directors with respect to any founder shares.

On August 18, 2022, the Sponsor granted an aggregate of 15,000 founder shares to three of IOAC’s directors and advisors (the “Special Committee Shares”) in recognition of and as compensation for services to the Company as members of the newly formed Special Committee of the IOAC Board.

IOAC Private Placement

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor has purchased 960,000 Private Placement Shares, CCM has purchased 30,000 Private Placement Shares, and Cantor purchased 70,000 Private Placement Shares. The Sponsor, Cantor and CCM are permitted to transfer the Private Placement Shares they hold to certain permitted transferees, including their respective directors, officers, and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities. In addition, the Private Placement Shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The Private Placement Shares will not be redeemable by us so long as they are held by the initial purchasers or their respective permitted transferees. If the Private Placement Shares are held by holders other than the initial purchasers or their respective permitted transferees, the Private Placement Shares will be redeemable by us and exercisable by the holders on the same basis as the shares and warrants included in the units sold in the IPO. Other than as described above, the Private Placement Shares have terms and provisions that are identical to those of the public shares sold in the IPO.

In connection with the Closing of the Business Combination, the Private Placement Shares held by the Sponsor, Cantor and CCM and the founder shares held by the Sponsor were converted on a 1-for-1 basis into an equal number of shares of Common Stock and were registered on the Registration Statement on Form S-4 (Registration No. 333-269627), filed with the SEC in connection with the Business Combination.

Related Party Loans

On April 17, 2021, IOAC issued an unsecured promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which IOAC could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The IPO Promissory Note, in the outstanding amount of $122,292, was repaid on November 5, 2021 following the consummation of the IPO. As of December 31, 2022, there was no amount outstanding under the IPO Promissory Note.

On September 7, 2022, IOAC issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor and of Mohan Ananda and Elaine Price, Chief Executive Officer and Chief Financial Officer of IOAC, respectively. The September 2022 Note bears no interest, and the principal balance is payable on the date of the consummation of IOAC’s initial business combination. On or before the maturity date, Ananda Trust has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of IOAC at a conversion price of $10.00 per share. The terms of such shares, if any, would be identical to the terms of the Private Placement Shares.

On January 3, 2023, IOAC issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust. The January 2023 Note has the same terms as the September 2022 Note, except that the January 2023 Note is non-convertible.

On January 19, 2023, IOAC issued an unsecured promissory note (the “First Extension Note”) in the aggregate principal amount of up to $990,000 to the Sponsor, pursuant to which the Sponsor agreed to provide IOAC with equal installments of $165,000, to be deposited into the Trust Account for each month in which the date by which IOAC must consummate its initial business combination is extended, from January 29, 2023 until July 29, 2023.

On May 10, 2023, IOAC issued an unsecured promissory note (the “May 2023 Note”) in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.

On July 20, 2023, IOAC issued an unsecured promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor pursuant to which the Sponsor agreed to provide IOAC with equal installments of the Second Extension Funds, or $90,000, to be deposited into the Trust Account for the first two months in which the date by which IOAC must consummate its initial business combination is extended past July 29, 2023.

On August 18, 2023, IOAC issued a promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The August 2023 Note bears no interest, and it is non-convertible. The principal balance is payable on the date of the consummation of IOAC’s initial business combination.

On October 3, 2023, IOAC issued a promissory note in favor of the Sponsor (the “October 2023 Note”) in the principal amount of up to $90,000 for expenses accrued in connection with the extension of the date by which IOAC must consummate its initial business combination from September 29, 2023 to October 29, 2023. The October 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 1, 2023, IOAC issued an unsecured promissory note (the “December 2023 Note”), in the amount of up to $200,000 to the Sponsor. The December 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 18, 2023, IOAC issued (i) an unsecured convertible promissory note (the “New Ananda Trust Note”), the principal amount of $2,027,840, which is equal to the total amount owed to Ananda Trust under the September 2022 Note, January 2023 Note, First Extension Note, May 2023 Note, Second Extension Note, August 2023 Note, October 2023 Note and December 2023 Note (collectively, the “Existing Notes”), and which bears no interest and the principal balance of the New Ananda Trust Note will be payable by the Company 90 days after the consummation of the Business Combination, or April 24, 2024 (the “Maturity Date”), and, on the Maturity Date, the holder of the New Ananda Trust Note may convert any amounts outstanding into shares of Common Stock, at a conversion price lower than the redemption price per public share in connection with the Business Combination; and (ii) unsecured promissory notes to certain passive investors of the Sponsor, the principal amounts of which are equal to the total amounts owed to such passive investors under the Existing Notes, with substantially the same terms of the Existing Notes issued to such passive investors (together with the New Ananda Trust Note, the “Replacement Notes”). The Replacement Notes replace the Existing Notes, which are considered satisfied and discharged in full, forever, and terminated and of no further effect. As of the date of this prospectus, an aggregate of $3,257,518.26 was outstanding under the Replacement Notes.

In connection with the IPO, IOAC entered into a registration and shareholder rights agreement pursuant to which our initial shareholders are entitled to certain registration rights with respect to the founder shares, the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the ordinary shares issuable upon exercise of the foregoing, as long as the initial shareholders hold any securities covered by the registration and shareholder rights agreement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space, Administrative and Support Services

IOAC agreed to reimburse the Sponsor for office space, administrative and support services provided to members of IOAC’s management team, in the amount of $10,000 per month. Upon completion of an initial business combination or IOAC’s liquidation, IOAC ceased paying these monthly fees.

Ananda Trust Subscription Agreements

Simultaneously with the execution of the Merger Agreement, on October 13, 2022, Ananda Trust entered into a subscription agreement with IOAC (the “Ananda Trust Signing Subscription Agreement”) to subscribe for 1,000,000 newly issued shares of Common Stock at a purchase price of $10.00 per share, contingent upon the Closing. Furthermore, simultaneously with the signing of the Merger Agreement, Ananda Trust invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Signing Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Zoomcar Note”). At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Zoomcar Note was offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of Common Stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

The Ananda Trust Signing Subscription Agreement includes registration rights obligations on the part of IOAC and is conditioned on the concurrent Closing and other customary closing conditions. Among other things, Ananda Trust will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In the event that the Business Combination is not consummated, the Ananda Trust Note issued by Zoomcar in consideration of the Ananda Trust Investment will be exchanged for a new convertible promissory note issued by Zoomcar, and such note will be convertible upon the consummation of a subsequent financing of Zoomcar in which Zoomcar raises an aggregate of at least $5 million, and the Ananda Trust Subscription Agreement will terminate automatically.

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 1,666,666 IOAC Class A ordinary shares at a price of $3.00 per share (the “Ananda Trust Closing Investment”). Other than with respect to the per share purchase price, the terms of the Ananda Trust Closing Subscription Agreement were substantially similar to the terms of the Ananda Trust Signing Subscription Agreement.

Ananda Trust is an affiliate of the Sponsor. Further, the Trustee and control person with regard to the Ananda Trust, Mohan Ananda, was, prior to the Closing, the Chief Executive Officer and Chairman of the board of directors of IOAC; additionally, Mr. Ananda was a director of IOAC and has been appointed to serve as the initial chairman of the Company Board from and after the Closing. Additionally, based on the Company’s capitalization immediately after the Closing, Ananda Trust is the Company’s largest stockholder, though Ananda Trust’s proportionate interest and voting power with regard to the Company may change over time and from time to time.

The terms of the Ananda Trust Closing Investment are not necessarily reflective of the terms and conditions of a transaction negotiated at arm’s length, and it is possible that, if such terms were negotiated at arm’s length, they would have been different from, and more favorable to, the Company and its stockholders; however, the disinterested members of the IOAC Board approved the terms of the Ananda Trust Closing Investment, which they believed to be the best terms available, under the circumstances, to facilitate the consummation of the proposed Business Combination and deliver capital required by the Company to pursue its business plans.

Sponsor Support Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, the Sponsor, IOAC and Zoomcar entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, in order to induce Zoomcar to enter into the Merger Agreement and for no additional consideration, the Sponsor agreed to (i) vote all ordinary shares of IOAC held by Sponsor at any meeting of the shareholders of IOAC in favor of the approval and adoption of the Merger Agreement and the Business Combination; and (ii) not to redeem or transfer any of the shares held by the Sponsor, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Support Agreement. In addition, the Sponsor agreed to take all actions necessary to fulfill the conditions required in order to extend the expiration of the IOAC charter by six months or such shorter period as shall be mutually agreed by IOAC, the Sponsor and Zoomcar. The Sponsor also agreed to waive the anti-dilution rights associated with the shares held by Sponsor and Sponsor agreed that it shall use its best efforts to cooperate with IOAC and Zoomcar in connection with obtaining the financing transactions.

Stockholder Support Agreement

On October 13, 2022, Zoomcar delivered to IOAC the Stockholder Support Agreements with certain stockholders of Zoomcar, pursuant to which, among other things, such stockholders have agreed, respectively, to support the approval and adoption of the Business Combination. The Stockholder Support Agreements will terminate upon the earliest to occur of (a) the Closing, (b) the date of the termination of the Merger Agreement, and (c) the Expiration Time. Such Zoomcar stockholders also agreed, until the expiration time, to certain transfer restrictions.

Lock-Up Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Zoomcar completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Zoomcar’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the lock-up period for the shares held by Ananda Trust were amended to terminate upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Engagement Letters

Amendments to Engagement Letter

On December 13, 2023 and December 21, 2023, Zoomcar and J.V.B. Financial Group, LLC (“J.V.B.”), acting through its Cohen & Company Capital Markets division, entered into amendments (together, the “CCM Amendments”) to that certain Engagement Letter dated as of July 18, 2022, by and among Zoomcar and CCM. Pursuant to the CCM Amendments, Zoomcar agreed to pay CCM a revised transaction fee in connection with the Business Combination in an amount equal to $4,500,000, plus reimbursable expenses incurred as of the Closing Date in the amount of $677,961, of which $56,319 was paid from the IOAC Trust Account at the Closing of the Business Combination.

Modified Deferred Underwriting Fee Payment Obligations

Pursuant to the Underwriting Agreement, dated as of October 16, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with IOAC’s initial public offering, IOAC previously agreed to pay to Cantor, in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $12,100,000, payable in cash upon consummation of IOAC’s initial business combination. Additionally, as also previously disclosed, pursuant to a letter agreement between IOAC and J.V.B. dated as of March 12, 2021 (as amended or modified, the “JVB Engagement Letter”), IOAC agreed that a fee equal to 30% of the aggregate amount of the deferred underwriting commissions would be payable in cash to JVB at the Closing, in accordance with the terms of the JVB Engagement Letter and the Underwriting Agreement.

On December 28, 2023, IOAC, Cantor and J.V.B. (referred to as the “Holders”), in consideration of redemption levels by IOAC public shareholders, among other factors, the foregoing parties entered into the Fee Modification Agreement, pursuant to which, among other things, the Holders agreed to accept, in lieu of payment of the deferred underwriting commission in cash at the Closing, an aggregate of 1,200,000 Modified Fee Shares, payable and delivered, at Closing, 1,000,000 Modified Fee Shares to Cantor (the “Cantor Modified Fee Shares”) and 200,000 Modified Fee Shares to J.V.B., in lieu of the cash payments otherwise deliverable at the Closing pursuant to the Underwriting Agreement and the JVB Engagement Letter, respectively.

In addition to the Company’s obligation to deliver the Modified Fee Shares to the Holders, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement on Form S-1 covering the Modified Fee Shares and to maintain the effectiveness thereof while the Holders continue to hold the Modified Fee Shares, in each case in accordance with the terms of the Fee Modification Agreement. The Fee Modification Agreement also includes a penalty provision that will require the Company to deliver to Cantor $3,000,000 in cash in the event that Cantor is unable to timely sell or transfer Cantor Modified Fee Shares due to continuing restrictions thereunder resulting from a failure by the Company to register the Modified Fee Shares and remove any restrictive legends thereon upon expiration of the applicable lock-up period, in accordance with the terms of the Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of the Company.

Zoomcar, Inc.

Series D Financing

In multiple closings during December 2020, January 2021 and February 2021, Zoomcar sold an aggregate of 19,016,963 shares of Series D Preferred Stock (“Series D Shares”) to investors including Ford Next LLC (“Ford”), entities affiliated with OurCrowd (Investment In Zoomcar), L.P. (“OurCrowd”) and Sequoia Capital India Investments IV (“Sequoia”), each of which is a beneficial owner of more than 5% of Zoomcar’s outstanding stock or was at such ownership level at the time of these transactions. The Series D Shares consisted of 2,284,811 shares sold for cash at a purchase price of $2.2267, for an aggregate purchase price of $5.1 million, and 16,732,152 shares issued upon conversion of $29.8 million principal and accrued interest of Convertible Promissory Notes (“Series D Notes”) at a conversion price of $1.7814 per share. In conjunction with these transactions, in December 2020, investors domiciled in India, including Mahindra & Mahindra Ltd. (“Mahindra”), a beneficial owner of more than 5% of Zoomcar’s outstanding stock and an affiliate of a person who was then serving on Zoomcar’s Board of Directors, purchased an aggregate of 149,986 shares of Series P2 Preferred Stock of Zoomcar India (“Series P2 Shares”) upon conversion of $3.9 million principal and accrued interest of Optional Convertible Debentures (“OCDs”); such Series P2 Shares are exchangeable for an aggregate of 2,769,758 Series D Shares upon the approval of the Reserve Bank of India (the “RBI”). The following table summarizes purchases of these securities by related persons:

Purchaser	Series D Shares(1)	Aggregate Purchase Price(2)
Ford	1,899,978	$3,384,622
Mahindra	1,903,234	$3,390,422
Sequoia	922,105	$1,742,629
OurCrowd	1,777,985	$3,247,001

(1)	Shares issued to Mahindra & Mahindra Ltd. consist of shares issuable in exchange for Series P2 Shares

(2)	Includes aggregate conversion price of the Series D Notes or OCDs.

Series E Financing

In multiple closings during March 2021, April 2021 and May 2021, Zoomcar sold an aggregate of 29,999,516 units, each consisting of one share Series E Preferred Stock and a warrant to purchase one share of Common Stock, at a purchase price of $2.50 per unit, for an aggregate purchase price of $75.0 million. Entities affiliated with OurCrowd purchased a total of 463,336 units for an aggregate purchase price of approximately $1.2 million.

Series E-1 Financing

In multiple closings during August 2021, September 2021 and October 2021, Zoomcar sold an aggregate of 5,020,879 shares of Series E-1 Preferred Stock at a purchase price of $3.50 per share, for an aggregate purchase price of $17.6 million. Entities affiliated with OurCrowd purchased a total of 80,662 shares for an aggregate purchase price of $282,317.

Convertible Note Financing

In multiple closings between June 2019 and February 2020, Zoomcar sold convertible debt securities having an aggregate principal amount of $28.4 million, consisting of $24.5 million of Convertible Promissory Notes issued to investors domiciled outside India and $3.9 million of OCDs issued to investors domiciled in India, including Mahindra. The notes were convertible into equity securities of Zoomcar, and the OCDs were convertible into equity securities of Zoomcar India, which, in turn, would be exchangeable for equity securities of Zoomcar subject to the approval of the RBI. The Convertible Promissory Notes and the OCDs bore interest at the rate of 18% per annum. In December 2020, the outstanding principal and accrued interest under the Convertible Promissory Notes and the OCDs were converted to 16,732,152 Series D Shares and 149,986 Series P2 Shares, respectively, in connection with the financing described above under “-Series D Financing.” The following table summarizes purchases of these securities by related persons:

Purchaser	Purchase Date	Purchase Amount
Ford Next LLC	6/26/19	$1,680,022
Ford Next LLC	8/29/19	$1,000,000
Sequoia Capital India Investments IV	8/30/19	$1,000,000
Entities affiliated with OurCrowd	10/17/19	$2,327,398
Mahindra & Mahindra Ltd.	6/19/19	$1,680,022
Mahindra & Mahindra Ltd.	8/29/19	$1,000,000

Investors’ Rights Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Investor’s Rights Agreement with the holders of its Preferred Stock, including CEO Gregory Moran, director Graham Gullans, entities affiliated with Mr. Gullans, Ford, Sequoia and OurCrowd, and with and the holders of Series P1 Preferred Stock and Series P2 Preferred Stock of Zoomcar India (“Zoomcar India Shares”), including Mahindra. The agreement provides these holders with registration rights and certain of these holders with information rights and preemptive rights with regard to certain issuances of Zoomcar capital stock, none of which rights applied to the Business Combination. All of the rights set forth in this agreement terminated upon the Closing, except that certain of the registration rights remain in effect following the Closing with respect to securities not covered by this registration statement.

Right of First Refusal and Co-Sale Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The agreement provides for customary rights of first refusal and co-sale in respect of certain sales of Zoomcar capital stock, which did not apply to the Business Combination. This agreement terminated upon Closing.

Voting Agreement

On August 17, 2021, Zoomcar entered into an Amended and Restated Voting Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The parties to this agreement have agreed to vote in a certain way on certain matters, including with respect to the election of Zoomcar directors. The agreement also provides for certain drag-along rights in connection with a sale of Zoomcar. In addition, in order to afford the holders of Zoomcar India Shares voting power comparable to what they would have if they exchanged their Zoomcar India Shares for Zoomcar Preferred Stock, under this agreement, the holders of Zoomcar Preferred Stock have granted the holders of Zoomcar India Shares an irrevocable proxy with respect to a pro rata portion of their Zoomcar Preferred Stock. This agreement terminated upon the Closing.

Amendment to Zoomcar’s Investors’ Rights Agreement

Prior to the Closing, Zoomcar solicited and received consents from requisite outstanding Zoomcar shares to a proposed amendment to an investor rights agreement (the “IRA”) between Zoomcar and holders of Zoomcar preferred shares (the “IRA Amendment”), which was adopted on December 28, 2023. Pursuant to the IRA Amendment, subject to certain exceptions, the securities issuable in the Business Combination to each investor party thereto would be restricted from disposing of or hedging any of Company securities beneficially owned by them, including shares of Company Common Stock issuable upon exercise or conversion of any convertible securities issuable to such investors in connection with the Merger, including, without limitation, any shares of Common Stock (“Company Shares”) issuable upon the exercise of options or warrants held by them immediately after the Effective Time, or any other securities convertible into or exercisable or exchangeable for Company Shares held by them immediately after the Effective Time during the period from the date of the Closing and ending (i) as to one-third of such shares, six (6) months after the Closing, (ii) as to one-third of such shares, nine (9) months after the Closing, and (iii) as to the remainder of such shares, twelve (12) months after the Closing, provided that all of such lock-up restrictions will terminate upon completion of a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Company’s stockholders having the right to exchange their shares for cash, securities or other property. The IRA Amendment provides the foregoing lock-up restrictions supersede the transfer restrictions provided for in the IRA prior to the adoption of the IRA Amendment, assuming the consummation of the Business Combination. Prior to Closing, the board of directors of Zoomcar approved an exclusion from the lock-up terms under the IRA applicable to five (5%) of the Company Shares that would have otherwise been subject to lock-up pursuant to the trading restrictions described above resulting from the adoption of the IRA Amendment.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company entered into an Amended and Restated Registration Rights Agreement with the Sponsor, certain persons and entities holding securities of IOAC prior to the Closing, and certain other persons and entities holding securities of Zoomcar prior to the Closing or that were issued shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agrees that, within 30 calendar days after the consummation of the Business Combination, it will use its commercially reasonable efforts to file with the SEC (at its sole cost and expense) the Resale Registration Statement, and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand up to two block trades within any 12-month period and will be entitled to customary piggyback registration rights. The Amended and Restated Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement shall supersede the registration rights set forth in the Ananda Trust Subscription Agreement and the registration rights previously provided to investors in Zoomcar’s private financings.

Release From Lock-Up

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC – Series 24 (“ASJC”) and Cohen Sponsor LLC – A24 RS (“Sponsor Investor,” and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the letter agreement (as amended, the “Letter Agreement”), dated October 26, 2021, by and among the Company, the then-officers and directors of the Company, and the Sponsor, with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days of each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share of the Comon Stock that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement (the transactions contemplated in the Lock-Up Release Agreement, the “Lock-Up Release”). The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share of the Comon Stock during each 14 day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of the Comon Stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (“Indemnification Agreements”) with each of the Company’s newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our Bylaws.

The Charter contains provisions limiting the liability of directors, and the Bylaws provide that Zoomcar will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law and subject to very limited exceptions, Zoomcar will advance all expenses incurred by its directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Zoomcar. See the section titled “Description of Securities - Limitation on Liability and Indemnification of Directors and Officers” for information on the indemnification provisions of the Charter and Bylaws.

Policies for Approval of Related Person Transactions

Zoomcar has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Zoomcar or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Zoomcar’s officers or one of Zoomcar’s directors;

●	any person who is known by Zoomcar to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Zoomcar has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part and are available electronically on the website of the SEC at www.sec.report.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our voting shares by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of Company Common Stock is based on an aggregate of 62,874,774 shares of Common Stock issued and outstanding; provided, that, the information below excludes the shares of Common Stock reserved for future awards under the Incentive Plan.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock	%
Directors and Executive Officers
Gregory Moran(2)	227,543	*
Geiv Dubash	--	--
Hiroshi Nishijima	--	--
Mohan Ananda(3)	7,684,118	12.22%
Graham Gullans(4)	266,191	*
Madan Menon	162,500	*
Evelyn D’An	--	--
Swatick Majumdar	--	--
All directors and executive officers as a group (8 individuals)	8,340,352	13.27%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India.

(2)	Includes shares subject to options that are exercisable as of January 29, 2024 or will become exercisable within 60 days after January 29, 2024.

(3)	Includes 2,738,172 shares of Common Stock held by Ananda Trust. Mohan Ananda is the Trustee of Ananda Trust and as such, may be deemed to have beneficial ownership of the securities held directly by Ananda Trust.

(4)	Includes shares subject to options that are exercisable as of December 29, 2023 or will become exercisable within 60 days after December 29, 2023. Also includes an aggregate of shares held of record by SuperZoom I LLC, SuperZoom II LLC and SuperZoom III LLC. Mr. Gullans is the manager of each of these entities and may be deemed to be the beneficial owner of shares held by them.

SELLING HOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 18,603,584 shares of Common Stock. The Selling Holders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Common Stock beneficially owned prior to the offering, the aggregate number of shares of Common Stock that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Common Stock beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. We have based percentage ownership following the offering on 62,874,774 shares of Common Stock outstanding as of January 29, 2024, and have assumed that each Selling Holder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following entities or individuals is: Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008.

Name of Selling Holders	Securities Owned Prior to This Offering	Securities to be Sold in This Offering	Securities Beneficially Owned After This Offering	%
Cantor Fitzgerald & Co. (1)	1,700,000	1,000,000	700,000	1.11%
J.V.B. Financial Group, LLC (2)	200,000	200,000	0	--
McDermott Will & Emery LLP (3)	1,666,666	1,666,666	0	--
Ellenoff Grossman & Schole LLP (4)	466,666	466,666	0	--
Outside the Box Capital Inc. (5)	20,000	20,000	0	--
Ananda Small Business Trust (6)	7,684,118	2,738,172	4,945,946	7.87%
ACM Zoomcar Convert LLC (7)	12,512,080	12,512,080	0	--

*	Represents less than 1%.

(1)	Shares owned prior to the offering represents (a) 1,000,000 Modified Fee Shares (being registered for resale) and (b) 70,000 Private Placement Shares. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor Fitzgerald, L.P. (“CFLP”) and directly or indirectly controls the managing general partner of Cantor Fitzgerald Securities (“CFS”), which indirectly is the majority owner of CF&CO. Mr. Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. CFLP, indirectly, holds a majority of the ownership interests in CFS, and therefore also indirectly holds a majority of the ownership interests in CF&CO. As such, each of CFLP, CFGM, CFS and Mr. Lutnick may be deemed to have beneficial ownership of the securities held directly by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The foregoing should not be construed in and of itself as an admission by any of CFLP, CFGM, CFS or Mr. Lutnick as to beneficial ownership of the securities beneficially owned, directly, CF&CO.
(2)	Represents 200,000 Modified Fee Shares. J.V.B. is the record owner of the securities. Jerry Serowick is a Managing Director of J.V.B. and has investment control over the securities held by J.V.B. As such, Mr. Serowick may be deemed to have beneficial ownership of the securities held directly by J.V.B. Mr. Serowick disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Holder is 3 Columbus Circle, 17th Floor, New York, NY 10019.
(3)	Represents 1,666,666 MWE Shares. MWE is the record owner of the securities. Olivia Sengbusch may be deemed to have beneficial ownership of the securities held directly by MWE. Ms. Sengbusch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Holder is 444 West Lake Street, Suite 4000, Chicago, IL 60606..
(4)	Represents 466,666 EGS Shares. The business address of the Selling Holder is 1345 Avenue of the Americas, 11th Fl., New York, NY 10105.
(5)	Represents 20,000 shares of Common Stock that were issued pursuant to the OTB Agreement. OTBC is the record holder of the securities. Jason Coles has investment control over the securities held by OTBC and as such, Mr. Coles may be deemed to have beneficial ownership of the securities held directly by OTBC. Mr. Coles disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Holder is 2202 Green Orchard Pl., Oakville, ON L6H4V4 Canada.
(6)	Shares to be sold in this offering represents (a) up to 1,071,506 shares of Common Stock that were issued to Ananda Trust, an affiliate of the Sponsor in connection with the Ananda Trust Signing Investment, and (b) up to 1,666,666 shares of Common Stock that were issued to Ananda Trust in connection with the Ananda Trust Closing Investment. Ananda Trust is the record owner of the securities. Mohan Ananda is the Trustee of Ananda Trust and as such, may be deemed to have beneficial ownership of the securities held directly by Ananda Trust. Mr. Ananda disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Holder is 549 Lakeview Canyon Rd, Westlake Village, CA 91362.
(7)	ACM is the record owner of the securities. Ivan Zinn has investment control over the securities held by ACM, and as such, Mr. Zinn may be deemed to have beneficial ownership of the securities held directly by ACM. Mr. Zinn disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Selling Holder is One Rockefeller Plaza, 32nd Floor, New York NY 10020.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter and Bylaws in their entirety for a complete description of the rights and preferences of our securities.

General

Our authorized capital stock consists of (a) 260,000,000 shares of capital stock, $0.0001 par value per share, consisting of (i) 250,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock.

As of January 29, 2024, we have 62,874,774 shares of Common Stock and no shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Common Stock will be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board may determine in its sole discretion.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Zoomcar’s affairs, the holders of Common Stock will be entitled to share ratably in all assets remaining after payment of Zoomcar’s debts and other liabilities, subject to pari passu and prior distribution rights of preferred stock or any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Other rights. The holders of Common Stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of any shares of the preferred stock Zoomcar may issue in the future.

Preferred Stock

The Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Zoomcar or the removal of existing management. At present, we have no plans to issue any preferred stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which will apply so long as the shares of Common Stock remain listed on Nasdaq, require stockholder approval of certain issuances of Common Stock (including any securities convertible into Common Stock) equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders. Our governance documents provide that the Special Meetings of stockholders may be called only by (i) the Chairman of the Board, the Chief Executive Officer, President or other executive officer of Zoomcar, (ii) an action of the Board of Directors or (iii) the request in writing of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (662∕3%) of the entire capital stock of Zoomcar issued and outstanding and entitled to vote.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of their intent in writing. To be considered timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of Zoomcar not less than one hundred twenty (120) days prior to the anniversary of the date on which Zoomcar first mailed its proxy materials for the previous year’s annual meeting of stockholders. The exclusive means by which a stockholder may nominate a director will be by delivery of a notice to the Secretary, not less than sixty (60) days prior to the date of the applicable meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in Zoomcar’s annual proxy statement must comply with the notice periods contained therein. The Bylaws will specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares. Zoomcar’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of Zoomcar by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum. The Charter provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following claims or causes of action brought under Delaware state law: (i) any derivative action or proceeding brought on behalf of Zoomcar (other than derivative actions brought to enforce any duty or liability created by the Exchange Act), (ii) any action asserting a claim of breach of, or based on, a fiduciary duty owed by any current or former director, officer or other employee of Zoomcar to Zoomcar or Zoomcar’s stockholders, (iii) any action asserting a claim against Zoomcar or any current or former director, officer, or other employee or stockholder of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Charter or the Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. The aforementioned provision will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts, as the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint with a cause of action under such laws. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, and an investor cannot waive compliance with the federal securities laws and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such a provision.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, Zoomcar would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Zoomcar or its directors, officers, or other employees, which may discourage lawsuits against Zoomcar or its directors, officers and other employees. If a court were to find either exclusive-forum provision in the Charter to be inapplicable or unenforceable in an action, Zoomcar may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could seriously harm Zoomcar’s business.

Section 203 of the Delaware General Corporation Law. Zoomcar is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or Extraordinary General Meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL fines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Zoomcar even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Zoomcar will not opt out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of it.

Action by Written Consent. The Charter and Bylaws provide that, subject to the rights of any series of Zoomcar’s preferred stock, no action will be taken by any holders of shares of Common Stock, except at an annual or Extraordinary General Meeting of stockholders called in accordance with the Bylaws, and no action will be taken by the stockholders by written consent. Permitting stockholder action by written consent would circumvent the usual process of allowing deliberation at a meeting of stockholders, could be contrary to principles of openness and good governance, and have the potential to inappropriately disenfranchise stockholders, potentially permitting a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, to take important actions without the involvement of, and with little or no advance notice to stockholders. Allowing stockholder action by written consent would also deny all stockholders the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of the Board and other stockholders on a proposal before voting on a proposed action. The Board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action. Notwithstanding the foregoing, elimination of such stockholder written consents may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting.

Limitations on Liability and Indemnification of Officers and Directors

The Charter contains provisions that limit the liability of Zoomcar’s current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Stockholder Registration Rights

Under the terms of the Amended and Restated Registration Rights Agreement, Zoomcar has agreed that, within 30 calendar days after the consummation of the Business Combination, it will file with the SEC a registration statement registering the resale of certain securities held by or issuable to the other parties thereto (the “Resale Registration Statement”), and will use its commercially reasonable efforts to have such Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Pursuant to the Amended and Restated Registration Rights Agreement, Holders have been granted certain, customary registration rights. See “Certain Relationships and Related Party Transactions – Post-Closing Related Party Transactions - Amended and Restated Registration Rights Agreement.” The Ananda Trust has also been granted certain, customary registration rights pursuant to the Amended and Restated Registration Rights Agreement.

Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., Eastern time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue an share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as promptly as practicable, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the share of Common Stock issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the closing of our Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those share of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if our share of Common Stock are at the time of any exercise of a public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the share of Common Stock issuable upon exercise of the Warrants, but we will use our commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the share of Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after the Closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

●	if, and only if, the last reported sale (the “closing price”) of the share of Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “- Anti-Dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are issued and outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of share of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of our share of Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the average last reported sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “- Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

No fractional share of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of share of Common Stock to be issued to the holder.

Redemption Procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of share of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding share of Common Stock. A rights offering made to all or substantially all holders of share of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for share of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of Common Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Common Stock in connection with a shareholder vote to amend the Charter (A) to modify the substance or timing of our obligation to provide holders of our shares of Common Stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of our shares of Common Stock, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding share of Common Stock (other than those described above or that solely affects the par value of such share of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding share of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the share of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of share of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the Charter or as a result of the redemption of share of Common Stock by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding share of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the share of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of share of Common Stock in such a transaction is payable in the form of share of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a Warrant Agreement between Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on share of Common Stock as contemplated by and in accordance with the Warrant Agreement or adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Warrants is required to make any change that adversely affects the interests of the registered holders. A copy of the Warrant Agreement, which was filed as an exhibit to the registration statement for the IPO, contains a complete description of the terms and conditions applicable to the Warrants.

The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants is Equiniti Trust Company, LLC.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the Business Combination, we are no longer a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, we expect Rule 144 to be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock or Warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock or Warrants, as applicable, then outstanding; or

●	the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

●	Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of January 29, 2024, we had 62,874,774 shares of Common Stock. Of these, 11,605,264 shares of Common Stock registered on the prospectus for the Business Combination and held by public stockholders are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares of Common Stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of January 29, 2024, we had Warrants to purchase an aggregate of 11,500,000 shares of Common Stock outstanding. Each whole warrant is exercisable for one share of our Common Stock, in accordance with the terms of the applicable warrant agreement governing such warrants. The Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Registration Rights

Certain parties to the Amended and Restated Registration Rights Agreement are entitled to various rights with respect to the registration of the shares of Common Stock beneficially owned by such parties. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. See the sections titled “Description of Securities – Stockholder Registration Rights” for additional information.

Lock-up Agreements

The Common Stock that was issued upon conversion of the Class B Ordinary Shares and the Private Placement Shares in connection with the Business Combination is subject to a lock-up whereby, subject to certain limited exceptions, such shares are not transferable or saleable until the earlier of (A) one year after the Closing Date or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

However, pursuant to the Lock-Up Release Agreement, the Company agreed to waive the lock-up restrictions with respect to the Lock-Up Release Parties for a period of 120 days for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days of each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share of the Comon Stock that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement. The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share of the Comon Stock during each 14 day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of Comon Stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares.

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Zoomcar completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Zoomcar’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the Ananda Trust Shares are subject to a lock-up period terminating upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Subject to certain customary exceptions, the Modified Fee Shares are subject to certain restrictions on transfer as follows: i) as to the first one-third of each holder’s Modified Fee Shares, six (6) months after the Closing, (ii) as to the second one-third of such holder’s Modified Fee Shares, nine (9) months after the Closing, and (iii) as to all remaining Modified Fee Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all Modified Fee Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

Subject to certain customary exceptions, the MWE Shares are subject to certain restrictions on transfer as follows: (i) as to the first one-third of the MWE Shares, six (6) months after the Closing, (ii) as to the second one-third of the MWE Shares, nine (9) months after the Closing, and (iii) as to all remaining MWE Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all MWE Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

The OTBC Shares issued to OTBC under the OTB Agreement are subject to a lock-up period ending six months from the Closing Date.

Form S-8 Registration Statement

We intend to filed a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our Incentive Plan, as applicable, which became effective automatically upon filing. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Common Stock, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold Common Stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the additional tax on net investment income or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code, and that acquired the securities pursuant to this offering. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that is:

●	an individual who is a U.S. citizen or resident of the United States as determined for U.S. federal income tax purposes;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who has the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

As discussed above, it is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. If we pay cash distributions to U.S. Holders of shares of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. If we become or have been a “United States real property holding corporation,” you are urged to consult your own tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and gross proceeds from the sale or other disposition of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury.

While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our securities, under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of dividends and proceeds from the sale of our securities to non-U.S. Holders that are not exempt recipients. We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such non-U.S. Holder on our shares of Common Stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our Common Stock paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding are generally not required with respect to the amount of any proceeds from the sale by a non-U.S. Holder of Common Stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells Common Stock through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable) to the broker of its status as a non-U.S. Holder or such non-U.S. Holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain relationships with the United States will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Holders of (i) up to 1,200,000 shares of Common Stock that were issued in lieu of payment of deferred underwriting commissions in an aggregate amount of $12,100,000, or an effective price of $10.08 per share, pursuant to the Fee Modification Agreement, in connection with the Closing of the Business Combination, (ii) up to 1,666,666 shares of Common Stock that were issued at a price of $3.00 per share pursuant to the MWE Fee Agreement in connection with payment of Business Combination transaction expenses, (iii) up to 466,666 shares of Common Stock that the Company is contractually bound to issue at a price of $3.00 per share pursuant to the EGS Fee Agreement in connection with payment of Business Combination transaction expenses, (iv) up to 20,000 shares of Common Stock that were issued at a price of $3.00 per share pursuant to the OTB Agreement in connection with the Closing of the Business Combination, (v) up to 1,071,506 shares of Common Stock that were issued to Ananda Trust for an aggregate purchase price of $10,000,000, or approximately $9.33 per share, in connection with the Closing of the Business Combination, (vi) up to 1,666,666 shares of Common Stock that were issued to Ananda Trust at a price of $3.00 per share in connection with the Closing of the Business Combination, and (vii) up to 12,512,080 shares of Common Stock issuable to ACM or its registered assigns upon the conversion of the Note, at a conversion price of (x) the Conversion Price, in any amount, in ACM’s discretion, and (y) the Amortization Conversion Price, up to an amount equal to 25% of the highest trading day value of shares of Common Stock on a daily basis during the 20 trading days preceding the applicable conversion date, or a greater amount upon obtaining the Company’s prior written consent.

Subject to certain customary exceptions, the MWE Shares are subject to certain restrictions on transfer as follows: (i) as to the first one-third of the MWE Shares, six (6) months after the Closing, (ii) as to the second one-third of the MWE Shares, nine (9) months after the Closing, and (iii) as to all remaining MWE Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the applicable lock-up period shall terminate as to all MWE Shares upon the completion by the Company of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. The OTBC Shares issued to OTBC under the OTB Agreement are subject to a lock-up period ending six months from the Closing Date. The Ananda Trust Shares are subject to a lock-up period terminating upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property. See “Securities Act Restrictions on Resale of Securities - Lock-Up Agreements” for further discussion.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or, except as otherwise provided in the Amended and Restated Registration Rights Agreement, legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in the Amended and Restated Registration Rights Agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time, or for any other reason.

Subject to the terms of the Amended and Restated Registration Rights Agreement applicable to the Selling Holder’s shares of Common Stock, such Selling Holder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Holders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Common Stock trades on the Nasdaq Global Market under the symbol “ZCAR,” and our warrants trade on the Nasdaq Capital Market under the symbol “ZCARW.”

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon notification by a Selling Holder to us that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M promulgated under the Exchange Act. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify selling securityholders thereunder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP has passed upon the validity of the securities of Zoomcar Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus. We are contractually bound to issue to Ellenoff Grossman & Schole LLP 466,666 shares of our Common Stock, which such shares are being registered for resale pursuant to his prospectus.

EXPERTS

The consolidated financial statements of Zoomcar, Inc. included in this prospectus have been so included in reliance upon the report of Grant Thornton Bharat LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Innovative International Acquisition Corp. as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from March 22, 2021 (inception) through December 31, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Innovative International Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.zoomcar.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS

Interim Unaudited Financial Statements of Innovative International Acquisition Corp. for the Three and Six Months Ended September 30, 2023 and 2022:

Unaudited Financial Statements of Innovative International Acquisition Corp. for the Transition Period From January 1, 2023 to March 31, 2023:

Audited Financial Statements of Innovative International Acquisition Corp.

Interim Unaudited Financial Statements of Zoomcar, Inc. as of September 30, 2023

Page
Condensed Consolidated Balance Sheets as of September 30, 2023 (unaudited) and March 31, 2023	F-65
Condensed Consolidated Statements of Operations (unaudited) for the six months ended September 30, 2023 and 2022	F-66
Condensed Consolidated Statements of Cash Flows (unaudited) for the six months ended September 30, 2023 and 2022	F-68
Condensed Consolidated Statements of Redeemable Non-Controlling Interests, Mezzanine Equity and Stockholder’s Equity (unaudited) for the six months ended September 30, 2023 and 2022	F-69
Notes to Condensed Consolidated Financial Statements (unaudited)	F-70

Page
Audited Financial Statements of Zoomcar, Inc.
Report of Independent Registered Public Accounting Firm	F-102
Consolidated Balance Sheets as of March 31, 2023 and March 31, 2022	F-103
Consolidated Statements of Operations for the years ended March 31, 2023 and March 31, 2022	F-104
Consolidated Statements of Comprehensive Loss for the years ended March 31, 2023 and March 31, 2022.	F-105
Consolidated Statements of Redeemable Non-Controlling Interests, Mezzanine Equity and Stockholder’s Equity as of April 1, 2021, March 31, 2022 and March 31, 2023	F-106
Consolidated Statements of Cash Flows for the years ended March 31, 2023 and March 31, 2022	F-107
Notes to Consolidated Financial Statements	F-109

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	September 30,	March 31,
	2023	2023
Assets:
Current assets
Cash	$23,213	$50,274
Prepaid expenses	34,047	185,522
Total current assets	57,260	235,796
Marketable securities held in Trust Account	30,733,473	33,058,050
Total Assets	$30,790,733	$33,293,846

Liabilities, Redeemable Shares and Shareholders’ Deficit:
Current Liabilities
Accounts payable and accrued expenses	$7,987,368	$6,935,174
Due to related party	61,935	121,935
Promissory Notes - Related Party	3,027,625	1,495,000
Total current liabilities	11,076,928	8,552,109
Deferred underwriters’ discount	12,100,000	12,100,000
Total Liabilities	23,176,928	20,652,109

Commitments and Contingencies (Note 6)

Redeemable Shares
Class A ordinary shares subject to possible redemption, 2,710,421 and 3,050,335 shares at redemption value of $11.34 and $10.84 per share at September 30, 2023 and March 31, 2023, respectively	30,733,473	33,058,050

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,060,000 issued and outstanding (excluding 2,710,421 and 3,050,335 shares subject to redemption) at September 30, 2023 and March 31, 2023	106	106
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,050,000 shares issued and outstanding at September 30, 2023 and March 31, 2023	805	805
Additional paid-in capital	—	—
Accumulated deficit	(23,120,579)	(20,417,224)
Total Shareholders’ Deficit	(23,119,668)	(20,416,313)
Total Liabilities, Redeemable Shares and Shareholders’ Deficit	$30,790,733	$33,293,846

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating costs	$1,190,500	$2,407,767	$2,045,733	$2,886,686
Loss from operations	(1,190,500)	(2,407,767)	(2,045,733)	(2,886,686)

Other income
Interest income - bank	1	16	3	34
Interest earned on cash held in Trust Account	404,601	1,058,906	801,041	1,375,701
Other income	404,602	1,058,922	801,044	1,375,735

Net loss	$(785,898)	$(1,348,845)	$(1,244,689)	$(1,510,951)

Weighted average shares outstanding, redeemable Class A ordinary shares	2,784,315	23,000,000	2,916,598	23,000,000
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.07)	$(0.04)	$(0.10)	$(0.05)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	9,110,000	9,110,000	9,110,000
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.07)	$(0.04)	$(0.10)	$(0.05)

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – March 31, 2023	1,060,000	$106	8,050,000	$805	$—	$(20,417,224)	$(20,416,313)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(891,440)	(891,440)
Net loss	—	—	—	—	—	(458,791)	(458,791)
Balance – June 30, 2023	1,060,000	$106	8,050,000	$805	$—	$(21,767,455)	$(21,766,544)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(567,226)	(567,226)
Net loss	—	—	—	—	—	(785,898)	(785,898)
Balance – September 30, 2023	1,060,000	$106	8,050,000	$805	$—	$(23,120,579)	$(23,119,668)

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2022

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – March 31, 2022	1,060,000	$106	8,050,000	$805	$—	$(13,661,610)	$(13,660,699)
Accretion for Class A Ordinary Shares to redemption	—	—	—	—	—	(316,795)	(316,795)
Net loss	—	—	—	—	—	(162,106)	(162,106)
Balance – June 30, 2022	1,060,000	$106	8,050,000	$805	$—	$(14,140,511)	$(14,139,600)
Excess of fair value of Sponsor Class B shares granted to directors	—	—	—	—	74,503	—	74,503
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(74,503)	(984,403)	(1,058,906)
Net loss	—	—	—	—	—	(1,348,845)	(1,348,845)
Balance – September 30, 2022	1,060,000	$106	8,050,000	$805	$—	$(16,473,759)	$(16,472,848)

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

	For the Six Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(1,244,689)	$(1,510,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(801,041)	(1,375,701)
Excess of fair value of shares granted to directors	—	74,503
Changes in operating assets and liabilities:
Prepaid expenses	151,475	116,475
Accounts payable and accrued expenses	1,052,194	1,630,123
Due to related party	(60,000)	60,000
Net cash used in operating activities	(902,061)	(1,005,551)

Cash flows from investing activities:
Extension contributions to the trust account	(657,625)	—
Withdrawals from the trust account to pay redemptions	3,783,243	—
Net cash provided by investing activities	3,125,618	—

Cash flows from financing activities:
Proceeds from promissory notes to Sponsor and affiliate of Sponsor	1,532,625	300,000
Proceeds from private placement	(3,783,243)	—
Net cash (used in) provided by financing activities	(2,250,618)	300,000

Net Change in Cash	(27,061)	(705,551)
Cash at the beginning of the period	50,274	791,520
Cash at the end of the period	$23,213	$85,969

Non-cash investing and financing activities:
Remeasurement of ordinary share subject to possible redemption	$1,458,666	$1,399,325

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, BUSINESS OPERATION AND LIQUIDITY

Innovative International Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on March 22, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

As of September 30, 2023, the Company had not commenced any operations nor generated any revenue. All activity for the period from March 22, 2021 (inception) through September 30, 2023, relates to the Company’s formation, the initial public offering (the “IPO”) described below, and subsequent to the IPO, identifying a target company for a Business Combination and other customary business conduct related thereto. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected March 31 as its fiscal year end.

The Company’s sponsor is Innovative International Sponsor I LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on October 26, 2021 (the “Effective Date”). On October 29, 2021, the Company consummated its IPO of 23,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (which included the full exercise of the underwriters’ over-allotment option), which is discussed in Note 3 and the sale of 1,060,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Cantor Fitzgerald & CO. (“Cantor”).

Transaction costs amounted to $16,664,843 consisting of $3,173,059 of underwriting commissions, $12,100,000 of deferred underwriting commissions and $1,391,784 of other cash offering costs.

The initial Business Combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the IPO, management has agreed that an amount equal to at least $10.20 per Unit sold in the IPO, including a portion of the proceeds of the Private Placement Shares, will be held in a Trust Account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares deposited into the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 24 months from the closing of the IPO, subject to applicable law.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the applicable law or stock exchange listing requirement.

The shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to Cantor.

The ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with the U.S. Securities and Exchange Commission and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity were the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheets until such date that a redemption event takes place. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company has up to 24 months from the closing of the IPO to complete the Business Combination (the “Combination Period”). If the Company is unable to consummate the Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

On January 19, 2023, the Company held the Extraordinary General Meeting (“January EGM”). At the January EGM, the shareholders of the Company approved (i) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination up to six (6) times for an additional one (1) month each time from January 29, 2023 to July 29, 2023 (which is 21 months from the closing of the Company’s initial public offering) (the “Extension”) and (ii) an amendment to the Company’s investment management trust agreement, dated as of October 26, 2021, and between the Company and American Stock Transfer & Trust Company, LLC (the “Trust Agreement”), pursuant to which amendment the Company would deposit into the Company’s Trust Account, for each one-month extension, the lesser of (a) $165,000 and (b) $0.055 for each public share outstanding after giving effect to the redemption.

In connection with the January EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $31.5 million remained in the Trust Account.

In connection with the First Extension, the Sponsor has agreed to make available to the Company an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination, pursuant to a promissory note in favor of the Sponsor (the “First Extension Note”). The First Extension Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date of the consummation of the Company’s initial business combination.

On July 20, 2023, the Company held the Extraordinary General Meeting (the “July EGM”). At the July EGM, the shareholders of the Company approved (i) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination up to three (3) times for an additional one (1) month each time from July 29, 2023 to October 29, 2023 (which is 24 months from the closing of the Company’s initial public offering) (the “Second Extension”) and (ii) a second amendment to the Trust Agreement, pursuant to which amendment the Company would deposit into the Company’s Trust Account, for each one-month extension, the lesser of (a) $90,000 and (b) $0.03 for each public share outstanding after giving effect to the redemption.

In connection with the July EGM, shareholders holding 339,914 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $3.8 million (approximately $11.13 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $30.17 million remained in the Trust Account. Following redemptions, the Company had 2,710,421 public shares outstanding.

In connection with the Second Extension, on July 20, 2023, the Company issued an unsecured promissory note (the “Second Extension Note”), in the amount of up to $180,000 to the Sponsor. The proceeds of the Second Extension Note may be drawn down from time to time prior to the date of the consummation of the Company’s initial business combination upon request by the Company. The Second Extension Note is non-convertible and bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The Second Extension Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Second Extension Note and all other sums payable with regard to the Second Extension Note becoming immediately due and payable.

For the six months ended September 30, 2023, the Company has drawn $657,625 under First and Second Extension Notes and deposited it in the Trust Account.

On July 28, 2023, we received a written notice from the Nasdaq Listing Qualifications Department notifying the us that, as a result of the resignation of Valarie Sheppard, a member of the IOAC Board, we are not in compliance with Nasdaq’s independent director, compensation and audit committee requirements as set forth in Listing Rule 5605. The notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of our securities on the Nasdaq Global Market. The letter states that, consistent with Nasdaq Listing Rules 5605(b)(1)(A), 5605(d)(2) and 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance as follows: (i) until the earlier to occur of the Company’s next annual shareholders’ meeting or July 21, 2024; or (ii) if the next annual shareholders’ meeting is held before January 17, 2024, then the Company must evidence compliance no later than January 17, 2024. In each case, we expect to regain compliance with the Nasdaq Listing Rules prior to the expiration of the applicable cure periods provided by Nasdaq.

On August 18, 2023, the Company issued an unsecured promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The proceeds of the August 2023 Note may be drawn down from time to time prior to the date of the consummation of the Company’s initial business combination (the “Maturity Date”) upon request by the Company. The August 2023 Note bears no interest and the principal balance is payable on the Maturity Date. The August 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the August 2023 Note and all other sums payable with regard to the August 2023 Note becoming immediately due and payable.

The Sponsor, officers, and directors have agreed (i) to waive their redemption rights with respect to their Founder Shares held by them, and any Public Shares they may acquire during or after the IPO in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame), and (iii) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Because we are a blank check company, rather than an operating company, and the Company’s operations will be limited to searching for prospective target businesses to acquire, the only third parties the Company currently expects to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses.

Liquidity and Capital Resources

As of September 30, 2023, the Company had cash outside the Trust Account of $23,213 available for working capital needs. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, all remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem ordinary shares. As of September 30, 2023, none of the amount in the Trust Account was available to be withdrawn as described above.

Through September 30, 2023, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares and the remaining net proceeds from the IPO and the sale of Private Placement Shares.

On September 7, 2022, the Company issued an unsecured convertible promissory note in the amount of up to $500,000 to Ananda Small Business Trust, an affiliated of the Sponsor (“Ananda Trust”).

On January 3, 2023, the Company issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust.

On January 19, 2023, the Company issued the First Extension Note of up to an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination.

On May 10, 2023, the Company issued an unsecured promissory note (the “May 2023 Note”), in the amount of up to $500,000 to the Sponsor.

On July 20, 2023, the Company issued an unsecured promissory note (the “Second Extension Note”), in the amount of up to $180,000 to the Sponsor.

On August 18, 2023, the Company issued an unsecured promissory note (the “August Note”), in the amount of up to $500,000 to the Sponsor.

Total amount $3,027,625 was drawn under the notes listed above and outstanding as of September 30, 2023.

Going Concern

The Company anticipates that the $23,213 of cash held outside of the Trust Account as of September 30, 2023, might not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of our Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial shareholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company can raise additional capital through Working Capital Loans from the initial shareholders, the Company’s officers, directors, or their respective affiliates (which is described in Note 5), or through loans from third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until October 29, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 29, 2023.

Risks and Uncertainties

In February 2022, Russia commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against Russia. The invasion of Ukraine may result in market volatility that could adversely affect our stock price and our search for a target company. Other recent events contributing to a climate of geopolitical uncertainty include military conflict between Palestine and Israel and rising tensions between China and Taiwan. Further, the impact of these actions and related sanctions on the world economy are not determinable as of the date of these unaudited condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

The IR Act has indicated that in most cases, interim U.S. federal and state income taxes would not apply to a SPAC incorporated in the Cayman Islands, including us, because the Cayman Islands does not impose income taxes.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Change in Fiscal Year

On May 30, 2023, the Company’s Board of Directors approved a change in the Company’s fiscal year end from December 31 to March 31. The Company’s current fiscal year will run from April 1, 2023 through March 31, 2024. Year-over-year quarterly financial data continues to be comparative to prior periods as the months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The unaudited results for the three and six months ended September 30, 2023, are not necessarily indicative of the results to be expected for the fiscal year ending March 31, 2024, or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed financial statements is in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the warrant liabilities.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and March 31, 2023.

Marketable Securities Held in Trust Account

Following the closing of the IPO on October 29, 2021, an amount of $234,600,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Shares were placed in the Trust Account and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 21 months from the closing of the IPO, subject to applicable law. In connection with the January EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $31.5 million remained in the Trust Account. In connection with the July EGM, shareholders holding 339,914 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $3.8 million (approximately $11.13 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $30.17 million remained in the Trust Account. Following redemptions, the Company had 2,710,421 public shares outstanding.

The Company classifies its U.S. Treasury securities as Trading Securities in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Changes in the value of Trading Securities are recognized in income in the period they occur.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts held at a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. To date the Company has not experienced losses on these accounts.

Offering Costs Associated with Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the IPO. Offering costs amounting to $16,664,843 were initially charged to temporary equity upon the completion of the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the IPO. Accordingly, offering costs have been allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the IPO.

Warrants

The Company accounts for its warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company accounts for the warrants as equity-classified. As such, the warrants were recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Class B Founder Shares

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided in the Company’s amended and restated memorandum and articles of association. The Founder Shares conversion feature is considered an equity instrument that does not require bifurcation from the host contract.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its shares of Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s deficit. The Company’s Class A ordinary shares sold in the IPO feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and March 31, 2023, 2,710,421 and 3,050,335 Class A ordinary shares subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the shareholder’s deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of September 30, 2023 and March 31, 2023, the Class A ordinary share reflected in the balance sheets are reconciled in the following table:

Gross Proceeds from IPO	$230,000,000
Proceeds allocated to Public Warrants	(7,475,000)
Issuance costs related to Class A ordinary shares	(16,099,160)
Accretion of carrying value to redemption value	28,178,166
Ending Balance, December 31, 2021	$234,604,006
Accretion of carrying value to redemption value	3,383,887
Ending Balance, December 31, 2022	$237,987,893
Redemptions	(206,479,033)
Accretion of carrying value to redemption value	1,549,190
Ending Balance, March 31, 2023	$33,058,050
Accretion of carrying value to redemption value	891,440
Ending Balance, June 30, 2023	$33,949,490
Redemptions	(3,783,243)
Accretion of carrying value to redemption value	567,226
Ending Balance, September 30, 2023	$30,733,473

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2023 and March 31, 2023. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. For the three months ended September 30, 2023 and June 30, 2022, no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Share-Based Payment Compensation Arrangements

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the Statement of Operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable Class A ordinary shares is excluded from loss per ordinary share as the redemption value approximates fair value.

The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the (i) IPO, and (ii) the private placement since the exercise of the warrants exceeded the fair value per ordinary share. For the three months ended September 30, 2023, and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For the three months ended		For the three months ended
	September 30, 2023		September 30, 2022
		Non-		Non-
	Redeemable	redeemable	Redeemable	redeemable
	Class A	Class A and B	Class A	Class A and B
	ordinary	ordinary	ordinary	ordinary
	shares	shares	shares	shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(183,969)	$(601,929)	$(965,773)	$(383,072)
Denominator:
Basic and diluted weighted average shares outstanding	2,784,315	9,110,000	23,000,000	9,110,000
Basic and diluted net loss per ordinary share	$(0.07)	$(0.07)	$(0.04)	$(0.04)

	For the six months ended		For the six months ended
	September 30, 2023		September 30, 2022
		Non-		Non-
	Redeemable	redeemable	Redeemable	redeemable
	Class A	Class A and B	Class A	Class A and B
	ordinary	ordinary	ordinary	ordinary
	shares	shares	shares	shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(301,852)	$(942,837)	$(1,081,841)	$(429,110)
Denominator:
Basic and diluted weighted average shares outstanding	2,916,598	9,110,000	23,000,000	9,110,000
Basic and diluted net loss per ordinary share	$(0.10)	$(0.10)	$(0.05)	$(0.05)

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3. PUBLIC OFFERING

On October 29, 2021, the Company consummated its IPO of 23,000,000 Units, which included the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

NOTE 4. PRIVATE PLACEMENT

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares (which included the full exercise of the underwriters’ over-allotment option), or Private Placement Shares, at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor purchased 960,000 shares, CCM purchased 30,000 shares and Cantor purchased 70,000 shares.

The Private Placement Shares are transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination. Additionally, the Private Placement Shares will be non-redeemable so long as they are held by the Sponsor, CCM, Cantor or their permitted transferees. If the Private Placement Shares are held by holders other than the Sponsor, CCM, Cantor or their permitted transferees, the Private Placement Shares will be redeemable by the Company in all redemption scenarios.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On April 19, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. In September 2021, the Company effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 Founder Shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The underwriter fully exercised their over-allotment option on October 29, 2021 which meant no Founder Shares were forfeited. All shares and related amounts have been retroactively restated to reflect the split.

The Sponsor officers and directors have agreed not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our Sponsor, officers and directors with respect to any Founder Shares (the “Lock-up”).

Due to Related Parties

The balances of $61,935 and $121,935 as of September 30, 2023 and March 31, 2023, respectively, represent administrative support fees paid by related party on behalf of the Company.

Promissory Note — Related Party

On April 17, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and due at the earlier of December 31, 2021, or the closing of the IPO. The loan will be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. As of October 29, 2021, the Company had $122,292 in borrowings under the promissory note which are now due on demand. The balance was repaid on November 5, 2021.

On September 7, 2022, the Company issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The September 2022 Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial Business Combination. On or before such date, the Sponsor has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of the Company (“Working Capital Shares”) at a conversion price of $10.00 per share. The terms of the Working Capital Shares, if any, would be identical to the terms of the Private Placement Shares issued by the Company at the time of its IPO. The September 2022 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the September 2022 Note and all other sums payable with regard to the September 2022 Note becoming immediately due and payable. The conversion feature included in the September 2022 Note does not meet the definition of a derivative instrument. The full amount of the September 2022 Note, or $500,000, was drawn and outstanding as of September 30, 2023 and March 31, 2023.

On January 3, 2023, the Company issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The proceeds of the January 2023 Note may be drawn down from time to time prior to the date of the consummation of the Company’s initial business combination upon request by the Company. The January 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The January 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the January 2023 Note and all other sums payable with regard to the January 2023 Note becoming immediately due and payable. The full amount of the January 2023 Note was drawn and outstanding as of September 30, 2023 and March 31, 2023.

In connection with the First Extension, the Sponsor has agreed to make available to the Company an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination, pursuant to a promissory note in favor of the Sponsor (the “First Extension Note”). The First Extension Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date of the consummation of the Company’s initial business combination $495,000 was drawn and outstanding under the First Extension Note as of March 31, 2023. The full amount of the First Extension Note was drawn and outstanding as of September 30, 2023.

On May 10, 2023, the Company issued an unsecured promissory note (the “May 2023 Note”), in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the May 2023 Note and all other sums payable with regard to the May 2023 Note becoming immediately due and payable. The full amount of the May 2023 Note was drawn and outstanding as of September 30, 2023.

On July 20, 2023, the Company issued an unsecured promissory note (the “Second Extension Note”), in the amount of up to $180,000 to the Sponsor. The proceeds of the Second Extension Note may be drawn down from time to time prior to the date of the consummation of the Company’s initial business combination upon request by the Company. The Second Extension Note is non-convertible and bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The Second Extension Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Second Extension Note and all other sums payable with regard to the Second Extension Note becoming immediately due and payable.

On August 18, 2023, the Company issued an unsecured promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The proceeds of the August 2023 Note may be drawn down from time to time prior to the date of the consummation of the Company’s initial business combination (the “Maturity Date”) upon request by the Company. The August 2023 Note bears no interest and the principal balance is payable on the Maturity Date. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Shares. The terms of the Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of September 30, 2023 and March 31, 2023, the Company had no borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

The Company will reimburse the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying this obligation. For the three and six months ended September 30, 2023, the Company had incurred expense of $30,000 and $60,000 pursuant to this agreement, respectively, which is included in “Due to related party”. For the three and six months ended September 30, 2022, the Company had incurred expense of $30,000 and $60,000 pursuant to this agreement, respectively, which is included in “Due to related party”. Balance due to related party was $61,935 and $121,935 as of September 30, 2023, and March 31, 2023, respectively.

Grant of Special Committee Shares to members of special committee of the board

On August 18, 2022, the Sponsor granted in aggregate 15,000 Class B ordinary shares previously issued and outstanding to three of the Company’s directors and advisors (the “Special Committee Shares”) in recognition of and compensation for services to the Company as members of newly formed Special Committee of the Board of Directors. Effective March 31, 2023, one of the members of the Special Committee resigned from her position as a director of the Company, including her membership on the Audit Committee and the Special Committee. She agreed to forfeit 5,000 Class B ordinary shares previously allocated to her for her services on the Special Committee. The grant of the Special Committee Shares to the Company’s directors is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 15,000 shares granted to the Company’s directors was $74,550 or $4.97 per share. $74,503 of the excess of fair value of Special Committee Shares over the initial value of the Class B ordinary shares is recorded as compensation expense in the statement of the operations for the current period.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholders Rights

The holders of the Founder Shares, Private Placement Shares, Special Committee Shares, and Public Warrants (and the Class A ordinary shares issuable upon their exercise) that may be issued on conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring the Company to register the offer and sale of such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

Warrant Amendments

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the Company may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then issued and outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the public warrants with the consent of at least a majority of the then issued and outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of two percent (2)% of the gross proceeds of the IPO, or $4,000,000, which was paid at the time of the IPO out of the gross proceeds.

In addition, the underwriters will be entitled to five percent (5)% per unit and seven percent (7)% per over-allotment unit, or $12,100,000 for deferred underwriting commissions. The deferred commissions will be payable only upon completion of the Business Combination.

Financial Advisory Agreements

The Company engaged CCM, an affiliate of a passive member of the Company’s Sponsor, to provide consulting and advisory services in connection with the IPO, for which it will receive an advisory fee equal to 0.6% of the aggregate proceeds of the IPO net of underwriter’s expenses. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. CCM has agreed to defer the portion of its fee resulting from exercise of the underwriters’ over-allotment option until the consummation of the Company’s Business Combination. The Company will also engage CCM as an advisor in connection with the Company’s Business Combination for which it will earn an advisory fee of 1.05% of the proceeds of the IPO payable at closing of the Company’s Business Combination. CCM is engaged to represent the Company’s interests only. CCM is not participating in the IPO as defined in FINRA Rule 5110(j)(16); it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM is not acting as an underwriter in connection with the IPO, it will not identify or solicit potential investors in the IPO or otherwise be involved in the distribution of the IPO.

On November 11, 2022, the Company entered into an agreement with Jett Capital to to act as Financial Advisor (i) in connection with its potential business combination (as described in the section “Merger Agreement” below) and (ii) in connection with a possible private placement related to business combination. As compensation for Jett Capital’s services the Company will pay Jett Capital a cash fee equal to $500,000, upon the closing of the Business Combination. Jett Capital started providing their services in February 2023.

Merger Agreement

On October 13, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zoomcar, Inc., a Delaware corporation (“Zoomcar”), Innovative International Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Innovative (“Merger Sub”), and Greg Moran, in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Merger Transactions”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, the Company will continue out of the Cayman Islands and re-domesticate into a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Merger Transaction, and following the Domestication, Merger Sub will merge with and into Zoomcar (the “Merger”), with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of the Company, and with each Zoomcar stockholder receiving shares of post-Domestication Company common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Trust, a Nevada Trust (“Ananda Trust”), an affiliate of the Sponsor, invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust, Zoomcar’s repayment obligation under which will be offset against the obligations of Ananda Trust under the subscription agreement entered into by Ananda Trust and the Company concurrent with the Ananda Trust Investment. Management of the Company reviewed this subscription agreement under the ASC 815 “Derivatives and Hedging” and determined that there are no factors that would preclude its equity treatment and it will be recorded at the closing of the Merger Agreement and upon delivery of the Company’s shares.

As consideration for the Merger, Zoomcar security holders collectively shall be entitled to receive from the Company, in the aggregate, a number of the Company securities with an aggregate value equal to (w) $350,000,000 plus (x) the sum of the aggregate exercise prices of all vested Zoomcar options and all Zoomcar warrants outstanding as of the effective time of the Merger, plus (y) the aggregate amount of a Zoomcar private debt or equity financing of up to $40,000,000, if and to the extent consummated prior to Closing in accordance with the terms of the Merger Agreement (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment) minus (z) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of the Zoomcar preferred stock to Zoomcar common stock), a number of shares of post-Domestication Company common stock equal to (i) the quotient of the Merger Consideration divided by the number of then-outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares, as defined below), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all Zoomcar stockholders (the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock, but excluding Merger Consideration payable in respect of Zoomcar options and warrants, the “Stockholder Merger Consideration”). At Merger Closing, each outstanding Zoomcar option shall, without any further action on the part of the holder thereof, be assumed by Innovative and automatically converted into the right to receive an option to acquire shares of the Company. Each outstanding and unexercised Zoomcar warrant shall automatically, without any action on the part of the holder thereof, be assumed by the Company and converted into a warrant to purchase that number of shares of post-Domestication Company common stock equal to the product of (x) the number of shares of Zoomcar stock subject to such Zoomcar warrant multiplied by (y) the Conversion Ratio. For purposes of determining consideration issuable to Zoomcar security holders under the Merger Agreement, holders of equity interests (“Zoomcar India Shares”) in Zoomcar India Private Limited, a majority-owned subsidiary of Zoomcar, shall be treated as Zoomcar Stockholders, subject in each case, to applicable withholding and other requirements; provided, that, at the Closing, shares of Stockholder Merger Consideration otherwise distributable to holders of Zoomcar India Shares shall be deposited into an escrow account for distribution to holders of Zoomcar India Shares upon completion of applicable legal and contractual requirements, in each case as set forth in the Merger Agreement.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and March 31, 2023, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2023 and March 31, 2023, there were 1,060,000 Class A ordinary shares issued or outstanding (excluding 2,710,421 and 3,050,335 shares subject to possible redemption).

Class B ordinary shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of September 30, 2023 and March 31, 2023, there were 8,050,000 Class B ordinary shares issued and outstanding. Of the 8,050,000 Class B ordinary shares, up to 1,050,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the IPO. The underwriters exercised their full over-allotment on October 29, 2021, resulting in none of the Founder Shares being subject to forfeiture.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, however, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of the Founder Shares voting in a general meeting. Unless specified in the Companies Act, the Company’s amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders (other than the appointment of directors), and the affirmative vote of a majority of the Company’s Founder Shares is required to approve the appointment of directors.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, and any Private Placement Shares issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Public Warrants — Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants became exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. The Company cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holder.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 Fair Value Measurement, (“ASC 820”) for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2023 and March 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		September 30,
Description	Level	2023
Assets:
Marketable securities held in Trust Account	1	$30,733,473

		March 31,
Description	Level	2023
Assets:
Marketable securities held in Trust Account	1	$33,058,050

The investment in Trust account is measured at Level 1 because the amount is invested in US Treasury securities.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements, other than as described below:

On October 3, 2023, the Company issued a promissory note in favor of the Sponsor (the “October 2023 Note”) in the principal amount of up to $90,000 for expenses accrued in connection with the third monthly extension. The Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination. The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On October 9, 2023, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, based on the number of beneficial holders and holders of record of the Company’s ordinary shares (the “Total Holders”), the Company no longer meets Listing Rule 5450(a)(2), which requires listed companies to maintain a minimum of 400 Total Holders. Nasdaq Listing Rule 5810(c)(2)(C) provides the Company with a period of 45 calendar days, or until November 24, 2023 (the “Compliance Date”), to submit a plan to regain compliance. Pursuant to Nasdaq Listing Rule 5810(c)(2)(B)(i), if Nasdaq accepts the Company’s compliance plan, then Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for compliance with the Total Holders requirement. If Nasdaq does not accept the Company’s compliance plan, then the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

On October 27, 2023, the Company held an extraordinary general meeting of shareholders (the “October EGM”). At the October EGM, the shareholders of the Company approved (i) an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination for one (1) month from October 29, 2023 to November 29, 2023 (which is 25 months from the closing of the Company’s initial public offering) (the “Third Extension”) and (ii) a third amendment to the Trust Agreement, to allow the Company to extend the date by which the Company must consummate an initial business combination for one (1) month from October 29, 2023 to November 29, 2023.

In connection with the October EGM, shareholders holding 250,000 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $2.83 million (approximately $11.35 per public share redeemed in connection with the October EGM) was removed from the Trust Account to pay such holders and approximately $27.9 million remained in the Trust Account. Following such redemptions, the Company had 2,460,421 public shares outstanding.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	Unaudited
Assets:
Current assets
Cash	$50,274	$10,436
Prepaid expenses	185,522	210,605
Total current assets	235,796	221,041
Marketable securities held in Trust Account	33,058,050	237,987,893
Total Assets	$33,293,846	$238,208,934

Liabilities, Redeemable Shares and Shareholders’ Deficit:
Current Liabilities
Accounts payable and accrued expenses	$6,935,174	$6,297,378
Due to related party	121,935	131,935
Promissory Notes - Related Party	1,495,000	500,000
Total current liabilities	8,552,109	6,929,313
Deferred underwriters’ discount	12,100,000	12,100,000
Total Liabilities	20,652,109	19,029,313

Commitments and Contingencies (Note 6)

Redeemable Shares
Class A ordinary shares subject to possible redemption, 3,050,335 and 23,000,000 shares at redemption value of $10.84 and 10.35 per share at March 31, 2023 and December 31, 2022, respectively	33,058,050	237,987,893

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,060,000 issued and outstanding (excluding 3,050,335 and 23,000,000 shares subject to redemption) at March 31, 2023 and December 31, 2022, respectively	106	106
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,050,000 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	805	805
Additional paid-in capital	—	—
Accumulated deficit	(20,417,224)	(18,809,183)
Total Shareholders’ Deficit	(20,416,313)	(18,808,272)
Total Liabilities, Redeemable Shares and Shareholders’ Deficit	$33,293,846	$238,208,934

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2023	2022
Formation and operating costs	$1,113,042	$2,787,640
Loss from operations	(1,113,042)	(2,787,640)

Other income:
Interest income - bank	1	21
Interest earned on cash held in Trust Account	1,054,190	23,624
Other income	1,054,191	23,645

Net loss	$(58,851)	$(2,763,995)

Weighted average shares outstanding, redeemable Class A ordinary shares	7,905,891	23,000,000
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.00)	$(0.09)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	9,110,000
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.00)	$(0.09)

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	1,060,000	$106	8,050,000	$805	$—	$(18,809,183)	$(18,808,272)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	—	(1,549,190)	(1,549,190)
Net loss	—	—	—	—	—	(58,851)	(58,851)
Balance – March 31, 2023	1,060,000	$106	8,050,000	$805	$—	$(20,417,224)	$(20,416,313)

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2021	1,060,000	$106	8,050,000	$805	$—	$(10,873,991)	$(10,873,080)
Accretion for Class A Common Stock to redemption	—	—	—	—	—	(23,624)	(23,624)
Net loss	—	—	—	—	—	(2,763,995)	(2,763,995)
Balance – March 31, 2022	1,060,000	$106	8,050,000	$805	$—	$(13,661,610)	$(13,660,699)

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

	For the Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(58,851)	$(2,763,995)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(1,054,190)	(23,624)
Changes in operating assets and liabilities:
Prepaid expenses	25,083	57,282
Accounts payable and accrued liabilities	637,796	2,512,223
Due to related party	(10,000)	30,000
Net cash used in operating activities	(460,162)	(188,114)

Cash flows from investing activities:
Extension contributions to the trust account	(495,000)	—
Withdrawals from the trust account to pay redemptions	206,479,033	—
Net cash provided by investing activities	205,984,033	—

Cash flows from financing activities:
Proceeds from promissory notes to Sponsor and affiliate of Sponsor	995,000	—
Payment of redemptions of stock	(206,479,033)	—
Net cash used in financing activities	(205,484,033)	—

Net Change in Cash	39,838	(188,114)
Cash at the beginning of the period	10,436	979,634
Cash at the end of the period	$50,274	$791,520

Non-cash investing and financing activities:
Remeasurement of ordinary share subject to possible redemption	$1,549,190	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, BUSINESS OPERATION AND LIQUIDITY

Innovative International Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on March 22, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

As of March 31, 2023, the Company had not commenced any operations nor generated any revenue. All activity for the period from March 22, 2021 (inception) through March 31, 2023, relates to the Company’s formation, the initial public offering (the “IPO”) described below, and subsequent to the IPO, identifying a target company for a Business Combination and other customary business conduct related thereto. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Innovative International Sponsor I LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on October 26, 2021 (the “Effective Date”). On October 29, 2021, the Company consummated its IPO of 23,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (which included the full exercise of the underwriters’ over-allotment option), which is discussed in Note 3 and the sale of 1,060,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Cantor Fitzgerald & CO. (“Cantor”).

Transaction costs amounted to $16,664,843 consisting of $3,173,059 of underwriting commissions, $12,100,000 of deferred underwriting commissions and $1,391,784 of other cash offering costs.

The initial Business Combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the IPO, management has agreed that an amount equal to at least $10.20 per Unit sold in the IPO, including a portion of the proceeds of the Private Placement Shares, will be held in a Trust Account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares deposited into the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 21 months from the closing of the IPO, subject to applicable law.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the applicable law or stock exchange listing requirement.

The shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to Cantor.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheets until such date that a redemption event takes place. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company has up to 21 months from the closing of the IPO to complete the Business Combination (the “Combination Period”). If the Company is unable to consummate the Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

On January 19, 2023, the Company held the Extraordinary General Meeting (“EGM”) for the purposes of considering and voting upon the Charter and the Trust Agreement Amendments. At the EGM, the shareholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate an initial business combination up to six (6) times for an additional one (1) month each time from January 29, 2023 to July 29, 2023 (which is 21 months from the closing of the Company’s initial public offering) (the “Extension”).

In connection with the EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $31.5 million remains in the Trust Account. Following redemptions, the Company has 3,050,335 public shares outstanding.

In connection with the Trust Agreement Amendment, the Sponsor has agreed to make available to the Company an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination, pursuant to a promissory note in favor of the Sponsor (the “Extension Note”). The Extension Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the Maturity Date, as defined in the Extension Note.

The Sponsor, officers, and directors have agreed (i) to waive their redemption rights with respect to their Founder Shares held by them, and any Public Shares they may acquire during or after the IPO in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame), and (iii) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Because we are a blank check company, rather than an operating company, and the Company’s operations will be limited to searching for prospective target businesses to acquire, the only third parties the Company currently expects to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses.

Liquidity and Capital Resources

As of March 31, 2023, the Company had cash outside the Trust Account of $50,274 available for working capital needs. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, all remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem ordinary shares. As of March 31, 2023, none of the amount in the Trust Account was available to be withdrawn as described above.

Through March 31, 2023, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares and the remaining net proceeds from the IPO and the sale of Private Placement Shares.

On September 7, 2022, the Company issued an unsecured convertible promissory note in the amount of up to $500,000 to Ananda Small Business Trust, an affiliated of the Sponsor (“Ananda Trust”).

On January 3, 2023, the Company issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust.

On January 19, 2023, the Company issued the Extension Note of up to an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination.

In total, $1,495,000 has been drawn down under the notes listed above and is outstanding as of March 31, 2023.

Going Concern

The Company anticipates that the $50,274 of cash held outside of the Trust Account as of March 31, 2023, might not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of our Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial shareholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company can raise additional capital through Working Capital Loans from the initial shareholders, the Company’s officers, directors, or their respective affiliates (which is described in Note 5), or through loans from third parties. None of the sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 29, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 29, 2023.

Risks and Uncertainties

In February 2022, Russia commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against Russia. The invasion of Ukraine may result in market volatility that could adversely affect our stock price and our search for a target company. Other recent events contributing to a climate of geopolitical uncertainty include rising tensions between China and Taiwan. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these unaudited condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

The IR Act has indicated that in most cases, interim U.S. federal and state income taxes would not apply to a SPAC incorporated in the Cayman Islands, including us, because the Cayman Islands does not impose income taxes.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Change in Fiscal Year

On May 30, 2023, the Company’s Board of Directors approved a change in the Company’s fiscal year end from December 31 to March 31. The Company’s next fiscal year will run from April 1, 2023 through March 31, 2024. Year-over-year quarterly financial data continues to be comparative to prior periods as the months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The transition period results for the three months ended March 31, 2023 are not necessarily indicative of the results to be expected for the fiscal year ending March 31, 2023 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed financial statements is in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the warrant liabilities.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023 and December 31, 2022.

Marketable Securities Held in Trust Account

Following the closing of the IPO on October 29, 2021, an amount of $234,600,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Shares were placed in the Trust Account and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 21 months from the closing of the IPO, subject to applicable law. In connection with the EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) was removed from the Trust Account to pay such holders and approximately $31.5 million will remains in the Trust Account. Following redemptions, the Company has 3,050,335 public shares outstanding.

The Company classifies its U.S. Treasury securities as Trading Securities in accordance with FASB ASC Topic 320 “Investments - Debt and Equity Securities.” Changes in the value of Trading Securities are recognized in income in the period they occur.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts held at a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Offering Costs Associated with Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the IPO. Offering costs amounting to $16,664,843 were initially charged to temporary equity upon the completion of the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the IPO. Accordingly, offering costs have been allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the IPO.

Warrants

The Company accounts for its warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company accounts for the warrants as equity-classified. As such, the warrants were recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Class B Founder Shares

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided in the Company’s amended and restated memorandum and articles of association. The Founder Shares conversion feature is considered an equity instrument that does not require bifurcation from the host contract.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its shares of Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s (deficit) equity. The Company’s Class A ordinary shares sold in the IPO feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2023 and December 31, 2022, 3,050,335 Class A ordinary shares and 23,000,000 Class A ordinary shares subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the shareholder’s deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of March 31, 2023 and December 31, 2022, the Class A ordinary share reflected in the balance sheets are reconciled in the following table:

Gross Proceeds from IPO	$230,000,000
Proceeds allocated to Public Warrants	(7,475,000)
Issuance costs related to Class A ordinary shares	(16,099,160)
Accretion of carrying value to redemption value	28,178,166
Ending Balance, December 31, 2021	234,604,006
Accretion of carrying value to redemption value	3,383,887
Ending Balance, December 31, 2022	237,987,893
Redemptions	(206,479,033)
Accretion of carrying value to redemption value	1,549,190
Ending Balance, March 31, 2023	$33,058,050

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2023 and December 31, 2022. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. For the three months ended March 31, 2023 and 2022, no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Share-Based Payment Compensation Arrangements

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the Statement of Operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) IPO, and (ii) the private placement since the exercise of the warrants exceeded the fair value per ordinary share. For the three months ended March 31, 2023, and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For the three months ended
	March 31, 2023
		Non-
	Redeemable	redeemable
	Class A	Class A and B
	ordinary	ordinary
	shares	shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(27,343)	$(31,508)
Denominator:
Basic and diluted weighted average shares outstanding	7,905,891	9,110,000
Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

	For the three months ended
	March 31, 2022
		Non-
	Redeemable	redeemable
	Class A	Class A and B
	ordinary	ordinary
	shares	shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(1,979,816)	$(784,179)
Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	9,110,000
Basic and diluted net loss per ordinary share	$(0.09)	$(0.09)

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3. PUBLIC OFFERING

On October 29, 2021, the Company consummated its IPO of 23,000,000 Units, which included the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

NOTE 4. PRIVATE PLACEMENT

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares (which included the full exercise of the underwriters’ over-allotment option), or Private Placement Shares, at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor purchased 960,000 shares, CCM purchased 30,000 shares and Cantor purchased 70,000 shares.

The Private Placement Shares are transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination. Additionally, the Private Placement Shares will be non-redeemable so long as they are held by the Sponsor, CCM, Cantor or their permitted transferees. If the Private Placement Shares are held by holders other than the Sponsor, CCM, Cantor or their permitted transferees, the Private Placement Shares will be redeemable by the Company in all redemption scenarios.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On April 19, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. In September 2021, the Company effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 Founder Shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised. The underwriter fully exercised their over-allotment option on October 29, 2021 which meant no Founder Shares were forfeited. All shares and related amounts have been retroactively restated to reflect the split.

The Sponsor officers and directors have agreed not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor, officers and directors with respect to any Founder Shares (the “Lock-up”).

Due to Related Parties

The balances of $121,935 and $131,935 as of March 31, 2023 and December 31, 2022, respectively, represent administrative support fees paid by related party on behalf of the Company.

Promissory Note — Related Party

On April 17, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of the IPO. The loan will be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. As of October 29, 2021, the Company had $122,292 in borrowings under the promissory note which are now due on demand. The balance was repaid on November 5, 2021.

On September 7, 2022, the Company issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The September 2022 Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial Business Combination (the “Maturity Date”). On or before the Maturity Date, the Sponsor has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of the Company (“Working Capital Shares”) at a conversion price of $10.00 per share. The terms of the Working Capital Shares, if any, would be identical to the terms of the Private Placement Shares issued by the Company at the time of its IPO. The September 2022 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the September 2022 Note and all other sums payable with regard to the September 2022 Note becoming immediately due and payable. The conversion feature included in the September 2022 Note does not meet definition of the derivative instrument. The full amount of the September 2022 Note, or $500,000 was drawn and outstanding as of March 31, 2023 and December 31, 2022, respectively.

On January 3, 2023, the Company issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The proceeds of the January 2023 Note may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company. The January 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). The January 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the January 2023 Note and all other sums payable with regard to the January 2023 Note becoming immediately due and payable. Full amount of January 2023 Note was drawn and outstanding as of March 31, 2023.

In connection with the Trust Agreement Amendment, the Sponsor has agreed to make available to the Company an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination, pursuant to a promissory note in favor of the Sponsor (the “Extension Note”). The Extension Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the Maturity Date, as defined in the Extension Note. As of March 31, 2023, there was $495,000 outstanding under the Extension Note.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Shares. The terms of the Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of March 31, 2023 and December 31, 2022, the Company had no borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

The Company will reimburse the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying this obligation. For the three months ended March 31, 2023 and 2022, the Company had incurred expense of $30,000 and $30,000, respectively, pursuant to this agreement, which is included in “Due to related party”. Balance due to related party was $121,935 and $131,935 as of March 31, 2023, and December 31, 2022, respectively.

Grant of Special Committee Shares to members of special committee of the board

On August 18, 2022, the Sponsor granted in aggregate 15,000 Class B ordinary shares previously issued and outstanding to three of the Company’s directors and advisors (the “Special Committee Shares”) in recognition of and compensation for services to the Company as members of newly formed Special Committee of the Board of Directors. Effective March 31, 2023, one of the members of the Special Committee resigned from her position as a director of the Company, including her membership on the Audit Committee and the Special Committee. She agreed to forfeit 5,000 Class B ordinary shares previously allocated to her for her services on the Special Committee. The grant of the Special Committee Shares to the Company’s directors is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 15,000 shares granted to the Company’s directors was $74,550 or $4.97 per share. $74,503 of the excess of fair value of Special Committee Shares over the initial value of the Class B ordinary shares is recorded as compensation expense in the statement of the operations for the current period.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholders Rights

The holders of the Founder Shares, Private Placement Shares, Special Committee Shares, and Public Warrants (and the Class A ordinary shares issuable upon their exercise) that may be issued on conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring the Company to register the offer and sale of such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

Warrant Amendments

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the Company may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then issued and outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the public warrants with the consent of at least a majority of the then issued and outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of two percent (2)% of the gross proceeds of the IPO, or $4,000,000, which was paid at the time of the IPO out of the gross proceeds.

In addition, the underwriters will be entitled to five percent (5)% per unit and seven percent (7)% per over-allotment unit, or $12,100,000 for deferred underwriting commissions. The deferred commissions will be payable only upon completion of the Business Combination.

Financial Advisory Agreements

The Company engaged CCM, an affiliate of a passive member of the Company’s Sponsor, to provide consulting and advisory services in connection with the IPO, for which it will receive an advisory fee equal to 0.6% of the aggregate proceeds of the IPO net of underwriter’s expenses. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. CCM has agreed to defer the portion of its fee resulting from exercise of the underwriters’ over-allotment option until the consummation of the Company’s Business Combination. The Company will also engage CCM as an advisor in connection with the Company’s Business Combination for which it will earn an advisory fee of 1.05% of the proceeds of the IPO payable at closing of the Company’s Business Combination. CCM is engaged to represent the Company’s interests only. CCM is not participating in the IPO as defined in FINRA Rule 5110(j)(16); it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM is not acting as an underwriter in connection with the IPO, it will not identify or solicit potential investors in the IPO or otherwise be involved in the distribution of the IPO.

On November 11, 2022, the Company entered into an agreement with Jett Capital to to act as Financial Advisor (i) in connection with its potential business combination (as described in the section “Merger Agreement” below) and (ii) in connection with a possible private placement related to business combination. As compensation for Jett Capital’s services the Company will pay Jett Capital a cash fee equal to $500,000, upon the closing of the Business Combination. Jett Capital started providing their services in February 2023.

Merger Agreement

On October 13, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zoomcar, Inc., a Delaware corporation (“Zoomcar”), Innovative International Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Innovative (“Merger Sub”), and Greg Moran, in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Merger Transactions”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, the Company will continue out of the Cayman Islands and re-domesticate into a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Merger Transaction, and following the Domestication, Merger Sub will merge with and into Zoomcar (the “Merger”), with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of the Company, and with each Zoomcar stockholder receiving shares of post-Domestication Company common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Small Business Trust, a Nevada Trust (“Ananda Trust”), an affiliate of the Sponsor, invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust, Zoomcar’s repayment obligation under which will be offset against the obligations of Ananda Trust under the subscription agreement entered into by Ananda Trust and the Company concurrent with the Ananda Trust Investment. Management of the Company reviewed this subscription agreement under the ASC 815 “Derivatives and Hedging” and determined that there are no factors that would preclude its equity treatment and it will be recorded at the closing of the Merger Agreement and upon delivery of the Company’s shares.

As consideration for the Merger, Zoomcar security holders collectively shall be entitled to receive from the Company, in the aggregate, a number of the Company securities with an aggregate value equal to (w) $350,000,000 plus (x) the sum of the aggregate exercise prices of all vested Zoomcar options and all Zoomcar warrants outstanding as of the effective time of the Merger, plus (y) the aggregate amount of a Zoomcar private debt or equity financing of up to $40,000,000, if and to the extent consummated prior to Closing in accordance with the terms of the Merger Agreement (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment) minus (z) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of the Zoomcar preferred stock to Zoomcar common stock), a number of shares of post-Domestication Company common stock equal to (i) the quotient of the Merger Consideration divided by the number of then-outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares, as defined below), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all Zoomcar stockholders (the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock, but excluding Merger Consideration payable in respect of Zoomcar options and warrants, the “Stockholder Merger Consideration”). At Merger Closing, each outstanding Zoomcar option shall, without any further action on the part of the holder thereof, be assumed by Innovative and automatically converted into the right to receive an option to acquire shares of the Company. Each outstanding and unexercised Zoomcar warrant shall automatically, without any action on the part of the holder thereof, be assumed by the Company and converted into a warrant to purchase that number of shares of post-Domestication Company common stock equal to the product of (x) the number of shares of Zoomcar stock subject to such Zoomcar warrant multiplied by (y) the Conversion Ratio. For purposes of determining consideration issuable to Zoomcar security holders under the Merger Agreement, holders of equity interests (“Zoomcar India Shares”) in Zoomcar India Private Limited, a majority-owned subsidiary of Zoomcar, shall be treated as Zoomcar Stockholders, subject in each case, to applicable withholding and other requirements; provided, that, at the Closing, shares of Stockholder Merger Consideration otherwise distributable to holders of Zoomcar India Shares shall be deposited into an escrow account for distribution to holders of Zoomcar India Shares upon completion of applicable legal and contractual requirements, in each case as set forth in the Merger Agreement.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of March 31, 2023 and December 31, 2022, there were 1,060,000 Class A ordinary shares issued or outstanding (excluding 3,050,335 and 23,000,000 shares subject to possible redemption).

Class B ordinary shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of March 31, 2023 and December 31, 2022, there were 8,050,000 Class B ordinary shares issued and outstanding. Of the 8,050,000 Class B ordinary shares, up to 1,050,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the IPO. The underwriters exercised their full over-allotment on October 29, 2021, resulting in none of the Founder Shares being subject to forfeiture.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, however, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of the Founder Shares voting in a general meeting. Unless specified in the Companies Act, the Company’s amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders (other than the appointment of directors), and the affirmative vote of a majority of the Company’s Founder Shares is required to approve the appointment of directors.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, and any Private Placement Shares issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Public Warrants — Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants became exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. The Company cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holder.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 Fair Value Measurement, (“ASC 820”) for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		March 31,
Description	Level	2023
Assets:
Marketable securities held in Trust Account	1	$33,058,050

		December 31,
Description	Level	2022
Assets:
Marketable securities held in Trust Account	1	$237,987,893

The investment in Trust account is measured at Level 1 because the amount is invested in US Treasury securities.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements, other than as described below:

On April 27, 2023 and May 26, 2023 in connection with the Extension, we deposited $165,000 respectively, into the Trust Account, which amount will be included in the pro rata amount distributed to (i) all of the holders of the Company’s Class A ordinary shares sold in the Company’s initial public offering (“Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

On May 10, 2023, the Company issued an unsecured promissory note (the “May 2023 Note”), in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the May 2023 Note and all other sums payable with regard to the May 2023 Note becoming immediately due and payable. $400,000 was drawn and outstanding under this note through the date of the filing of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Innovative International Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Innovative International Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from March 22, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from March 22, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY
March 31, 2023

PCAOB ID Number 688

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2022	2021
Assets:
Current assets
Cash	$10,436	$979,634
Prepaid expenses	210,605	232,313
Total current assets	221,041	1,211,947
Other noncurrent assets	—	190,305
Marketable securities held in Trust Account	237,987,893	234,604,006
Total Assets	$238,208,934	$236,006,258
Liabilities, Redeemable Shares and Shareholders’ Deficit:
Current Liabilities
Accounts payable and accrued expenses	$6,297,378	$153,397
Due to related party	131,935	21,935
Promissory Note – Related Party	500,000	—
Total current liabilities	6,929,313	175,332
Deferred underwriters’ discount	12,100,000	12,100,000
Total Liabilities	19,029,313	12,275,332
Commitments and Contingencies (Note 6)
Redeemable Shares
Class A ordinary shares subject to possible redemption, 23,000,000 shares at redemption value of $10.35 and 10.20 per share at December 31, 2022 and 2021, respectively	237,987,893	234,604,006
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,060,000 issued and outstanding (excluding 23,000,000 shares subject to redemption) at December 31, 2022 and 2021, respectively	106	106
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,050,000 shares issued and outstanding at December 31, 2022 and 2021, respectively	805	805
Additional paid-in capital	—	—
Accumulated deficit	(18,809,183)	(10,873,991)
Total Shareholders’ Deficit	(18,808,272)	(10,873,080)
Total Liabilities, Redeemable Shares and Shareholders’ Deficit	$238,208,934	$236,006,258

The accompanying notes are an integral part of the financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period from March 22, 2021 (Inception) to December 31, 2021
Formation and operating costs	$8,009,751	$233,253
Loss from operations	(8,009,751)	(233,253)

Other income:
Interest income bank	56	17
Interest earned on cash held in Trust Account	3,383,887	4,006
Other income	3,383,943	4,023
Net loss	$(4,625,808)	$(229,230)

Weighted average shares outstanding, redeemable Class A ordinary shares	23,000,000	5,102,113
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.14)	$(0.02)
Weighted average shares outstanding, non-redeemable Class A and Class B ordinary shares	9,110,000	8,285,141
Basic and diluted net loss per share, non-redeemable Class A and Class B ordinary shares	$(0.14)	$(0.02)

The accompanying notes are an integral part of the financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM MARCH 22, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – March 22, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,050,000	805	24,195	—	25,000
Sale of 1,060,000 Private Placement Shares	1,060,000	106	—	—	10,599,894	—	10,600,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(17,533,406)	(10,644,761)	(28,178,166)
Proceeds allocated to Public Warrants	—	—	—	—	7,475,000	—	7,475,000
Offering costs associated with issuance of Public Warrants	—	—	—	—	(565,683)	—	(565,683)
Net loss	—	—	—	—	—	(229,230)	(229,230)
Balance – December 31, 2021	1,060,000	$106	8,050,000	$805	$—	$(10,873,991)	$(10,873,080)
Stock compensation	—	—	—	—	74,503	—	74,503
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(74,503)	(3,309,384)	(3,383,887)
Net loss	—	—	—	—	—	(4,625,808)	(4,625,808)
Balance – December 31, 2022	1,060,000	$106	8,050,000	$805	$—	$(18,809,183)	$(18,808,272)

The accompanying notes are an integral part of the financial statements.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period from March 22, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(4,625,808)	$(229,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(3,383,887)	(4,006)
Stock compensation	74,503	—
Changes in operating assets and liabilities:
Prepaid expenses	212,013	(422,618)
Accounts payable and accrued liabilities	6,143,981	153,397
Due to related party	110,000	21,935
Net cash used in operating activities	(1,469,198)	(480,522)

Cash flows from financing activities:
Investment of cash in Trust Account	—	(234,600,000)
Net cash used in financing activities	—	(234,600,000)

Cash flows from financing activities:
Proceeds from initial public offering, net of costs	—	226,000,000
Proceeds from private placement	—	10,600,000
Proceeds from promissory note to Sponsor	500,000	—
Payment of deferred offering costs	—	(539,844)
Net cash provided by financing activities	500,000	236,060,156

Net Change in Cash	(969,198)	979,634
Cash at the beginning of the period	979,634	—
Cash at the end of the period	$10,436	$979,634

Non-cash investing and financing activities:
Initial classification of Class A ordinary shares subject to possible redemption	$—	$234,600,000
Offering costs paid by Sponsor from proceeds from issuance of Class B ordinary shares	$—	$25,000
Deferred underwriting commissions payable charged to additional paid in capital	$—	$12,100,000
Remeasurement of ordinary share subject to possible redemption	$3,383,887	$28,178,166

The accompanying notes are an integral part of the financial statements.

NOTE 1. ORGANIZATION, BUSINESS OPERATION AND LIQUIDITY

Innovative International Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on March 22, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company.

As of December 31, 2022, the Company had not commenced any operations nor generated any revenue. All activity for the period from March 22, 2021 (inception) through December 31, 2022, relates to the Company’s formation, the initial public offering (the “IPO”) described below, and subsequent to the IPO, identifying a target company for a Business Combination and other customary business conduct related thereto. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Innovative International Sponsor I LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on October 26, 2021 (the “Effective Date”). On October 29, 2021, the Company consummated its IPO of 23,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (which included the full exercise of the underwriters’ over-allotment option), which is discussed in Note 3 and the sale of 1,060,000 shares (the “Private Placement Shares”) at a price of $10.00 per Private Placement Share in a private placement to the Sponsor, and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Cantor Fitzgerald & CO. (“Cantor”).

Transaction costs amounted to $16,664,843 consisting of $3,173,059 of underwriting commissions, $12,100,000 of deferred underwriting commissions and $1,391,784 of other cash offering costs.

The initial Business Combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the IPO, management has agreed that an amount equal to at least $10.20 per Unit sold in the IPO, including a portion of the proceeds of the Private Placement Shares, will be held in a Trust Account (“Trust Account”) and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares deposited into the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 21 months from the closing of the IPO, subject to applicable law.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares (the “Public Shares”) upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the applicable law or stock exchange listing requirement.

The shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share. The per-share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to Cantor.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheets until such date that a redemption event takes place. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company has up to 21 months from the closing of the IPO to complete the Business Combination (the “Combination Period”). If the Company is unable to consummate the Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

On January 19, 2023, the Company held the Extraordinary General Meeting (“EGM”) for the purposes of considering and voting upon the Charter and the Trust Agreement Amendments. At the EGM, the shareholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association to allow IOAC to extend the date by which the Company must consummate an initial business combination up to six (6) times for an additional one (1) month each time from January 29, 2023 to July 29, 2023 (which is 21 months from the closing of the Company’s initial public offering) (the “Extension”).

In connection with the EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) will be removed from the Trust Account to pay such holders and approximately $31.5 million will remain in the Trust Account. Following redemptions, the Company will have 3,050,335 public shares outstanding.

The Sponsor, officers, and directors have agreed (i) to waive their redemption rights with respect to their Founder Shares held by them, and any Public Shares they may acquire during or after the IPO in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame), and (iii) vote their Founder Shares and Public Shares in favor of the Company’s initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Because we are a blank check company, rather than an operating company, and the Company’s operations will be limited to searching for prospective target businesses to acquire, the only third parties the Company currently expects to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses.

Liquidity and Capital Resources

As of December 31, 2022, the Company had cash outside the Trust Account of $10,436 available for working capital needs. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, all remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem ordinary shares. As of December 31, 2022, none of the amount in the Trust Account was available to be withdrawn as described above.

Through December 31, 2022, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares and the remaining net proceeds from the IPO and the sale of Private Placement Shares.

On September 7, 2022, the Company issued an unsecured convertible promissory note in the amount of up to $500,000 to the Ananda Trust. $500,000 was drawn and outstanding as of December 31, 2022.

Going Concern

The Company anticipates that the $10,436 of cash held outside of the Trust Account as of December 31, 2022, might not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of our Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial shareholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company can raise additional capital through Working Capital Loans from the initial shareholders, the Company’s officers, directors, or their respective affiliates (which is described in Note 5), or through loans from third parties. None of the sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 29, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 29, 2023.

Risks and Uncertainties

In February 2022, Russia commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against Russia. The invasion of Ukraine may result in market volatility that could adversely affect our stock price and our search for a target company. Other recent events contributing to a climate of geopolitical uncertainty include rising tensions between China and Taiwan. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the pandemic could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of this financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

The IR Act has indicated that in most cases, interim U.S. federal and state income taxes would not apply to a SPAC incorporated in the Cayman Islands, including us, because the Cayman Islands does not impose income taxes.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these financial statements is in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

Following the closing of the IPO on October 29, 2021, an amount of $234,600,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Shares were placed in the Trust Account and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Shares will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within 21 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete its initial Business Combination within 21 months from the closing of the IPO, subject to applicable law.

The Company classifies its U.S. Treasury securities as Trading Securities in accordance with FASB ASC Topic 320 “Investments — Debt and Equity Securities.” Changes in the value of Trading Securities are recognized in income in the period they occur.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts held at a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Offering Costs Associated with Initial Public Offering

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the IPO. Offering costs amounting to $16,664,843 were initially charged to temporary equity upon the completion of the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the IPO. Accordingly, offering costs have been allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the IPO.

Warrants

The Company accounts for its warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

The Company accounts for the warrants as equity-classified. As such, the warrants were recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Class B Founder Shares

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided in the Company’s amended and restated memorandum and articles of association. The Founder Shares conversion feature is considered an equity instrument that does not require bifurcation from the host contract.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its shares of Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s (deficit) equity. The Company’s Class A ordinary shares sold in the IPO feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 23,000,000 Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholder’s deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of December 31, 2022 and 2021, the Class A ordinary share reflected in the balance sheets are reconciled in the following table:

	December 31, 2022	December 31, 2021
Gross Proceeds	$230,000,000	$230,000,000
Less:
Proceeds allocated to Public Warrants	(7,475,000)	(7,475,000)
Issuance costs related to Class A ordinary shares	(16,099,160)	(16,099,160)
Plus:
Accretion of carrying value to redemption value	31,562,053	28,178,166
Class A ordinary shares subject to possible redemption	$237,987,893	$234,604,006

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

Share-Based Payment Compensation Arrangements

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the Statement of Operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Remeasurement associated with the redeemable Class A ordinary shares is excluded from income (loss) per ordinary share as the redemption value approximates fair value.

The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the (i) IPO, and (ii) the private placement since the exercise of the warrants exceeded the fair value per ordinary share. For the year ended December 31, 2022, and for the period from March 22, 2021 (inception) through December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	For the Year Ended December 31,
	2022		2021
	Redeemable Class A Ordinary shares	Non-redeemable Class A and B Ordinary shares	Redeemable Class A Ordinary shares	Non-Redeemable Class A and B Ordinary shares
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(3,313,410)	$(1,312,398)	$(92,869)	$(136,361)
Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	9,110,000	5,102,113	8,285,141
Basic and diluted net loss per ordinary share	$(0.14)	$(0.14)	$(0.02)	$(0.02)

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3. PUBLIC OFFERING

On October 29, 2021, the Company consummated its IPO of 23,000,000 Units, which included the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

NOTE 4. PRIVATE PLACEMENT

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares (which included the full exercise of the underwriters’ over-allotment option), or Private Placement Shares, at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor purchased 960,000 shares, CCM purchased 30,000 shares and Cantor purchased 70,000 shares.

The Private Placement Shares are transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination. Additionally, the Private Placement Shares will be non-redeemable so long as they are held by the Sponsor, CCM, Cantor or their permitted transferees. If the Private Placement Shares are held by holders other than the Sponsor, CCM, Cantor or their permitted transferees, the Private Placement Shares will be redeemable by the Company in all redemption scenarios.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On April 19, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. In September 2021, the Company effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 Founder Shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised. The underwriter fully exercised their over-allotment option on October 29, 2021 which meant no Founder Shares were forfeited. All shares and related amounts have been retroactively restated to reflect the split.

The Sponsor officers and directors have agreed not to transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issuable upon conversion thereof until the earlier of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor, officers and directors with respect to any Founder Shares (the “Lock-up”).

Due to Related Parties

The balances of $131,935 and $21,935 as of December 31, 2022 and 2021, respectively, represent administrative support fees paid by related party on behalf of the Company.

Promissory Note  —  Related Party

On April 17, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021, or the closing of the IPO. The loan will be repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account. As of October 29, 2021, the Company had $122,292 in borrowings under the promissory note which are now due on demand. The balance was repaid on November 5, 2021.

On September 7, 2022, the Company issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The September 2022 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial Business Combination (the “Maturity Date”). On or before the Maturity Date, the Sponsor has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of the Company (“Working Capital Shares”) at a conversion price of $10.00 per share. The terms of the Working Capital Shares, if any, would be identical to the terms of the Private Placement Shares issued by the Company at the time of its IPO. The September 2022 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the September 2022 Note and all other sums payable with regard to the Note becoming immediately due and payable. The conversion feature included in the note does not meet the definition of a derivative instrument. The full amount of the September 2022 Note, or $500,000 was drawn and outstanding as of December 31, 2022.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Shares. The terms of the Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Office Space, Secretarial and Administrative Services

The Company will reimburse the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in the amount of $10,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying this obligation. For the year ended December 31, 2022 and for the period March 22, 2021 (inception) to December 31, 2021, the Company had incurred expense of $120,000 and $21,935, respectively, pursuant to this agreement, which was accrued in “Due to related party”.

Grant of Special Committee Shares to members of special committee of the board

On August 18, 2022, the Sponsor granted in aggregate 15,000 Class B ordinary shares previously issued and outstanding to three of the Company’s directors and advisors (the “Special Committee Shares”) in recognition of and compensation for services to the Company as members of newly formed Special Committee of the Board of Directors. The grant of the Special Committee Shares to the Company’s directors is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 15,000 shares granted to the Company’s directors was $74,550 or $4.97 per share. $74,503 of the excess of fair value of Special Committee Shares over the initial value of Sponsor Class B shares is recorded as compensation expense in the statement of the operations for the current period.

NOTE 6. COMMITMENTS & CONTINGENCIES

Registration and Shareholders Rights

The holders of the Founder Shares, Private Placement Shares, Special Committee Shares, and Public Warrants (and the Class A ordinary shares issuable upon their exercise) that may be issued on conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of the IPO requiring the Company to register the offer and sale of such securities for resale (in the case of the Founder Shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination and rights to require the Company to register the resale of such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help the Company identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

Warrant Amendments

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the Company may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then issued and outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the public warrants with the consent of at least a majority of the then issued and outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $4,000,000, which was paid at the time of the IPO out of the gross proceeds.

In addition, the underwriters will be entitled to five percent (5%) per unit and seven percent (7%) per over-allotment unit, or $12,100,000 for deferred underwriting commissions. The deferred commissions will be payable only upon completion of the Business Combination.

Financial Advisory Agreements

The Company engaged CCM, an affiliate of a passive member of the Company’s Sponsor, to provide consulting and advisory services in connection with the IPO, for which it will receive an advisory fee equal to 0.6% of the aggregate proceeds of the IPO net of underwriter’s expenses. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. CCM has agreed to defer the portion of its fee resulting from exercise of the underwriters’ over-allotment option until the consummation of the Company’s Business Combination. The Company will also engage CCM as an advisor in connection with the Company’s Business Combination for which it will earn an advisory fee of 1.05% of the proceeds of the IPO payable at closing of the Company’s Business Combination. CCM is engaged to represent the Company’s interests only. CCM is not participating in the IPO as defined in FINRA Rule 5110(j)(16); it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM did not act as an underwriter in connection with the IPO.

On November 11, 2022, the Company entered into an agreement with Jett Capital to act as Financial Advisor (i) in connection with its potential business combination (as described in the section “Merger Agreement” below) and (ii) in connection with a possible private placement related to business combination. As compensation for Jett Capital’s services the Company will pay Jett Capital a cash fee equal to $500,000, upon the closing of the Business Combination. Jett Capital started providing their services in February 2023.

Merger Agreement

On October 13, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zoomcar, Inc., a Delaware corporation (“Zoomcar”), Innovative International Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Innovative (“Merger Sub”), and Greg Moran, in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Merger Transactions”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, the Company will continue out of the Cayman Islands and re-domesticate into a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Merger Transaction, and following the Domestication, Merger Sub will merge with and into Zoomcar (the “Merger”), with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of the Company, and with each Zoomcar stockholder receiving shares of post-Domestication Company common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Small Business Trust, a Nevada Trust (“Ananda Trust”), an affiliate of the Sponsor, invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust, Zoomcar’s repayment obligation under which will be offset against the obligations of Ananda Trust under the subscription agreement entered into by Ananda Trust and the Company concurrent with the Ananda Trust Investment. Management of the Company reviewed this subscription agreement under the ASC 815 “Derivatives and Hedging” and determined that there are no factors that would preclude its equity treatment and it will be recorded at the closing of the Merger Agreement and upon delivery of the Company’s shares.

As consideration for the Merger, Zoomcar security holders collectively shall be entitled to receive from the Company, in the aggregate, a number of the Company securities with an aggregate value equal to (w) $350,000,000 plus (x) the sum of the aggregate exercise prices of all vested Zoomcar options and all Zoomcar warrants outstanding as of the effective time of the Merger, plus (y) the aggregate amount of a Zoomcar private debt or equity financing of up to $40,000,000, if and to the extent consummated prior to Closing in accordance with the terms of the Merger Agreement (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment) minus (z) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of the Zoomcar preferred stock to Zoomcar common stock), a number of shares of post-Domestication Company common stock equal to (i) the quotient of the Merger Consideration divided by the number of then-outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares, as defined below), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all Zoomcar stockholders (the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock, but excluding Merger Consideration payable in respect of Zoomcar options and warrants, the “Stockholder Merger Consideration”). At Merger Closing, each outstanding Zoomcar option shall, without any further action on the part of the holder thereof, be assumed by Innovative and automatically converted into the right to receive an option to acquire shares of the Company. Each outstanding and unexercised Zoomcar warrant shall automatically, without any action on the part of the holder thereof, be assumed by the Company and converted into a warrant to purchase that number of shares of post-Domestication Company common stock equal to the product of (x) the number of shares of Zoomcar stock subject to such Zoomcar warrant multiplied by (y) the Conversion Ratio. For purposes of determining consideration issuable to Zoomcar security holders under the Merger Agreement, holders of equity interests (“Zoomcar India Shares”) in Zoomcar India Private Limited, a majority-owned subsidiary of Zoomcar, shall be treated as Zoomcar Stockholders, subject in each case, to applicable withholding and other requirements; provided, that, at the Closing, shares of Stockholder Merger Consideration otherwise distributable to holders of Zoomcar India Shares shall be deposited into an escrow account for distribution to holders of Zoomcar India Shares upon completion of applicable legal and contractual requirements, in each case as set forth in the Merger Agreement.

NOTE 7. SHAREHOLDERS’ DEFICIT

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 1,060,000 Class A ordinary shares issued or outstanding (excluding 23,000,000 shares subject to possible redemption).

Class B ordinary shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. As of December 31, 2022 and 2021, there were 8,050,000 Class B ordinary shares issued and outstanding. Of the 8,050,000 Class B ordinary shares, up to 1,050,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the IPO. The underwriters exercised their full over-allotment on October 29, 2021, resulting in none of the Founder Shares being subject to forfeiture.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, however, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time. These provisions of the Company’s amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of the Founder Shares voting in a general meeting. Unless specified in the Companies Act, the Company’s amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders (other than the appointment of directors), and the affirmative vote of a majority of the Company’s Founder Shares is required to approve the appointment of directors.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in the Company’s amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of all ordinary shares issued and outstanding upon completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, and any Private Placement Shares issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Public Warrants — Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants became exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. The Company cannot assure you that it will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holder.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic820 Fair Value Measurement, (“ASC 820”) for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022
Assets:
Marketable securities held in Trust Account	1	$237,987,893

Description	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$234,604,006

The investment in Trust account is measured at Level 1 because the amount is invested in US Treasury securities.

NOTE 9. SUBSEQUENT EVENTS

Management has evaluated events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as described below:

On January 3, 2023, the Company issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor. The proceeds of the January 2023 Note may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company.

The January 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). The January 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the January 2023 Note and all other sums payable with regard to the January 2023 Note becoming immediately due and payable.

On January 19, 2023, the Company held the Extraordinary General Meeting (“EGM”) for the purposes of considering and voting upon the Charter and the Trust Agreement Amendments. At the EGM, the shareholders of the Company approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to allow IOAC to extend the date by which the Company must consummate an initial business combination up to six (6) times for an additional one (1) month each time from January 29, 2023 to July 29, 2023 (which is 21 months from the closing of the Company’s initial public offering) by depositing $165,000 into the Trust Account for each one-month extension.

In connection with the EGM, shareholders holding 19,949,665 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $206.5 million (approximately $10.35 per public share redeemed) will be removed from the Trust Account to pay such holders and approximately $31.5 million will remain in the Trust Account. Following redemptions, the Company will have 3,050,335 public shares outstanding.

In connection with the Trust Agreement Amendment, the Sponsor has agreed to make available to the Company an aggregate amount of up to $990,000 to be used only for expenses accrued in connection with the extension of the date by which the Company must consummate an initial business combination, pursuant to a promissory note in favor of the Sponsor (the “Extension Note”). The Extension Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the Maturity Date, as defined in the Extension Note. The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of February 28, 2023, there was $330,000 outstanding under the Extension Note.

Nasdaq Notice of Non-Compliance with a Continued Listing Rule

On March 31, 2023, the Company received a written notice (the “Letter”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(b)(2)(A), requiring the Company to maintain a Market Value of Listed Securities (“MVLS”) of $50,000,000 for the continued listing of its securities on The Nasdaq Global Market. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Letter states that the Company has 180 calendar days, or until September 27, 2023, to regain compliance with Listing Rule 5450(b)(2)(A). If at any time during this compliance period the Company’s MLVS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance, and this matter will be closed. The Notice further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market).

If compliance is not achieved by September 27, 2023, the Letter states that the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company will continue to monitor its MVLS and consider its available options to regain compliance with the Nasdaq minimum MVLS requirements, but there can be no assurance that the Company will be able to do so.

ZOOMCAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in USD, except number of shares)

As at	September 30, 2023	March 31, 2023
	(unaudited)
Assets
Current assets :
Cash and cash equivalents (Refer Note 28- VIE)	$3,846,543	$3,686,741
Accounts receivable, net of allowance for doubtful accounts (Refer Note 28- VIE)	217,345	255,175
Receivable from government authorities	3,070,822	3,962,822
Short term investments with related parties	164,583	166,540
Prepaid expenses (Refer Note 28- VIE)	276,582	909,828
Other current assets (Refer Note 28- VIE)	1,092,161	1,150,209
Other current assets with related parties	46,089	19,682
Assets held for sale	847,759	923,176
Total current assets	9,561,884	11,074,173
Property and equipment, net of accumulated depreciation $5,076,664 and $6,189,452 respectively (Refer Note 28- VIE)	2,111,490	2,728,523
Operating lease right-of-use assets	1,508,120	1,694,201
Intangible assets, net of accumulated amortisation of $11,647 and $106,769 respectively (Refer Note 28- VIE)	22,295	33,412
Long term investments (Refer Note 28- VIE)	216,713	158,455
Long term investments with related parties	98,233	95,577
Receivable from government authorities, (Refer Note 28- VIE)	1,041,543	248,321
Other non-current assets	412,003	425,669
Total assets	$14,972,281	$16,458,331
Liabilities, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity
Current liabilities :
Accounts payable (Refer Note 28- VIE)	$6,552,234	$6,547,978
Current portion of long-term debt	1,583,856	1,415,861
Current portion of long-term debt from related parties	989,820	1,054,887
Current portion of operating lease liabilities	459,725	466,669
Current portion of finance lease liabilities	1,842,645	1,257,423
Contract Liabilities (Refer Note 28- VIE)	879,768	786,572
Current portion of pension and other employee obligations (Refer Note 28- VIE)	170,457	146,006
Other current liabilities (Refer Note 28- VIE)	2,697,192	2,917,965
Other current liabilities towards related parties	18,019	15,067
Total current liabilities	15,193,716	14,608,428
Long-term debt, less current portion	2,104,194	3,039,200
Operating lease liabilities, less current portion	1,121,615	1,284,755
Finance lease liabilities, less current portion	4,206,010	5,098,262
Pension and other employee obligations, less current portion (Refer Note 28- VIE)	543,853	438,808
Preferred stock warrant liability	770,446	1,190,691
Convertible promissory note	11,940,183	10,944,727
Senior Subordinated Convertible Promissory Notes	47,258,369	17,422,132
Derivative financial instrument	24,410,231	14,373,856
Total liabilities	107,548,617	68,400,859
Commitments and contingencies (Note 31)
Redeemable non controlling interests	25,114,751	25,114,751
Mezzanine equity:
Preferred stock, $0.0001 par value (refer note 19 (a))	168,974,437	168,974,437
Stockholders’ equity:
Common stock, $0.0001 par value, 220,000,000 shares authorized at September 30, 2023 and March 31, 2023, and 16,987,064 shares issued and outstanding at September 30, 2023 and March 31, 2023 respectively	1,699	1,699
Additional paid-in capital	22,758,771	22,140,866
Accumulated deficit	(311,185,699)	(270,002,280)
Accumulated other comprehensive income	1,759,705	1,827,999
Total stockholders’ equity	(286,665,524)	(246,031,716)
Total liabilities, redeemable non-controlling interests, mezzanine equity and stockholders’ equity	$14,972,281	$16,458,331

The accompanying notes are an integral part of these Condensed Consolidated Balance Sheet.

ZOOMCAR, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In USD, except number of shares)

Six months ended	September 30, 2023	September 30, 2022
	(unaudited)
Revenue :
Income from rentals	$-	$255,785
Revenues from services	5,295,626	3,471,350
Other revenues	-	84,514
Total revenue	5,295,626	3,811,649
Cost and Expenses
Cost of revenue	6,348,468	14,163,264
Technology and development	2,246,738	2,393,391
Sales and marketing	3,859,994	4,481,557
General and administrative	4,642,103	6,269,897
Total costs and expenses	17,097,303	27,308,109
Loss from operations before income tax	(11,801,677)	(23,496,460)
Finance costs	29,884,357	1,566,257
Finance costs to related parties	25,777	68,407
Other income, net	(522,716)	(1,660,176)
Other income from related parties	(5,676)	(9,729)
Loss before income taxes	(41,183,419)	(23,461,219)
Provision for income taxes	-	-
Net loss attributable to common stockholders	$(41,183,419)	$(23,461,219)
Net loss per share
Basic and diluted	$(2.42)	$(1.38)
Weighted average shares used in computing loss per share:
Basic and diluted	16,987,064	16,991,740

The accompanying notes are an integral part of these Condensed Consolidated Statement of Operations.

(This space has been left intentionally blank)

ZOOMCAR, INC.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(In USD, except number of shares)

Six months ended	September 30, 2023	September 30, 2022
	(unaudited)
Net loss	$(41,183,419)	$(23,461,219)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(14,080)	823,448
(Loss)/gain for defined benefit plan	(43,605)	28,150
Reclassification adjustments:
Amortization of gains on defined benefit plan	(10,609)	(9,360)
Other comprehensive income (loss) attributable to common stockholders	(68,294)	842,238
Comprehensive loss	$(41,251,713)	$(22,618,981)

The accompanying notes are an integral part of these Condensed Consolidated Statement of Comprehensive Loss

(This space has been left intentionally blank)

ZOOMCAR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Six months ended	September 30, 2023	September 30, 2022
	(unaudited)
A. Cash flows from operating activities
Net loss	$(41,183,419)	$(23,461,219)
Adjustments to reconcile net loss to net cash used in operating activities :
Depreciation and amortization	510,608	313,360
Stock-based compensation	617,905	2,639,333
Interest income	(546)	(20,088)
Change in fair value of preferred stock warrant	(420,245)	630,367
Change in fair value of convertible promissory note	995,456	-
Change in fair value of senior subordinated convertible promissory note	16,661,212	-
Change in fair value of derivative financial instrument	10,036,375	-
Note issue expenses	1,564,210	-
Loss on sale and disposal of assets, net	84,093	-
Loss on assets written off	40,014	-
Gain on liabilities written off	(388)	-
Loss/(gain) on sale of assets held for sale	1,385	(1,470,582)
Amortization of operating lease right-of-use assets	16,802	25,986
Unrealized foreign currency exchange (gain)/loss, net	2,556	2,733
Operating loss before working capital changes	(11,073,982)	(21,340,110)
Changes in operating assets and liabilities :
Decrease in Accounts receivables	32,327	68,917
Decrease in Receivable from government authorities	9,520	562,970
Decrease/(increase) in Prepaid expenses	627,694	(11,324)
Decrease/(increase) in Other current assets	71,572	(283,051)
Increase in Accounts payables	81,883	1,193,917
Decrease in Other current liabilities	(150,104)	(2,746,172)
Increase in Pension and other employee obligations	83,303	55,277
Increase in Contract liabilities	103,647	636,914
Net cash used in operating activities (A)	(10,214,140)	(21,862,662)
B. Cash flows from investing activities
Purchase of property, plant and equipment, including intangible assets and capital advances	(85,794)	(48,159)
Payment towards investments in fixed deposits	(127,088)	(275,084)
Proceeds from sale of property, plant and equipment	-	3,251,327
Proceeds from sale of asset held for sale	68,925	-
Proceeds from maturity of investments in fixed deposits	70,231	338,797
Interest received on fixed deposits	546	11,334
Net cash flows (used)/generated from investing activities (B)	(73,180)	3,278,215
C. Cash flows from financing activities
Proceeds from issue of senior subordinated convertible promissory note, net	13,175,026	-
Payment of notes issuance cost	(1,564,210)	-
Repayment of debt	(773,650)	(3,759,428)
Principal payment of finance lease obligation	(234,267)	(467,610)
Net cash generated/(used) from financing activities (C)	10,602,899	(4,227,038)
Net decrease in cash and cash equivalents (A+B+C)	315,579	(22,811,485)
Effect of foreign exchange on cash and cash equivalents.	(155,777)	(397,231)
Cash and cash equivalents
Beginning of period	3,686,741	26,783,791
End of period	$3,846,543	$3,575,075
Reconciliation of cash and cash equivalents to the condensed consolidated balance sheet
Cash and cash equivalents	3,846,543	3,575,075
Total cash and cash equivalents	$3,846,543	$3,575,075
Supplemental disclosures of cash flow information
Cash paid/ (refund) for income taxes	$(28,223)	$15,719
Interest paid on debt	$(216,715)	$(484,131)

The accompanying notes are an integral part of these Condensed Consolidated Statement of Cash Flows

ZOOMCAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTERESTS, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (UNAUDITED) FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(In USD, except number of shares)

	Redeemable Non-controlling Interest	Mezzanine equity Preferred stock		Stockholders’ equity
								Accumulated
						Additional		other
						paid-in	Accumulated	comprehensive	Total equity
	Amounts	Shares	Amounts	Shares	Amounts	capital	Deficit	income/(loss)	(deficit)
Balance as at April 01, 2022	$25,114,751	99,309,415	$168,974,437	16,991,740	$1,699	$18,530,769	$(207,970,204)	$769,156	$(188,668,580)
Stock based compensation	-	-	-	-	-	2,639,333	-	-	2,639,333
Gain for defined benefit plan, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	18,790	18,790
Net loss	-	-	-	-	-	-	(23,461,219)	-	(23,461,219)
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	823,448	823,448
Balance as at September 30, 2022	25,114,751	99,309,415	168,974,437	16,991,740	1,699	21,170,102	(231,431,423)	1,611,394	(208,648,228)

Balance as at April 01, 2023	25,114,751	99,309,415	168,974,437	16,987,064	1,699	22,140,866	(270,002,280)	1,827,999	(246,031,716)
Stock based compensation	-	-	-	-	-	617,905	-	-	617,905
Loss on employee benefit, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	(54,214)	(54,214)
Net loss	-	-	-	-	-	-	(41,183,419)	-	(41,183,419)
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	-	-	-	-	-	-	-	(14,080)	(14,080)
Balance as at September 30, 2023	25,114,751	99,309,415	168,974,437	16,987,064	1,699	22,758,771	(311,185,699)	1,759,705	(286,665,524)

The accompanying notes are an integral part of these Condensed Consolidated Statement of Redeemable Non-controlling Interests, Mezzanine Equity and Stockholders’ Equity

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization

Zoomcar, Inc. was incorporated in Delaware in April 2012 and is headquartered in Bangalore, India. Zoomcar, Inc., provides mobility solutions to consumers and businesses. The accompanying Condensed Consolidated Financial Statements include the accounts and transactions of Zoomcar, Inc. and its subsidiaries (collectively, the “Company” or “Zoomcar”). The Company operates its facilitation services as well as rental business under the Zoomcar brand with its operations in India, Indonesia, and Egypt.

a.	Risks and uncertainties

The Company’s business, operations and financial results are subject to various risks and uncertainties, including those described below, that could materially adversely affect the business, results of operations and financial condition.

b.	Going concern

The Company has incurred net loss of $41,183,419 during the six months ended September 30, 2023, and cash used in operations during the period was $10,214,140. The Company’s accumulated deficit amounts to $311,185,699 as of September 30, 2023 (March 31, 2023:$270,002,280).

Pursuant to the Business Combination Agreement (BCA) for merger entered into with Innovative International Acquisition Corp. (SPAC), the Company has raised $10,000,000 and $8,109,955 through issuance of convertible promissory notes and convertible note and warrants, respectively during the year ended March 31, 2023. Further, the Company raised an additional amount of $13,175,027 through issuance of convertible note during the period ended September 30, 2023. The Company is in discussion of raising further funds by issuing promissory notes at discount.

As a result, based on current operational assumptions and cash flow projections and additional fund raise through aforesaid merger with SPAC, the Company believes it has adequate liquidity for the next twelve months to meet the liabilities of the Company as and when they fall due.

2.	Summary of Significant Accounting Policies

i.	Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by US GAAP have been condensed or omitted. As such, the information should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended March 31, 2023. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

These interim condensed consolidated financial statements follow the same significant accounting policies as those included in our audited consolidated financial statements for the year ended March 31, 2023. In the opinion of management, these condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the condensed consolidated financial position, results of operations, and cash flows for these interim periods.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations. All intercompany accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements herein.

ii.	Principles of consolidation

The unaudited condensed consolidated financial statements include the accounts of Zoomcar, Inc. and of its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations (collectively, the “Company”).

The Company determines, at the inception of each arrangement, whether an entity in which it has made an investment or in which it has other variable interest is considered a VIE. The Company consolidates a VIE when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria:

(i)	has the power to direct the activities that most significantly affect the economic performance of the VIE; and

(ii)	has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

Periodically, the Company determines whether any changes in its interest or relationship with the entity impact the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary.

As at September 30, 2023, following are the list of subsidiaries and step-down subsidiaries:

Name of Entity	Place of Incorporation	Investor Entity
Zoomcar India Private Limited	India	Zoomcar, Inc.
Zoomcar Netherlands Holding B.V	Netherlands	Zoomcar, Inc.
Fleet Holding Pte ltd	Singapore	Zoomcar, Inc.
Fleet Mobility Philippines Corporation	Philippines	Zoomcar, Inc.
Zoomcar Egypt Car Rental LLC	Egypt	Zoomcar Netherlands Holding
PT Zoomcar Indonesia Mobility Service	Indonesia	Fleet Holding Pte ltd
Zoomcar Vietnam Mobility LLC	Vietnam	Fleet Holding Pte ltd

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As at September 30, 2023, the subsidiaries and step-down subsidiaries of Zoomcar Inc. have been consolidated using the Variable Interest Entity (‘VIE’) model as per ASC 810. In determining whether the VIE model was applicable to the subsidiaries the criteria prescribed under ASC 810 were examined as below:

-	The subsidiaries were incorporated as legal entities under the laws and regulations of the country in which they are incorporated.
-	The scope exemptions under ASC 810 were not applicable to the entities
-	Zoomcar Inc holds variable interest in all the subsidiaries by way of contribution towards equity and in the form of debt
-	The entities are variable interest entities for Zoomcar Inc since the legal entities do not have sufficient equity investment at risk and equity investors at risk.

For the purpose of equity interests, the interests held by employees are also considered under ASC 810 since employees are considered as de-facto agents. Thus, Zoomcar Egypt Car Rental LLC, Fleet Mobility Philippines Corporation, and Zoomcar Vietnam Mobility LLC are considered as wholly owned subsidiaries of Zoomcar Inc.

Through the direct and indirect interest that Zoomcar Inc. holds in the subsidiaries, Zoomcar Inc. has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, Zoomcar Inc. is the primary beneficiary with respect to all the subsidiaries and consolidates the subsidiaries under the VIE model except Zoomcar India Private Limited, Zoomcar Netherlands Holding B.V, Fleet Holding Pte Ltd and PT Zoomcar Indonesia Mobility Service which are consolidated as per the voting interest model.

On August 14, 2023, Zoomcar Vietnam Mobility LLC has voluntarily filed application for bankruptcy with the local authorities of Vietnam. In accordance with ASC 205-30, the liquidation of the VIE is imminent and thus the financial statements of VIE are prepared on a liquidation basis, which entails valuing assets at their estimated net realizable values and recording liabilities at their expected settlement amounts. Further, in accordance with ASC 810-10-15-10, the Company consolidate the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary. Refer Note 28

The assets/liabilities consolidated for the VIE are not material.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

iii.	Reclassification

Certain prior period balances have been reclassified to conform to the current year presentation. Such changes include reclassifications or combinations of certain accounts on the condensed consolidated balance sheets.

These reclassifications had no impact on total assets, total liabilities, net loss or comprehensive loss or accumulated deficit in the previously reported consolidated financial statements for the year ended March 31, 2023.

iv.	Use of estimates and assumptions

The use of estimates and assumptions as determined by management is required in the preparation of the Condensed Consolidated Financial Statements in conformity with US GAAP. These estimates are based on management’s evaluation of historical trends and other information available when the Condensed Consolidated Financial Statements are prepared and may affect the amounts reported and related disclosures. Actual results could differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis.

The significant estimates, judgments and assumptions that affect the condensed consolidated financial statements include, but are not limited to; are:

a.	Estimation of defined benefit obligation

b.	Estimation of useful lives and residual values of property, plant & equipment and intangible assets

c.	Fair value measurement of financial instruments

d.	Fair value measurement of share-based payments

e.	Leases – assumption to determine the incremental borrowing rate

f.	Valuation allowance on deferred tax assets

g.	Estimation of utilisation of receivable from government authorities

v.	Revenue recognition

The Company derives its revenue principally from short-term self-drive rentals.

Self-drive rentals

Zoomcar operates a fleet of rental vehicles comprising of both vehicles owned by them and vehicles leased from third-party leasing companies. The Company either leases or subleases vehicles to its customers as a result, the Company has considered itself to be the accounting lessor or sublessor, as applicable, in these arrangements in accordance with ASC 842.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Rental revenues are recognized for rental and rental related activities on a straight-line basis evenly over the period of where an identified asset is transferred to the customer and the customer has the ability to control that asset in accordance with ASC 842. Transaction price charged by the Company is as per agreed rates between the Company and the customer. In case of leased vehicles, the Company was solely responsible for paying vehicle lease costs to the lessor regardless of whether the vehicles were booked for use by guests on the platform and accordingly recognized vehicle lease revenue on a gross basis.

For vehicles that are subleased, sublease income and related lease expense for these transactions are recognized on a gross basis in the condensed consolidated financial statements.

Rental periods are generally short-term in nature and are classified as operating leases.

Facilitation revenue (“Host services”)

The Company has launched a new platform “Zoomcar Host Services” during the year ended March 2022. Zoomcar Host Services is a marketplace feature of the platform that helps owners of vehicles (“Hosts/ Customer/Lessors”) connect with users (“Renters/Lessee”) in temporary need of a vehicle on leasehold basis for their personal use.

Facilitation Services revenue consists of facilitation fees charged to Hosts, net of incentives and refunds and trip protection charged to the Renters. The Company charges facilitation fees to its customers as a percentage of the value of the total booking, excluding taxes. The Company collects both the booking value on behalf of the Host and the trip protection charges from the renter. On a daily basis the Company, or its third-party payment processors, disburse the booking value to the host, less the fees due from the host to the Company. The amounts charged for trip fees for the Marketplace service vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Hence, the Company’s primary performance obligation in the transaction with respect to the Host is to facilitate the successful completion of the rental transaction and with respect to the renter is to offer trip protection

Customer support is rendered to both the Host (customer/lessor) and the renter (lessee). Company being the intermediary between the two provides its platform through which all communication takes place related to any services e.g., extension of trip period. Such services also include the normal customer support related to any vehicle breakdowns, tracking of vehicles, renter background checks, vehicle ownership checks and various other activities which are part of an ongoing set of series required for successful listing, renting and completion of trip. These activities are not distinct from each other and are not separate performance obligations. As a result, these series of services integrate together to form a single performance obligation.

In case of booking value collected from the renter on behalf of the Host, the Company evaluates the presentation of revenue on a gross versus net basis based on whether or not it is the principal(gross) or the agent (net) in the transaction. The Company considers whether it controls the right to use the vehicle before control is transferred to the renter. Indicators of control that the Company considers include whether the Company is primarily responsible for fulfilling the promise associated with the booking of the vehicle, whether it has inventory risk associated with the vehicle, and whether it has discretion in establishing the prices for the vehicles booked. The Company determined that it does not establish pricing for vehicles listed on its platform and does not control the right to use the host’s vehicle at any time before, during, or after completion of a trip booked on the Company’s platform. Accordingly, the Company has concluded that it is acting in an agent capacity, and revenue is presented net reflecting the facilitation fees received from the Marketplace service. The customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs. Revenue is recognised rateably over the trip period. The Company recognizes facilitation revenue from these performance obligations on a straight-line basis over the duration of the rental trip using the output method as its performance obligation is satisfied over time. The Company uses the output method based on rental hours or days, where revenue is calculated based on the percentage of total time elapsed in relation to total estimated rental period. In the event a user books a trip extension, at the time the extension is booked, the service revenue is recognized on a straight-line basis over the duration of the extension period.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company offers various incentive programs to hosts, including minimum guaranteed listing fees and vehicle listing bonus payments. The incentives are recorded in accordance with ASC 606-10-32-25 and ASC 606-10-32-27 as a reduction to revenue and in cases where the amount of incentive paid to the Host are above the facilitation fees earned from that Host on cumulative basis the excess of the revenue amount are recorded as a marketing expense in the condensed consolidated statement of operations. These incentives are offered as part of overall marketing strategy of the company and incentivize the hosts to refer the platform. During the year ended March 31, 2023, company has stopped providing minimum guaranteed listing fees incentive.

Loyalty program

The Company offers loyalty program, Z-Points, wherein customers are eligible to earn loyalty points that are redeemable for payment towards facilitation fees, self-drive rentals and vehicle subscriptions. Under ASC 606 and ASC 842, each transaction that generates loyalty points results in the deferral of revenue equivalent to the retail value at the date the points are earned. The associated revenue or rental is recognized when the customer redeems the loyalty points at some time in future. The retail value of points is estimated based on the current retail value measured as of the date the loyalty points are earned, less an estimated amount representing loyalty points that are not expected to be redeemed (“breakage”). Breakage is reviewed on an annual basis and includes significant assumptions such as historical breakage trends, internal Company forecasts and extended redemption period, if any. As at September 30, 2023 and March 31, 2023, the Company’s deferred revenue balance amounted to $92,856 and $260,705 respectively.

Others

The Company has elected to exclude from revenue, taxes assessed by a governmental authority that are both imposed on and are concurrent with specific revenue producing transactions and collected from customers and remitted to governmental authorities. Accordingly, such amounts are not included as a component of revenue or cost of revenue.

Contract liabilities

Contract liabilities primarily consists of obligations to customers for advance received against a new booking, revenue-share payable to customers for vehicles listed by them on Company’s portal for short-term rentals and related to Company’s points-based loyalty program.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

vi.	Receivables from government authorities

Receivables from government authorities represent amounts owed to the Company by government agencies which are recognized when the Company has performed the required services and when they meet the eligibility criteria outlined in the applicable government regulations.

Receivables from government authorities are classified based on their expected period of utilization. If the receivables are expected to be utilized within twelve months from the reporting date, they are classified as current assets. If the receivables are not expected to be utilized within twelve months from the reporting date, they are classified as non-current assets.

vii.	Assets held for sale

The Company classifies vehicles to be disposed of as held for sale in the period in which they are available for immediate sale in their present condition and the sale is probable and expected to be completed within one year. The Company initially measures assets held for sale at the lower of their carrying value or fair value less costs to sell and assesses their fair value annually until disposed. The fair value of Assets held for sale not traded in an active market is determined using valuation techniques which maximise the use of observable market data and rely as little as possible on entity-specific estimates. If all significant inputs required to fair value an asset are observable, the Valuation is included in Level 2.

The Company has a policy of disposing vehicles once it has crossed 120,000 kilometres in order to ensure that customer experience is maintained at a premium level. In addition, the Company also disposes vehicles early if it has met with accident and is no more fit for use in the business once the insurance claims are realized on these vehicles.

In case of certain vehicles which are not sold within one year from date of classification, the Company reassess the carrying value of the assets to compare it with the realisable value.

viii.	Stock-based compensation

The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of US GAAP, which requires compensation cost for grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company includes a forfeiture estimate in the amount of compensation expense being recognized based on the Company’s estimate of equity instruments that will eventually vest. The fair value of stock-based awards, granted or modified, is determined on the grant date at fair value, using appropriate valuation techniques.

The Company records stock-based compensation expense for service-backed stock options over the requisite service period, which ranges from 6 months to 4 years.

For stock options with service-based vesting conditions only, the valuation model, typically the Black-Scholes option-pricing model, incorporates various assumptions including expected stock price volatility, expected term, and risk-free rates. Stock options with graded vesting the fair-value-based measure is estimated of the entire award by using a single weighted-average expected term. The Company estimates the volatility of common stock on the date of the grant based on weighted-average historical stock price volatility of comparable publicly traded companies in its industry group. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term equal to the expected term. The Company estimates the term based on the simplified method for employee stock options considered to be “plain vanilla” options as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0.0% as the Company has not paid and does not anticipate paying dividend on its common stock.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company estimates a forfeiture rate on an annual basis for the purpose of computation of stock-based compensation expense. The rate is used consistently across the subsequent interim periods during the year.

ix.	Warrants

When the Company issues warrants, it evaluates the proper balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the condensed consolidated balance sheets. In accordance with ASC 815-40, Derivatives and Hedging-Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the condensed consolidated balance sheet at fair value with any changes in its fair value recognized currently in the condensed consolidated statement of operations.

During the year, the Company has issued warrants along with Notes as defined in “Convertible Promissory notes and Senior Subordinated Convertible Promissory Note (SSCPN)” policy and also as consideration to placement agents for the issuance of SSCPN which are classified as derivative instruments.

The Company also has preferred stocks and common stocks warrants (as described below) issued during the year ended March 31, 2022 and are classified as liabilities and equity respectively.

Each unit of Series E preferred stock issued by the Company consists of one Series E preferred stock and a warrant which entitle the holder to purchase one share of common stock of the Company on the satisfaction of certain conditions. Warrants are also issued to placement agencies of Series E and Series E1. Warrants issued to placement agencies include the following two categories: a) warrants to purchase common stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into common stock:

The Company’s warrants to purchase common stock are classified as equity on the condensed consolidated balance sheets. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the sale of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Warrants to be converted into preferred stock:

The Company’s warrants to purchase convertible preferred stock are classified as a liability on the condensed consolidated balance sheets and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which is classified outside of stockholders’ deficits.

The warrant liability is subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of finance costs. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants.

Warrants issued along with SSCPN:

The warrants issued along with the SSCPN satisfy the definition of a derivative in accordance with ASC 815-10-15-83 since it contains an underlying, has payment provisions, can be net settled and has a very minimal initial net investment. Accordingly, the derivatives are measured at fair value and subsequently revalued at each reporting date.

x.	Financial liabilities measured at fair value

Convertible Promissory notes and Senior Subordinated Convertible Promissory Note (SSCPN)

On April 1, 2022, the Company adopted Accounting Standards Update (“ASU”) 2020-06 that simplifies the accounting for convertible instruments. ASU 2020-06 (i) reduced the number of accounting models for convertible instruments, by eliminating the models that require separation of cash conversion or beneficial conversion features from the host and (ii) revised the derivative scope exception and (iii) provided targeted improvements for Earnings Per Share (“EPS”). The adoption of ASU 2020-06 did not have a material impact on the Company’s outstanding convertible debt instruments as of April 1, 2022.

The Company has issued convertible promissory notes and senior subordinated convertible promissory notes (“Notes”), it evaluates the balance sheet classification to determine whether the instrument should be classified either as debt or equity, and whether the conversion feature should be accounted for separately from the host instrument. According to ASC 480-10-25-14, the notes are classified as liabilities because the Company intends to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. The Company evaluates the conversion feature of notes would be separated from the instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. However, the Company has elected fair value option for all notes, as discussed below and thus does not bifurcate the embedded conversion feature.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Option (“FVO”) Election

The Company accounts for Convertible Promissory notes and Senior Subordinated Convertible Promissory Note and convertible promissory notes issued under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The convertible promissory notes accounted for under the FVO election are a debt host financial instruments containing conversion features which would otherwise be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15- 5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, is recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of convertible promissory note” and “Change in fair value of senior subordinated convertible promissory note” in the accompanying condensed consolidated statement of operations. With respect to the above convertible promissory notes, as provided for by ASC 825-10-50-30(b), the estimated fair value adjustment is presented as a separate line item in the accompanying condensed consolidated statement of operations, since the change in fair value of the convertible promissory notes payable was not attributable to instrument specific credit risk.

xi.	Recent Accounting Pronouncements

Accounting Pronouncement Adopted

In July 2023, the FASB issued ASU 2023-03 - Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718). The ASU amends or supersedes various SEC paragraphs within the Codification to conform to past SEC announcements and guidance issued by the SEC. The ASU is effective immediately upon issuance and did not have a material impact on the Company’s condensed consolidated financial statements.

Accounting Pronouncement Pending Adoption

In March 2023, the FASB issued ASU 2023-01 - Leases (Topic 842): Common Control Arrangements, which provides a practical expedient for certain companies to consider the written terms and conditions to determine the existence of a lease and it’s corresponding accounting and classification, if any. The ASU also addresses the accounting for leasehold improvements associated with leases between companies of common control transactions which is applicable to all entities. The ASU is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted for both interim and annual financial statements that have not yet been issued. The Company is currently evaluating the impact of this ASU on its condensed consolidated financial statements.

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its condensed consolidated financial statements or disclosures.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3	Cash and cash equivalents

The components of cash and cash equivalents were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Balances in bank accounts	$3,760,740	$3,657,580
Certificate to deposits	85,168	15,633
Cash	635	13,528
Cash and cash equivalents	3,846,543	3,686,741

4	Accounts receivable, net of allowance for doubtful accounts

The components of accounts receivables were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Accounts receivable	$217,345	$255,175
Net accounts receivable	217,345	255,175

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. For the year ended March 31, 2023 and six months ended September 30, 2023, no allowance was created for expected credit losses.

5	Receivable from government authorities

The components of receivable from government authorities were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Current
Goods and service tax receivable	$3,070,822	$3,962,822
	3,070,822	3,962,822

Non current
Goods and service tax receivable*	$1,023,607	$196,483
Other tax receivables	17,936	51,838
	1,041,543	248,321

*	These taxes are contractually available to the Company immediately. However, the Company has determined the non-current amount based upon their expected utilization of these available credits.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

6	Short term investments with related parties

The components of short term investments with related parties were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Certificate to deposits with related parties*	$164,583	$166,540
Short term investments with related parties	164,583	166,540

*These	deposits are under lien against debt availed from related parties

7 (a) Other current assets

The components of other current assets were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Insurance claims receivable	$24,722	$23,677
Advance to suppliers	59,586	88,115
Security deposits	49,462	53,585
Advance income taxes, net	144,622	174,654
Advance to employees	109,981	87,679
Receivables from car sale	537,289	578,523
Other receivables	166,499	143,976
Other current assets	1,092,161	1,150,209

7 (b) Other current assets with related parties

The components of other current assets with related parties were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Advance to director	$46,089	$19,682
Other current assets with related parties	46,089	19,682

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8     Assets held for sale

The components of assets held for sale were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Vehicles	$847,759	$923,176
Total assets held for sale	847,759	923,176

Vehicles represent the vehicles held for sale in Indian subsidiary, Zoomcar India Private Limited. The gain or loss on sale of these assets is included in Loss/ (gain) on sale of assets held for sale under Other income of Condensed Consolidated Statement of Operations. During the six months ended September 30, 2023, total loss of $36,110 (loss of $30,428 for the six months ended September 30, 2022) was recorded against Loss/ (gain) on sale of vehicles held for sale. During the six months ended September 30, 2023, the Company has recorded the impairment amount of $Nil ($42,852 for the six months ended September 30, 2022) on vehicles held for sale. The same is adjusted with Loss/ (gain) on sale of assets held for sale under Other income of Condensed Consolidated Statement of Operations.

9     Property and equipment, net

The components of property and equipment were as follows:

(In USD)

As at	Estimated useful life	September 30, 2023	March 31, 2023
Devices	3 - 5 years	$3,365,981	$3,402,749
Computer equipment’s	2 - 7 years	749,117	873,178
Office equipment’s	3 - 10 years	248,160	452,489
Furniture and fixtures	10 years	10,269	10,287
Total, at cost		4,373,527	4,738,703
Less: Accumulated depreciation		(2,262,037)	(2,010,180)
		2,111,490	2,728,523
Right-of-use assets under finance leases:

Vehicles, at cost		$4,130,169	$4,179,272
Accumulated depreciation		(4,130,169)	(4,179,272)
		-	-
Total property and equipment, net		2,111,490	2,728,523

Depreciation expense for the six months ended September 30, 2023 and September 30, 2022 was $510,608 and $277,127 respectively. Depreciation expense has been shown under cost of revenue amounting to $419,370 ($204,024 for the six months ended September 30, 2022) for the six months ended September 30, 2023 and under General and administrative expenses amounting to $91,238 ($73,103 for the six months ended September 30, 2022) for the six months ended September 30, 2023. Vehicles are pledged against debt from financial institutions.

There is no change in useful life of the assets during the period.

As of September 30, 2023 and March 31, 2023, the Company believes no impairment exists because the long-lived asset’s future undiscounted net cash flows expected to be generated exceeds its carrying value; however, there can be no assurances that long-lived assets will not be impaired in future periods.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

10   Leases

The Company’s lease primarily includes vehicles and corporate offices which has been classified as finance leases and operating leases, respectively. The lease term of operating and finance leases varies between 3 to 7 years. The lease agreements do not contain any covenants to impose any restrictions except for market standard practice for similar lease arrangements. In assessment of the lease term, the Company considers the extension option as part of its lease term for those lease arrangements where the Company is reasonably certain of availing the extension option.

The components of lease expense were as follows:

(In USD)

Six months ended	September 30, 2023	September 30, 2022
Finance lease cost:
Amortization of right-of-use assets	$-	$3,123
Interest on lease liabilities	316,481	434,049
Operating lease cost	260,282	273,412
Short term lease cost	79,673	60,750
Total lease cost	656,436	771,334

Maturities of lease liabilities are as follows:

	September 30, 2023		March 31, 2023
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
2024	$240,258	$1,309,595	$497,344	$1,877,744
2025	457,525	2,078,417	471,185	2,103,127
2026	346,655	3,012,684	350,777	3,048,501
2027	363,508	664,370	367,830	672,269
2028	381,203	-	385,735	-
Thereafter	399,783	-	404,536	-
Total Lease Payments	2,188,932	7,065,066	2,477,407	7,701,641
Less : Imputed Interest	607,594	1,016,411	725,982	1,345,957
Total Lease Liabilities	$1,581,338	$6,048,655	$1,751,425	$6,355,684

An amount of $364,671 and $369,007 which is receivable from Leaseplan India Private Limited has been netted off with lease liability balance as on September 30, 2023 and March 31, 2023 respectively.

As of September 30, 2023, the Company continues to default on EMI payments for August and September 2023, owed to Leaseplan India Private Limited (Lender). The outstanding balance as of September 30, 2023 is $5,867,218. In adherence to the agreement, the Company has accumulated penal interest at a simple interest rate of 1% per month on the overdue EMIs, amounting to $1,217 for the period six months ended September 30, 2023. If the overdue amount remains unpaid after 60 days from the date of default, an additional simple interest of 1.5% per month is levied for the subsequent 30 days. Should the default persist beyond this extended period, it will be deemed a breach of the agreement, resulting in; a) entire outstanding debt becoming due and payable, inclusive of all accrued interests, b) the lender can seek and cause compulsory re-possession of all vehicles from Zoomcar which were financed from Lender, c) withdrawal of conditional waiver of USD 1.2 million (INR 10 crores) given during restructuring and shall become immediately due and payable with interest of 1.5% per month.

The Company had subsequently made the EMI payment for the month of August 2023. Refer note 32, Subsequent events.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

11    Investments

The components of investments were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Long term investments
Investments in fixed deposits*	$216,713	$158,455
Investments in fixed deposits with related parties**	98,233	95,577
	314,946	254,032

Investments includes fixed deposits and interest accrued on the same.

*	includes a fixed deposit of $120,353 with IndusInd bank against which a bank guarantee has been given to Lease Plan India Private Limited for the vehicles taken on lease.
**	these fixed deposits have a maturity of more than 12 months and hence have been considered under long term. However, these have been given under lien against debt availed from related parties.

12   Other non-current assets

The components of other non-current assets were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Security deposits	$412,003	$425,669
Other non current assets	412,003	425,669

13   Debt

The components of long term and short term debt were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Current
Non-convertible debentures
7.7% Debentures	$411,487	$454,969
Term loans
- from non-banking financial companies (NBFCs)	1,172,369	960,892
- from related parties (NBFCs)	989,820	1,054,887
	2,573,676	2,470,748
Non current
Term loans
- from non-banking financial companies (NBFCs)	$2,104,194	$3,039,200
	2,104,194	3,039,200

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Total maturity as of September 30, 2023 is as follows:

Year ending March 31,
2024 (October 1, 2023 till March 31, 2024)	$2,124,904
2025	819,633
2026	488,161
2027	903,819
2028	341,354
$4,677,871

Non-convertible debentures

(a)	10% Series A, B and C

The terms and conditions of the debentures have remain unchanged since the year ended March 31, 2022. The debentures were to be fully repaid by July 2022 as per the restructured terms agreed on May 2021. However, the Company has further taken an extension in May 2022 basis which these were fully repaid on October 20, 2022. This change has been accounted for as a debt modification.

The Company has recorded an interest expense amounting to $82,796 for the six months ended September 30, 2022.

Non-convertible debentures

(b)	7.7% Debenture

The Company has recorded an interest expense amounting to $22,086 and $36,569 for the six months ended September 30, 2023 and September 30, 2022.

(c)	Term loans from NBFCs

The terms and conditions of the loans taken from NBFS’s have remain unchanged since the year ended March 31, 2023. The Company has recorded an interest expense amounting to $194,629 and $356,507 for the six months ended September 30, 2023 and September 30, 2022.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

14	Convertible promissory note (‘Notes’)

The following is a summary of the Company’s notes payable for which it elected the fair value option as of September 30, 2023 and March 31, 2023:

(In USD)

	Fair Value Outstanding
As at	September 30, 2023	March 31, 2023
Notes	$11,940,183	$10,944,727
Total	11,940,183	10,944,727

As of September 30, 2023 and March 31, 2023, the principal balance of the notes was $10,000,000. As of September 30, 2023 and March 31, 2023, the fair value of the notes is $11,940,183 and $10,944,727, respectively. The notes are recorded at fair value in the condensed consolidated balance sheet.

For the six months ended September 2023, the change in the fair value of Notes is $ 995,456. This change in fair value of Notes is recognised in the condensed consolidated statement of operations. There is no portion of fair value adjustment that resulted from instrument-specific credit risk.

The terms of the Note have remained unchanged since the year ended March 31, 2023.

The notes were accounted for at fair value with changes in fair value being recognized under ‘Change in fair value of convertible promissory note’ within the Condensed Consolidated Statement of Operations. See Note 29, Fair value measurements.

15	Senior Subordinated Convertible Promissory Note (‘SSCPN’ or ‘Convertible note’)

The following is a summary of the Company’s convertible notes payable for which it elected the fair value option as of September 30, 2023 and March 31, 2023:

(In USD)

	Fair Value Outstanding
As at	September 30, 2023	March 31, 2023
Convertible note	$47,258,369	$17,422,132
Warrants issued against SSCPN	24,410,231	14,373,856
Total	71,668,600	31,795,988

The instrument issued by the company was priced at a significant discount, considering the current market dynamics and the unique circumstances surrounding the investors entering before the deSPAC (Special Purpose Acquisition Company) is completed. The decision to offer the instrument at a discount was driven by the board’s objective to de-risk the business and secure capital ahead of the deSPAC process. This approach ensures that the Company can continue executing its planned strategies, considering the potential impact of factors beyond our direct control on the SPAC timeline. By raising this capital, we aim to safeguard our ability to meet operational goals and maintain business continuity throughout the deSPAC process.

The term and conditions of the SSCPN, warrants issued with SSCPNs and placement agent warrants remained unchanged since the year ended March 31, 2023.

The Company had raised $8,109,954 during the year ended March 31, 2023 and $13,175,027 during the six months ended September 30, 2023 against issuance of SSCPN and Warrants. The terms and conditions for the SSCPN and Warrants issued during the six months ended September 30, 2023 are similar to those issued during the year ended March 31, 2023. The Company recorded the SSCPN and Warrants (issued with these SSCPNs and those issued to Placement agent) at fair value amounting to $47,258,369 and $24,410,231 respectively, in the condensed consolidated balance sheet.

As of March 31, 2023, and September 30, 2023, the principal balances of the SSCPN were $8,109,954 and $21,284,982, respectively. The fair values of these SSCPNs were $17,422,132 and $47,258,369 as of March 31, 2023, and September 30, 2023, respectively. Additionally, the fair value of the Warrant was $14,373,856 and $24,410,231 as of March 31, 2023, and September 30, 2023, respectively. The SSCPN and Warrants are recorded at fair value in the condensed consolidated balance sheet.

For the six months ended September 30, 2023 and 2022, the change in the fair value of the SSCPN was $16,661,212 and $ NIL respectively, which was recognized in the condensed consolidated statement of operations for their respective period. There is no portion of fair value adjustment that resulted from instrument-specific credit risk.

For the six months ended September 30, 2023 and 2022, the change in the fair value of the Warrant was $10,036,375 and $ NIL, respectively, which was recognized in the condensed consolidated statement of operations for their respective period. There is no portion of fair value adjustment that resulted from instrument-specific credit risk.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

16(a) Other current liabilities

The components of other current liabilities were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Payable to customers	$597,174	$647,283
Statutory dues payable	1,523,439	1,583,639
Capital creditors	32,142	88,484
Employee benefit expenses payable	321,518	379,167
Other liabilities	222,919	219,392
Other current liabilities	2,697,192	2,917,965

16(b) Other current liabilities towards related parties

(In USD)

As at	September 30, 2023	March 31, 2023
Other liabilities with related parties	$18,019	$15,067
Other current liabilities towards related parties	18,019	15,067

17	Accumulated other comprehensive income/ (loss)

The components of accumulated other comprehensive income/(loss) were as follows:

(In USD)

As at	September 30, 2023	March 31, 2023
Gain on employee benefit
Balance, beginning of period	$115,818	$88,735
(Loss)/gain on employee benefit
- Gratuity
Recognised during the period, net of taxes amounts to $ Nil	(43,605)	45,373
Reclassification to net income: Amortization losses/(gains)	(10,609)	(18,290)
Balance, end of period	61,604	115,818

Foreign currency translation adjustment
Balance, beginning of period	$1,712,181	$680,421
Translation adjustments (gain)/loss recognised during the period, net of taxes amounts to $ Nil	(14,080)	1,031,760
Balance, end of period	1,698,101	1,712,181
Accumulated other comprehensive income	1,759,705	1,827,999

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

18	Capital Stock

Common stock capital

The Company’s authorized common stock consists of 220,000,000 shares with par value of $0.0001 per share. Common stock is entitled to 1 vote per share. The holders of the common stock are entitled to receive dividends out of available profits only when, (i) such dividends are declared by the Board of Directors, and (ii) dividends are paid or declared and set aside for payment to the holders of preferred stock. In the event of liquidation, dissolution, distribution of assets or winding up of the Company, the holders of common stock have right to receive all the assets of the Company after the rights of the holders of the preferred stock, if any, have been satisfied.

19 (a) Preferred Stock

There has been no further issue of preferred stock and the term and conditions have remained unchanged since the year ended March 31, 2023.

Capital stock outstanding is as follows:

	As at September 30, 2023					As at March 31, 2023
Type	Authorized shares	Shares issued	Conversion Ratio	Net carrying value	Liquidation preference	Authorized shares	Shares issued	Conversion Ratio	Net carrying value	Liquidation preference
Preferred Stock
Series Seed	6,836,726	6,836,726	1.43	1,542,203	1,542,203	6,836,726	6,836,726	1.05	1,542,203	1,542,203
Series A	11,379,405	11,379,405	2.02	9,288,872	9,288,872	11,379,405	11,379,405	1.24	9,288,872	9,288,872
Series A2	4,536,924	4,536,924	2.28	10,760,224	10,760,224	4,536,924	4,536,924	1.30	10,760,224	10,760,224
Series B	18,393,332	18,393,332	2.28	31,416,488	31,416,488	18,393,332	18,393,332	1.30	31,416,488	31,416,488
Series C	12,204,208	4,125,666	2.36	10,534,889	10,534,889	12,204,208	4,125,666	1.32	10,534,889	10,534,889
Series D	21,786,721	19,016,963	2.34	34,894,262	34,894,262	21,786,721	19,016,963	1.32	34,894,262	34,894,262
Series E	32,999,472	29,999,520	17.11	55,260,089	55,260,089	32,999,472	29,999,520	10.61	55,260,089	55,260,089
Series E1	32,000,000	5,020,879	23.96	15,277,410	15,277,410	32,000,000	5,020,879	14.85	15,277,410	15,277,410
Total preferred stock	140,136,788	99,309,415		168,974,437	168,974,437	140,136,788	99,309,415		168,974,437	168,974,437

Warrants to be converted into common stock:

There has been no further issue of warrants and the term and conditions have remained unchanged since the year ended March 31, 2023. The total outstanding warrants to be converted into common stock is 32,999,472 as at September 30, 2023 (32,999,472 as at March 31, 2023).

The Company’s warrants to purchase common stock are classified as equity on the condensed consolidated balance sheets. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the sale of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock:

There has been no further issue of warrants and the terms and conditions have remained unchanged since the year ended March 31, 2023. The total outstanding warrants to be converted into preferred stock is 3,502,040 as at September 30, 2023 (3,502,040 as at March 31, 2023).

The Company’s warrants to purchase convertible preferred stock are classified as a liability on the condensed consolidated balance sheets and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which is classified outside of stockholders’ deficits. The convertible preferred stock warrant liability is subject to remeasurement at the end of each reporting period, and changes in the fair value of the warrant liability are reflected in other income and expense, net in the Company’s condensed consolidated statement of operations. See Note 29, Fair value measurements.

19 (b) Redeemable non-controlling interests

Series P1 and P2 Preferred stock represents the minority preferred stockholders ownership in the Indian subsidiary of the Company which is classified as a redeemable non-controlling interest, because it is redeemable on a deemed liquidation event that is outside of its control. The redeemable non-controlling interest is not accreted to redemption value because it is currently not probable that the non-controlling interest will become redeemable.

There has been no further issue of preferred stock in Indian subsidiary and the term and conditions have remained unchanged since the year ended March 31, 2023.

The Company do not attribute the pro rata share of the Indian subsidiary’s loss to the redeemable non-controlling interests because these shares are entitled to a liquidation preference and therefore do not participate in losses that would cause their interest to be below the liquidation preference. Upon liquidation, these preferred stocks are entitled to the greater of either (i) the Original issue price for such series plus any dividend declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

20	Revenue

The components of revenue, net were as follows:

(In USD)

Six months ended	September 30, 2023	September 30, 2022
Income from rentals
Self-drive rentals	$-	$255,785
Revenues from services
Facilitation revenue (net)	5,295,626	3,471,350
Other revenues	-	84,514
Total	5,295,626	3,811,649

Revenue by geographical location	September 30, 2023	September 30, 2022
India	$5,223,818	$3,700,183
Egypt	50,391	64,487
Indonesia	3,380	153
Vietnam	18,037	46,826
	5,295,626	3,811,649

Contract balances

The Company’s contract liabilities for consideration collected prior to satisfying the performance obligations is $879,768 and $786,572 as at September 30, 2023 and March 31, 2023 respectively. The Company has collected $786,912 as advance from customers during the six months ended September 30, 2023.

The Company offers loyalty program, Z-Points, that results in the deferral of revenue equivalent to the retail value at the date the points are earned. The Company has deferred revenue amounting to $92,856 and $260,705 as at September 30, 2023 and March 31, 2023, respectively in relation to Loyalty program.

Revenue recognized during the six months ended September 30, 2023 and September 30, 2022 which was included in contract liabilities balance at the beginning of the period is $362,920 and $92,492 respectively.

21	Finance costs

The components of finance costs were as follows:

(In USD)

Six months ended	September 30, 2023	September 30, 2022
Finance costs -other than related parties
Interest on vehicle loans	$190,938	$410,075
Interest on finance leases	316,481	434,049
Interest on subcontractor liability	47,150	-
Change in fair value of preferred stock warrant	-	630,367
Change in fair value of convertible promissory note	995,456	-
Change in fair value of senior subordinated convertible promissory notes	16,661,212	-
Change in fair value of derivative financial instrument	10,036,375	-
Note issue expenses	1,564,210	-
Bank charges	23,930	34,866
Other borrowings cost	48,605	56,900
Total	29,884,357	1,566,257

Finance costs -to related parties
Interest on vehicle loans	$25,777	$68,407
Total	25,777	68,407

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

22	Other (income) /expense, net

The components of other income (expense), net were as follows:

(In USD)

Six months ended	September 30, 2023	September 30, 2022
Other (income) /expense, net - other than related parties
Interest income	$(20,387)	$(10,584)
Change in fair value of preferred stock warrant	(420,245)	-
Loss/(gain) on sale of assets	84,093	-
Loss/ (gain) on sale of assets held for sale	1,385	(1,470,582)
Net (gains)/ losses on foreign currency remeasurements	13,698	(157,107)
Loss on assets written off	40,014	-
Payable to customers written back	(57,503)	(5,502)
Provision written back	(113,827)	-
Other, net	(49,944)	(16,401)
Total	(522,716)	(1,660,176)

Other (income) - from related parties
Interest income	$(5,676)	$(9,729)
Total	(5,676)	(9,729)

23	Income taxes

The components of loss before income taxes consist of the following:

(In USD)

Six months ended	September 30, 2023	September 30, 2022
Domestic	$(31,176,668)	$(1,393,009)
Foreign	(10,006,751)	(22,068,210)
Loss before income taxes	$(41,183,419)	$(23,461,219)

The Company has computed income tax expense/(benefit) for the six months ended September 30, 2023 and September 30, 2022 by using a forecasted annual effective tax rate and adjust for any discrete items arising during the period. The Company has recorded $Nil tax expense for both the periods. Our effective tax rate was 0.00% and 0.00% for the six months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the six months ended September 30, 2023 and 2022, due to changes in valuation allowance on the deferred tax assets.

The Company files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns.

As at September 30, 2023, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

The Company has received various orders from Indian tax authorities, for details refer note 31.

24	Net loss per share

The components of basic and diluted loss per share were as follows:

(In USD, except loss per share)

Six months ended	September 30, 2023	September 30, 2022
Net loss available for common shareholders (A)	$(41,183,419)	$(23,461,219)
Weighted average outstanding shares of common stock (B)	16,987,064	16,991,740
Common stock and common stock equivalents (C)	16,987,064	16,991,740
Loss per share
Basic (A/B)	$(2.42)	$(1.38)
Diluted (A/C)	$(2.42)	$(1.38)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Since the Company is in a loss position for the six months ended September 30, 2023 and September 30, 2022 basic loss per share was same as diluted net loss per share for the periods presented. The following potentially dilutive outstanding securities as of September 30, 2023 and September 30, 2022 were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

(In USD)

As at	September 30, 2023	September 30, 2022
Convertible preferred stock	$112,660,326	$112,660,326
Preferred stock warrants	36,501,508	36,501,508
Stock options	360,690	2,246,663
Senior subordinated convertible promissory note	69,609,903	-
Derivative financial instruments	83,531,884	-
Total	302,664,311	151,408,497

25	Employee benefit plans (unfunded)

Employee benefit plans includes gratuity and compensated absences payable to employees. These benefit plans consist a defined benefit plan for gratuity payable by the Indian subsidiary of the Company under Indian regulations. These are determined under the projected unit credit method, with actuarial valuations being carried out at each reporting date. The retirement benefit obligations recognised in the condensed consolidated balance sheet represents the present value of the defined obligations. Under an employee benefit plan, it is the Company’s obligation to provide agreed benefits to the employees. The related actuarial and investment risks fall on the Company. The summary of current and non-current employee benefit plans obligations along with it’s components are as below:

Pension and other employee obligations

As at	September 30, 2023	March 31, 2023
Current
Gratuity	$80,698	$70,872
Compensated absences	89,759	75,134
	170,457	146,006
Non current
Gratuity	266,949	215,841
Compensated absences	276,904	222,967
	543,853	438,808

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

I. Gratuity

For six months	September 30, 2023	September 30, 2022
Changes in projected benefit obligation (PBO)
PBO at the beginning of the year	$286,713	$341,726
Service cost	50,109	50,945
Interest cost	9,793	9,869
Actuarial loss/ (gain)	43,605	(28,150)
Benefits paid	(38,677)	(69,624)
Effect of exchange rate changes	(3,896)	(21,693)
PBO at the end of the period	347,647	283,073

Accrued pension liability
Current liability	$80,698	$74,670
Non-current liability	266,949	208,403
	347,647	283,073
Accumulated benefit obligation	252,121	197,158

Net gratuity cost recognized in income statement

Six months ended	September 30, 2023	September 30, 2022
Service cost	$50,109	$50,945
Interest cost	9,793	9,869
Amortization of net actuarial gains	(10,609)	(9,360)
Net periodic benefit cost	49,293	51,454

Re-measurement losses/(gains) in other comprehensive income

Six months ended	September 30, 2023	September 30, 2022
Actuarial loss/(gain)	$43,605	$(28,150)
Amortization gain	(10,609)	(9,360)
Total	54,214	(18,790)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Components of actuarial gain:

Six months ended	September 30, 2023	September 30, 2022
Actuarial loss/(gain) due to demographic assumption changes in defined benefit obligation	$748	$(2,895)
Actuarial gain due to financial assumption changes in defined benefit obligation	(5,535)	(7,757)
Actuarial loss/(gain) due to experience on defined benefit obligation	48,392	(17,498)
Total	43,605	(28,150)

The assumptions used in accounting for the gratuity plan are as follows:

Six months ended	September 30, 2023	September 30, 2022
Discount rate - staff	7.38%	7.51%
Discount rate - independent service provider*	7.26%	7.18%
Attrition rate - staff	36.47%	32.00%
Attrition rate - independent service provider*	78.78%	91.80%
Rate of increase in compensation levels - staff	12.19%	12.87%
Rate of increase in compensation levels - independent service provider*	11.43%	14.80%

*	Independent service provider are contract employees responsible for maintaining the fleet of the Company.

During the six months ended September 30, 2023 and September 30, 2022, actuarial gain was driven by changes in actuarial assumptions, offset by experience adjustments on present value of benefit obligations.

The Company evaluates these assumptions annually based on its long-term plans of growth and industry standards. The discount rates are based on current market yields on government securities adjusted for a suitable risk premium.

Expected benefit payments as of September 30, 2023 is as follows:

Year ending March 31,
2024 (October 1, 2023 till March 31, 2024)	$80,698
2025	45,962
2026	27,915
2027	22,347
2028	13,295
Thereafter	157,430
Total	347,647

II. Compensated absences

The employees are permitted to encash a maximum of 45 days of accumulated leave balance on separation. The Company has provided liability for compensated absences as per an actuarial valuation carried out by an independent actuary on the Balance Sheet date.

Net leave encashment cost includes the following components

Six months ended	September 30, 2023	September 30, 2022
Service cost	$125,756	$45,135
Interest cost	10,412	6,483
Recognized net actuarial (gains)/loss	(34,540)	75,193
Net periodic benefit cost	101,628	126,811

Defined contribution plan

The Indian subsidiary makes provident fund contributions which are defined contribution plans, for qualifying employees. Under the Schemes, the Indian subsidiary is required to contribute a specified percentage of the payroll costs to fund the benefits. The contributions are made to provident fund in accordance with the fund rules. The interest rate payable to the beneficiaries every year is notified by the Government. The amount of contributions made to provident fund is $218,823 for the six months ended September 30, 2023 and $373,395 for the six months ended September 30, 2022.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

26	Stock-based compensation expense

In 2012, the Company adopted its 2012 Equity Incentive Plan, under which the Company may grant options and restricted stock to eligible participants. The plan is equity settled. Options are generally granted for a term of ten years. Options have a graded vesting period of up to four years and the expenses are recorded on a straight-line basis over the requisite service period for each separately vesting portion of the awards. The Company settles employee stock-based options with newly issued common stock of the Company. As at September 30, 2023, the Company had 2,118,704 number of shares authorized for awards of options or other equity instruments.

The following tables summarizes total stock-based compensation expense by function for the six months ended September 30, 2023 and September 30, 2022:

Six months ended	September 30, 2023	September 30, 2022
Cost of revenue	$83,035	$514,063
Technology and development	59,494	77,935
Marketing expenses	5,453	187,437
General and administrative expenses	469,923	1,859,897
Total stock-based compensation expense	617,905	2,639,332

The stock-based compensation expense is recorded in the employee benefit cost and apportioned basis respective functions.

The fair value of options granted is estimated on the date of grant using the Black-Scholes-Merton option-pricing model using the weighted average assumptions. No grants were made during the six months ended September 30, 2023. The assumptions for the six months ended September 30, 2022 are as follows:

Six months ended	September 30, 2022
Dividend yield	0.00%
Expected volatility	50.00 - 60.00%
Risk-free interest rate	2.64 - 2.81%
Exercise price	$0.06 - $2.20
Expected life (in years)	5.5 - 7
Attrition rate	30.00%

The movement in number of stock-based options outstanding and their related weighted average exercise price are as follows:

	Six months ended September 30,
	2023		2022
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Outstanding at the beginning of the six months	16,258,113	$1.82	16,081,481	$1.78
Granted during the six months	-	-	1,873,500	2.20
Forfeited during the six months	(730,460)	1.81	(548,128)	1.53
Exercised during the six months	-	-	-	-
Outstanding at the end of the six months	15,527,653	1.83	17,406,853	1.84

Exercisable at the end of the six months	10,616,155	1.65	7,596,599	1.39
Unvested at the end of the six months	4,911,498	2.20	9,810,254	2.19

The weighted average grant date fair value of stock options granted during the six months ended September 30, 2023 and September 30, 2022 were $ NIL and $0.80 per share, respectively.

	Six months ended
Weighted average remaining life (in years) Six months ended	September 30, 2023	September 30, 2022
Vested options	6.50	6.74
Unvested options	7.99	9.01

The expected life of the stock is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

The compensation cost of unvested awards not yet recognized as of September 30, 2023, is $1,265,828 (September 30, 2022 : $4,350,327). The weighted average period over which stock-based compensation expenses of non-vested awards not yet recognized is expected to be recognized is 0.96 years (September 30, 2022 : 1.42 years).

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

27	Related Party Transactions

Key managerial personnel (KMP)

Gregory Bradford Moran	Chief Executive Officer & Director

Mahindra & Mahindra Limited	Investor in Indian subsidiary

Enterprises owned or significantly influenced by above

Mahindra & Mahindra Financial Services Limited

Mahindra First Choice Wheels Limited

Related party transactions pertaining to loans, investments, and other current liabilities have been stated on the face of the condensed consolidated balance sheet and condensed consolidated statement of operations.

The Company had following transactions with related parties:

Six months ended	September 30, 2023	September 30, 2022
Interest expense
Mahindra & Mahindra Financial Services Limited	$25,777	$68,407

Interest income
Mahindra & Mahindra Financial Services Limited	5,676	9,729

Debt - principal repayment
Mahindra & Mahindra Financial Services Limited	53,051	157,508

Debt - foreclosure charges
Mahindra & Mahindra Financial Services Limited	153	1,107,828

Proceeds from sale of property and equipment
Mahindra First Choice Wheels Ltd	-	3,665,386

Legal Fees
Mahindra First Choice Wheels (MH)	-	748

Advance received for sale of property and equipment
Mahindra First Choice Wheels Ltd	-	124,403

Credit notes against sale of property and equipment
Mahindra First Choice Wheels Ltd	3,155	-

The Company has the following outstanding balances with related parties:

As at	September 30, 2023	March 31, 2023
Debt (non-current and current maturities)
Mahindra & Mahindra Financial Services Limited	$989,820	$1,054,887

Fixed deposits (including interest accrued)
Mahindra & Mahindra Financial Services Limited	262,816	262,117

Advance received for sale of property and equipment
Mahindra First Choice Wheels Ltd	18,019	15,067

Advance to director (net)
Gregory Bradford Moran	46,089	19,682

Payable to KMP
Geiv Dubash	132	-

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

28	Variable Interest Entities

An entity is a VIE if it has any of the following characteristics :

●	The entity does not have enough equity to finance its activities without additional subordinated financial support.
●	The equity holders, as a group, lack the characteristics of a controlling financial interest.
●	The entity is structured with non-substantive voting rights (i.e., an anti-abuse clause).

We consolidate VIEs in which Company hold a variable interest and are the primary beneficiary. Company is the primary beneficiary because it has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that potentially could be significant to the VIE and the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). As a result, we consolidate the assets and liabilities of these consolidated VIEs.

The VIEs have been incorporated in their respective locations to perform the business of providing mobility solutions to consumers and businesses.

The following table summarizes the assets and liabilities related to the Company’s consolidated VIEs:

	September 30, 2023	March 31, 2023
Assets
Cash and Cash equivalents	$36,972	$50,498
Accounts receivable	7,457	100,691
Other current assets	12,651	14,279
Prepaid expenses	317	4,148
Property and equipment, net	71,754	147,579
Intangible assets, net	3,943	11,900
Long term Investments	4,326	4,347
Receivable from government authorities -non current	17,936	51,838

Liabilities
Accounts payable	$404,788	$417,884
Contract Liabilities	3,994	11,912
Current portion of pension and other employee obligations	2,307	-
Other current liabilities	191,349	370,831
Pension and other employee obligations, less current portion	4,068	-

Total investment in the VIEs is as follows:

Name of the VIE entity	Place of incorporation	Nature of investment	Investor entity
Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Netherlands Holding B.V
Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Inc.
Fleet Mobility Philippines Corporation *	Philippines	Debt	Zoomcar Inc.
PT Zoomcar Indonesia Mobility Service ***	Indonesia	Equity	Fleet Holding Pte Ltd
PT Zoomcar Indonesia Mobility Service ***	Indonesia	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Fleet Holding Pte Ltd
Zoomcar Vietnam Mobility LLC**	Vietnam	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC**	Vietnam	Equity	Fleet Holding Pte Ltd

These amounts have been eliminated during the process of consolidation

*	In May 2022, Company had initiated the process of winding-up for Fleet Mobility Philippines Corporation. The assets consolidated for the VIE are not material.

**	In August 2023, Zoomcar Vietnam Mobility LLC has filed for bankruptcy with the local authorities. In accordance with ASC 810-10-15-10, the Company consolidate the VIE as the bankruptcy application is pending with the authorities in Vietnam and unless the application is admitted, the Company holds a variable interest and still is the primary beneficiary. The assets/liabilities consolidated for the VIE are not material.

***	As of March 31, 2022, Fleet Holding Pte Ltd. was consolidated under VIE model as it did not have enough equity to finance its activities to operate the business. During the year ended March 31, 2023, Fleet Holding Pte Ltd. has made equity investment in PT Zoomcar Indonesia Mobility Service, and as a result, the entity has sufficient equity at risk to operate the business. Therefore, PT Zoomcar Indonesia Mobility Service has been consolidated as a voting interest entity as at March 31, 2023 and September 30, 2023.

The VIEs included in condensed consolidated financial statements are separate legal entities and their assets are legally owned by them and are not available to the Company’s creditors or creditors of Company’s other subsidiaries.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Nature of, and changes (if any) in, the risks associated with a reporting entity’s involvement with the VIE

In case of all the entities, the reporting entity is exposed to foreign currency exchange risk of the subsidiaries since the subsidiaries are incorporated in countries other than the country in which the reporting entity has been incorporated.

Further, Zoomcar Netherlands Holding B.V has advanced loan to Zoomcar Egypt Car Rental LLC. Accordingly, Zoomcar Netherlands Holding B.V is exposed to the credit risk of Zoomcar Egypt Car Rental LLC.

29	Financial Instruments - Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability as against assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

The carrying value of financial instruments not carried at fair value by categories are as below:

As at	September 30, 2023	March 31, 2023
Financial assets
Cash and cash equivalents	$4,011,126	$3,853,281
Accounts receivable	217,345	255,175
Receivable from government authorities	4,112,365	4,211,143
Long term investments	314,946	254,032
Other financial assets	887,953	887,440
Total assets	9,543,735	9,461,071
Financial liabilities
Accounts payable	$6,552,234	$6,547,978
Debt	4,677,870	5,509,948
Other financial liabilities	1,093,720	1,349,393
Total liabilities	12,323,824	13,407,319

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis:

	September 30, 2023
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$847,759	$-	$847,759	$-
Liabilities:
Preferred stock warrant liability	$770,446	$-	$-	$770,446
Convertible promissory note	11,940,183	-	-	11,940,183
Senior subordinated convertible promissory note	47,258,369	-	-	47,258,369
Derivative financial instrument	24,410,231	-	-	24,410,231

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	March 31, 2023
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$923,176	$-	$923,176	$-
Liabilities:
Preferred stock warrant liability	$1,190,691	$-	$-	$1,190,691
Convertible promissory note	10,944,727	-	-	10,944,727
Senior subordinated convertible promissory note	17,422,132	-	-	17,422,132
Derivative financial instrument	14,373,856	-	-	14,373,856

Level 2: The fair value of Assets held for sale not traded in an active market is determined using the quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly considering all the relevant factors of assets.

The Company’s recurring Level 3 financial instruments within the Company’s fair value hierarchy as of September 30, 2023 and March 31, 2023 consist of Company’s convertible promissory note, senior subordinated convertible promissory note, preferred stock warrant liability and derivative financial instrument.

The fair value of the warrant liability is estimated using a Monte Carlo simulation model as the series and number of shares issued upon exercise is contingent upon the outcome of multiple discrete scenarios. The fair value of the underlying shares used within the Monte Carlo simulation model was estimated using an option pricing model to estimate the allocation of value to the various classes of securities of the Company. The significant unobservable inputs into the valuation model include the expected warrant term, the fully-diluted stock value, and volatility. A significant increase (decrease) in any of the unobservable inputs in isolation would result in a material increase (decrease) in the Company’s estimate of fair value of the derivative financial instrument.

Warrant

The Company used the following assumptions for preferred stock warrant liability and derivative financial instrument in the model:

	September 30, 2023	September 30, 2022
Remaining term (years)	5.12	5.42
Volatility[1]	52%	55%
Risk-free rate[2]	4.60%	4.10%
Estimated exercise price	$0.15 - 5.2	$2.5-3.5
Calculated fair value per share	$0.15 - 11.3	$2.47

1.	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.
2.	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Convertible promissory notes

The Company measures its notes and SSCPN at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the convertible promissory notes and securities related to updated assumptions and estimates were recognized as change in fair value of convertible promissory note within the condensed consolidated statements of operations and comprehensive loss. Changes in the fair value of senior subordinated convertible promissory note and securities related to updated assumptions and estimates were recognized as change in fair value of senior subordinated convertible promissory note within the condensed consolidated statements of operations and comprehensive loss.

The Company used the following assumptions for the six months ended September 30, 2023 in the model for valuation of:

	Convertible promissory note	Senior subordinated convertible promissory note
Remaining term (years)	0.25	0.11
Volatility[1]	30%	30%
Risk-free rate[2]	5.40%	5.40%
Estimated conversion price	$10	$5.2
Calculated fair value per share	$11.3	$11.3

The changes in the fair value are summarized below:

1.	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.
2.	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.

	Preferred stock warrant liability	Convertible promissory note	Senior subordinated convertible promissory note	Derivative financial instrument
Balance as of April 01, 2022	$1,610,938	$-	$-	$-
Change in fair value of convertible preferred stock warrant	630,366	-	-	-
Balance as of September 30, 2022	2,241,304	-	-	-

Balance as of April 01, 2023	1,190,691	10,944,727	17,422,131	14,373,856
Issue of senior subordinated convertible promissory note and warrants	-	-	13,175,026	-
Change in fair value of convertible preferred stock warrant	(420,245)	-	-	-
Change in fair value of convertible promissory note	-	995,456	-	-
Change in fair value of SSCPN	-	-	16,661,212	-
Change in fair value of derivative financial instrument	-	-	-	10,036,375
Balance as of September 30, 2023	770,446	11,940,183	47,258,369	24,410,231

During the six months ended September 30, 2022 and September 30, 2023, there were no non-recurring fair value measure of assets or liabilities subsequent to initial recognition.

30	Derivative financial instrument

The warrants were issued to de-risk the business and secure capital ahead of the deSPAC process. This approach ensures that the Company can continue executing its planned strategies, considering the potential impact of factors beyond its direct control on the completion of deSPAC process.

The warrants are subject to equity price risk since the underlying for the instrument is the Company’s common stock price.

The fair value of derivative liabilities as on September 30, 2023 and March 31, 2023 are as follows:

	September 30, 2023		March 31, 2023
As at	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments under ASC 815-20

Warrants issued against SSCPN	Derivative financial instrument	$20,341,859	Derivative financial instrument	$11,978,213
Warrants issued to Placement agent		4,068,372		2,395,643
Total		$24,410,231		$14,373,856

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

31	Commitments and contingencies

The changes in fair value of warrants are being recognized under ‘Change in fair value of derivative financial instrument’ within the Condensed Consolidated Statement of Operations. See Note 29, Fair value measurements. The Company classifies cash flows related to derivative liabilities as financing activities in the Condensed Consolidated Statement of Cash Flows.

Contingencies

(A) Claims filed against the Company by customers and third-parties not acknowledged as liability amounted to $4,854,413 and $4,639,473 as at September 30, 2023 and March 31, 2023, respectively. These claims have been made for personal injuries (customer and/or third parties) and amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip. The Company has procured third-party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third-parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from these claims will be covered by the insurance. While uncertainties are inherent in the final outcome of these matters, the Company believes, that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(B) The Company has received various orders from time to time from Indian indirect tax authorities.

The Company has received an order disallowing input credit taken on certain vehicles purchased for the period from July 2017 to July 2019 amounting to $435,525 (March 31, 2023: $440,703).

The Company received a show cause notice for service tax liability on booking fees and penalty charges collected for the period October 2014 to July 2017 amounting to $4,451,824 (March 31, 2023: $4,504,751).

The Company has filed an appeal against the above orders before higher authority.

The Company has received demand notice for $34,224 from Indian indirect tax authorities for the period April 2017 to September 2017 due to disallowance input tax credit.

The Company has received show cause notice from Indian indirect tax authorities disputing the goods and service tax input availed and the rate of input availed amounting to $445,185 (March 31, 2023: $450,477).

The Company has filed submissions and is awaiting further communication on the matter.

Based on the submissions provided to the authorities and documents available no outflow is expected. Hence the Company has not created any provision as at September 30, 2023 and March 31, 2023 for the above matters.

(C) As at September 30, 2023, there are 5,928 bookings in progress. The Company bears the risk of loss or damage to the host vehicle with respect to such bookings. The Company makes certain assumptions based on currently available information to estimate the trip protection reserves. A number of factors can affect the actual cost of a claim, including the length of time the claim remains open and the results of any related litigation. Furthermore, claims may emerge in future years for events that occurred in a prior year at a rate that differs from previous projections. Trip protection reserves are continually reviewed and adjusted as necessary as experience develops or new information becomes known. However, ultimate results may differ materially from the Company’s estimates, which could result in losses over the Company’s reserved amounts. The Company has determined the trip protection reserves for such risk of loss to be immaterial for the purpose of this condensed consolidated financial statements.

32	Subsequent events

(A) In November 2023, the Company has paid the overdue EMI payment for August 2023 to Leaseplan India Private Limited. However, as of the December 13, 2023, the EMI for September 2023 remains outstanding.

The Company has evaluated subsequent events for potential recognition and/or disclosure from the balance sheets date through December 13, 2023, the date at which the Condensed Consolidated financial statements were available to be issued.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Zoomcar, Inc.
Report of Independent Registered Public Accounting Firm	F-102
Consolidated Balance Sheets as of March 31, 2023 and March 31, 2022	F-103
Consolidated Statements of Operations for the years ended March 31, 2023 and March 31, 2022	F-104
Consolidated Statements of Comprehensive Loss for the years ended March 31, 2023 and March 31, 2022.	F-105
Consolidated Statements of Redeemable Non-Controlling Interests, Mezzanine Equity and Stockholder’s Equity as of April 1, 2021, March 31, 2022 and March 31, 2023	F-106
Consolidated Statements of Cash Flows for the years ended March 31, 2023 and March 31, 2022	F-107
Notes to Consolidated Financial Statements	F-109

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Zoomcar, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Zoomcar, Inc. and subsidiaries (the “Company”) as of March 31, 2023 and 2022, the related consolidated statements of operations, comprehensive loss, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in the aforesaid note 1(b) and note 34. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON BHARAT LLP
Gurugram, India
June 23, 2023

We have served as the Company’s auditor since 2021.

ZOOMCAR, INC.

CONSOLIDATED BALANCE SHEET

(in USD, except number of shares) As at	March 31, 2023	March 31, 2022
Assets
Current assets:
Cash and cash equivalents (Refer Note 30 – VIE)	$3,686,741	$26,783,791
Accounts receivable, net of allowance for doubtful accounts (Refer Note 30 – VIE)	255,175	204,198
Receivable from government authorities	3,962,822	2,300,160
Short term investments with related parties	166,540	—
Other current assets (Refer Note 30 – VIE)	2,060,037	1,969,471
Other current assets with related parties	19,682	—
Assets held for sale	923,176	4,298,419
Total current assets	11,074,173	35,556,039
Property and equipment, net of accumulated depreciation $6,189,452 and $8,678,263 respectively (Refer Note 30 – VIE)	2,728,523	2,993,628
Operating lease right-of-use assets	1,694,201	436,068
Intangible assets, net (Refer Note 30 – VIE)	33,412	75,819
Long term investments (Refer Note 30 – VIE)	158,455	123,406
Long term investments with related parties	95,577	276,400
Receivable from government authorities (Refer Note 30 – VIE)	248,321	2,348,940
Other non-current assets	425,669	363,275
Total assets	$16,458,331	$42,173,575

Liabilities, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable (Refer Note 30 – VIE)	$6,547,978	$6,318,686
Current portion of long-term debt	1,415,861	3,902,183
Current portion of long-term debt from related parties	1,054,887	842,707
Current portion of operating lease liabilities	466,669	137,307
Current portion of finance lease liabilities	1,257,423	1,093,695
Contract Liabilities (Refer Note 30 – VIE)	786,572	346,750
Pension and other employee obligations	146,006	176,891
Other current liabilities (Refer Note 30 – VIE)	2,933,032	3,163,018
Other current liabilities towards related parties	—	3,314,139
Total current liabilities	14,608,428	19,295,376
Long-term debt, less current portion	3,039,200	5,726,052
Long-term debt from related parties, less current portion	—	1,777,612
Operating lease liabilities, less current portion	1,284,755	302,564
Finance lease liabilities, less current portion	5,098,262	7,632,912
Pension and other employee obligations (Refer Note 30 – VIE)	438,808	407,513
Preferred stock warrant liability	1,190,691	1,610,938
Convertible promissory note	10,944,727	—
Senior Subordinated Convertible Promissory Notes	17,422,132	—
Derivative financial instrument	14,373,856	—
Total liabilities	68,400,859	36,752,967
Commitments and contingencies (Note 33)
Redeemable noncontrolling interests	25,114,751	25,114,751

Mezzanine equity:
Preferred stock, $0.0001 par value (refer note 21(a))	168,974,437	168,974,437
Stockholders’ equity:
Common stock, $0.0001 par value, 220,000,000 shares authorized at March 31, 2023 and March 31, 2022, and 16,987,064 shares and 16,991,740 shares issued and outstanding at March 31, 2023 and March 31, 2022 respectively	1,699	1,699
Additional paid-in capital	22,140,866	18,530,769
Accumulated deficit	(270,002,280)	(207,970,204)
Accumulated other comprehensive income	1,827,999	769,156
Total stockholders’ equity	(246,031,716)	(188,668,580)
Total liabilities, redeemable noncontrolling interests, mezzanine equity and stockholders’ equity	$16,458,331	$42,173,575

The accompanying notes are an integral part of these Consolidated Balance Sheet.

ZOOMCAR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In USD, except number of shares) Year ended	March 31, 2023	March 31, 2022
Revenue :
Income from rentals	$165,834	$12,057,401
Revenues from services	8,586,785	589,331
Other revenues	73,587	150,309
Total revenue	8,826,206	12,797,041

Cost and Expenses
Cost of revenue	20,675,611	25,282,282
Technology and development	5,176,391	4,233,860
Sales and marketing	6,734,205	9,326,356
General and administrative	12,695,839	10,533,993
Total costs and expenses	45,282,046	49,376,491

Loss from operations before income tax	(36,455,840)	(36,579,450)
Finance costs	27,570,752	3,351,077
Finance costs to related parties	64,844	110,714
Gain on troubled debt restructuring	—	(7,374,206)
Other income, net	(2,043,556)	(1,605,023)
Other income from related parties	(15,804)	(16,860)
Loss before income taxes	(62,032,076)	(31,045,152)
Provision for income taxes	—	—
Net loss attributable to common stock holders	$(62,032,076)	$(31,045,152)
Net loss per share
Basic and diluted	$(3.65)	$(1.84)
Weighted average shares used in computing loss per share:
Basic and diluted	16,987,064	16,840,926

The accompanying notes are an integral part of these Consolidated Statement of Operations.

ZOOMCAR, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(In USD, except number of shares) Year ended	March 31, 2023	March 31, 2022
Net loss	$(62,032,076)	$(31,045,152)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	1,031,760	762,399
Gain for defined benefit plan	45,373	51,365
Reclassification adjustments:
Amortization of gains on defined benefit plan	(18,290)	(1,992)
Other comprehensive income (loss) attributable to common stock holders	1,058,843	811,772
Comprehensive loss	$(60,973,233)	$(30,233,380)

The accompanying notes are an integral part of these Consolidated Statement of Comprehensive Loss

ZOOMCAR, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTERESTS, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

	Redeemable Non-controlling Interest	Mezzanine equity Preferred stock		Stockholders’ equity
(In USD, except number of shares)	Amounts	Shares	Amounts	Shares	Amounts	Additional paid-in capital	Accumulated Deficit	Accumulated other comprehensive income/(loss)	Total equity (deficit)
Balance as at April 01, 2021	$25,114,751	79,283,168	$126,039,577	16,752,292	$1,675	$9,730,795	$(176,925,052)	$(42,616)	$(167,235,198)
Stock based compensation				—	—	3,879,618	—	—	3,879,618
Stock issued against stock-based compensation plans	—			219,740	22	108,566	—	—	108,588
Series E preference stock issued during the period	—	15,005,368	27,657,450	—	—				—
Series E1 preference stock issued during the period	—	5,020,879	15,277,410	—	—	—	—	—	—
Issuance of common stock warrants						4,811,792	—	—	4,811,792
Exercise of warrants during the year	—	—	—	19,708	2	(2)	—	—	—
Gain for defined benefit plan, (net of taxes amounts to $ Nil)	—	—	—	—	—	—	—	49,373	49,373
Net loss	—	—	—	—	—	—	(31,045,152)	—	(31,045,152)
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	—	—	—	—	—	—	—	762,399	762,399
Balance as at March 31, 2022	25,114,751	99,309,415	168,974,437	16,991,740	1,699	18,530,769	(207,970,204)	769,156	(188,668,580)
Stock based compensation	—	—	—	—	—	3,610,097	—	—	3,610,097
Gain on employee benefit, (net of taxes amounts to $ Nil)	—	—	—	—	—	—	—	27,083	27,083
Net loss	—	—	—	—	—	—	(62,032,076)	—	(62,032,076)
Foreign currency translation adjustment, (net of taxes amounts to $ Nil)	—	—	—	—	—	—	—	1,031,760	1,031,760
Cancellation of equity share issue	—	—	—	(4,676)	—	—	—	—	—
Balance as at March 31, 2023	25,114,751	99,309,415	168,974,437	16,987,064	1,699	22,140,866	(270,002,280)	1,827,999	(246,031,716)

The accompanying notes are an integral part of these Consolidated Statement of Redeemable
Non-controlling Interests, Mezzanine Equity and Stockholders’ Equity

ZOOMCAR, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended	March 31, 2023	March 31, 2022
A. Cash flows from operating activities
Net loss	$(62,032,076)	$(31,045,153)
Adjustments to reconcile net loss to net cash used in operating activities :
Depreciation and amortization	740,422	3,189,567
Stock-based compensation	3,610,097	3,879,618
Gain on troubled debt restructuring	—	(7,632,463)
Change in fair value of preferred stock warrant	(420,245)	455,265
Change in fair value of convertible promissory note	944,727	—
Change in fair value of senior subordinated convertible promissory note	9,312,177	—
Change in fair value of derivative financial instrument	14,373,856	—
Note issue expenses	961,628	—
Gain on termination /modification of finance leases	(130,719)	(369,583)
Loss/(gain) on sale and disposal of assets, net	311,375	(661,394)
Gain on sale of assets held for sale	(1,644,650)	(137,549)
Amortization of operating lease right-of-use assets	54,930	(18,921)
Unrealized foreign currency exchange (gain)/loss, net	7,820	7,808
Operating loss before working capital changes	(33,910,658)	(32,332,805)

Changes in operating assets and liabilities:
Increase in Accounts receivables	(88,986)	(151,376)
Decrease in Receivable from government authorities	84,059	1,583,822
(Increase)/Decrease in Other current assets	(550,098)	64,649
Increase/ (decrease) in Accounts payables	707,572	(1,405,292)
(Decrease)/Increase in Other current liabilities	(3,063,954)	897,898
Increase in Pension and other employee obligations	72,689	74,852
Increase/(decrease) in Contract liabilities	479,859	(386,796)
Net cash used in operating activities (A)	(36,269,517)	(31,655,048)
B. Cash flows from investing activities
Purchase of property, plant and equipment, including intangible assets and capital advances	(88,629)	(2,648,287)
Payment towards investments in fixed deposits	(102,140)	(23,717,576)
Proceeds from sale of property, plant and equipment	7,160	2,657,297
Proceeds from sale of asset held for sale	4,035,418	2,578,002
Proceeds from maturity of investments in fixed deposits	52,322	23,721,794
Net cash flows generated from investing activities (B)	3,904,131	2,591,230

Year ended	March 31, 2023	March 31, 2022
C. Cash flows from financing activities
Proceeds from issue of equity	—	42,268
Proceeds from issue of convertible promissory note	10,000,000	—
Proceeds from issue of senior subordinated convertible promissory note	8,109,954	—
Proceeds from issue of preference shares including share warrants	—	48,407,519
Payment of notes issuance cost	(961,628)
Repayment of debt	(5,942,961)	(18,217,162)
Principal payment of finance lease obligation	(1,618,551)	(3,399,696)
Net cash generated from financing activities (C)	9,586,814	26,832,929
Net decrease in cash and cash equivalents (A+B+C)	(22,778,572)	(2,230,889)
Effect of foreign exchange on cash and cash equivalents.	(318,478)	(47,367)
Cash and cash equivalents
Beginning of period	26,783,791	29,062,047
End of period*	$3,686,741	$(26,783,791)

*	The cash and cash equivalents includes a balance of $13,426 as on March 31, 2023 with Silicon Valley Bank. The Company is safeguarded under Federal insurance up to an amount of $250,000. Accordingly, the entire balance is recoverable and no provision has been created for the same.

Reconciliation of cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	3,686,741	26,783,791
Total cash and cash equivalents	$3,686,741	$26,783,791
Supplemental disclosures of cash flow information
Cash (paid)/ refund for income taxes	$(100,845)	$41,946
Interest paid on debt	(690,575)	(3,992,918)
Non-cash investing and financing activities
Non cash element of finance lease liabilities	$446,939	$(581,843)

The accompanying notes are an integral part of these Consolidated Statement of Cash Flows

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization

Zoomcar, Inc. was incorporated in Delaware in April 2012 and is headquartered in Bangalore, India. Zoomcar, Inc., provides mobility solutions to consumers and businesses. The accompanying Consolidated Financial Statements include the accounts and transactions of Zoomcar, Inc. and its subsidiaries (collectively, the “Company” or “Zoomcar”). The Company operates its facilitation services as well as rental business under the Zoomcar brand with its operations in India, Vietnam, Indonesia, and Egypt.

a.	Risks and uncertainties

The Company’s business, operations and financial results are subject to various risks and uncertainties, including those described below, that could materially adversely affect the business, results of operations and financial condition.

b.	Going concern

The Company has incurred Net loss of $62,032,076 and $31,045,152 during the year ended March 31, 2023 and 2022 respectively, and cash used in operations was $36,269,517 and $31,655,048 for the years ended on March 31, 2023 and 2022 respectively. The Company had cash and cash equivalent of $26,783,791 as of March 31, 2022, which has reduced to $3,686,741 as of March 31, 2023. The Company’s accumulated deficit amounts to $270,002,280 and $207,970,204 as of March 31, 2023 and 2022 respectively.

Pursuant to the Business Combination Agreement (BCA) for merger entered into with Innovative International Acquisition Corp. (SPAC), the Company has raised $10,000,000 and $8,109,955 through issuance of convertible promissory notes and convertible note and warrants, respectively. The Company is in discussion of raising funds by issuing structured notes at a discount to safeguard ability to meet operational goals and maintain business continuity.

As a result, based on current operational assumptions and cash flow projections, the Company believes it has adequate liquidity beyond the next twelve months.

2.	Summary of Significant Accounting Policies

i.	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations. All intercompany accounts and transactions have been eliminated in the consolidated financial statements herein.

ii.	Principles of consolidation

The consolidated financial statements include the accounts of Zoomcar, Inc. and of its wholly owned subsidiaries and variable interest entities in which the Company is the primary beneficiary, including an entity in India and in other geographical locations (collectively, the “Company”).

The Company determines, at the inception of each arrangement, whether an entity in which it has made an investment or in which it has other variable interest is considered a VIE. The Company consolidates a VIE when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria:

(i)	has the power to direct the activities that most significantly affect the economic performance of the VIE; and

(ii)	has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Periodically, the Company determines whether any changes in its interest or relationship with the entity impact the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary.

As at March 31, 2023, following are the list of subsidiaries and step-down subsidiaries:

Name of Entity	Place of Incorporation	Investor Entity
Zoomcar India Private Limited	India	Zoomcar, Inc.
Zoomcar Netherlands Holding B.V	Netherlands	Zoomcar, Inc.
Fleet Holding Pte ltd	Singapore	Zoomcar, Inc.
Fleet Mobility Philippines Corporation	Philippines	Zoomcar, Inc.
Zoomcar Egypt Car Rental LLC	Egypt	Zoomcar Netherlands Holding
PT Zoomcar Indonesia Mobility Service	Indonesia	Fleet Holding Pte ltd
Zoomcar Vietnam Mobility LLC	Vietnam	Fleet Holding Pte ltd

As at March 31, 2023, the subsidiaries and step-down subsidiaries of Zoomcar Inc. have been consolidated using the Variable Interest Entity (‘VIE’) model as per ASC 810. In determining whether the VIE model was applicable to the subsidiaries the criteria prescribed under ASC 810 were examined as below:

—	The subsidiaries were incorporated as legal entities under the laws and regulations of the country in which they are incorporated.

—	The scope exemptions under ASC 810 were not applicable to the entities

—	Zoomcar Inc holds variable interest in all the subsidiaries by way of contribution towards equity and in the form of debt

—	The entities are variable interest entities for Zoomcar Inc since the legal entities do not have sufficient equity investment at risk and equity investors at risk.

For the purpose of equity interests, the interests held by employees are also considered under ASC 810 since employees are considered as de-facto agents. Thus, Zoomcar Egypt Car Rental LLC, Fleet Mobility Philippines Corporation, and Zoomcar Vietnam Mobility LLC are considered as wholly owned subsidiaries of Zoomcar Inc.

Through the direct and indirect interest that Zoomcar Inc. holds in the subsidiaries, Zoomcar Inc. has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Accordingly, Zoomcar Inc. is the primary beneficiary with respect to all the subsidiaries and consolidates the subsidiaries under the VIE model except Zoomcar India Private Limited, Zoomcar Netherlands Holding B.V, Fleet Holding Pte Ltd and PT Zoomcar Indonesia Mobility Service which are consolidated as per the voting interest model.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

iii.	Use of estimates and assumptions

The use of estimates and assumptions as determined by management is required in the preparation of the Consolidated Financial Statements in conformity with US GAAP. These estimates are based on management’s evaluation of historical trends and other information available when the Consolidated Financial Statements are prepared and may affect the amounts reported and related disclosures. Actual results could differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis.

The significant estimates, judgments and assumptions that affect the consolidated financial statements include, but are not limited to; are:

a.	Estimation of defined benefit obligation

b.	Estimation of useful lives and residual values of property, plant & equipment and intangible assets

c.	Fair value measurement of financial instruments

d.	Fair value measurement of share-based payments

e.	Leases — assumption to determine the incremental borrowing rate

f.	Valuation allowance on deferred tax assets

g.	Estimation of utilisation of receivable from government authorities

iv.	Currency translation

The consolidated financial statements are presented in US Dollars (“$”) which is the reporting currency of the Company.

Monetary assets and liabilities, and transactions denominated in currencies other than the functional currency are remeasured at the exchange rate on the balance sheet date and nonmonetary assets and liabilities are measured at historical exchange rates. The gains and losses resulting from remeasurement are recorded as foreign exchange gains (losses), within other income (expense), in the consolidated statement of operations.

The functional currency of the Company’s foreign subsidiaries is either the local currency or U.S. dollar depending on the nature of the subsidiaries’ activities. The Company determines the functional currency for each of its foreign subsidiaries by reviewing their operations and currencies used in their primary economic environments.

Assets and liabilities of the subsidiaries with functional currency other than U.S. Dollar are translated into U.S. Dollar at the rate of exchange existing at the Balance Sheet date. Retained earnings and other equity items are translated at historical rates, revenues and expenses are translated at average exchange rates during the year. Foreign currency translation adjustments are recorded within accumulated other comprehensive income, a separate component of total equity (deficit).

v.	Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss), net of tax. Other comprehensive income (loss), net of tax, refers to revenue, expenses, gains, and losses that under generally accepted accounting principles are recorded as an element of members’ equity but are excluded from net income (loss). The Company’s other comprehensive income (loss), net of tax, consists of foreign currency translation adjustments that result from consolidation of its foreign entities and actuarial gain/ (loss) on defined benefit obligations.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

vi.	Revenue recognition

The Company derives its revenue principally from short-term self-drive rentals and vehicle subscriptions.

Self-drive rentals

Zoomcar operates a fleet of rental vehicles comprising of both vehicles owned by them and vehicles leased from third-party leasing companies. The Company either leases or subleases vehicles to its customers as a result, the Company has considered itself to be the accounting lessor or sublessor, as applicable, in these arrangements in accordance with ASC 842.

Rental revenues are recognized for rental and rental related activities on a straight-line basis evenly over the period of where an identified asset is transferred to the customer and the customer has the ability to control that asset in accordance with ASC 842. Transaction price charged by the Company is as per agreed rates between the Company and the customer. In case of leased vehicles, the Company was solely responsible for paying vehicle lease costs to the lessor regardless of whether the vehicles were booked for use by guests on the platform and accordingly recognized vehicle lease revenue on a gross basis.

For vehicles that are subleased, sublease income and related lease expense for these transactions are recognized on a gross basis in the consolidated financial statements.

Rental periods are generally short-term in nature and are classified as operating leases.

Vehicle subscriptions

The Company provides vehicles under subscription model to subscribers for a period of 1 month to 24 months. The subscription amount for each month is fixed based on number of months and vehicle type subscribed.

The subscription model permits the subscribers to list back the vehicle on the Company’s portal whereby any revenue earned through self-drive rentals are shared between the subscriber and the Company.

Under the subscription model, where an identified asset is transferred to the customer and the customer has the ability to control that asset, rental revenues are recognized in accordance with ASC 842.

Facilitation revenue (“Host services”)

The Company has launched a new platform “Zoomcar Host Services” during the year. Zoomcar Host Services is a marketplace feature of the platform that helps owners of vehicles (“Hosts/Customer/Lessors”) connect with users (“Renters/Lessee”) in temporary need of a vehicle on leasehold basis for their personal use.

Facilitation Services revenue consists of facilitation fees charged to Hosts, net of incentives and refunds and trip protection charged to the Renters. The Company charges facilitation fees to its customers as a percentage of the value of the total booking, excluding taxes. The Company collects both the booking value on behalf of the Host and the trip protection charges from the renter. On a daily basis the Company, or its third-party payment processors, disburse the booking value to the host, less the fees due from the host to the Company. The amounts charged for trip fees for the Marketplace service vary based on factors such as the vehicle type, the day of the week, time of the trip, and the duration of the trip. Hence, the Company’s primary performance obligation in the transaction with respect to the Host is to facilitate the successful completion of the rental transaction and with respect to the renter is to offer trip protection

Customer support is rendered to both the Host (customer/lessor) and the renter (lessee). Company being the intermediary between the two provides its platform through which all communication takes place related to any services e.g., extension of trip period. Such services also include the normal customer support related to any vehicle breakdowns, tracking of vehicles, renter background checks, vehicle ownership checks and various other activities which are part of an ongoing set of series required for successful listing, renting and completion of trip. These activities are not distinct from each other and are not separate performance obligations. As a result, these series of services integrate together to form a single performance obligation.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In case of booking value collected from the renter on behalf of the Host, the Company evaluates the presentation of revenue on a gross versus net basis based on whether or not it is the principal(gross) or the agent (net) in the transaction. The Company considers whether it controls the right to use the vehicle before control is transferred to the renter. Indicators of control that the Company considers include whether the Company is primarily responsible for fulfilling the promise associated with the booking of the vehicle, whether it has inventory risk associated with the vehicle, and whether it has discretion in establishing the prices for the vehicles booked. The Company determined that it does not establish pricing for vehicles listed on its platform and does not control the right to use the host’s vehicle at any time before, during, or after completion of a trip booked on the Company’s platform. Accordingly, the Company has concluded that it is acting in an agent capacity, and revenue is presented net reflecting the facilitation fees received from the Marketplace service. The customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs. Revenue is recognised rateably over the trip period. The Company recognizes facilitation revenue from these performance obligations on a straight-line basis over the duration of the rental trip using the output method as its performance obligation is satisfied over time. The Company uses the output method based on rental hours or days, where revenue is calculated based on the percentage of total time elapsed in relation to total estimated rental period. In the event a user books a trip extension, at the time the extension is booked, the service revenue is recognized on a straight-line basis over the duration of the extension period.

The Company offers various incentive programs to hosts, including minimum guaranteed listing fees and vehicle listing bonus payments. The incentives are recorded in accordance with ASC 606-10-32-25 and ASC 606-10-32-27 as a reduction to revenue and in cases where the amount of incentive paid to the Host are above the facilitation fees earned from that Host on cumulative basis the excess of the revenue amount are recorded as a marketing expense in the consolidated statement of operations. These incentives are offered as part of overall marketing strategy of the company and incentivize the hosts to refer the platform. During the year, company has stopped providing minimum guaranteed listing fees incentive.

Loyalty program

The Company offers loyalty program, Z-Points, wherein customers are eligible to earn loyalty points that are redeemable for payment towards facilitation fees, self-drive rentals and vehicle subscriptions. Under ASC 606 and ASC 842, each transaction that generates loyalty points results in the deferral of revenue equivalent to the retail value at the date the points are earned. The associated revenue or rental is recognized when the customer redeems the loyalty points at some time in future. The retail value of points is estimated based on the current retail value measured as of the date the loyalty points are earned, less an estimated amount representing loyalty points that are not expected to be redeemed (“breakage”). Breakage is reviewed on an annual basis and includes significant assumptions such as historical breakage trends, internal Company forecasts and extended redemption period, if any. The Company had deferred revenue amounting to $260,705 and $277,399 as at March 31, 2023 and March 31, 2022, respectively

Others

The Company has elected to exclude from revenue, taxes assessed by a governmental authority that are both imposed on and are concurrent with specific revenue producing transactions and collected from customers/subscribers and remitted to governmental authorities. Accordingly, such amounts are not included as a component of revenue or cost of revenue.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contract liabilities

Contract liabilities primarily consists of obligations to customers for advance received against a new booking, revenue-share payable to customers for vehicles listed by them on Company’s portal for short-term rentals and related to Company’s points-based loyalty program.

vii.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank balances and certificate to deposits (highly liquid investments with an original maturity of three months or less). Cash and cash equivalents are recorded at cost, which approximates fair value.

Cash and cash equivalents includes amounts collected on behalf of but not yet remitted to the Hosts which are included in accrued and other current liabilities in the consolidated financial statements.

viii.	Accounts receivables, net of allowance

Accounts receivables are stated net of allowances and primarily represent corporate debtors and dues from payment gateways for amounts paid by customers. In case of corporate debtors, the payment terms generally include a credit of 30-60 days. The amounts receivable from payment gateways are settled within 2 days.

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. The Company estimates its exposure to balances deemed to be uncollectible based on factors including known facts and circumstances, historical experience, and the age of the uncollected balances. Accounts receivable balances are written off against the allowance of credit losses after all means of collection has been exhausted and potential recovery is considered remote.

ix.	Other receivables

Other receivables include amounts recoverable from host. The receivable from host is adjusted for an allowance on account of host which are not active on the platform for more than 90 days.

x.	Receivables from government authorities

Receivables from government authorities represent amounts owed to the Company by government agencies which are recognized when the Company has performed the required services and when they meet the eligibility criteria outlined in the applicable government regulations.

Receivables from government authorities are classified based on their expected period of utilization. If the receivables are expected to be utilized within twelve months from the reporting date, they are classified as current assets. If the receivables are not expected to be utilized within twelve months from the reporting date, they are classified as non-current assets.

xi.	Concentration of credit risk

Cash and cash equivalents, investments, other receivables, and accounts receivable are potentially subject to credit risk concentration. The Company have not experienced any material losses related to these concentrations during the years presented. No customers accounted for 10% or more of revenue for the years ended March 31, 2023 and 2022.

xii.	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company follows the practice of charging maintenance and repair costs for furniture and fixtures, office equipment and computers, including minor costs of replacements, to maintenance expenses.

The IOT devices installed on host vehicles in the marketplace business have been depreciated over 5 years with a residual value of 0 – 30%.

When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected on the consolidated statement of operations in the period realized.

xiii.	Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and impairment losses, if any. Intangible assets are amortized over their estimated useful life of 3 years on straight line method.

xiv.	Assets held for sale

The Company classifies vehicles to be disposed of as held for sale in the period in which they are available for immediate sale in their present condition and the sale is probable and expected to be completed within one year. The Company initially measures assets held for sale at the lower of their carrying value or fair value less costs to sell and assesses their fair value annually until disposed. The fair value of Assets held for sale not traded in an active market is determined using valuation techniques which maximise the use of observable market data and rely as little as possible on entity-specific estimates. If all significant inputs required to fair value an asset are observable, the Valuation is included in Level 2.

The Company has a policy of disposing vehicles once it has crossed 120,000 kilometres in order to ensure that customer experience is maintained at a premium level. In addition, the Company also disposes vehicles early if it has met with accident and is no more fit for use in the business once the insurance claims are realized on these vehicles.

In case of certain vehicles which are not sold within one year from date of classification, the Company reassess the carrying value of the assets to compare it with the realisable value.

xv.	Impairment

Long-lived assets such as property and equipment, right-of-use assets and intangible assets that are held and used by the Company are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company monitors the long-lived assets for impairment indicators on an on-going basis. If impairment indicators exist, the Company determines the recoverability of the asset by comparing the undiscounted cash flows expected to be generated from the use and eventual disposition the long-lived asset groups to the related net book values. If the net book value of the asset group exceeds the undiscounted cash flows, an impairment loss is recognized as the difference between the carrying value of the asset and its estimated fair value.

The Company estimate cash flows and fair value using internal budgets based on recent sales data and economic uncertainties. The key factors that affect estimates are (1) future revenue estimates; (2) customer preferences and decisions; and (3) product pricing. Any differences in actual results from the estimates could result in fair values different from the estimated fair values, which could materially affect our future results of operations and financial condition. The Company believe the projections of anticipated future cash flows and fair value assumptions are reasonable; however, changes in assumptions underlying these estimates could affect its valuations.

xvi.	Leases

The Company has made a policy election not to separate non-lease components from lease components, therefore, it accounts for lease and non-lease components as a single lease component. The Company has also elected the short-term lease recognition exemption for all leases that qualify.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a lessee

The Company determines if a contract contains a lease at the inception of the arrangement based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset and whether it has the right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company does not own.

If any of the following criteria are met, the Company classifies the lease as a financing lease (as a lessee) or as a direct financing or sales-type lease (both as a lessor):

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term

Leases that do not meet any of the above criteria are accounted for as operating leases.

Right of use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. Lease liabilities represent the present value of lease payments not yet paid and ROU assets represent the Company’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of lease assets, if any.

Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments may include costs such as common area maintenance, utilities, real estate taxes or other costs. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Company’s leases is not readily determinable. The IBR is obtained from financial institutions based on the understanding of the Company’s credit rating and resulting interest rate the Company would have to pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Company remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

—	The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

—	A lease contract is modified, and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Company recognises the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset. However, if the carrying amount of the right-of-use asset is reduced to zero and there is a further reduction in the measurement of the lease liability, any remaining amount is recognised as a gain on modification in the consolidated statement of operations.

Certain lease arrangements include the options to extend or terminate the lease before the end of the lease term. ROU assets and lease liabilities includes these options when it is reasonably certain that they will be exercised.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, amortization is recorded on a straight-line basis over the lease term and interest using the effective interest method.

As a Lessor

The Company’s lease arrangements include vehicle rentals to its ultimate customers. Certain lease arrangements include the options to extend or terminate the lease before the end of the lease term. Due to the short-term nature of these arrangements, the Company classifies these leases as operating leases. The Company does not separate lease and non-lease components in its lessor lease arrangements. Lease payments are primarily fixed and are recognized as revenue in the period over which the lease arrangement occurs.

xvii.	Investments

Investments in fixed deposits consist of term deposits with original maturities of more than three months with banks. These are designated as financial assets at amortized cost.

xviii.	Expenses

Cost of revenue

Cost of revenue expenses primarily consist of personnel-related compensation costs of local operations teams and teams who provide phone, email and chat support to users, repairs and maintenance expenses of vehicles, vehicle site rentals, vehicle depreciation, power and fuel charges and other direct expenses.

Technology and development

Technology and development expenses primarily consist of personnel-related compensation costs and information technology and data science expenses. Technology and development costs are expensed as incurred.

Sales and marketing

Sales and marketing expenses primarily consist of personnel-related compensation costs, advertising expenses and marketing partnerships with third parties. Sales and marketing costs are expensed as incurred. Advertising expenses incurred for the year ended March 31, 2023 amounts to $3,329,731 (March 31, 2022: $4,748,059).

General and administrative

General and administrative expenses primarily consist of personnel-related compensation costs, professional services fees, administrative fees, depreciation, facility costs, and other corporate costs. General and administrative expenses are expensed as incurred.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Finance costs

Finance costs comprises interest cost on debt, transaction costs, interest cost on defined contribution plans and interest expense on lease liabilities. Borrowing costs are recognized in the Consolidated Statement of Operations using the effective interest method.

xix.	Employee benefits

Defined benefit plan

Employees in India are entitled to a defined benefit retirement plan covering eligible employees of the Company. The plan provides for a lump-sum payment to eligible employees, at retirement, death, and incapacitation or on termination of employment, of an amount based on the respective employees’ salary and tenure of employment. The Company’s benefit plan is unfunded.

Management makes certain assumptions relating to discount rates, salary growth, retirement rates, mortality rates and other factors when calculating annual amounts to be recognized. These assumptions are reviewed annually by management, assisted by the enrolled actuary, and updated as warranted.

Amortization of a net gain or loss included in accumulated other comprehensive income shall be included as a component of net pension cost for a year if, as of the beginning of the year, that net gain or loss exceeds 10 percent of the greater of the projected benefit obligation or the market-related value of plan assets. If amortization is required, the minimum amortization shall be that excess divided by the average remaining service period of active employees expected to receive benefits under the plan. Prior service cost is amortized on a straight-line basis from the date recognized over the average remaining service period of active participants, when applicable.

Compensated absences

The Company’s liability for compensated absences is determined based on an actuarial valuation using the projected unit credit method and is charged to Consolidated Statement of Operations in the year in which they accrue.

Defined contribution plan

Eligible employees of the Company in India participate in a defined contribution fund in accordance with the regulatory requirements in the Indian jurisdiction. Both the employee and the Company contribute an equal amount to the fund which is equal to a specified percentage of the employee’s salary.

The Company has no further obligation under defined contribution plans beyond the contributions made under these plans. Contributions are charged to profit or loss and are included in the consolidated statement of operations in the year and/or period in which they accrue.

xx.	Stock-based compensation

The Company accounts for stock-based compensation expense in accordance with the fair value recognition and measurement provisions of US GAAP, which requires compensation cost for grant-date fair value of stock-based awards to be recognized over the requisite service period. The Company includes a forfeiture estimate in the amount of compensation expense being recognized based on the Company’s estimate of equity instruments that will eventually vest. The fair value of stock-based awards, granted or modified, is determined on the grant date at fair value, using appropriate valuation techniques.

The Company records stock-based compensation expense for service-backed stock options over the requisite service period, which ranges from 6 months to 4 years.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For stock options with service-based vesting conditions only, the valuation model, typically the Black-Scholes option-pricing model, incorporates various assumptions including expected stock price volatility, expected term, and risk-free rates. Stock options with graded vesting the fair-value-based measure is estimated of the entire award by using a single weighted-average expected term. The Company estimates the volatility of common stock on the date of the grant based on weighted-average historical stock price volatility of comparable publicly traded companies in its industry group. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term equal to the expected term. The Company estimates the term based on the simplified method for employee stock options considered to be “plain vanilla” options as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0.0% as the Company has not paid and does not anticipate paying dividend on its common stock.

During the year ended March 31, 2022, the exercise period stock options held by employees who have resigned from the Company has been revised from 3 years to 5 years from the date of resignation. The impact of this modification is immaterial.

xxi.	Debt

The debt instruments of the Company consist of debentures and term loans from financial institutions. The Company based on available proceeds makes periodic prepayments of scheduled instalments and the same has been accounted under ASC 470-50.

The debt has been classified into current or non-current based on the payment terms of the debt instruments. Non-current obligations are those scheduled to mature beyond twelve months from the date of the Company’s consolidated balance sheet.

Troubled Debt Restructuring

A modification is a troubled debt restructuring (TDR) if (a) the borrower is experiencing financial difficulty, and (b) the lender grants the borrower a concession.

The determination of whether a restructured loan is a TDR requires consideration of all of the facts and circumstances surrounding the modification. No single factor is determinative of whether a restructuring is a TDR. Determination of whether a modification is a TDR involves a large degree of judgment.

A TDR that involves a modification of debt terms, is accounted for only prospectively unless the carrying amount exceeds the undiscounted total amount of future cash payments.

At the time of the restructuring, the total amount of undiscounted future cash payments required by the modified terms is compared with the debt’s net carrying amount. A restructuring gain (or corresponding adjustment to the net carrying amount) is recognised only when the net carrying amount exceeds the total undiscounted future principal and interest payments of the restructured debt. If the total amount of future undiscounted cash payments required by the modified terms exceeds the debt’s net carrying amount, a restructuring gain is not recognized, and the effective interest rate is adjusted to reflect the modified terms.

In case of former, any fees paid to lenders and third parties has been reduced from the gain recorded in the consolidated statement of operations and in case of latter, any fees paid to lenders has been capitalized and fees paid to third parties has been expensed off in the consolidated statement of operations. Refer Note 14.

xxii.	Financial liabilities measured at fair value

Convertible Promissory notes and Senior Subordinated Convertible Promissory Note (SSCPN)

On April 1, 2022, the Company adopted Accounting Standards Update (“ASU”) 2020-06 that simplifies the accounting for convertible instruments. ASU 2020-06 (i) reduced the number of accounting models for convertible instruments, by eliminating the models that require separation of cash conversion or beneficial conversion features from the host and (ii) revised the derivative scope exception and (iii) provided targeted improvements for Earnings Per Share (“EPS”). The adoption of ASU 2020-06 did not have a material impact on the Company’s outstanding convertible debt instruments as of April 1, 2022.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company, during the year, has issued convertible promissory notes and senior subordinated convertible promissory notes (“Notes”), it evaluates the balance sheet classification to determine whether the instrument should be classified either as debt or equity, and whether the conversion feature should be accounted for separately from the host instrument. According to ASC 480-10-25-14, the notes are classified as liabilities because the Company intends to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. The Company evaluates the conversion feature of notes would be separated from the instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. However, the Company has elected fair value option for all notes, as discussed below and thus does not bifurcate the embedded conversion feature.

Fair Value Option (“FVO”) Election

The Company accounts for Convertible Promissory notes and Senior Subordinated Convertible Promissory Note and convertible promissory notes issued under the fair value option election of ASC 825, Financial Instruments (“ASC-825”) as discussed below.

The convertible promissory notes accounted for under the FVO election are a debt host financial instruments containing conversion features which would otherwise be required to be assessed for bifurcation from the debt-host and recognized as separate derivative liabilities subject to measurements under ASC 815. Notwithstanding, ASC 825-10-15-4 provides for the “fair value option” (“FVO”) election, to the extent not otherwise prohibited by ASC 825-10-15-5, to be afforded to financial instruments, wherein bifurcation of an embedded derivative is not necessary, and the financial instrument is initially measured at its issue-date estimated fair value and then subsequently remeasured at estimated fair value on a recurring basis at each reporting period date.

The estimated fair value adjustment, as required by ASC 825-10-45-5, is recognized as a component of other comprehensive income (“OCI”) with respect to the portion of the fair value adjustment attributed to a change in the instrument-specific credit risk, with the remaining amount of the fair value adjustment recognized under Finance costs shown as “Change in fair value of convertible promissory note” and “Change in fair value of senior subordinated convertible promissory note” in the accompanying consolidated statement of operations. With respect to the above convertible promissory notes, as provided for by ASC 825-10-50-30(b), the estimated fair value adjustment is presented as a separate line item in the accompanying consolidated statement of operations, since the change in fair value of the convertible promissory notes payable was not attributable to instrument specific credit risk.

xxiii.	Common stock fair value

In absence of an active market for the Company’s common stock, the Company and its Board of Directors have obtained third-party valuations for purposes of granting stock-based awards and for calculating stock-based compensation expense. The Company obtained contemporaneous third-party valuations to assist the Board of Directors in determining fair value. The contemporaneous third-party valuation used the methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

xxiv.	Warrants

When the Company issues warrants, it evaluates the proper balance sheet classification of the warrant to determine whether the warrant should be classified as equity or as a derivative liability on the consolidated balance sheets. In accordance with ASC 815-40, Derivatives and Hedging-Contracts in the Entity’s Own Equity (ASC 815-40), the Company classifies a warrant as equity so long as it is “indexed to the Company’s equity” and several specific conditions for equity classification are met. A warrant is not considered indexed to the Company’s equity, in general, when it contains certain types of exercise contingencies or adjustments to exercise price. If a warrant is not indexed to the Company’s equity or it has net cash settlement that results in the warrants to be accounted for under ASC 480, Distinguishing Liabilities from Equity, or ASC 815-40, it is classified as a derivative liability which is carried on the consolidated balance sheet at fair value with any changes in its fair value recognized currently in the consolidated statement of operations.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year, the Company has issued warrants along with Notes as defined in “Convertible Promissory notes and Senior Subordinated Convertible Promissory Note (SSCPN)” policy and also as consideration to placement agents for the issuance of SSCPN which are classified as derivative instruments, refer note 32.

The Company also has preferred stocks and common stocks warrants (as described below) issued during the year ended March 31, 2022 and are classified as liabilities and equity respectively.

Each unit of Series E preferred stock issued by the Company consists of one Series E preferred stock and a warrant which entitle the holder to purchase one share of common stock of the Company on the satisfaction of certain conditions. Warrants are also issued to placement agencies of Series E and Series E1. Warrants issued to placement agencies include the following two categories: a) warrants to purchase common stock of the company; and b) warrants to purchase Series E and Series E1 shares.

Warrants to be converted into common stock:

The Company’s warrants to purchase common stock are classified as equity on the consolidated balance sheets. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the sale of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock:

The Company’s warrants to purchase convertible preferred stock are classified as a liability on the consolidated balance sheets and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which is classified outside of stockholders’ deficits.

The warrant liability is subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of finance costs. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants.

Warrants issued along with SSCPN:

The warrants issued along with the SSCPN satisfy the definition of a derivative in accordance with ASC 815-10-15-83 since it contains an underlying, has payment provisions, can be net settled and has a very minimal initial net investment. Accordingly, the derivatives are measured at fair value and subsequently revalued at each reporting date. Refer note 32.

xxv.	Net loss per share attributable to common stockholders

The Company computes net (loss) per share using the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all the income for the period had been distributed.

The Company’s convertible preferred stock is participating security. The holders of the convertible preferred stock would be entitled in preference to common shareholders, at specified rate, if declared.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Then any remaining earnings would be distributed to the holders of common stock and convertible preferred stock on a pro-rata basis assuming conversion of all convertible preferred stock into common stock. This participating security do not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to the Company’s participating securities.

The Company’s basic loss per share is computed using the weighted-average number of ordinary shares outstanding during the period. The diluted loss per share is computed by considering the impact of potential issuance of common stock on the weighted average number of shares outstanding during the period, except where the results would be anti-dilutive.

xxvi.	Provisions and accrued expenses

A provision is recognized in the consolidated balance sheet when the Company has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are recognized at present value by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money.

Provisions for onerous contracts are recognized when the expected benefits to be derived by the Company from a contract are lower than the unavoidable costs of meeting the future obligations under the contract. The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract. Before a provision is established, the Company recognizes any impairment loss on the assets associated with that contract.

xxvii.	Fair value measurements and financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, Fair Value Measurement (“ASC 820”), the Company uses the fair value hierarchy, which prioritizes the inputs used to measure fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy are set forth below:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly for the full term of assets or liabilities.

Level 3	Unobservable inputs in which there is little or no market data and that are significant to the fair value of the assets or liabilities.

The Company’s primary financial instruments include cash and cash equivalents, investments, accounts receivables, other financial assets, accounts payable, and debt, convertible promissory note, SSCPN, warrant liability and other financial liabilities. The estimated fair value of cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their carrying value due to short-term maturities of these instruments.

xxviii.	Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest related to unrecognized tax benefits in interest expense and penalties.

xxix.	Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. The Company accrues for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change.

xxx.	Segment Information

Operating segments are defined as components of an entity for which discrete financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in making decisions regarding resource allocation and performance assessment. The Company’s CODM is its Board of Directors. The Company has determined it has one operating and reportable segment as the CODM reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance.

xxxi.	Reclassification

Certain prior year amounts have been reclassified to confirm with current year presentation. These changes did not have any effect on net loss, stockholder’s equity, the consolidated statement of operations or the net change in cash and cash equivalents in the consolidated statement of cashflows.

xxxii.	Recent Accounting Pronouncements

New Accounting Pronouncement Adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions to contract modifications and hedging relationships that reference the London Interbank Offered Rate or another reference rate expected to be discontinued. The standard is effective upon issuance and may be applied at the beginning of the interim period that includes March 12, 2020, through December 31, 2022. In January 2021, the FASB issued ASU 2021-01, which clarified the scope of Topic 848 to include derivatives that are affected by a change in the interest rate used for margining, discounting, or contract price alignment that do not also reference London Interbank Offered Rate or another reference rate that is expected to be discontinued as a result of the reference rate reform. The standard is effective upon issuance and may be applied retroactively as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively to any new modifications within an interim period including or subsequent to January 7, 2021. The ASU did not have any impact on the Company’s consolidated financial statements as the Company did not have any transactions that would be impacted by the aforementioned accounting pronouncement.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”).

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

This update simplifies the accounting for certain convertible instruments by removing the separation models for convertible debt with a cash conversion feature and for convertible instruments with a beneficial conversion feature. As a result, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. Additionally, this update amends the diluted earnings per share calculation for convertible instruments by requiring the use of the if-converted method. The treasury stock method is no longer available. Public entities other than smaller reporting companies should adopt the requirements of ASU 2020-06 using either a full or modified retrospective approach, and it is effective for interim and annual reporting periods beginning after December 15, 2021. All other entities may adopt the requirements of ASU 2020-06 using either a full or modified retrospective approach, and it is effective for interim and annual reporting periods beginning after December 15, 2023. Early adoption is permitted for interim and annual reporting periods beginning after December 15, 2020. The Company has adopted this with effect from April 01, 2022 and as a result convertible debt instruments have been reported as a single liability instrument with no separate accounting for embedded conversion features. This did not have impact on the income statement, cash flows or the financial position of the Company.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Topic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), which clarifies existing guidance for freestanding written call options which are equity classified and remain so after they are modified or exchanged in order to reduce diversity in practice. The standard is effective for public entities in fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The ASU did not have any impact on the Company’s consolidated financial statements as the Company did not have any transactions that would be impacted by the aforementioned accounting pronouncement.

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815,Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. By removing the separation model, a convertible debt instrument will be reported as a single liability instrument with no separate accounting for embedded conversion features. This new standard also removes certain settlement conditions that are required for contracts to qualify for equity classification and simplifies the diluted earnings per share calculations by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in diluted earnings per share calculations. Public entities other than smaller reporting companies should adopt the requirements of ASU 2020-06 using either a full or modified retrospective approach, and it is effective for interim and annual reporting periods beginning after December 15, 2021. All other entities may adopt the requirements of ASU 2020-06 using either a full or modified retrospective approach, and it is effective for interim and annual reporting periods beginning after December 15, 2023. The Company has adopted this with effect from April 01, 2022 and as a result convertible debt instruments have been reported as a single liability instrument with no separate accounting for embedded conversion features. This did not have impact on the income statement, cash flows or the financial position of the Company.

Accounting Pronouncement Pending Adoption

In March 2023, the FASB issued ASU 2023-01 — Leases (Topic 842): Common Control Arrangements, which provides a practical expedient for certain companies to consider the written terms and conditions to determine the existence of a lease and it’s corresponding accounting and classification, if any. The ASU also addresses the accounting for leasehold improvements associated with leases between companies of common control transactions which is applicable to all entities. The ASU is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted for both interim and annual financial statements that have not yet been issued. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its consolidated financial statements or disclosures.

3	Cash and cash equivalents

The components of cash and cash equivalents were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Balances in bank accounts	$3,657,580	$26,723,963
Certificate to deposits	15,633	41,548
Cash	13,528	18,280
Cash and cash equivalents	3,686,741	26,783,791

4	Accounts receivable, net of allowance for doubtful accounts

The components of accounts receivables were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Accounts receivable	$255,175	$204,198
Net accounts receivable	255,175	204,198

The Company records an allowance for credit losses for amounts owed for completed transactions that may never settle or be collected. For the year ended March 31, 2023 and March 31, 2022, no allowance was created for expected credit losses.

5	Receivable from government authorities

The components of receivable from government authorities were as follows:

(In USD)	March 31, 2023	March 31, 2022
Current
Goods and service tax receivable	$3,962,822	$2,290,367
Other tax receivables	—	9,793
	3,962,822	2,300,160
Non current
Goods and service tax receivable*	$196,483	$2,335,572
Other tax receivables	51,838	13,368
	248,321	2,348,940

*	These taxes are contractually available to the Company immediately. However, the Company has determined the non-current amount based upon their expected utilization of these available credits.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6	Short term investments with related parties

As at	March 31, 2023	March 31, 2022
Certificate to deposits with related parties*	$166,540	$—
Short term investments with related parties	166,540	—

*	These deposits are under lien against debt availed from related parties

7(a)	Other current assets

The components of other current assets were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Insurance claims receivable	$23,677	$90,885
Prepaid expenses	909,828	239,651
Advance to suppliers	88,115	319,255
Security deposits	53,585	84,774
Advance income taxes, net	174,654	195,640
Advance to employees	87,679	98,429
Receivables from car sale	578,523	720,697
Other receivables	143,976	220,140
Other current assets	2,060,037	1,969,471

7(b)	Other current assets with related parties

The components of other current assets with related parties were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Advance to director	$19,682	$—
Other current assets with related parties	19,682	—

8	Assets held for sale

The components of assets held for sale were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Vehicles	$923,176	$4,298,419
Total assets held for sale	923,176	4,298,419

Vehicles represent the vehicles held for sale in Indian subsidiary, Zoomcar India Private Limited. The gain or loss on sale of these assets is included in Loss/ (gain) on sale of assets held for sale under Other income of Consolidated Statement of Operations. During the year ended March 31, 2023, total profit of $1,644,650 (loss of $31,383 for year ended March 31, 2022) was recorded against Loss/ (gain) on sale of vehicles held for sale. During the year ended March 31, 2023, the Company has recorded the impairment amount of $93,144 ($524,662 for year ended March 31, 2022) on vehicles held for sale and $87,436 ($ NIL for year ended 31 March 2022) on E-bikes held for sale. The same is adjusted with Loss/ (gain) on sale of assets held for sale under Other income of Consolidated Statement of Operations.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9	Property and equipment, net

The components of property and equipment were as follows:

(In USD) As at	Estimated useful life	March 31, 2023	March 31, 2022
Devices	3 – 5 years	$3,402,749	$3,970,324
E-bikes	3 years	—	980,615
Computer equipment’s	2 – 7 years	873,178	1,210,790
Office equipment’s	3 – 10 years	452,489	261,808
Furniture and fixtures	10 years	10,287	52,172
Total, at cost		4,738,703	6,475,709
Less: Accumulated depreciation		(2,010,180)	(3,485,308)
		2,728,523	2,990,401
Right-of-use assets under finance leases:
Vehicles, at cost		$4,179,272	$5,196,182
Accumulated depreciation		(4,179,272)	(5,192,955)
		—	3,227
Total property and equipment, net		2,728,523	2,993,628

Depreciation expense for the year ended March 31, 2023 and March 31, 2022 was $699,091 and $3,185,123 respectively. Depreciation expense has been shown under cost of revenue amounting to $337,010 ($3,059,096 for year ended March 31, 2022) for the year ended March 31, 2023 and under General and administrative expenses amounting to $362,081 ($126,027 for year ended March 31, 2022) for the year ended March 31, 2023. Vehicles are pledged against debt from financial institutions.

There is no change in useful life of the assets during the year.

As of March 31, 2023 and 2022, the Company believes no impairment exists because the long-lived asset’s future undiscounted net cash flows expected to be generated exceeds its carrying value; however, there can be no assurances that long-lived assets will not be impaired in future periods.

10	Leases

The Company’s lease primarily includes vehicles and corporate offices which has been classified as finance leases and operating leases, respectively. The lease term of operating and finance leases varies between 3 to 7 years. The lease agreements do not contain any covenants to impose any restrictions except for market-standard practice for similar lease arrangements. In assessment of the lease term, the Company considers the extension option as part of its lease term for those lease arrangements where the Company is reasonably certain of availing the extension option.

The components of lease expense were as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Finance lease cost:
Amortization of right-of-use assets	$3,298	$266,410
Interest on lease liabilities	844,424	1,046,991
Operating lease cost	540,908	50,391
Short term lease cost	181,337	208,507
Total lease cost	1,569,967	1,572,299

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental cash flow information related to leases was as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows for operating leases	$(485,453)	$(50,000)
Financing cash outflows for finance leases	(1,618,551)	(3,399,696)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	1,575,468	469,879

Supplemental balance sheet information related to leases was as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Operating Leases
Operating lease right-of-use assets	$1,694,201	$436,068
Current operating lease liabilities	$466,669	$137,307
Non current operating lease liabilities	1,284,755	302,564
Total operating lease liabilities	1,751,424	439,871
Finance Leases
Property and equipment, at cost	$6,012,559	$7,431,804
Accumulated depreciation	(4,179,272)	(5,192,955)
Accumulated impairment	(1,833,287)	(2,235,622)
Property and equipment, net	—	3,227
Other current liabilities	$1,257,423	$1,093,695
Other long-term liabilities	5,098,262	7,632,912
Total finance lease liabilities	6,355,685	8,726,607
Weighted Average Remaining Lease Term
Operating leases	63 months	33 months
Finance leases	41 months	49 months
Weighted Average Discount Rate
Operating leases	13.00%	13.00%
Finance leases	10.00%	10.00%

The Company determines the incremental borrowing rate by adjusting the benchmark reference rates, with appropriate financing spreads applicable to the respective geographies where the leases were entered and lease specific adjustments for the effects of collateral.

	Year ended March 31,
	2023		2022
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Maturities of lease liabilities are as follows:
2023	$—	$—	$184,360	$1,915,040
2024	497,344	1,877,744	192,867	2,224,474
2025	471,185	2,103,127	147,833	2,593,917
2026	350,777	3,048,501	—	3,689,742

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year ended March 31,
	2023		2022
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
2027	367,830	672,269	—	727,294
2028	385,735	—	—	—
Thereafter	404,536	—	—	—
Total Lease Payments	2,477,407	7,701,641	525,060	11,150,467
Less : Imputed Interest	725,982	1,345,957	85,189	2,423,860
Total Lease Liabilities	$1,751,425	$6,355,684	$439,871	$8,726,607

An amount of $369,007 and $399,210 which is receivable from Leaseplan India Private Limited has been netted off with lease liability balance as on March 31, 2023 and March 31, 2022 respectively.

11	Intangible Assets

The components of intangible assets, were as follows:

		March 31, 2023			March 31, 2022
As at (In USD)	Average useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Computer software	3 – 5 years	$140,181	$(106,769)	$33,412	$276,590	$(200,771)	$75,819
Total		140,181	(106,769)	33,412	276,590	(200,771)	75,819

Amortization expense for the year ended March 31, 2023 and March 31, 2022 was $41,331 and $4,444 respectively. Future amortization of intangible assets that will be recorded in general and administrative expenses is estimated as follows.

	Year ended 31 March
	2023	2022
2023	$—	$44,597
2024	10,581	9,930
2025	10,054	9,507
2026	7,048	6,823
2027	5,347	4,962
2028	382	—
Total remaining amortization	33,412	75,819

12	Investments

The components of investments were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Long term investments
Investments in fixed deposits	$158,455	$123,406
Investments in fixed deposits with related parties*	95,577	276,400
	254,032	399,806

Investments includes fixed deposits and interest accrued on the same.

*	these fixed deposits have a maturity of more than 12 months and hence have been considered under long term. However these have been given under lien against debt availed from related parties.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	Other non-current assets

The components of other non-current assets were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Security deposits	$425,669	$363,275
Other non current assets	425,669	363,275

14	Debt

The components of long term and short term debt were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Current
Non-convertible debentures
10% Series A	$—	$881,917
10% Series B	—	423,320
10% Series C	—	564,267
7.7% Debentures	454,969	171,629
Term loans
– from banks	—	102,766
– from non-banking financial companies (NBFCs)	960,892	1,758,284
– from related parties (NBFCs)	1,054,887	842,707
	2,470,748	4,744,890
Non current
Non-convertible debentures
7.7% Debentures	$—	$461,485
Term loans
– from banks	—	79,275
– from non-banking financial companies (NBFCs)	3,039,200	5,185,292
– from related parties (NBFCs)	—	1,777,612
	3,039,200	7,503,664
Total maturity for the year ending on March 31,
2024		$2,470,747
2025		982,836
2026		634,390
2027		1,042,901
2028		379,074
		$5,509,948

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-convertible debentures

(a)	10% Series A, B and C

The Company had issued 14.5% non-convertible debentures to Trifecta Venture Debt Fund I for a period of 30 months from the date of issuance of the Series A (May 17, 2018), Series B (October 12, 2018) and Series C (March 08, 2019) debentures. The debentures are secured by way of transferring following in favor of the Debenture trustee:

1)   Exclusive first charge over the Company’s hypothecated property, and

2)   Unconditional and irrevocable corporate guarantee of Zoomcar, Inc. Hypothecated property includes accounts receivables, other receivables, outstanding moneys, claims, demands, bills, contracts, stocks of raw materials, finished and semi-finished goods, movable plant and machinery, equipment, computers, appliances, furniture, product(s), machinery spares and stores, tools and accessories, whether or not installed, excluding vehicles; all of Company’s books and records.

In May 2021, the Company completed negotiations and received concession from the debenture trustee. Under the revised terms, the Company has received an extension period of fourteen (14) months to repay the outstanding amounts at an effective interest rate of 10% per annum. These debentures under the original terms were repayable on March 31, 2021 carrying a coupon rate of 14.3% per annum. Company has further taken an extension in May 2022 basis which these were fully repaid on October 20, 2022. Undiscounted future cash flows post such concession are greater than the carrying amount and therefore no gain has been recognized on account of troubled debt restructurings.

The Company has recorded an interest expense amounting to $80,891 and $268,008 for the year ended March 31, 2023 and March 31, 2022.

(b)	7.7% Debenture

The Company had issued Non Convertible Debentures to Blacksoil Capital Private Limited for a period of 36 months from the date of allotment i.e. April 16, 2019. The original issue of debentures was at a variable interest rate of MCLR + 2%, with MCLR at the date of signing being 12%. The debentures are secured against:

1)   First and exclusive charge on 100% assets purchased using the loans,

2)   Post-dated cheques from Company, and

3)   Personal guarantee of Mr. Gregory B Moran (CEO of the Company).

In February 2021, the Company restructured the debt with the lender with a coupon rate of 10%. The effective interest rate pursuant to the restructuring is 7.7% per annum. The Company also received temporary moratorium till December 30, 2021 along with extension in maturity term by twenty eight (28) months starting from 31 October 2021.

The Company has recorded an interest expense amounting to $65,047 and $85,858 for the year ended March 31, 2023 and March 31, 2022.

Term loans from banks

The loans outstanding as on 31 March 2022 represent dues from IndusInd Bank which carried rate of interest of 9.09% per annum. This loan was restructured in April 2021 post which, as per the revised terms, the loan was repayable in monthly instalments aggregating to $220,365 in 2021-22, $104,712 in 2022-23, $107,397 in 2023-24 and balance by June 2024 amounting to $127,292. The Company based on available proceeds from sale of vehicles made periodic prepayments of scheduled instalments. Subsequently, the loan was fully paid-off in June 2022.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at 1 April 2021, the Company had term loans from IndusInd Bank, ICICI Bank and Yes Bank. These loans were repayable in 9-13 monthly instalments, each ranging from $16,299 to $232,476 along with interest. In December 2021, Company engaged with ICICI Bank and Yes Bank for debt restructuring which resulted in one-time settlement of the term loans with significant principal reductions.

The above troubled debt restructurings led to a gain of $4,211,559 ($0.25 per share) for the year ended 31 March 2022 which has been presented in the consolidated income statement.

These loans were procured to finance the purchase of vehicles and therefore are secured against vehicles purchased from the loan.

The Company has recorded an interest expense amounting to $2,549 and $483,876 for the year ended March 31, 2023 and March 31, 2022.

Term loans from NBFCs

Includes loans outstanding as at March 31, 2023 and March 31, 2022 of $50,54,979 and $9,563,895. The Company entered into debt restructuring with certain NBFCs during the period ended March 31, 2022 which resulted in the revision of repayment schedules. The revised rate of interest ranges between 2% – 14.50% per annum. These loans were repayable in 36-118 monthly instalments after restructuring.

In the month of June 2021 there has been a restructuring agreement entered between the group and BMW India Financial Service wherein the outstanding amounts has been settled on revised payment schedule by December 2021.

In the month of July 2021, the group has entered into a restructuring agreement with Toyota Financial Services and Ford Credit India Pvt Ltd. for one time settlement of the loans outstanding against these financiers wherein the outstanding amounts has been settled on revised payment schedule by July 2021.

In the month of December 2021 there has been a restructuring agreement entered between the group and Hero Fincorp Ltd. wherein as per the revised terms the debt has been settled in 2 tranches by December 2021

All of the above troubled debt restructurings led to a gain of $3,162,647 ($0.19 per share) for the year ended March 31, 2022 which has been presented in the consolidated income statement.

In the month of August 2021 there has been a restructuring agreement entered between the group and Volkswagen Finance wherein as per the revised terms the debt has been restructured in the form of upfront payment and revised repayment schedules. The repayment of sustainable debt starts from 30 December 2020 to 30 June 2023 and thereafter the unsustainable debt starting from 31 July 2023 to 31 August 2027. One time settlement payment shall be based on the liquidation of proceeds collected from sale of secured assets on completion of their useful life on or before 30 June 2023.

The Company has recorded an interest expense amounting to $536,567 and $1,030,040 for the year ended March 31, 2023 and March 31, 2022.

15	Convertible promissory note (‘Notes’)

The following is a summary of the Company’s notes payable for which it elected the fair value option as of March 31, 2023 and March 31, 2022:

	Fair Value Outstanding
(In USD) As at	March 31, 2023	March 31, 2022
Notes	$10,944,727	$—
Total	10,944,727	—

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2023 and 2022, the fair value of the notes recorded as $944,727 and NIL respectively, which were recognized in the consolidated statement of operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

As of both March 31, 2023 and 2022, the principal balance of the notes was $10,000,000. As of March 31, 2023 and 2022, the fair value of the notes of $10,944,727 and NIL, respectively, were recorded on the consolidated balance sheet.

Terms of notes

In October 2022, the Company entered into an ‘Agreement and Plan of Merger and Reorganization’ with Innovative International Acquisition Corp. for the purpose of merger of Innovative International Merger Sub, Inc., with the Company, with the Company continuing as the surviving entity (‘SPAC Transaction). Subsequently, the Company entered into a convertible promissory note agreement with Ananda Small Business Trust for $10,000,000 accruing interest at a simple rate of six percent (6%) per annum. The Convertible promissory note will be converted into the Common Stock of Innovative International Acquisition Corp. on the successful closing of the SPAC transaction. At the Company’s election, the Company may settle the accrued and unpaid interest on the Convertible promissory note by cash instead. In the event of termination of the agreement with Innovative International Merger Sub, Inc. or after a period of one year from the issue date of the Convertible promissory note, the Note shall automatically be exchanged and cancelled in its entirety for a ‘Company Note’. The Company note is a convertible private note to be issued by the Company which will be issued at the aggregate price of principal and interest accrued till the date of conversion of the Note.

The notes were accounted for at fair value with changes in fair value being recognized under ‘Change in fair value of convertible promissory note’ within the Statement of Operations. See Note 31, Fair value measurements.

16	Senior Subordinated Convertible Promissory Note (‘SSCPN’ or ‘Convertible note’)

The following is a summary of the Company’s convertible notes payable for which it elected the fair value option as of March 31, 2023 and March 31, 2022:

	Fair Value Outstanding
(In USD) As at	March 31, 2023	March 31, 2022
Convertible note	$17,422,132	$—
Warrants issued against SSCPN	14,373,856	—
Total	31,795,987	—

Pursuant to the SPAC transaction, in March 2023, the Company entered into a convertible note and warrants agreement with new investors. The Convertible Note has two units of accounts, the Senior Subordinated Convertible Promissory Note (‘SSCPN’) and the Warrants to purchase Common Stock. The notes carry a simple interest of 6% per annum and carry a maturity term of two years from the date of initial closing (the “Maturity Date”), refer below for detailed terms. The Company recorded the fair value on issuance of the SSCPN and Warrants as $17,422,132 and $14,373,856, respectively.

The instrument issued by the company was priced at a significant discount, considering the current market dynamics and the unique circumstances surrounding the investors entering before the deSPAC (Special Purpose Acquisition Company) is completed. The decision to offer the instrument at a discount was driven by the board’s objective to de-risk the business and secure capital ahead of the deSPAC process. This approach ensures that the Company can continue executing its planned strategies, considering the potential impact of factors beyond our direct control on the SPAC timeline. By raising this capital, we aim to safeguard our ability to meet operational goals and maintain business continuity throughout the deSPAC process.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2023 and 2022, the fair value of the SSCPN recorded as $9,312,177 and $ NIL respectively, which were recognized in the consolidated statement of operations for their respective period (as no portion of such fair value adjustment resulted from instrument-specific credit risk).

For the year ended March 31, 2023 and 2022, the fair value of the Warrant was recorded as $14,373,856 and $ NIL, respectively, which was recognized in the consolidated statement of operations for their respective period.

As of both March 31, 2023 and 2022, the principal balance of the SSCPN was $8,109,954. As of March 31, 2023 and 2022, the fair value of the SSCPN of $17,422,132 and $ NIL, respectively, and the fair value of the Warrant of $14,373856 and $ NIL, respectively, were recorded on the consolidated balance sheet.

Terms of SSCPN:

The notes carry a simple interest of 6% per annum and carry a maturity term of two years from the date of initial closing (i.e., March 23, 2023) (the “Maturity Date”). It also embodies a variable-share obligation in the event of conversion. The notes will be issued by the Company at the aggregate price of principal and interest accrued till the date of conversion of the SSCPN.

The notes are convertible either automatically or voluntarily into Common Stock of the Company in the following manner:

Automatic Conversion

—	If a SPAC Merger is consummated on or prior to the Maturity Date, then, immediately prior to the closing of such SPAC Merger, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note that has accrued as of date shall automatically convert into a number of fully paid and divided by an amount of conversion price as defined in the agreement.

—	If a Financing wherein the Company issues and sells Equity Securities for aggregate gross proceeds of at least $10,000,000 (“Qualified Financing”) is consummated on or prior to the Maturity Date, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note that has accrued as of date shall automatically convert into a number of fully paid and nonassessable Equity Securities issued in such Qualified Financing equal to (i) the Qualified Financing Conversion Amount divided by (ii) the Conversion Price.

Voluntary Conversion can be exercised in the event of Change in Control or Non-Qualified Financing done by the Company in accordance with agreement

Redemption

The notes are redeemable for cash upon the earlier of: (i) two years from the initial closing; (ii) a Change in Control and (iii) when, upon the occurrence and during the continuance of an Event of Default.

The notes are redeemable in cash upon occurrence of specific events; however, it is automatically converted into common shares of the Company on a) SPAC merger or b) in case of a qualified financing and can be voluntarily converted in case of a) change in control or b) upon non-qualified financing.

Terms of Warrants:

The warrants are exercisable from the completion of any event that results in the Company (or the surviving corporation) being subject to the reporting requirements of the Exchange Act, and its (or the surviving corporation’s capital stock) capital stock trading on a national securities exchange, OTC Markets or Pink Sheets (any of the foregoing, a “Public Event”). The warrants will expire five years from the effective date of any Public Event.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the warrants are exercised prior to the automatic conversion of the SSCPN, the exercise price is an fixed amount, as defined in the agreement, divided by the number of shares of Common Stock outstanding on the date of Public Event. If the warrant is exercised concurrently with or following the automatic conversion of the SSCPN, exercise price is the amount equal to the conversion price.

The Company’s warrants to purchase common stock are classified as a derivative liability (“derivative financial instrument”) on the consolidated balance sheet and held at fair value. Refer note 31.

Placement agent warrants:

The placement agent is compensated with a cash fee and also issued agent warrants to purchase 10% of the shares of the Company capital stock issuable upon : a) Conversion of Notes at an exercise price equal to the conversion price of the Notes and b) Exercise of the warrants at an exercise price equal to the exercise price of the warrants.

The terms of the warrants issued to the placement agents are similar to the warrants issued to the investors.

The Company’s warrants issuable to Placement agent on satisfaction of above contingencies are considered as issued under ASC 815-40. These have been accounted as per ASC 480 as liability because the Company intends to settle them by issuing variable number of shares with a fixed and known monetary value at the time of inception. The purchase common stock under this warrant are classified as a derivative liability (“derivative financial instrument”) on the consolidated balance sheet and held at fair value. Refer note 31.

The warrants issued to the placement agents as additional consideration are in the nature of issue cost and hence recognized as a finance cost in the earnings in the period incurred.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17	Pension and other employee obligations

The components of pension and other employee obligations were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Current
Provision for gratuity	$70,872	$93,363
Provision for leave encashment	75,134	83,528
Other statutory provisions	—	—
	146,006	176,891
Non current
Provision for gratuity	$215,841	$248,364
Provision for leave encashment	222,967	152,610
Other statutory provisions	—	6,539
Pension and other employee obligations	438,808	407,513

18(a) Other current liabilities

The components of other current liabilities were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Payable to customers	$647,283	$646,075
Statutory dues payable	1,583,639	1,592,210
Capital creditors	88,484	104,067
Employee benefit expenses payable	379,167	336,004
Other liabilities	234,459	484,662
Other current liabilities	2,933,032	3,163,018

18(b) Other current liabilities towards related parties

(In USD) As at	March 31, 2023	March 31, 2022
Other liabilities with related parties	$—	$3,314,139
Other current liabilities towards related parties	—	3,314,139

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19	Accumulated other comprehensive income/ (loss)

The components of accumulated other comprehensive income/(loss) were as follows:

(In USD) As at	March 31, 2023	March 31, 2022
Gain on employee benefit
Balance, beginning of period	$88,735	$39,362
Gain on employee benefit
– Gratuity
Recognised during the period, net of taxes amounts to $ Nil	45,373	51,365
Reclassification to net income: Amortization losses/(gains)	(18,290)	(1,992)
Balance, end of period	115,818	88,735
Foreign currency translation adjustment
Balance, beginning of period	$680,421	$(81,978)
Translation adjustments gain recognised during the period, net of taxes amounts to $ Nil	1,031,760	762,399
Balance, end of period	1,712,181	680,421
Accumulated other comprehensive income / (loss)	1,827,999	769,156

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	Capital Stock

Common stock capital

The Company’s authorized common stock consists of 220,000,000 shares with par value of $0.0001 per share. Common stock is entitled to one vote per share. The holders of the common stock are entitled to receive dividends out of available profits only when, (i) such dividends are declared by the Board of Directors, and (ii) dividends are paid or declared and set aside for payment to the holders of preferred stock. In the event of liquidation, dissolution, distribution of assets or winding up of the Company, the holders of common stock have right to receive all the assets of the Company after the rights of the holders of the preferred stock, if any, have been satisfied.

Contributed capital

On January 31, 2022, Zoomcar, Inc. issued 71,429 equity shares at issue price of $0.84 to XTO10X Technologies Pte Ltd towards legal and professional fees incurred in Zoomcar India Private Limited amounting to $60,000. This has been considered as contributed capital by Zoomcar Inc.

21(a) Preferred Stock

Voting

Each holder of outstanding shares of preferred stock will be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are convertible.

The total number of directors of the company are set at 9. The holders of Series Seed preferred stock, Series A Company Stock (Series A and Series A2 collectively), Series B preferred stock and Series C preferred stock, voting as a single, separate class are entitled to elect 1 director each as long as 360,000 shares of preferred stock remain outstanding under each series whereas the holders of Series E preferred stock, voting as a single, separate class are entitled to elect 2 directors of the total number of directors as long as 360,000 shares of preferred stock remains outstanding under this series. Additionally, the holders of common stock and preferred stock, voting together as a single class, and on an as-converted-to-common basis, shall be entitled to elect all other directors.

Dividend

The holders of Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series E1 preferred stock are entitled to receive, ratably on a pari passu basis, in preference to the holders of the Series Seed preferred stock, Series A Company Stock and the common stock, dividends at the rate of seven percent (7%) of the Original Issue Price for each such series of preferred stock. Preferential dividends shall be non-cumulative and payable only when declared by the Board of Directors.

The holders of Series Seed preferred stock, Series A preferred stock, are entitled to receive, ratably on a pari passu basis, in preference to the holders of the common stock, dividends at the rate of seven percent (7%) of the Original Issue Price for each such series of preferred stock. Preferential dividends shall be non-cumulative and payable only when declared by the Board of Directors. The company has not declared any dividend since inception.

Conversion

Each share of Series Seed preferred stock, Series A Group preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series E1 preferred stock shall be convertible at the option of the holder without payment of any additional consideration into such number of fully-paid shares as determined by dividing the original issue price of the respective series by the applicable conversion price.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Original Issue Price shall mean $0.288 per share in the case of Series Seed preferred stock, $0.8368 per share in the case of Series A preferred stock, $2.3717 per share in the case of Series A2 preferred stock, $1.7443 per share in the case of Series B preferred stock, $2.5535 per share in the case of Series C preferred stock, $2.2267 per share in the case of Series D preferred stock, $2.50 per share in the case of Series E preferred stock and $3.50 per share in case of Series E1 preferred stock subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization.

The preferred stock shall be subject to mandatory conversion as follows:

All outstanding shares of preferred stock shall automatically be converted into shares of common stock at the then effective applicable conversion ratio in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds to the Corporation (a “Qualified IPO”);

All outstanding shares of Series A Company Stock shall automatically be converted into shares of Common Stock at the then effective applicable conversion ratio upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares (on an as-converted-to-Common basis) of Series A Company Stock;

All outstanding shares of Series B preferred stock shall automatically be converted into shares of common stock at the then effective applicable conversion rate upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 62% of the shares of Series B preferred stock then outstanding; and

All outstanding shares of any other series of preferred stock shall automatically be converted into shares of common stock at the then effective applicable conversion ratio upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of such series of preferred stock.

Adjustment of Conversion Price upon issuance of Additional Shares of Common Stock: In the event the Company shall, at any time after the Original Issue Date, issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue.

No adjustment in the Conversion Price for a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of (i) with respect to the Series B Preferred Stock, at least 62% of the then outstanding shares of Series B Preferred Stock, and (ii) with respect to the Series Seed Preferred Stock, Series A Preferred Stock, Series A2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock, at least a majority of the then outstanding shares of such series of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

Liquidation event

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed liquidation event, the holders of the shares of Series B preferred stock, Series C preferred stock, Series D preferred stock, Series E preferred stock and Series E1 preferred stock (collectively, “Senior Preferred Stock”) then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, ratably and on a pari passu basis, before any payment shall be made to the holders of the Series Seed preferred stock, Series A preferred stock or Series A2 preferred stock (collectively, “Junior Preferred Stock”) or common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original issue price for such series plus any dividend declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. The holders of shares of each series of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, ratably and on a pari passu basis, before any payment shall be made to the holder of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original issue price for such series plus any dividend declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A merger, consolidation, sale, lease, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets would constitute a redemption event (the “Deemed Liquidation Event”) which may be outside of its control. Accordingly, the shares of Preferred Stock are considered contingently redeemable and have been presented outside of permanent equity on the consolidated balance sheets. Because the timing of any such Deemed Liquidation Event is uncertain, the Company elected not to adjust the carrying values of its Preferred Stock to their respective liquidation values until it becomes probable that redemption will occur.

Contingent redemption

Except upon the occurrence of a Deemed Liquidation Event, the holders of Preferred Stock have no voluntary rights to redeem shares.

Units — Series E preferred stock and Warrants

In April 2021 and May 2021, the Company issued 15,005,368 Series E preferred stock and 15,005,368 Warrants at a combined price of $2.50 per unit further to its issue in March 2021.

Units — Series E1 preferred stock

On August 17, 2021, the Company made an initial closing of its private offering. The Company issued 5,020,879 Series E1 preferred stock at a price of $3.50 per unit.

Capital stock outstanding outstanding is as follows:

	As at March 31, 2023					As at March 31, 2022
Type	Authorized shares	Shares issued	Conversion Ratio	Net carrying value	Liquidation preference	Authorized shares	Shares issued	Conversion Ratio	Net carrying value	Liquidation preference
Preferred Stock
Series Seed	6,836,726	6,836,726	1.05	1,542,203	1,542,203	6,836,726	6,836,726	1.00	1,542,203	1,542,203
Series A	11,379,405	11,379,405	1.24	9,288,872	9,288,872	11,379,405	11,379,405	1.00	9,288,872	9,288,872
Series A2	4,536,924	4,536,924	1.30	10,760,224	10,760,224	4,536,924	4,536,924	1.36	10,760,224	10,760,224
Series B	18,393,332	18,393,332	1.30	31,416,488	31,416,488	18,393,332	18,393,332	1.00	31,416,488	31,416,488
Series C	12,204,208	4,125,666	1.32	10,534,889	10,534,889	12,204,208	4,125,666	1.07	10,534,889	10,534,889
Series D	21,786,721	19,016,963	1.32	34,894,262	34,894,262	21,786,721	19,016,963	1.00	34,894,262	34,894,262
Series E	32,999,472	29,999,520	10.61	55,260,089	55,260,089	32,999,472	29,999,520	1.00	55,260,089	55,260,089
Series E1	32,000,000	5,020,879	14.85	15,277,410	15,277,410	32,000,000	5,020,879	1.00	15,277,410	15,277,410
Total preferred stock	140,136,788	99,309,415		168,974,437	168,974,437	140,136,788	99,309,415		168,974,437	168,974,437

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred stock warrant

In conjunction with Company’s issuance of Series E and E-1 preferred stock, the Company issued followings warrants to preferred stockholders and placement agencies:

(i) 32,999,472 warrants as on March 31, 2023 (32,999,472 as on March 31, 2022) to purchase common stock of the Company at an initial exercise price of $2.50 per share;

(ii) 2,999,952 warrants as on March 31, 2023 (2,999,952 as on March 31, 2022) to purchase Series E preferred stock of the Company at an initial exercise price of $2.50 per share;

(iii) 502,088 warrants as on March 31, 2023 (502,088 as on March 31, 2022) to purchase Series E1 preferred stock of the Company at an initial exercise price of $3.50 per share.

Warrants to be converted into common stock:

The Warrants are exercisable for common stock at an initial exercise price of $2.50 per share. The Warrants are exercisable at the earliest of: (i) the effectiveness of the Series E Registration Statement, (ii) the closing of any IPO of the Company’s common stock or (iii) the closing of any transaction or set of events that results in the Company being subject to the reporting requirements of the Exchange Act (any of the foregoing, a “Public Event”). The Warrants will expire five years from the effective date of any Public Event. The warrants are valued at $0.33.

The Warrants may be redeemed at any time provided that, (i) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Investor Warrants, and (ii) the closing price of the Company’s Common Stock for ten (10) consecutive trading days prior to the date of the notice of redemption is at least $7.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events.

The Company’s warrants to purchase common stock are classified as equity on the consolidated balance sheets. Upon issuance of the warrant, the Company allocated a portion of the proceeds from the sale of its preferred stock to the warrant based on the relative fair values of warrants and preferred stock.

Warrants to be converted into preferred stock:

The warrants are exercisable at an initial exercise price of $2.50 per share for Series E preferred stock and $3.50 per share for Series E-1 preferred stock.

The remaining conditions of the warrants to be converted into preferred stock are similar to the conditions of the warrants to be converted into common stock.

The Company’s warrants to purchase convertible preferred stock are classified as a liability on the consolidated balance sheets and held at fair value because the warrants are exercisable for contingently redeemable preferred stock, which is classified outside of stockholders’ deficits. The convertible preferred stock warrant liability is subject to remeasurement at the end of each reporting period, and changes in the fair value of the warrant liability are reflected in other income and expense, net in the Company’s consolidated statement of operations. See Note 31, Fair value measurements.

Exercise of warrants

Warrants issued on March 17, 2016 to an individual to purchase common stock of the Company have been exercised by a net exercise option during the year ended March 31, 2022. The warrants were initially valued at $0.33 and subsequently at the time of net exercise, 19,708 shares have been allotted for settlement of the warrants.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21(b) Redeemable Noncontrolling Interests

Series P1 and P2 preferred stock issued in Indian subsidiary

During the year ended March 31, 2018, the Company’s Indian subsidiary issued 375,185 Series P1 preferred stock aggregating to $20,139,883.

In June 2019, the Company’s Indian subsidiary issued unsecured 18 percent Optionally Convertible Debentures (OCD) to investors amounting to $3,704,487. The OCD’s may be converted to Series P2 preferred stock of Company’s Indian subsidiary through the automatic conversion route in the event of qualified financing or through the voluntary conversion route in any other case. The conversion would happen at a price which would be lower of (i) 80% of the price per share paid by the other purchaser of the equity securities in a qualified financing or non-qualified financing and (ii) a price per share equal to USD 350,000,000 divided by the fully-diluted outstanding shares.

The above OCD was classified as liability and measured at fair value with changes in fair value reported in the statement of operations and comprehensive losses under finance cost. On February 02, 2021, the Company’s Indian subsidiary issued 149,986 Series P2 preferred stock in exchange of 18% Optionally Convertible Debentures (OCD) at $1.7814 per share aggregating to $4,936,418 as per the terms of the OCD subscription agreement.

Series P1 and P2 Preferred stock represents the minority preferred stockholders ownership in the Indian subsidiary of the Company which is classified as a redeemable non-controlling interest, because it is redeemable on a deemed liquidation event that is outside of its control. The redeemable non-controlling interest is not accreted to redemption value because it is currently not probable that the non-controlling interest will become redeemable.

Redemption event

On completion of an initial public offering (IPO) of the Company, the Company or its Indian subsidiary will be obligated to redeem Zoomcar India securities in three instalments if the exchange of Series P1 and P2 shares to Series C and Series D preferred stock does not take place : (i) one-third of the securities at the IPO price (net of underwriting discounts) within 30 days following the IPO, (ii) one-third one year after the IPO at a price determined on the basis of a 12-month trailing average closing price; and (iii) the remainder two years after the IPO at a price determined in the same manner.

In the event of an IPO of the Indian subsidiary following a merger of the Company into the Indian subsidiary, the Shares will be exchanged for the same number and class of shares of the Indian subsidiary as the investor would have received had the Exchange occurred immediately prior to such merger

In the event of an IPO of Indian subsidiary that is not accompanied or preceded by a merger of the Company into the Indian subsidiary, the investors shall have the option to convert each Share into a number of equity shares of the Indian subsidiary (subject to appropriate and equitable adjustment for any stock split, combination or stock dividend affecting the Shares or the equity shares of the Indian subsidiary) equal to the fraction obtained by dividing $2.5535 and the Conversion Price of the Series C Preferred Stock in effect at the end of the Secondary Purchase Period.

As a result of financial restrictions imposed by the Reserve Bank of India (RBI), certain Indian investors (including one of the largest investor in the Company) could not invest directly in the Series C preferred stock and Series D preferred stock of the Company but instead invested in the Company’s Indian subsidiary. Series P1 preferred stock and Series P2 preferred stock (collectively, Zoomcar India securities) is convertible into Series C preferred stock and Series D preferred stock, respectively, subject to approval of RBI.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dividend

The holder of Series P1 Shares and series P2 Shares shall be entitled to receive non-cumulative dividends at the rate of 0.0001% at such time and in such manner as may be determined by the Board of Directors of the Company, as further agreed between the holders of the shares and the Company However, in as of any dividend paid to Series C and Series D preferred stock holders, simultaneously the Company or its Indian subsidiary shall make a similar distribution to the holders of Series P1 and P2 shares.

Voting

The holders of Series P1 and P2 shares are entitled to the voting rights as applicable to Series C and Series D preferred stock holders and are not entitled to any voting rights in the Company’s Indian subsidiary.

The holders of series P1 and P2 has irrevocably waived off any fiduciary duty that the Zoomcar India’s board may owe to them based on their status as holder of shares including right to participate in any dividend or other distribution that Zoomcar India may pay to the holder of P1 and P2 preferred stock or any other shareholder of Zoomcar India.

Liquidation

In the event of any liquidation, Deemed liquidation, dissolution or winding up of the Company, the holders of Series P1 and P2 shares are entitled to receive the same consideration as it would have received in respect of Series C and Series D shares of the Company. For Deemed liquidation event, refer note 17(a) Preferred stock.

Conversion

After the expiration of 19 years and 6 months after the closing date, if the exchange of shares to Series C and Series D preferred stock of the Company does not take place, the Series P1 and P2 shares are compulsorily convertible to equity shares of the Indian subsidiary after appropriately adjusting the conversion ratio for any stock split, combination or stock dividend.

The Company do not attribute the pro rata share of the Indian subsidiary’s loss to the redeemable non-controlling interests because these shares are entitled to a liquidation preference and therefore do not participate in losses that would cause their interest to be below the liquidation preference. Upon liquidation, these preferred stocks are entitled to the greater of either (i) the Original issue price for such series plus any dividend declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

The balance are summarised as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Zoomcar India Preferred stock	$25,114,751	$25,114,751
Total	25,114,751	25,114,751

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22	Revenue

The components of revenue, net were as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Income from rentals
Self-drive rentals	$165,834	$11,732,935
Vehicle subscription	—	324,466
Revenues from services
Facilitation revenue (net)	8,586,785	589,331
Other revenues	73,587	150,309
Total	8,826,206	12,797,041

Revenue by geographical location	March 31, 2023	March 31, 2022
India	$8,615,615	$12,752,181
Egypt	110,092	36,655
Indonesia	1,554	10
Vietnam	98,945	7,155
Philippines	—	1,040
	8,826,206	12,797,041

Contract balances

The amount of contract assets for performance obligations satisfied prior to payment are not material for the year ended March 31, 2023 and March 31, 2022, respectively. The Company’s contract liabilities for consideration collected prior to satisfying the performance obligations is $786,572 and $69,352 as at March 31, 2023 and March 31, 2022 respectively. The Company has collected $525,868 as advance from customers during the year ended March 31, 2023.

The Company offers loyalty program, Z-Points, that results in the deferral of revenue equivalent to the retail value at the date the points are earned. The Company had accumulated deferred revenue amounting to $260,705 and $277,398 as at March 31, 2023 and March 31, 2022, respectively in relation to Loyalty program.

Revenue recognized during the year ended March 31, 2023 and March 31, 2022 which was included in contract liabilities balance at the beginning of the period is $77,226 and $269,170 respectively.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	Finance costs

The components of finance costs were as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Finance costs – other than related parties
Interest on vehicle loans	$620,211	$1,757,068
Interest on finance leases	844,424	1,046,991
Interest on subcontractor liability	96,762	—
Change in fair value of preferred stock warrant	—	455,265
Change in fair value of convertible promissory note	944,727	—
Change in fair value of senior subordinated convertible promissory notes	9,312,177	—
Change in fair value of derivative financial instrument	14,373,856	—
Note issue expenses	961,628	—
Bank charges	85,434	66,218
Other borrowings cost	331,533	25,535
Total	27,570,752	3,351,077
Finance costs – to related parties
Interest on vehicle loans	$64,844	$110,714
Total	64,844	110,714

24	Other (income) /expense, net

The components of other income (expense), net were as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Other (income) /expense, net – other than related parties
Interest income	$(13,097)	$(125,700)
Gain on termination/ modification of finance leases	(130,719)	(369,583)
Change in fair value of preferred stock warrant	(420,245)	—
Loss/ (gain) on sale of assets	311,375	(523,845)
Loss/ (gain) on sale of assets held for sale	(1,644,650)	(137,549)
Net (gains)/ losses on foreign currency remeasurements	313,584	9,083
Other, net	(459,804)	(457,428)
Total	(2,043,556)	(1,605,022)
Other (income) – from related parties
Interest income	$(15,804)	$(16,860)
Total	(15,804)	(16,860)

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25	Income taxes

The components of loss before income taxes consist of the following:

(In USD) Year ended	March 31, 2023	March 31, 2022
Domestic	$(28,261,210)	$(2,177,073)
Foreign	(33,770,866)	(28,868,079)
Loss before income taxes	$(62,032,076)	$(31,045,152)

The components of the provision for income taxes were as follows:

(In USD) Year ended	March 31, 2023	March 31, 2022
Current Taxes
U.S. federal	$—	$—
U.S. state and local	—	—
Foreign	—	—
Current taxes	$—	$—
Deferred Taxes
U.S. federal	$—	$—
U.S. state and local	—	—
Foreign	—	—
Deferred Taxes	$—	$—
Provision for income taxes	$—	$—

The following is a reconciliation of the statutory federal income tax rate to our effective tax rate

	March 31, 2023	March 31, 2022
Accounting profit/(loss) before tax	$(62,032,076)	$(31,045,152)
Tax using the Company’s domestic tax rate	(13,026,736)	(6,519,482)
Federal statutory income tax rate	21%	21%
Tax impact of :
Valuation allowance	-22%	-20%
Difference in tax rates	-2%	-1%
Permanent Differences
– Fair valuation of Warrants /convertible notes	3%	0%
Effective tax rate	0%	0%
Current Tax expense	—	—
Deferred Tax expense	—	—
Income tax expense reported in the Statement of profit and loss/Effective Tax Rate	—	—

The Company has unused tax losses amounting to $6,692,473 and $9,127,777 as at March 31, 2023 and March 31, 2022. $5,877,347 can be carried forward indefinitely, whereas $64,347 can be carried forward upto 2033; $294,720 upto 2034; $220,520 upto 2035; $115,253 upto 2036 and $120,286 upto 2037.

The Company’s operations are primarily based out of Indian jurisdiction. There are unused tax losses amounting to $126,274,947 and $91,346,996 as at March 31, 2023 and March 31, 2022, respectively in the Indian subsidiary. The tax benefit for these losses, if not utilized, will expire on various dates starting from financial year 2024 to 2031. Additionally, net operating losses amounting to $39,079,569 (March 31, 2022: $40,336,839) is available for set-off against future income without any expiration date. Under the Indian jurisdiction, a period of eight financial years remain open to assessment by tax authorities.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has created valuation allowance on the deferred tax asset resulting from such losses due to Company’s history of past losses and lack of conclusive evidence to support the view that sufficient taxable profit will be generated in the future by the Company to offset such losses.

The Company files tax returns in the U.S. federal, various state, and foreign jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. Our major tax jurisdiction is in India. The Indian tax authority is currently examining our 2016 through 2022 tax returns.

As at March 31, 2023, tax returns for years ended March 31, 2020 and onward remain subject to examination by tax authorities in India. There are other ongoing audits in various other jurisdictions that are not material to our financial statements.

The Company received an order for fiscal year 2015-16 in relation to non deduction of tax deducted at source withholding taxes on certain payments to resident payees/service providers amounting to $130,966 (March 31, 2022: $141,686) including interest of $46,472 (March 31, 2022: $50,276). Penalty of $130,966 has been claimed but the proceedings are kept under abeyance until the above order is disposed off.

The Company has received an order for disallowance of lease payment, interest and prior period expense for the fiscal year 2015 – 16 amounting to $1,176,524 (March 31, 2022: $1,272,820) and for fiscal year 2017 – 18 amounting to $2,154,971 (March 31, 2022: $2,331,352) for disallowance of lease payment and PF contribution.

The Company has filed appeals against the above orders before higher authority.

The Company has not recognized any uncertain tax position for the year ended March 31, 2023 and March 31, 2022, respectively. The Company believes these orders are unlikely to be sustained at the higher appellate authorities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred income tax assets and liabilities as of March 31, 2023 and 2022 consisted of the following

Year ended	March 31, 2023	March 31, 2022
Deferred tax assets:
Net operating loss carryforwards	35,315,394	26,198,432
Depreciation on property plant and equipment and intangible assets	—	508,801
Lease liability	431,669	124,683
Others	—	165,230
Total deferred tax assets	35,747,063	26,997,146
Less: Valuation allowance	(34,877,803)	(26,882,929)
Deferred tax assets, net of valuation allowance	$869,260	$114,217

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended	March 31, 2023	March 31, 2022
Deferred tax liabilities:
Right of use assets	(440,418)	(114,217)
Depreciation on property plant and equipment and intangible assets	(342,678)	—
Others	(86,164)	—
Total deferred tax liabilities	(869,260)	(114,217)
Net deferred tax assets	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended March 31, 2023, the change in the valuation allowance was $7,994,874.

The Company has received various orders from Indian tax authorities, for details refer note 33.

26	Net loss per share

The components of basic and diluted loss per share were as follows:

(In USD, except loss per share) Year ended	March 31, 2023	March 31, 2022
Net income available for common shareholders (A)	$(62,032,076)	$(31,045,152)
Weighted average outstanding shares of common stock (B)	16,987,064	16,840,926
Dilutive effect of stock-based awards	—	—
Common stock and common stock equivalents (C)	16,987,064	16,840,926
Loss per share
Basic (A/B)	$(3.65)	$(1.84)
Diluted (A/C)	$(3.65)	$(1.84)

Since the Company was in a loss position for the year ended March 31, 2023 and March 31, 2022 basic loss per share was same as diluted net loss per share for the periods presented. The following potentially dilutive outstanding securities as of March 31, 2023 and March 31, 2022 were excluded from the computation of diluted loss per share because their effect would have been anti-dilutive for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

As at	March 31, 2023	March 31, 2022
Convertible preferred stock	112,660,326	109,462,816
Preferred stock warrants	36,501,508	34,544,377
Stock options	515,402	2,223,457
Senior subordinated convertible promissory note	538,707	—
Derivative financial instruments	646,449	—
Total	150,862,392	146,230,650

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

27	Employee benefit plans (unfunded)

Employee benefit plans includes gratuity and compensated absences payable to employees. These benefit plans consist a defined benefit plan for gratuity payable by the Indian subsidiary of the Company under Indian regulations. These are determined under the projected unit credit method, with actuarial valuations being carried out at each reporting date. The retirement benefit obligations recognised in the consolidated balance sheet represents the present value of the defined obligations. Under an employee benefit plan, it is the Company’s obligation to provide agreed benefits to the employees. The related actuarial and investment risks fall on the Company. The summary of current and non-current employee benefit plans obligations along with it’s components are as below:

Pension and other employee obligations Year ended	March 31, 2022	March 31, 2022
Current
Gratuity	$70,872	$93,363
Compensated absences	75,134	83,528
	146,006	176,891
Non current
Gratuity	215,841	248,364
Compensated absences	222,967	152,610
	438,808	400,974

I.	Gratuity

For year ended	March 31, 2023	March 31, 2022
Changes in projected benefit obligation (PBO)
PBO at the beginning of the year	$341,727	$352,630
Service cost	97,679	105,812
Interest cost	18,405	18,112
Actuarial gain	(45,373)	(51,364)
Benefits paid	(100,528)	(70,725)
Effect of exchange rate changes	(25,196)	(12,738)
PBO at the end of the period	286,714	341,727
Accrued pension liability
Current liability	$70,872	$93,363
Non-current liability	215,841	248,364
	286,714	341,727
Accumulated benefit obligation	202,036	236,753

Net gratuity cost recognized in income statement Year ended	March 31, 2023	March 31, 2022
Service cost	$97,679	$105,812
Interest cost	18,405	18,112
Amortization of net actuarial (gains)/loss	(18,290)	(1,992)
Net periodic benefit cost	97,794	121,932

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Re-measurement (gains) / losses in other comprehensive income Year ended	March 31, 2023	March 31, 2022
Actuarial gain	$(45,373)	$(51,364)
Amortization loss	(18,290)	(1,992)
Total	(27,083)	(49,372)

Components of actuarial gain: Year ended	March 31, 2023	March 31, 2022
Actuarial gain due to demographic assumption changes in defined benefit obligation	$(11,440)	$(7,588)
Actuarial (gain)/ loss due to financial assumption changes in defined benefit obligation	(7,033)	12,920
Actuarial gain due to experience on defined benefit obligation	(26,900)	(56,696)
Total	(45,373)	(51,364)

The assumptions used in accounting for the gratuity plan are as follows:

Year ended	March 31, 2023	March 31, 2022
Discount rate – staff	7.37%	7.17%
Discount rate – independent service provider*	7.25%	5.23%
Attrition rate – staff	36.00%	31.00%
Attrition rate – independent service provider*	92.00%	89.00%
Rate of increase in compensation levels – staff	12.67%	13.00%
Rate of increase in compensation levels – independent service provider*	14.50%	16.57%

*	Independent service provider are contract employees responsible for maintaining the fleet of the Company.

During the year ended March 31, 2023 and March 31, 2022, actuarial gain was driven by changes in actuarial assumptions, offset by experience adjustments on present value of benefit obligations.

The Company evaluates these assumptions annually based on its long-term plans of growth and industry standards. The discount rates are based on current market yields on government securities adjusted for a suitable risk premium.

Sensitivity analysis for the :

	March 31, 2023		March 31, 2022
Year ended	Increase	Decrease	Increase	Decrease
Discount rate (- / + 1%)	$14,216	$12,795	$18,550	$16,404
Salary growth rate (- / + 1%)	7,934	8,508	10,694	10,626
Attrition rate (- / + 1%)	4,801	4,551	6,865	6,423
Mortality rate (- / + 10% of mortality rates)	—	51	66	66

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Expected benefit payments for the year ending March 31,:
2024	$70,872
2025	33,640
2026	20,168
2027	16,406
2028	9,927
Thereafter	135,701
Total	286,714

II.	Compensated absences

The employees are permitted to encash a maximum of 45 days of accumulated leave balance on separation. The Company has provided liability for compensated absences as per an actuarial valuation carried out by an independent actuary on the Balance Sheet date.

The assumptions used in accounting for the compensated absences are as follows:

Year ended	March 31, 2023	March 31, 2022
Discount rate	7.37%	7.17%
Attrition rate	36.00%	31.00%
Rate of compensation increase	12.67%	13.00%

The Company assesses these assumptions with its projected long-term plans of growth and prevalent industry standards.

Defined contribution plan

The Indian subsidiary makes provident fund contributions which are defined contribution plans, for qualifying employees. Under the Schemes, the Indian subsidiary is required to contribute a specified percentage of the payroll costs to fund the benefits. The contributions are made to provident fund in accordance with the fund rules. The interest rate payable to the beneficiaries every year is notified by the Government. The amount of contributions made to provident fund is $622,401 for the year ended March 31, 2023 and $572,044 for the year ended March 31, 2022.

28	Stock-based compensation expense

In 2012, the Company adopted its 2012Equity Incentive Plan, under which the Company may grant options and restricted stock to eligible participants. The plan is equity settled. Options are generally granted for a term of ten years. Options have a graded vesting period of up to four years and the expenses are recorded on a straight-line basis over the requisite service period for each separately vesting portion of the awards. The Company settles employee stock-based options with newly issued common stock of the Company. As at March 31, 2023, the Company had 1,390,318 number of shares authorized for awards of options or other equity instruments.

The following tables summarizes total stock-based compensation expense by function for the year ended March 31, 2023 and March 31, 2022:

Year ended	March 31, 2023	March 31, 2022
Cost of revenue	$575,662	$732,792
Technology and development	341,370	77,044
Marketing expenses	58,822	344,130

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended	March 31, 2023	March 31, 2022
General and administrative expenses	2,634,244	2,725,652
Total stock-based compensation expense	3,610,097	3,879,618

The stock-based compensation expense is recorded in the employee benefit cost and apportioned basis respective functions.

The fair value of options granted is estimated on the date of grant using the Black-Scholes-Merton option-pricing model using the weighted average assumptions. The assumptions are as follows:

Year ended	March 31, 2023	March 31, 2022
Dividend yield	0.00%	0.00%
Expected volatility	60.00%	50.00 – 60.00%
Risk-free interest rate	2.39 – 2.81%	0.63 – 3.29%
Exercise price	$2.20	$0.06 – $2.20
Expected life (in years)	5.5 – 7	5.5 – 7
Attrition rate	30.00%	30.00%

The movement in number of stock-based options outstanding and their related weighted average exercise price are as follows:

	Year ended March 31,
	2023		2022
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Outstanding at the beginning of the year	16,081,481	$1.78	4,438,990	$0.56
Granted during the year	1,873,500	2.20	12,656,600	2.20
Forfeited during the year	(1,696,868)	1.78	(865,798)	1.54
Exercised during the year	—	—	(148,311)	0.32
Outstanding at the end of the year	16,258,113	1.82	16,081,481	1.80
Exercisable at the end of the year	9,152,861	1.54	3,736,654	0.54
Unvested at the end of the year	7,105,252	2.20	12,344,827	2.18

The weighted average grant date fair value of stock options granted during the year ended March 31, 2023 and March 31, 2022 were $0.81 and $0.75 per share, respectively.

Weighted average remaining life (in years)

Year ended	March 31, 2023	March 31, 2022
Vested options	6.67	4.93
Unvested options	8.49	9.37

The expected life of the stock is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

The compensation cost of unvested awards not yet recognized as of March 31, 2023, is $2,339,160. The weighted average period over which stock-based compensation expenses of non-vested awards not yet recognized is expected to be recognized is 1.15 years.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The exercise period stock options held by employees who have resigned from the Company has been revised during the year ended March 31, 2022 from 3 years to 5 years from the date of resignation. The impact of this modification is immaterial.

The total intrinsic value at the date of exercise for the options exercised during the year ended March 31, 2023 is NIL (March 31, 2022 : $143,505)

Cash received from share based agreements for exercise of share-based payment awards during the year ended March 31, 2023 was NIL (March 31, 2022 : $42,268)

29	Related Party Transactions

Key managerial personnel (KMP)

Gregory Bradford Moran	Chief Executive Officer & Director
Mahindra & Mahindra Limited	Investor in Indian subsidiary

Enterprises owned or significantly influenced by above

Mahindra & Mahindra Financial Services Limited
Mahindra Electric Mobility Limited
Mahindra First Choice Wheels Limited

Related party transactions pertaining to loans, investments, cash and cash equivalents and other current liabilities have been stated on the face of the consolidated balance sheet and consolidated statement of operations.

The Company had following transactions with related parties:

Year ended	March 31, 2023	March 31, 2022
Interest Expense
Mahindra & Mahindra Financial Services Limited	$64,844	$110,714
Interest income
Mahindra & Mahindra Financial Services Limited	15,804	16,860
Debt – principal repayment
Mahindra & Mahindra Financial Services Limited	251,700	2,379,531
Debt – foreclosure charges
Mahindra & Mahindra Financial Services Limited	1,123,384	95,120
Proceeds from sale of property and equipment
Mahindra First Choice Wheels Ltd	3,187,157	3,388,479
Legal Fees
Mahindra First Choice Wheels (MH)	668	2,943
Balances written off
Mahindra & Mahindra Ltd	—	17,291
Mahindra And Mahindra Financial Service Limited	—	7,447
Mahindra Electric Mobility Ltd	—	3,277
Advance received for sale of property and equipment
Mahindra First Choice Wheels Ltd	—	3,327,732

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has the following outstanding balances with related parties:

As at	March 31, 2023	March 31, 2022
Debt (non-current and current maturities)
Mahindra & Mahindra Financial Services Limited	$1,054,887	$2,620,321
Fixed deposits (including interest accrued)
Mahindra & Mahindra Financial Services Limited	262,117	276,400
Advance received for sale of property and equipment
Mahindra First Choice Wheels Ltd	15,067	3,266,108
Advance to director (net)
Gregory Bradford Moran	19,682	—
Payable to director (net)
Gregory Bradford Moran	—	48,031
	1,351,753	6,210,860

30	Variable Interest Entities

An entity is a VIE if it has any of the following characteristics :

The entity does not have enough equity to finance its activities without additional subordinated financial support.

The equity holders, as a group, lack the characteristics of a controlling financial interest.

The entity is structured with non-substantive voting rights (i.e., an anti-abuse clause).

We consolidate VIEs in which Company hold a variable interest and are the primary beneficiary. Company is the primary beneficiary because it has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that potentially could be significant to the VIE and the right to receive benefits from the VIE that potentially could be significant to the VIE (benefits). As a result, we consolidate the assets and liabilities of these consolidated VIEs.

The VIEs have been incorporated in their respective locations to perform the business of providing mobility solutions to consumers and businesses.

The following table summarizes the assets and liabilities related to the Company’s consolidated VIEs:

	March 31, 2023	March 31, 2022
Assets
Cash and Cash equivalents	$50,498	$122,489
Accounts receivable	100,691	7,500
Other current assets	18,428	9,793
Property and equipment, net	147,579	22,664
Intangible assets, net	11,900	20,837
Long term Investments	4,347	239,784
Receivable from government authorities -non current	51,838	13,369

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2023	March 31, 2022
Liabilities
Accounts payable	$417,884	$450,746
Contract Liabilities	11,912	3,399
Other current liabilities	370,831	168,151
Pension and other employee obligations	—	6,540

Total investment in the VIEs is as follows:

Name of the VIE entity	Place of incorporation	Nature of investment	Investor entity
Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Netherlands Holding B.V
Zoomcar Egypt Car Rental LLC	Egypt	Debt	Zoomcar Inc.
Fleet Mobility Philippines Corporation*	Philippines	Debt	Zoomcar Inc.
PT Zoomcar Indonesia Mobility Service**	Indonesia	Equity	Fleet Holding Pte Ltd
PT Zoomcar Indonesia Mobility Service**	Indonesia	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC	Vietnam	Debt	Fleet Holding Pte Ltd
Zoomcar Vietnam Mobility LLC	Vietnam	Debt	Zoomcar Inc.
Zoomcar Vietnam Mobility LLC	Vietnam	Equity	Fleet Holding Pte Ltd

These amounts have been eliminated during the process of consolidation

*	In May 2022, Company had initiated the process of winding-up for Fleet Mobility Philippines Corporation. Therefore, Company has written off the investment made in the VIE since the Company do not expect to recover the amount. The assets consolidated for the VIE are not material.

**	As of March 31, 2022, Fleet Holding Pte Ltd. was consolidated under VIE model as it does not have enough equity to finance its activities to operate the business. During the year ended March 31, 2023, Fleet Holding Pte Ltd. has made equity investment in PT Zoomcar Indonesia Mobility Service, and as a result, the entity has sufficient equity at risk to operate the business. Therefore, PT Zoomcar Indonesia Mobility Service has been consolidated as a voting interest entity as at March 31, 2023 and not as a VIE.

The VIEs included in consolidated financial statements are separate legal entities and their assets are legally owned by them and are not available to the Company’s creditors or creditors of Company’s other subsidiaries.

Nature of, and changes (if any) in, the risks associated with a reporting entity’s involvement with the VIE

Incase of all the entities, the reporting entity is exposed to foreign currency exchange risk of the subsidiaries since the subsidiaries are incorporated in countries other than the country in which the reporting entity has been incorporated.

Further, Fleet Holding Pte Ltd has advanced loan to Zoomcar Vietnam Mobility LLC, Zoomcar Inc. has advanced loan to Fleet Mobility Philippines Corporation and Zoomcar Netherlands Holding B.V has advanced loan to Zoomcar Egypt Car Rental LLC. Each of the lending entities is thus exposed to the credit risk of the respective borrower entities to whom loan has been advanced.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

31	Financial Instruments — Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability as against assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

The carrying value of financial instruments not carried at fair value by categories are as below:

As at	March 31, 2023	March 31, 2022
Financial assets
Cash and cash equivalents	$3,853,281	$26,783,791
Accounts receivable	255,175	204,198
Receivable from government authorities	4,211,143	4,649,100
Long term investments	254,032	399,806
Other financial assets	887,440	1,214,925
Total assets	9,461,071	33,251,819
Financial liabilities
Accounts payable	$6,547,978	$6,318,686
Debt	5,509,948	12,248,554
Other financial liabilities	1,349,393	1,618,840
Total liabilities	13,407,319	20,186,080

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis:

	March 31, 2023
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$923,176	$—	$923,176	$—
Liabilities:
Preferred stock warrant liability	$1,190,691	$—	$—	$1,190,691
Convertible promissory note	10,944,727	—	—	10,944,727
Senior subordinated convertible promissory note	17,422,132	—	—	17,422,132
Derivative financial instrument	14,373,856	—	—	14,373,856

	March 31, 2022
	Total Carrying value	Level 1	Level 2	Level 3
Assets:
Assets held for sale	$4,298,419	$—	$4,298,419	$—
Liabilities:
Preferred stock warrant liability	$1,610,938	$—	$—	$1,610,938

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 2: The fair value of Assets held for sale not traded in an active market is determined using the quoted prices in markets that are not active or inputs other than the quoted prices that are observable either directly or indirectly considering all the relevant factors of assets.

The Company’s recurring Level 3 financial instruments within the Company’s fair value hierarchy as of March 31, 2023 consist of Company’s convertible promissory note, senior subordinated convertible promissory note, preferred stock warrant liability and derivative financial instrument (as of March 31, 2022 — Company’s preferred stock warrant liability).

The fair value of the warrant liability is estimated using a Monte Carlo simulation model as the series and number of shares issued upon exercise is contingent upon the outcome of multiple discrete scenarios. The fair value of the underlying shares used within the Monte Carlo simulation model was estimated using an option pricing model to estimate the allocation of value to the various classes of securities of the Company. The significant unobservable inputs into the valuation model include the expected warrant term, the fully-diluted stock value, and volatility. A significant increase (decrease) in any of the unobservable inputs in isolation would result in a material increase (decrease) in the Company’s estimate of fair value of the derivative financial instrument.

Warrant

The Company used the following assumptions for preferred stock warrant liability and derivative financial instrument in the model:

	March 31, 2023	March 31, 2022
Remaining term (years)	5.21	5.92
Volatility(1)	53%	55%
Risk-free rate(2)	3.60%	2.40%
Estimated exercise price	$0.23 – 5	$2.5 – 3.5
Calculated fair value per share	$10.7	$1.8

(1)	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.

(2)	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.

Convertible promissory notes

The Company measures its notes and SSCPN at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the convertible promissory notes and securities related to updated assumptions and estimates were recognized as change in fair value of convertible promissory note within the consolidated statements of operations and comprehensive loss. Changes in the fair value of senior subordinated convertible promissory note and securities related to updated assumptions and estimates were recognized as change in fair value of senior subordinated convertible promissory note within the consolidated statements of operations and comprehensive loss.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company used the following assumptions for the year ended March 31, 2023 in the model for valuation of:

	Convertible promissory note	Senior subordinated convertible promissory note
Remaining term (years)	0.21	0.21
Volatility(1)	34%	34%
Risk-free rate(2)	4.80%	4.80%
Estimated conversion price	$10	$5
Calculated fair value per share	$10.7	$10.7

(1)	Expected volatility is based upon the historical volatility of a peer group of publicly traded companies.

(2)	The risk-free rate for the expected term of the warrant is based on U.S. Treasury constant maturities yield at measurement date.

The changes in the fair value are summarized below:

	Preferred stock warrant liability	Convertible promissory note	Senior subordinated convertible promissory note	Derivative financial instrument
Balance as of March 31, 2021	$494,807	$—	$—	$—
Issue of convertible preferred stock warrant	660,866	—	—	—
Change in fair value of convertible preferred stock warrant	455,265	—	—	—
Balance as of March 31, 2022	1,610,938	—	—	—
Issue of convertible promissory note	$—	10,000,000	$—	$—
Issue of senior subordinated convertible promissory note and warrants	—	—	8,109,954	—
Change in fair value of convertible preferred stock warrant	(420,245)	—	—	—
Change in fair value of convertible promissory note	—	944,727	—	—
Change in fair value of SSCPN	—	—	9,312,177	—
Change in fair value of derivative financial instrument	—	—	—	14,373,856
Balance as of March 31, 2023	1,190,691	10,944,727	17,422,131	14,373,856

During the year ended March 31, 2023 and March 31, 2022, there were no non-recurring fair value measure of assets or liabilities subsequent to initial recognition.

32	Derivative financial instrument

The warrants were issued to de-risk the business and secure capital ahead of the deSPAC process. This approach ensures that the Company can continue executing its planned strategies, considering the potential impact of factors beyond our direct control on the SPAC timeline.

The warrants are subject to equity price risk since the underlying for the instrument is the Company’s common stock price.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of derivative liabilities as on March 31, 2023 and March 31, 2022 are as follows:

	March 31, 2023		March 31, 2022
As at	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments under ASC 815-20
Warrants issued against SSCPN	Derivative financial instrument	$11,978,213		$—
Warrants issued to Placement agent		2,395,643		—
Total		$14,373,856		—

The changes in fair value of warrants are being recognized under ‘Change in fair value of derivative financial instrument’ within the Consolidated Statement of Operations. See Note 31, Fair value measurements. The Company classifies cash flows related to derivative liabilities as financing activities in the Consolidated Statement of Cash Flows.

(This space has been left intentionally blank)

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

33	Commitments and contingencies

Contingencies

(A)	Claims filed against the Company by customers and third-parties not acknowledged as liability amounted to $4,639,473 and $5,315,190 as at March 31, 2023 and March 31, 2022, respectively. These claims have been made for personal injuries (customer and/or third parties) and amounts charged to customers by the Company as damages for improper use of vehicles and/or physical damages made to vehicles during an active trip. The Company has procured third-party insurance policies for fleet under its management which indemnifies against personal death and/or injuries suffered either by the customer or third-parties during the use of its vehicles. Based on the insurance coverage, the Company is confident that liability, if any, arising from these claims will be covered by the insurance. While uncertainties are inherent in the final outcome of these matters, the Company believes, that the disposition of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(B)	The Company has received various orders from time to time from Indian indirect tax authorities.

The Company has received an order disallowing input credit taken on certain vehicles purchased for the period from July 2017 to July 2019 amounting to $440,703 (March 31, 2022: $476,773).

The Company received a show cause notice for service tax liability on booking fees and penalty charges collected for the period October 2014 to July 2017 amounting to $4,504,751 (March 31, 2022: $4,873,457).

The Company has filed an appeal against the above orders before higher authority.

The Company has received demand notice for $34,631 from Indian indirect tax authorities for the period April 2017 to June 2017 due to disallowance input tax credit.

The Company has received show cause notice from Indian indirect tax authorities disputing the goods and service tax input availed and the rate of input availed amounting to $450,477 (March 31, 2022: $487,348).

The Company has filed submissions and is awaiting further communication on the matter.

Based on the submissions provided to the authorities and documents available no outflow is expected. Hence the Company has not created any provision as at March 31, 2023 and March 31, 2022 for the above matters.

(C)	As at March 31, 2023, there are 5,115 bookings in progress. The Company bears the risk of loss or damage to the host vehicle with respect to such bookings. The Company makes certain assumptions based on currently available information to estimate the trip protection reserves. A number of factors can affect the actual cost of a claim, including the length of time the claim remains open and the results of any related litigation. Furthermore, claims may emerge in future years for events that occurred in a prior year at a rate that differs from previous projections. Trip protection reserves are continually reviewed and adjusted as necessary as experience develops or new information becomes known. However, ultimate results may differ materially from the Company’s estimates, which could result in losses over the Company’s reserved amounts. The Company has determined the trip protection reserves for such risk of loss to be immaterial for the purpose of this consolidated financial statements.

ZOOMCAR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

34	Subsequent events

(A)	Pursuant to the Business Combination Agreement (BCA) for merger entered into with Innovative International Acquisition Corp. (SPAC), the Company has entered into a warrant and convertible note agreement in February 2023 with new investors and has raised $8.66 million during April – May 2023 (which will convert at a discount in the deSPAC or in a qualified financing). Additionally, pursuant to signing of the BCA, the company is in the process of raising an additional USD 7.7 million through convertible note.

(B)	Following the balance sheet date, on May 28, 2023, the Company’s board of the directors have expressed their intentions to initiate the voluntary winding up of the Zoomcar Vietnam Mobility LLC (“Vietnam entity”) by December 31, 2023. In accordance with ASC 205 — Presentation of financial statements, liquidation of the Vietnam entity is not imminent as of June 23, 2023 and thus Company will be adopt liquidation basis of accounting subsequently. The financial impact is unascertainable as under liquidation basis of accounting, assets will be valued at their net realizable values and liabilities will be stated at their estimated settlement amounts.

The Company has evaluated subsequent events from the balance sheets date through June 23, 2023, the date at which the Consolidated financial statements were available to be issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Common Stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$5,711.45
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$5,711.45

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of directors and officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the registrant’s Charter may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

The registrant’s Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the registrant’s Bylaws provide that the registrant will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the registrant has entered into indemnification agreements with all of the registrant’s executive officers and directors. These agreements, among other things, require the registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

Item 15. Recent sales of unregistered securities

Prior to and in connection with consummating the Business Combination, the registrant issued securities to, among other parties, Ananda Trust, pursuant to the Ananda Trust Signing Subscription Agreement and the Ananda Trust Closing Subscription Agreement, among other arrangements, to the IOAC Sponsor, to certain Vendors in respect of transaction expenses, as consideration for services or pursuant to advisory agreements, and as otherwise described above in relevant sections of this Report (such securities, collectively, the “Closing Issuances”). The securities issued in such Closing Issuances were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 16. Exhibits and financial statement schedules

See the Exhibit Index immediately following the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1+	Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among Innovative International Acquisition Corp., Zoomcar, Inc. and the other parties thereto.	8-K	2.1	October 19, 2022
2.2	First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of December 29, 2023 by and among Innovative International Acquisition Corp., Zoomcar, Inc. and the other parties thereto.	8-K	2.1	January 2, 2024
3.1	Amended and Restated Certificate of Incorporation of Zoomcar Holdings, Inc.	8-K	3.1	January 4, 2024
3.2	Amended and Restated Bylaws of Zoomcar Holdings, Inc.	8-K	3.2	January 4, 2024
5.1**	Opinion of Ellenoff Grossman & Schole LLP.
10.1	Subscription Agreement, dated as of October 13, 2022, by and between Innovative International Acquisition Corp. and Ananda Small Business Trust.	8-K	10.4	October 19, 2022
10.2	Sponsor Support Agreement, dated as of October 13, 2022, by and among Innovative International Acquisition Corp., Innovative International Sponsor I LLC and Zoomcar, Inc.	8-K	10.3	October 19, 2022
10.3	Form of Stockholder Support Agreement.	8-K	10.1	October 19, 2022
10.4	Form of Lock-Up Agreement.	8-K	10.2	October 19, 2022
10.5	Subscription Agreement, dated as of December 19, 2023, by and between Innovative International Acquisition Corp. and Ananda Small Business Trust.	8-K	10.1	December 19, 2023
10.6	Securities Purchase Agreement, dated as of December 28, 2023, by and among Zoomcar Holdings, Inc., Zoomcar, Inc. and ACM Zoomcar Convert LLC.	8-K	10.6	January 4, 2024
10.7	Unsecured Convertible Note Due December 28, 2028, of Zoomcar Holdings, Inc.	8-K	10.7	January 4, 2024
10.8	Registration Rights Agreement, dated as of December 28, 2023, between Zoomcar Holdings, Inc. (f/k/a Innovative International Acquisition Corp.) and ACM Zoomcar Convert LLC.	8-K	10.8	January 4, 2024
10.9	Amended and Restated Registration Rights Agreement, dated December 28, 2023, by and among Zoomcar Holdings, Inc. (f/k/a Innovative International Acquisition Corp.), Innovative International Sponsor I LLC, the undersigned parties listed under IOAC Holders, Zoomcar Holders and Additional Zoomcar Holders on Schedule A thereto.	8-K	10.9	January 4, 2024
10.10	Non-Redemption Agreement dated as of December 27, 2023 by and among Innovative International Acquisition Corp. and the investor thereto.	8-K	10.1	December 28, 2023
10.11	Marketing Services Agreement, dated September 28, 2023, by and between Outside the Box Capital Inc. and Zoomcar Limited.	8-K	10.11	January 4, 2024
10.12	Fee Reduction Agreement, dated December 28, 2023, by and among Innovative International Acquisition Corp., Cantor Fitzgerald & Co., and J.V.B Financial Group, LLC.	8-K	10.12	January 4, 2024
10.13	Form of Indemnification Agreement.	8-K	10.13	January 4, 2024
10.14	Amended and Restated Employment Agreement, dated December 22, 2023, by and between Zoomcar India Private Limited and Greg Moran.	8-K	10.14	January 4, 2024
10.15	Amended and Restated Employment Agreement, dated December 23, 2023, by and between Zoomcar India Private Limited and Geiv Dubash.	8-K	10.15	January 4, 2024
10.16	Amended and Restated Employment Agreement, dated December 27, 2023, by and between Zoomcar India Private Limited and Hiroshi Nishijima.	8-K	10.16	January 4, 2024
10.17	Zoomcar Holdings, Inc. 2023 Equity Incentive Plan.	8-K	10.17	January 4, 2024
10.18*	First Amendment to Lock-Up Agreement, dated as of December 18, 2023, Innovative International Acquisition Corp.
10.19	Promissory Note, dated December 18, 2023, issued by Innovative International Acquisition Corp. to Ananda Small Business Trust.	8-K	10.1	December 19, 2023
10.20	Form of Promissory Note, dated December 18, 2023, issued by Innovative International Acquisition Corp. to the Payee.	8-K	10.2	December 19, 2023
21.1	Subsidiaries of Zoomcar Holdings, Inc.	8-K	21.1	January 4, 2024
23.1*	Consent of Grant Thornton Bharat LLP.
23.2*	Consent of Marcum LLP.
23.3**	Consent of Ellenoff Grossman &Schole LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this registration statement).
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL XBRL*	Taxonomy Extension Calculation Linkbase Document.
101.DEF XBRL*	Taxonomy Extension Definition Linkbase Document.
101.LAB XBRL*	Taxonomy Extension Label Linkbase Document.
104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

*	Filed or furnished herewith.

**	To be filed by amendment.
#	Indicates a management contract or compensatory plan, contract or arrangement.
†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bangalore, country of India, on the 5th day of February, 2024.

Zoomcar Holdings, Inc.

By:	/s/ Greg Moran
	Name:	Greg Moran
	Title:	Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Moran to be his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Moran	Chief Executive Officer and Director	February 5, 2024
Greg Moran	(Principal Executive Officer)

/s/ Geiv Dubash	Chief Financial Officer	February 5, 2024
Geiv Dubash	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mohan Ananda	Director and Chairman	February 5, 2024
Mohan Ananda

/s/ Graham Gullans	Director	February 5, 2024
Graham Gullans

/s/ Madan Menon	Director	February 5, 2024
Madan Menon

/s/ Evelyn D’An	Director	February 5, 2024
Evelyn D’An

/s/ Swatick Majumdar	Director	February 5, 2024
Swatick Majumdar